CALCULATION OF REGISTRATION FEE

Title of Each Class of	Maximum Aggregate	Amount of
Securities Offered	Offering Price	Registration Fee
Pass Through Certificates, Series 2011-1	$83,193,000	$9,658.71(1)

(1) The filing fee of $9,658.71 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-163463

Prospectus Supplement to Prospectus dated December 3, 2009.

$83,193,000

2011-1 Pass Through Trusts
Pass Through Certificates, Series 2011-1

This prospectus supplement relates to one new class of the US Airways Pass Through Certificates, Series 2011-1: Class C. US Airways has also offered two additional classes of US Airways Pass Through Certificates, Series 2011-1: Class A and Class B pursuant to a separate prospectus supplement. A separate trust will be established for each class of certificates. The US Airways Pass Through Trust Certificates to be issued by the Class A trust and the Class B trust are not being offered under this prospectus supplement. The proceeds from the sale of certificates will initially be held in escrow, and interest on the escrowed funds will be payable semiannually on April 22 and October 22, commencing October 22, 2011. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued by US Airways and will be secured by five (5) Airbus aircraft currently owned by US Airways and four (4) new Airbus aircraft scheduled for delivery from September to October, 2011. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

Interest on the equipment notes will be payable semiannually on each April 22 and October 22 after issuance. Principal payments on the equipment notes are scheduled on April 22 and October 22 in certain years, beginning on April 22, 2012.

The Class A certificates will rank senior to the other certificates. The Class B certificates will rank junior to the Class A certificates and will rank senior to the Class C certificates. The Class C certificates will rank junior to the other certificates.

Natixis S.A., acting through its New York Branch, will provide a liquidity facility for the Class A certificates and the Class B certificates, in each case, in an amount sufficient to make three semiannual interest payments. The Class C certificates will not have the benefit of a liquidity facility.

The payment obligations of US Airways under the equipment notes will be fully and unconditionally guaranteed by US Airways Group, Inc.

The certificates will not be listed on any national securities exchange.

Investing in the certificates involves risks. See “Risk Factors” on page S-12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through	Principal	Interest	Final Expected	Price to
Certificates	Amount	Rate	Distribution Date	Public(1)

Class C	$83,193,000	10.875%	October 22, 2014	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class C certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $83,193,000. US Airways will pay the underwriters a commission of $831,930. Delivery of the certificates in book-entry form only will be made on or about June 28, 2011.

Joint Bookrunners

Goldman, Sachs & Co.	Citi	Credit Suisse
 Structuring Agent

Co-Managers

BofA Merrill Lynch	Barclays Capital	Natixis

The date of this prospectus supplement is June 22, 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information about our pass through certificates, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the base prospectus under the heading “Where You Can Find More Information”.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

In this prospectus supplement, all references to “we”, “us”, “our”, “US Airways Group”, the “Company” and similar designations refer to US Airways Group, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. References to “US Airways” refer to US Airways, Inc.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and in the accompanying prospectus and other materials filed or to be filed with the Securities and Exchange Commission (“SEC”) (or otherwise made by US Airways Group, US Airways or on our behalf) should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus supplement and in the accompanying prospectus and in other materials filed or to be filed with the SEC (or otherwise made by US Airways Group, US Airways or on our behalf), forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “may”, “will”, “expect”, “intend”, “indicate”, “anticipate”, “believe”, “estimate”, “plan”, “project”, “could”, “should”, “continue” and similar terms used in connection with statements regarding, among others, our outlook, expected fuel costs, the revenue and pricing environment, and our expected financial performance and liquidity position. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors”, and the following:

•	the impact of significant operating losses in the future;

•	downturns in economic conditions and their impact on passenger demand and related revenues;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates;

•	the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel;

•	our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments;

•	any failure to comply with the liquidity covenants contained in our financing arrangements;

•	provisions in our credit card processing and other commercial agreements that may affect our liquidity;

•	the impact of union disputes, employee strikes and other labor-related disruptions;

•	our inability to maintain labor costs at competitive levels;

•	interruptions or disruptions in service at one or more of our hub airports;

•	our reliance on third-party regional operators or third-party service providers;

•	our reliance on and costs of third-party distribution channels, including those provided by global distribution systems and online travel agents;

•	changes in government legislation and regulation;

•	our reliance on automated systems and the impact of any failure or disruption of these systems;

•	the impact of changes to our business model;

•	competitive practices in the industry, including the impact of industry consolidation;

•	the loss of key personnel or our ability to attract and retain qualified personnel;

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•	the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns;

•	our ability to operate and grow our route network;

•	the impact of environmental laws and regulations;

•	costs of ongoing data security compliance requirements and the impact of any data security breach;

•	the impact of any accident involving our aircraft or the aircraft of our regional operators;

•	delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity;

•	the impact of weather conditions and seasonality of airline travel;

•	the impact of possible future increases in insurance costs and disruptions to insurance markets;

•	the impact of global events that affect travel behavior, such as an outbreak of a contagious disease;

•	the impact of foreign currency exchange rate fluctuations;

•	our ability to use NOLs and certain other tax attributes; and

•	other risks and uncertainties listed from time to time in our reports to and filings with the SEC.

These forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. There may be other factors not identified above, or in “Risk Factors”, of which we are not currently aware, that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these estimates other than as required by law.

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Prospectus Supplement

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S-v

Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and us, you should read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the SEC that are considered to be part of this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

US Airways Group

US Airways Group is a holding company whose primary business activity is the operation of a major network air carrier through its wholly owned subsidiaries US Airways, Piedmont Airlines, Inc. (“Piedmont”), PSA Airlines, Inc. (“PSA”), Material Services Company, Inc. (“MSC”) and Airways Assurance Limited (“AAL”). We operate the fifth largest airline in the United States as measured by domestic revenue passenger miles and available seat miles. We have hubs in Charlotte, Philadelphia and Phoenix and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport (“Washington National”). We offer scheduled passenger service on more than 3,200 flights daily to more than 200 communities in the United States, Canada, Mexico, Europe, the Middle East, the Caribbean, and Central and South America. We also have an established East Coast route network, including the US Airways Shuttle service. We had approximately 52 million passengers boarding our mainline flights in 2010. During 2010, our mainline operation provided regularly scheduled service or seasonal service at 132 airports while the US Airways Express network served 155 airports in the United States, Canada and Mexico, including 75 airports also served by our mainline operation. US Airways Express air carriers had approximately 28 million passengers boarding their planes in 2010. As of March 31, 2011, we operated 340 mainline jets and are supported by our regional airline subsidiaries and affiliates operating as US Airways Express under capacity purchase agreements, which operated 231 regional jets and 50 turboprops. Our prorate carriers operated 14 turboprops and six regional jets at March 31, 2011.

We are a Delaware corporation formed in 1982 whose origins trace back to the formation of All American Aviation in 1939. Our principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 693-0800, and our internet address is www.usairways.com. Our wholly owned subsidiary, US Airways, is also a Delaware corporation. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Recent Developments

In May 2011, US Airways Group and US Airways entered into an Amended and Restated Mutual Asset Purchase and Sale Agreement (the “Mutual APA”) with Delta. The Mutual APA amends and restates the Mutual Asset Purchase and Sale Agreement dated as of August 11, 2009 by and among the parties. Upon the terms and subject to the conditions provided for in the Mutual APA, Delta would acquire 265 slots at LaGuardia from the Company and the Company would acquire from Delta 42 slot pairs at Washington National and the rights to operate additional daily service to Sao Paulo, Brazil in 2015, and Delta would pay US Airways $66.5 million in cash. In addition, if required by the regulatory authorities, the transaction could result in the divestiture by Delta of up to 16 slot pairs at LaGuardia and eight slot pairs at Washington National to airlines with limited or no service at those airports. One slot equals one take-off or landing, and each pair of slots equals one roundtrip flight. The Mutual APA is structured as two simultaneous asset sales. The closing of the transactions contemplated by the Mutual APA is subject to the receipt of customary and necessary closing conditions, including approvals from a number of government agencies including the U.S. Department of Justice, the U.S. Department of Transportation, the FAA and The Port Authority of New York and New Jersey.

Summary of Terms of Certificates

	Class A	Class B	Class C
	Certificates	Certificates	Certificates

Aggregate Face Amount	$293,944,000	$94,283,000	$83,193,000
Interest Rate	7.125%	9.750%	10.875%
Initial Loan to Aircraft Value (cumulative)(1)	53.4%	70.5%	85.6%
Highest Loan to Aircraft Value (cumulative)(2)	53.4%	70.5%	85.6%
Expected Principal Distribution Window (in years)	0.8-12.3	0.8-7.3	0.8-3.3
Initial Average Life (in years from Issuance Date)	8.1	6.0	2.5
Regular Distribution Dates	April 22 and October 22	April 22 and October 22	April 22 and October 22
Final Expected Distribution Date	October 22, 2023	October 22, 2018	October 22, 2014
Final Maturity Date	April 22, 2025	April 22, 2020	October 22, 2014
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	N/A

(1)	These percentages are determined as of April 22, 2012, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering. In calculating these percentages, we have assumed that the financings of all Aircraft hereunder are completed prior to such date and that the aggregate appraised value of such Aircraft is $541,875,393 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals”.

(2)	See “— Loan to Aircraft Value Ratios”.

Equipment Notes and the Aircraft

The nine (9) Aircraft to be financed pursuant to this Offering will consist of five (5) Airbus aircraft currently owned by US Airways and four (4) new Airbus aircraft scheduled to be delivered from September to October 2011. The five (5) currently owned aircraft consist of: two (2) Airbus A330-243 aircraft bearing registration numbers N284AY and N285AY, two (2) Airbus A321-231 aircraft bearing registration numbers N534UW and N536UW and one (1) Airbus A320-214 aircraft bearing registration number N126UW. The four (4) aircraft to be newly delivered by Airbus consist of: four (4) Airbus A321-231 aircraft bearing registration numbers N543UW, N544UW, N545UW and N546UW. See “Description of the Aircraft and the Appraisals — The Appraisals” for a description of the nine (9) aircraft to be financed pursuant to this Offering. Set forth below is certain information about the

Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes:

	Registration	Manufacturer’s		Principal Amount of	Appraised
Aircraft Type(1)	Number	Serial Number	Delivery Month	Equipment Notes	Value(2)

Airbus A321-231	N543UW	4843	September 2011	$46,512,000	$54,720,000
Airbus A321-231	N544UW	4847	September 2011	46,512,000	54,720,000
Airbus A321-231	N545UW	4850	September 2011	46,512,000	54,720,000
Airbus A321-231	N546UW	4885	October 2011	46,589,000	54,810,000
Airbus A330-243	N284AY	1095	March 2010	83,243,000	97,933,333
Airbus A330-243	N285AY	1100	March 2010	83,178,000	97,856,667
Airbus A321-231	N534UW	3989	July 2009	40,469,000	47,610,000
Airbus A321-231	N536UW	4025	October 2009	41,064,000	48,310,000
Airbus A320-214	N126UW	4149	December 2009	37,341,000	43,930,000

(1)	The indicated registration number, manufacturer’s serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The financing of each newly delivered Airbus aircraft is expected to be effected at delivery of such aircraft from Airbus to US Airways. The actual delivery date for any new Airbus aircraft may be subject to delay or acceleration. The deadline for purposes of financing an Aircraft pursuant to this Offering is December 15, 2011. See “Description of the Aircraft and the Appraisals — Timing of Financing the Aircraft”. US Airways has certain rights to substitute other Airbus aircraft if the scheduled delivery date of any of the four (4) new Airbus aircraft eligible to be financed pursuant to this Offering is delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See “Description of the Aircraft and the Appraisals — Substitute Aircraft”.

(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised base value, adjusted for the maintenance status of the applicable Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only Estimates of Aircraft Value”.

Loan to Aircraft Value Ratios

The following table sets forth loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of April 22, 2012, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering, and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only Estimates of Aircraft Value”.

	Assumed	Outstanding Balance(2)			LTV(3)
Regular	Aggregate	Class A	Class B	Class C	Class A	Class B	Class C
Distribution Date	Aircraft Value(1)	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates

April 22, 2012	$541,875,393	$289,222,000	$92,767,000	$81,854,000	53.4%	70.5%	85.6%
October 22, 2012	533,331,346	277,332,661	89,066,253	68,264,978	52.0	68.7	81.5
April 22, 2013	524,787,299	267,641,523	86,065,117	55,627,454	51.0	67.4	78.0
October 22, 2013	516,243,253	258,121,626	83,115,164	43,364,433	50.0	66.1	74.5
April 22, 2014	507,699,206	248,772,611	80,216,475	31,477,351	49.0	64.8	71.0
October 22, 2014	499,155,160	239,594,477	77,369,050	0	48.0	63.5	0.0
April 22, 2015	490,611,113	230,587,223	73,591,667	0	47.0	62.0	0.0
October 22, 2015	482,067,066	221,750,851	69,899,725	0	46.0	60.5	0.0
April 22, 2016	473,523,020	213,085,359	66,293,223	0	45.0	59.0	0.0
October 22, 2016	464,978,973	204,590,748	62,772,161	0	44.0	57.5	0.0
April 22, 2017	456,434,927	193,984,844	61,618,715	0	42.5	56.0	0.0
October 22, 2017	447,890,880	183,635,261	60,465,269	0	41.0	54.5	0.0
April 22, 2018	439,346,833	173,541,999	59,311,823	0	39.5	53.0	0.0
October 22, 2018	430,802,787	163,705,059	0	0	38.0	0.0	0.0
April 22, 2019	422,258,740	154,124,440	0	0	36.5	0.0	0.0
October 22, 2019	413,714,694	144,800,143	0	0	35.0	0.0	0.0
April 22, 2020	405,170,647	135,732,167	0	0	33.5	0.0	0.0
October 22, 2020	396,626,600	126,920,512	0	0	32.0	0.0	0.0
April 22, 2021	388,082,554	118,365,179	0	0	30.5	0.0	0.0
October 22, 2021	379,538,507	110,066,167	0	0	29.0	0.0	0.0
April 22, 2022	370,994,461	102,023,477	0	0	27.5	0.0	0.0
October 22, 2022	362,450,414	94,237,108	0	0	26.0	0.0	0.0
April 22, 2023	353,906,367	86,707,060	0	0	24.5	0.0	0.0
October 22, 2023	345,362,321	0	0	0	0.0	0.0	0.0

(1)	In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised value of each Aircraft, determined as described under “— Equipment Notes and the Aircraft”, declines by approximately 3% per year for the first fifteen (15) years after the year of delivery of such Aircraft, 4% per year for each of the next five (5) years and 5% per year for any subsequent year, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only Estimates of Aircraft Value”.

(2)	In calculating the outstanding balances of each Class of Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3)	The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of each other class senior in right of payment to such class after giving effect to the distributions expected to be made on such distribution date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs of each Class of Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)	Each Aircraft will be subject to a separate Indenture.

(2)	The Liquidity Facility for each of the Class A Certificates and the Class B Certificates will be sufficient to cover three consecutive semiannual interest payments with respect to such Class, except that the Liquidity Facilities will not cover interest on the Deposits. There will be no liquidity facility for the Class C Certificates.

(3)	The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. If any funds remain as Deposits with respect to a Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

(4)	Class A Certificates and Class B Certificates have been offered pursuant to a separate prospectus supplement and are not being offered under this prospectus supplement.

The Offering

Certificates Offered	• Class C Pass Through Certificates, Series 2011-1.

Class A Pass Through Certificates and Class B Pass Through Certificates have been offered pursuant to a separate prospectus supplement and are not being offered under this prospectus supplement. Each Class of Certificates will represent a fractional undivided interest in a related Trust.

The issuance of the Class C Pass Through Certificates is conditioned on the concurrent or prior issuance of the Class A Certificates and the Class B Certificates.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will initially be held in escrow and deposited with the Depositary, pending financing of each Aircraft under this Offering. Each Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes as these Aircraft are financed. The Equipment Notes will be issued to refinance five (5) Airbus aircraft currently owned by US Airways and to finance the purchase by US Airways of four (4) new Airbus aircraft.

Subordination Agent, Trustee, Paying Agent and Loan Trustee	Wilmington Trust Company.

Escrow Agent	Wells Fargo Bank Northwest, National Association.

Depositary	The Bank of New York Mellon.

Liquidity Provider for Class A Certificates and Class B Certificates	Natixis S.A., acting through its New York Branch.

Trust Property	The property of each Trust will include:

• Equipment Notes acquired by such Trust.

• The UAG Guarantee (as defined below) with respect to such Equipment Notes.

• With respect to the Class A Trust and the Class B Trust, all monies receivable under the Liquidity Facility for such Trust.

• Funds from time to time deposited with the Trustee in accounts relating to such Trust, including payments made by US Airways on the Equipment Notes held in such Trust.

UAG Guarantee	US Airways Group, Inc. will unconditionally guarantee the payment obligations of US Airways under each Equipment Note issued by US Airways pursuant to a guarantee agreement (the “UAG Guarantee”).

Regular Distribution Dates	April 22 and October 22, commencing on October 22, 2011.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust,

subject to the subordination provisions applicable to the Certificates.

Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the applicable Certificateholders.

Subordination	Distributions on the Certificates will be made in the following order:

• First, to the holders of the Class A Certificates to pay interest on the Class A Certificates.

• Second, to the holders of Class B Certificates to pay interest on the Preferred B Pool Balance.

• Third, to the holders of the Class C Certificates to pay interest on the Preferred C Pool Balance.

• Fourth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

• Fifth, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause “Second” above.

• Sixth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

• Seventh, to the holders of the Class C Certificates to pay interest on the Pool Balance of the Class C Certificates not previously distributed under clause “Third” above.

• Eighth, to the holders of the Class C Certificates to make distributions in respect of the Pool Balance of the Class C Certificates.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party will be:

• The Class A Trustee.

• Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

• Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

• Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of US Airways, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Purchase Other Classes of Certificates	If US Airways is in bankruptcy and certain specified circumstances then exist:

• The Class B Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates.

• The Class C Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates and the Class B Certificates.

The purchase price will be the outstanding balance of the applicable Class or Classes of Certificates plus accrued and unpaid interest and other amounts due to the applicable Certificateholders.

Liquidity Facilities	Under the Liquidity Facility for each of the Class A Trust and the Class B Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than interest and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

There will be no Liquidity Facility for the Class C Trust.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facility and will rank senior to the Certificates in right of payment.

Escrowed Funds	Funds in escrow for the Certificateholders of each Trust will be held by the Depositary as Deposits relating to such Trust. The Trustees may withdraw these funds from time to time to purchase Equipment Notes prior to the deadline established for purposes of this Offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds	All of the Deposits held in escrow might not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the financing of Aircraft or other reasons. See “Description of the Certificates — Obligation to Purchase Equipment Notes”. If any funds remain as Deposits with respect to any Trust after such deadline, such funds will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least 15 days’ prior written notice. See “Description of the Deposit Agreements — Unused Deposits”.

Obligation to Purchase Equipment Notes	The Trustees will be obligated to purchase the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. US Airways will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, US Airways must certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. US Airways must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, US Airways is in bankruptcy or certain other specified events have occurred.

See “Description of the Certificates — Obligation to Purchase Equipment Notes”.

Equipment Notes

(a) Issuer	US Airways, Inc.

(b) Interest	The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this prospectus supplement. Interest will be payable on April 22 and October 22 of each year, commencing on the first such date after issuance of such Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Equipment Notes are scheduled on April 22 and October 22 in certain years, commencing on April 22, 2012.

(d) Redemption	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless US Airways replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. US Airways may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity; provided that all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. In addition, US Airways may elect to redeem the Series B Equipment Notes or Series C Equipment Notes in connection with a refinancing of such Series. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest and Make-Whole Premium.

(e) Security	The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

(f) Cross- collateralization	The Equipment Notes held in the Trusts will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.

(g) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(h) Section 1110 Protection	US Airways’ outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Certain Federal Income Tax Consequences	No Trust will be treated as a corporation or other entity taxable as a corporation for United States federal income tax purposes. Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Certificate will be deemed to have (i) represented that either (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions, and (ii) directed the relevant Trustee to invest in the assets held in the relevant Trust pursuant to the terms and conditions described herein. See “Certain ERISA Considerations”.

		Moody’s	S&P

Threshold Rating for the Depositary	Short Term	P-1	A-1+

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

		Moody’s	S&P

Threshold Rating for the Liquidity Provider	Short Term	P-1	A-1

Liquidity Provider Rating	The Liquidity Provider meets the Liquidity Threshold Rating requirement.

RISK FACTORS

An investment in the certificates involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the certificates could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

Risk Factors Relating to the Company and Industry Related Risks

Certain risks relating to us and our business are described below and under the heading “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus supplement, which you should carefully review and consider.

US Airways Group could Experience Significant Operating Losses in the Future

There are several reasons, including those addressed in these risk factors, why US Airways Group might fail to achieve profitability and might experience significant losses. In particular, the weakened condition of the economy and the high volatility of fuel prices have had and continue to have an impact on our operating results, and increase the risk that we will experience losses.

Downturns in Economic Conditions Adversely Affect Our Business

Due to the discretionary nature of business and leisure travel spending, airline industry revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel and changes in booking practices, both of which in turn have had, and may have in the future, a strong negative effect on our revenues. In addition, during challenging economic times, actions by our competitors to increase their revenues can have an adverse impact on our revenues. See “— The Airline Industry is Intensely Competitive and Dynamic” below. Certain labor agreements to which we are a party limit our ability to reduce the number of aircraft in operation, and the utilization of such aircraft, below certain levels. As a result, we may not be able to optimize the number of aircraft in operation in response to a decrease in passenger demand for air travel.

Increased Costs of Financing, a Reduction in the Availability of Financing and Fluctuations in Interest Rates could Adversely Affect Our Liquidity, Operating Expenses and Results

Concerns about the systemic impact of inflation, the availability and cost of credit, energy costs and geopolitical issues, combined with declining business activity levels and consumer confidence, increased unemployment and volatile oil prices, have contributed to unprecedented levels of volatility in the capital markets. As a result of these market conditions, the cost and availability of credit have been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. These changes in the domestic and global financial markets may increase our costs of financing and adversely affect our ability to obtain financing needed for the acquisition of aircraft that we have contractual commitments to purchase and for other types of financings we may seek in order to refinance debt maturities, raise capital or fund other types of obligations. Any downgrades to our credit rating may likewise increase the cost and reduce the availability of financing.

In addition, we have substantial non-cancelable commitments for capital expenditures, including the acquisition of new aircraft and related spare engines. We have not yet secured financing commitments for some of the aircraft we have on order, commencing with deliveries scheduled for 2013, and cannot assure you of the availability or cost of that financing. If we are not able to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to us, we expect we would seek to negotiate deferrals of aircraft deliveries with the manufacturer or financing at lower than customary advance rates, or, if required, use cash from operations or other sources to purchase the aircraft.

Further, a substantial portion of our indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general economic conditions, general interest rates, federal reserve rates and the supply of and demand for credit in the London interbank market. We have not hedged our interest rate exposure and, accordingly, our interest expense for any particular period may fluctuate based on LIBOR and other variable interest rates. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected.

Our Business is Dependent on the Price and Availability of Aircraft Fuel. Continued Periods of High Volatility in Fuel Costs, Increased Fuel Prices and Significant Disruptions in the Supply of Aircraft Fuel could have a Significant Negative Impact on Our Operating Results and Liquidity

Our operating results are significantly impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Fuel prices have fluctuated substantially over the past several years and sharply in the last three years.

Because of the amount of fuel needed to operate our airline, even a relatively small increase in the price of fuel can have a significant adverse aggregate effect on our costs and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues sufficiently to offset fuel price increases.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters, political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, additional fuel price volatility and cost increases in the future.

Historically, we have from time to time entered into hedging arrangements designed to protect against rising fuel costs. Since the third quarter of 2008, we have not entered into any new transactions to hedge our fuel consumption, and we have not had any fuel hedging contracts outstanding since the third quarter of 2009. Our ability to hedge in the future may be limited, particularly if our financial condition provides insufficient liquidity to meet counterparty collateral requirements. Our future fuel hedging arrangements, if any, may not completely protect us against price increases and may be limited in both volume of fuel and duration. Also, a rapid decline in the price of fuel could adversely impact our short-term liquidity as our hedge counterparties could require that we post collateral in the form of cash or letters of credit when the projected future market price of fuel drops below the strike price.

Our High Level of Fixed Obligations Limits Our Ability to Fund General Corporate Requirements and Obtain Additional Financing, Limits Our Flexibility in Responding to Competitive Developments and Increases Our Vulnerability to Adverse Economic and Industry Conditions

We have a significant amount of fixed obligations, including debt, aircraft leases and financings, aircraft purchase commitments, leases and developments of airport and other facilities and other cash obligations. We also have certain guaranteed costs associated with our regional alliances. Our existing indebtedness is secured by substantially all of our assets.

As a result of the substantial fixed costs associated with these obligations:

•	a decrease in revenues results in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed costs if our revenues decline or costs increase; and

•	we may have to use our working capital to fund these fixed costs instead of funding general corporate requirements, including capital expenditures.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business.

Any Failure to Comply with the Liquidity Covenants Contained in Our Financing Arrangements would Likely have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations

The terms of our Citicorp credit facility and certain of our other financing arrangements require us to maintain consolidated unrestricted cash and cash equivalents of not less than $850 million, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of that amount held in accounts subject to control agreements.

Our ability to comply with these covenants while paying the fixed costs associated with our contractual obligations and our other expenses, including payments in respect of the certificates, will depend on our operating performance and cash flow, which are seasonal, as well as factors including fuel costs and general economic and political conditions.

The factors affecting our liquidity (and our ability to comply with related covenants) will remain subject to significant fluctuations and uncertainties, many of which are outside our control. Any breach of our liquidity covenants or failure to timely pay our obligations could result in a variety of adverse consequences, including the acceleration of our indebtedness, the withholding of credit card proceeds by our credit card processors and the exercise of remedies by our creditors and lessors. In such a situation, it is unlikely that we would be able to fulfill our contractual obligations, repay the accelerated indebtedness, make required lease payments or otherwise cover our fixed costs.

If Our Financial Condition Worsens, Provisions in Our Credit Card Processing and Other Commercial Agreements may Adversely Affect Our Liquidity

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions, to hold an amount of our cash (referred to as a “holdback”) equal to a portion of advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. We are currently subject to certain holdback requirements. These holdback requirements can be modified at the discretion of the processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdback balances to higher percentages up to and including 100% of relevant advanced ticket sales could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union Disputes, Employee Strikes and Other Labor-Related Disruptions may Adversely Affect Our Operations

Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”).

If no agreement is reached during direct negotiations between the parties, either party may request the NMB to appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our ability to conduct our business and our financial performance.

We are currently in negotiations with unions representing our pilots and flight attendants, and both negotiations are being overseen by the NMB. As a result, these unions presently may not lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us. Nonetheless, after more than five years of negotiations without a resolution to the bargaining issues that arose from the merger, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. Likewise, employees represented by unions that have reached post-merger integrated agreements could engage in improper actions that disrupt our operations. We are also involved in binding arbitrations regarding grievances under our collective bargaining agreements, including but not limited to issues related to wages and working conditions, which if determined adversely against us could materially adversely affect our ability to conduct our business and our financial performance and create material liability for back pay.

The Inability to Maintain Labor Costs at Competitive Levels would Harm Our Financial Performance

Currently, our labor costs are very competitive relative to the other hub-and-spoke carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because some of our agreements are amendable now and others may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions in our current labor negotiations. Approximately 86% of the employees within US Airways Group are represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including related to wages. Unions may also bring court actions and may seek to compel us to engage in the bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or Disruptions in Service at One of Our Hub Airports or Our Focus City could have a Material Adverse Impact on Our Operations

We operate principally through hubs in Charlotte, Philadelphia and Phoenix, and Washington, D.C. is a focus city. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs or at Washington, D.C. resulting from air traffic control delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, labor relations, fuel supplies, terrorist activities or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, operations and financial performance.

If we Incur Problems with any of Our Third-Party Regional Operators or Third-Party Service Providers, our Operations could be Adversely Affected by a Resulting Decline in Revenue or Negative Public Perception About Our Services

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risks of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of current economic conditions, and other risk factors, such as a bankruptcy restructuring of any of the regional operators. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. As our regional segment provides revenues to us directly and indirectly (by providing flow traffic to our hubs), any significant disruption to our regional operations would have a material adverse effect on our business, financial condition and results of operations.

In January 2010, Mesa Air Group, Inc. and certain of its subsidiaries, including Mesa Airlines, Inc., filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. At December 31, 2010, Mesa operated 51 aircraft for our Express passenger operations, representing over $500 million in annual passenger revenues to us in 2010. In November 2010, we signed an agreement for an extension of 39 months on average from the current scheduled expiration of June 30, 2012, for the operation of 38 CRJ900 aircraft by Mesa under the companies’ codeshare and revenue sharing agreement, which agreement was approved by the U.S. Bankruptcy Court. The remaining 13 aircraft were not extended. Mesa Air Group, Inc. emerged from bankruptcy in March 2011.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including Express flight operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers. Recent volatility in fuel prices, disruptions to capital markets and the current economic downturn in general have subjected certain of these third-party service providers to strong financial pressures. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

We Rely on Third Party Distribution Channels and Must Manage Effectively the Costs, Rights and Functionality of these Channels

We rely on third party distribution channels, including those provided by or through global distribution systems, or GDSs (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents, or OTAs (e.g., Expedia, Orbitz and Travelocity), to distribute a significant portion of our airline tickets and we expect in the future to continue to rely on these channels and hope eventually to use them to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of third party distribution channels, while maintaining an industry-competitive cost structure. Several of our distribution agreements with key GDSs and OTAs are due to expire in the relatively near term and will therefore require that we negotiate renewals or extensions. These negotiations have in the past and could in the future be contentious, result in diminished or less favorable terms for the distribution of our tickets and ancillary products, and not result in our obtaining the functionality we require to maximize ancillary revenues. Any inability to manage our third party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our competitive position and our results of operations.

Further, on April 21, 2011, we filed an antitrust lawsuit against Sabre in Federal District Court for the Southern District of New York. The lawsuit alleges, among other things, that Sabre has engaged in anticompetitive practices to preserve its monopoly power by restricting our ability to distribute our products to our customers. The lawsuit also alleges that these actions have prevented us from employing new competing technologies and has allowed Sabre to continue to charge us supracompetitive fees. The lawsuit seeks both injunctive relief and money damages. We intend to pursue these claims vigorously, but there can be no assurance of the outcome of this litigation.

Changes in Government Regulation could Increase Our Operating Costs and Limit Our Ability to Conduct Our Business

Airlines are subject to extensive regulatory requirements. In the last several years, Congress has passed laws, and the U.S. Department of Transportation (“DOT”), the Federal Aviation Administration (“FAA”), the Transportation Security Administration (“TSA”) and the Department of Homeland Security have issued a number of directives and other regulations. These requirements impose substantial costs on airlines. On October 10, 2008, the FAA finalized new rules governing flight operations at the three major New York airports. These rules did not take effect because of a legal challenge, but the FAA has pushed forward with a reduction in the number of flights per hour at LaGuardia. The FAA is attempting to work with carriers on a voluntary basis to implement its new lower operations cap at LaGuardia. If this is not successful, the FAA may resort to other methods to reduce congestion in New York. Additionally, the DOT recently finalized a policy change that will permit airports to charge differentiated landing fees during congested periods, which could impact our ability to serve certain markets in the future. This decision was recently upheld by the District of Columbia Circuit Court of Appeals. The Obama Administration has not yet indicated how it intends to move forward on the issue of congestion management in the New York region, although we expect new proposed rules to be issued later this year.

The FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions. Some FAA requirements cover, among other things, retirement and maintenance of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, other environmental concerns, fuel tank inerting, crew scheduling, aircraft operation and safety and increased inspections and maintenance procedures to be conducted on older aircraft. Our failure to timely comply with these requirements can result in fines and other enforcement actions by the FAA or other regulators. For example, on October 14, 2009, the FAA proposed a fine of $5.4 million with respect to certain alleged violations and we are in discussions with the agency regarding resolution of this matter. Additionally, new proposals by the FAA to further regulate flight crew duty times could increase our costs and reduce staffing flexibility.

The DOT finalized rules, taking effect on April 29, 2010, requiring new procedures for customer handling during long onboard delays, as well as additional reporting requirements for airlines that could increase the cost of airline operations or reduce revenues. The DOT has been aggressively investigating alleged violations of the new rules. In addition, the DOT released a second set of proposed new rules addressing concerns about how airlines handle interactions with passengers through the reservations process, at the airport and on board the aircraft. The comment period on the proposed rules ended in September 2010. We anticipate that any new rules will take effect in 2011.

Finally, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time, or because appropriate slots or facilities may not be available. We cannot assure you that laws or regulations enacted in the future will not adversely affect our operating costs. In addition, increased environmental regulation, particularly in the EU, may increase costs or restrict our operations.

We Rely Heavily on Automated Systems to Operate Our Business and any Failure or Disruption of these Systems could Harm Our Business

To operate our business, we depend on automated systems, including our computerized airline reservation systems, flight operations systems, telecommunication systems, airport customer self-service kiosks and websites. Our website and reservation systems must be able to accommodate a high volume of traffic, process transactions and deliver important flight information on a timely and reliable basis. Substantial or repeated disruptions or failures of any of these automated systems could impair our operations, reduce the attractiveness of our services and could result in lost revenues and increased costs. In addition, these automated systems require periodic maintenance, upgrades and replacements, and our business may be harmed if we fail to properly maintain, upgrade or replace such systems.

Changes to Our Business Model that are Designed to Increase Revenues may not be Successful and may cause Operational Difficulties or Decreased Demand

We have implemented several new measures designed to increase revenue and offset costs. These measures include charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future, however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these new measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives creates logistical challenges that could harm the operational performance of our airline. Also, the new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions continue to make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers which determine not to institute similar charges.

The Airline Industry is Intensely Competitive and Dynamic

Our competitors include other major domestic airlines as well as foreign, regional and new entrant airlines, some of which have more financial resources or lower cost structures than ours, and other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability. In addition, because a significant portion of our traffic is short-haul travel, we are more susceptible than other major airlines to competition from surface transportation such as automobiles and trains.

Low cost carriers have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more-established airlines.

Some low cost carriers, which have cost structures lower than ours, have better financial performance and significant numbers of aircraft on order for delivery in the next few years. These low-cost carriers are expected to continue to increase their market share through growth and, potentially, further consolidation, and could continue to have an impact on the overall performance of US Airways Group.

Additionally, as mergers and other forms of industry consolidation, including antitrust immunity grants take place, we might or might not be included as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

The Loss of Key Personnel Upon whom We Depend to Operate Our Business or the Inability to Attract Additional Qualified Personnel could Adversely Affect the Results of Our Operations or Our Financial Performance

We believe that our future success will depend in large part on our ability to attract and retain highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting and retaining other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel could adversely affect our business.

We may be Adversely Affected by Conflicts Overseas or Terrorist Attacks; the Travel Industry Continues to Face Ongoing Security Concerns

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, including the wars in Iraq and Afghanistan, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks and other such measures as may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to U.S. Customs and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue.

Our Ability to Operate and Grow Our Route Network in the Future is Dependent on the Availability of Adequate Facilities and Infrastructure Throughout Our System

In order to operate our existing flight schedule and, where appropriate, add service along new or existing routes, we must be able to obtain adequate gates, ticketing facilities, operations areas, slots (where applicable) and office space. For example, at our largest hub airport, we are seeking to increase international service despite challenging airport space constraints. The nation’s aging air traffic control infrastructure presents challenges as well. The ability of the air traffic control system to handle traffic in high-density areas where we have a large concentration of flights is critical to our ability to operate our existing schedule. Also, as airports around the world become more congested, we cannot always be sure that our plans for new service can be implemented in a commercially viable manner given operating constraints at airports throughout our network.

We are Subject to Many Forms of Environmental Regulation and may Incur Substantial Costs as a Result

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with all environmental laws and regulations can require significant expenditures.

Several U.S. airport authorities are actively engaged in efforts to limit discharges of de-icing fluid (glycol) to local groundwater, often by requiring airlines to participate in the building or reconfiguring of airport de-icing facilities. Such efforts are likely to impose additional costs and restrictions on airlines using those airports. We do not believe, however, that such environmental developments will have a material impact on our capital expenditures or otherwise adversely affect our operations, operating costs or competitive position.

We are also subject to other environmental laws and regulations, including those that require us to remediate soil or groundwater to meet certain objectives. Under federal law, generators of waste materials, and owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. We have liability for such costs at various sites, although the future costs associated with the remediation efforts are currently not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to standard language indemnifying the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

There is increasing global regulatory focus on climate change and greenhouse gas emissions. In particular, the United States and the EU have developed regulatory requirements that may affect our business. The U.S. Congress is considering climate-related legislation to reduce emissions of greenhouse gases. Several states have also developed measures to regulate emissions of greenhouse gases, primarily through the planned development of greenhouse gas emissions inventories and/or regional greenhouse gas cap and trade programs. In late 2009 and early 2010, the U.S. EPA adopted regulations requiring reporting of greenhouse gas emissions from certain facilities and updating the renewable fuels standard, and is considering additional regulation of greenhouse gases under the existing federal Clean Air Act. In addition, the EU has adopted legislation to include aviation within the EU’s existing greenhouse gas emission trading scheme effective in 2012. This legislation has been legally challenged in the EU but we have had to begin complying and incurred additional costs as a result of this legislation. While we cannot yet determine what the final regulatory programs will be in the U.S., the EU or in other areas in which we do business, such climate change-related regulatory activity in the future may adversely affect our business and financial results.

California is in the process of implementing environmental provisions aimed at limiting emissions from motorized vehicles, which may include some airline belt loaders and tugs and require a change of ground service vehicles. The future costs associated with replacing some or all of our ground fleets in California cities are currently not expected to have a material adverse effect on our business.

Governmental authorities in several U.S. and foreign cities are also considering or have already implemented aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

Ongoing Data Security Compliance Requirements could Increase Our Costs, and any Significant Data Breach could harm Our Business, Financial Condition or Results of Operations

Our business requires the appropriate and secure utilization of customer and other sensitive information. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit existing vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access and store database information. Furthermore, there has been heightened legislative and regulatory focus on data security in the U.S. and abroad (particularly in the EU), including requirements for varying levels of customer notification in the event of a data breach.

Many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

In addition to the Payment Card Industry Standards discussed above, failure to comply with the other privacy and data use and security requirements of our partners or related laws and regulations to which we are subject may expose us to fines, sanctions or other penalties, which could materially and adversely affect our results of operations and overall business. In addition, failure to address appropriately these issues could also give rise to additional legal risks, which, in turn, could increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur further related costs and expenses.

We are at Risk of Losses and Adverse Publicity Stemming From any Accident Involving any of Our Aircraft or the Aircraft of Our Regional Operators

If one of our aircraft, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft that we operate, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners could create a public perception that our aircraft or those of our regional operators or codeshare partners are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners and adversely impact our financial condition and operations.

Delays in Scheduled Aircraft Deliveries or other Loss of Anticipated Fleet Capacity may Adversely Impact Our Operations and Financial Results

The success of our business depends on, among other things, the ability to operate an optimum number and type of aircraft. In many cases, the aircraft we intend to operate are not yet in our fleet, but we have contractual commitments to purchase or lease them. If for any reason we were unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, operations and financial performance. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft. Such unanticipated extensions may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher monthly rental rates.

Our Business is Subject to Weather Factors and Seasonal Variations in Airline Travel, which Cause Our Results to Fluctuate

Our operations are vulnerable to severe weather conditions in parts of our network that could disrupt service, create air traffic control problems, decrease revenue and increase costs, such as during hurricane season in the Caribbean and Southeast United States, snow and severe winter weather in the Northeast United States and thunderstorms in the Eastern United States. In addition, the air travel business historically fluctuates on a seasonal basis. Due to the greater demand for air and leisure travel during the summer months, revenues in the airline industry in the second and third quarters of the year tend to be greater than revenues in the first and fourth quarters of the year. Our results of operations will likely reflect weather factors and seasonality, and therefore quarterly results are not necessarily indicative of those for an entire year, and our prior results are not necessarily indicative of our future results.

Increases in Insurance Costs or Reductions in Insurance Coverage may Adversely Impact Our Operations and Financial Results

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly and our ability to continue to obtain insurance even at current prices remains uncertain. In addition, we have obtained third-party war risk (terrorism) insurance through a special program administered by the FAA, resulting in lower premiums than if we had obtained this insurance in the commercial insurance market. The program has been extended, with the same conditions and premiums, until September 30, 2011. If the federal insurance program terminates, we would likely face a material increase in the cost of war risk insurance. The failure of one or more of our insurers could result in a lack of coverage for a period of time. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be Adversely Affected by Global Events that Affect Travel Behavior

Our revenue and results of operations may be adversely affected by global events beyond our control. An outbreak of a contagious disease such as Severe Acute Respiratory Syndrome (“SARS”), H1N1 influenza virus, avian flu, or any other influenza-type illness, if it were to persist for an extended period, could again materially affect the airline industry and us by reducing revenues and impacting travel behavior.

We are Exposed to Foreign Currency Exchange Rate Fluctuations

As a result of our international operations, we have significant operating revenues and expenses, as well as assets and liabilities, denominated in foreign currencies. Fluctuations in foreign currencies can significantly affect our operating performance and the value of our assets and liabilities located outside of the United States.

The Use of US Airways Group’s Net Operating Losses and Certain Other Tax Attributes could be Limited in the Future

When a corporation undergoes an ownership change, as defined in Section 382 of the Internal Revenue Code (“Section 382”), a limitation is imposed on the corporation’s future ability to utilize any net operating losses (“NOLs”) generated before the ownership change and certain subsequently recognized “built-in” losses and deductions, if any, existing as of the date of the ownership change.

We believe an “ownership change” as defined in Section 382 occurred for US Airways Group in February 2007. Since February 2007, there have been additional changes in the ownership of US Airways Group that, if combined with sufficiently large future changes in ownership, could result in another “ownership change” as defined in Section 382. Until US Airways Group has used all of its existing NOLs, future shifts in ownership of US Airways Group’s common stock could result in new Section 382 limitations on the use of our NOLs as of the date of an additional ownership change.

Risks Relating to the Certificates and the Offering

The Appraisals are only Estimates of Aircraft Value

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this prospectus supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft, which may not be in the condition assumed by the appraisers. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. Base value is the theoretical value of an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See “Description of the Aircraft and the Appraisals — The Appraisals.”

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer or otherwise purchased or sold in the market. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates and assume that the Aircraft are in a certain condition, which may not be the case. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft, the time period in which the Aircraft is sought to be sold, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes with respect to any Aircraft or payments due on the Certificates.

Failure to Perform Maintenance Responsibilities may Deteriorate the Value of the Aircraft

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform adequately these responsibilities, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Maintenance.”

Inadequate Levels of Insurance may Result in Insufficient Proceeds to Repay Holders of Related Equipment Notes

To the extent described in the Indentures, we must maintain public liability, property damage and all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Insurance.”

It may be Difficult and Expensive to Exercise Repossession Rights with Respect to an Aircraft

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we may register the Aircraft in specified foreign jurisdictions, lease the Aircraft and enter into interchange or pooling arrangements with respect to the Aircraft, in each case with unrelated third parties and subject to the restrictions in the Indentures and the Participation Agreements. It may be difficult, time-consuming and expensive for a Loan Trustee to exercise repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could result in fewer proceeds to repay the holders of the Equipment Notes. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If the Company fails to transfer title to engines not owned by the Company that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

Payments to Certificateholders will be Subordinated to Certain Amounts Payable to Other Parties

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Class A Certificates and the Class B Certificates, before the holders of any Class of Certificates receive any funds. In addition, the Subordination Agent and the Trustee will receive some payments before the holders of any Class of Certificates receive distributions.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts to be made from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. See “Description of the Intercreditor Agreement — Priority of Distributions.”

Certain Certificateholders may not Participate in Controlling the Exercise of Remedies in a Default Scenario

If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default.”

The Controlling Party will be:

•	The Class A Trustee.

•	Upon payment of final distributions to the holders of Class A Certificates, the Class B Trustee.

•	Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The Proceeds from the Disposition of any Aircraft or Equipment Notes may not be Sufficient to Pay all Amounts Distributable to the Holders of Certificates

During the continuation of any Indenture Default, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The market for any Aircraft or Equipment Notes, as the case may be, during any event of default under an Indenture may be very limited, and we cannot assure you as to the price at which they could be sold.

Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in the second bullet point below), any Loan Trustee or the Trustee if the Controlling Party takes the following actions:

•	It sells any Equipment Notes for less than their outstanding principal amount; or

•	It sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies will be exercisable under such remaining Indentures.

The Exercise of Remedies Over Equipment Notes may Result in Shortfalls without Further Recourse

During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.” The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider or any Trustee.

Escrowed Funds and Cash Collateral will not be Entitled to the Benefits of Section 1110 of the Bankruptcy Code

Amounts deposited under the Escrow Agreements are not property of US Airways and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code.

The Certificates will not Provide any Protection Against Highly Leveraged or Extraordinary Transactions, Including Acquisitions and other Business Combinations

We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit rating of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements. The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting us or our affiliates.

There are no Restrictive Covenants in the Transaction Documents Relating to our Ability to Incur Future Indebtedness

The Certificates, Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that may cause the market price of the Certificates to decline or otherwise restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Escrowed Funds may be Returned if they are not Used to Buy Equipment Notes

Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this Offering. See “Description of the Deposit Agreements — Unused Deposits.” If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. See “Description of the Deposit Agreements — Unused Deposits.”

The Holders of the Certificates are Exposed to the Credit Risk of the Depositary

The holders of the Certificates may suffer losses or delays in repayment in the event that the Depositary fails to pay when due the Deposits or accrued interest thereon for any reason, including by reason of the insolvency of the Depositary. The Company is not required to indemnify against any failure on the part of the Depositary to repay the Deposits or accrued interest thereon in full on a timely basis.

There May be a Limited Market for Resale of the Certificates

Prior to this Offering, there has been no public market for the Certificates. Neither US Airways nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise.

The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the Company’s financial performance and prospects.

RATIO OF EARNINGS TO FIXED CHARGES OF US AIRWAYS

The following table sets forth the ratio of earnings to fixed charges for US Airways and its consolidated subsidiaries for the three months ended March 31, 2011 and for each of the five years in the period ended December 31, 2010.

Three Months
Ended	Years Ended December 31,
March 31, 2011	2010	2009		2008		2007	2006

(a )	1.95	(a	)	(a	)	1.76	1.65

(a)	Earnings for the three months ended March 31, 2011 and the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $85 million, $188 million and $2.15 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes and cumulative effect of change in accounting principle plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

RATIO OF EARNINGS TO FIXED CHARGES OF US AIRWAYS GROUP

The following table sets forth the ratio of earnings to fixed charges for US Airways Group and its consolidated subsidiaries for the three months ended March 31, 2011 and for each of the five years in the period ended December 31, 2010.

Three Months
Ended	Years Ended December 31,
March 31, 2011	2010	2009		2008		2007	2006

(a )	1.68	(a	)	(a	)	1.61	1.52

(a)	Earnings for the three months ended March 31, 2011 and the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $116 million, $253 million and $2.22 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes and cumulative effect of change in accounting principle plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

SELECTED FINANCIAL DATA

The selected consolidated financial data presented below under the captions “Consolidated statements of operations data” and “Consolidated balance sheet data” as of and for the years ended December 31, 2006 to 2010 are derived from the consolidated financial statements of US Airways Group, which have been audited by KPMG LLP, an independent registered public accounting firm. The selected consolidated financial data should be read in conjunction with the consolidated financial statements for the respective periods, the related notes and the related reports of US Airways Group’s independent registered public accounting firm included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected consolidated financial data for the three months ended March 31, 2011 and the three months ended March 31, 2010 are derived from US Airways Group’s unaudited consolidated financial statements included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,	Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(In millions except share and per share data)

Consolidated statements of operations data:
Operating revenues	$2,961	$2,651	$11,908	$10,458	$12,118	$11,700	$11,557
Operating expenses(a)	3,000	2,661	11,127	10,340	13,918	11,167	10,999

Operating income (loss)(a)	(39)	(10)	781	118	(1,800)	533	558
Income (loss) before cumulative effect of change in accounting principle(b)	(114)	(45)	502	(205)	(2,215)	423	285
Cumulative effect of change in accounting principle, net(c)	—	—	—	—	—	—	1

Net income (loss)	$(114)	$(45)	$502	$(205)	$(2,215)	$423	$286

Earnings (loss) per common share before cumulative effect of change in accounting principle:
Basic	$(0.71)	$(0.28)	$3.11	$(1.54)	$(22.11)	$4.62	$3.30
Diluted	(0.71)	(0.28)	2.61	(1.54)	(22.11)	4.52	3.20
Cumulative effect of change in accounting principle:
Basic	$—	$—	$—	$—	$—	$—	$0.01
Diluted	—	—	—	—	—	—	0.01
Earnings (loss) per common share:
Basic	$(0.71)	$(0.28)	$3.11	$(1.54)	$(22.11)	$4.62	$3.31
Diluted	(0.71)	(0.28)	2.61	(1.54)	(22.11)	4.52	3.21
Shares used for computation (in thousands):
Basic	161,890	161,115	161,412	133,000	100,168	91,536	86,447
Diluted	161,890	161,115	201,131	133,000	100,168	95,603	93,821
Consolidated balance sheet data (at end of period):
Total assets	$8,217	$7,808	$7,819	$7,454	$7,214	$8,040	$7,576
Long-term obligations, less current maturities(d)	4,451	4,713	4,559	4,643	4,281	3,654	3,454
Current maturities of long-term obligations	408	481	397	502	362	117	95
Total stockholders’ equity (deficit)	(30)	(447)	84	(355)	(494)	1,455	990

(a)	The three months ended March 31, 2011 included $4 million in other net special charges.

The three months ended March 31, 2010 included special charges of $5 million for aircraft costs as a result of capacity reductions.

The 2010 period included a $6 million non-cash charge related to the decline in market value of certain spare parts, $5 million in aircraft costs related to previously announced capacity reductions and other net special charges of $10 million, which included a settlement and corporate transaction costs. These costs were offset by a $16 million refund of ASIF and a $1 million refund of ASIF for our Express subsidiaries previously paid to the TSA during the years 2005 to 2009.

The 2009 period included $375 million of net unrealized gains on fuel hedging instruments, $22 million in aircraft costs as a result of capacity reductions, $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $11 million in severance and other charges, $6 million in costs incurred related to the 2009 liquidity improvement program and $3 million in non-cash charges related to the decline in market value of certain Express spare parts.

The 2008 period included a $622 million non-cash charge to write off all of the goodwill created by the merger of US Airways Group and America West Holdings in September 2005, as well as $496 million of net unrealized losses on fuel hedging instruments. In addition, the 2008 period included $35 million of merger-related transition expenses, $18 million in non-cash charges related to the decline in fair value of certain spare parts associated with our Boeing 737 aircraft fleet and, as a result of capacity reductions, $14 million in aircraft costs and $9 million in severance charges.

The 2007 period included $187 million of net unrealized gains on fuel hedging instruments, $7 million in tax credits due to an IRS rule change allowing us to recover certain fuel usage tax amounts for years 2003-2006, $9 million of insurance settlement proceeds related to business interruption and property damages incurred as a result of Hurricane Katrina in 2005 and a $5 million Piedmont pilot pension curtailment gain related to the FAA-mandated pilot retirement age change. These credits were offset by $99 million of merger-related transition expenses, a $99 million charge for an increase to long-term disability obligations for US Airways’ pilots as a result of the FAA-mandated pilot retirement age change and $5 million in charges related to reduced flying from Pittsburgh.

The 2006 period included $131 million of merger-related transition expenses and $70 million of net unrealized losses on fuel hedging instruments, offset by a $90 million gain associated with the return of equipment deposits upon forgiveness of a loan and $14 million of gains associated with the settlement of bankruptcy claims.

(b)	The three months ended March 31, 2010 included $49 million of net realized gains related to the sale of certain investments in auction rate securities.

The 2010 period included $53 million of net realized gains related to the sale of certain investments in auction rate securities as well as an $11 million settlement gain, offset by $5 million in non-cash charges related to the write off of debt issuance costs.

The 2009 period included $49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs, $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities and a $2 million non-cash asset impairment charge. In addition, the period included a tax benefit of $38 million. Of this amount, $21 million was due to a non-cash income tax benefit related to gains recorded within other comprehensive income during 2009. In addition, we recorded a $14 million tax benefit related to a legislation change allowing us to carry back 100% of 2008 Alternative Minimum Tax liability (“AMT”) net operating losses, resulting in the recovery of AMT amounts paid in prior years. We also recognized a $3 million tax benefit related to the reversal of the deferred tax liability associated with the indefinite lived intangible assets that were impaired during 2009.

The 2008 period included $214 million in other-than-temporary non-cash impairment charges for investments in auction rate securities as well as $7 million in write offs of debt discount and debt issuance costs in connection with the refinancing of certain aircraft equipment notes and certain loan prepayments, offset by $8 million in gains on forgiveness of debt.

The 2007 period included an $18 million write off of debt issuance costs in connection with the refinancing of the $1.25 billion senior secured credit facility with General Electric Capital Corporation (“GECC”), referred to as the GE loan, in March 2007 and $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities, offset by a $17 million gain recognized on the sale of stock in ARINC Incorporated. In addition, the period also included a non-cash expense for income taxes of $7 million related to the utilization of NOLs acquired from US Airways. The valuation allowance associated with these acquired NOLs was recognized as a reduction of goodwill rather than a reduction in tax expense.

The 2006 period included a non-cash expense for income taxes of $85 million related to the utilization of NOLs acquired from US Airways. In addition, the period included $6 million of prepayment penalties and $5 million in accelerated amortization of debt issuance costs in connection with the refinancing of the loan previously guaranteed by the Air Transportation Stabilization Board (“ATSB”) and two loans previously provided to AWA by GECC, $17 million in payments in connection with the inducement to convert $70 million of US Airways Group’s 7% Senior Convertible Notes to common stock and a $14 million write off of debt discount and issuance costs associated with those converted notes, offset by $8 million of interest income earned on certain prior year federal income tax refunds.

(c)	The 2006 period included a $1 million benefit, which represents the cumulative effect on the accumulated deficit of the adoption of new share-based payment accounting guidance. The adjustment reflects the impact of estimating future forfeitures for previously recognized compensation expense.

(d)	Includes debt, capital leases, postretirement benefits other than pensions and employee benefit liabilities and other.

SELECTED OPERATING DATA

The table below sets forth our selected mainline and Express operating data:

	Three Months
	Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008

Mainline
Revenue passenger miles (millions)(a)	13,570	13,053	58,977	57,889	60,570
Available seat miles (millions)(b)	17,035	16,579	71,588	70,725	74,151
Passenger load factor (percent)(c)	79.7	78.7	82.4	81.9	81.7
Yield (cents)(d)	14.00	13.01	12.96	11.66	13.51
Passenger revenue per available seat mile (cents)(e)	11.15	10.24	10.68	9.55	11.04
Operating cost per available seat mile (cents)(f)	13.09	12.13	11.73	11.06	14.66
Passenger enplanements (thousands)(g)	12,504	11,985	51,853	51,016	54,820
Departures (thousands)	112	108	451	461	496
Aircraft at end of period	340	347	339	349	354
Block hours (thousands)(h)	294	286	1,199	1,224	1,300
Average stage length (miles)(i)	946	959	981	972	955
Average passenger journey (miles)(j)	1,593	1,599	1,674	1,637	1,554
Fuel consumption (gallons in millions)	256	247	1,073	1,069	1,142
Average aircraft fuel price including related taxes (dollars per gallon)	2.87	2.17	2.24	1.74	3.17
Full time equivalent employees at end of period	30,621	30,439	30,871	31,333	32,671
Express(k)
Revenue passenger miles (millions)(a)	2,438	2,270	10,616	10,570	10,855
Available seat miles (millions)(b)	3,492	3,279	14,230	14,367	14,953
Passenger load factor (percent)(c)	69.8	69.2	74.6	73.6	72.6
Yield (cents)(d)	28.08	26.49	26.57	23.68	26.52
Passenger revenue per available seat mile (cents)(e)	19.60	18.34	19.83	17.42	19.26
Operating cost per available seat mile (cents)(f)	22.06	19.80	19.18	17.53	20.39
Passenger enplanements (thousands)(g)	6,347	5,946	27,707	26,949	26,732
Aircraft at end of period	281	282	281	283	296
Fuel consumption (gallons in millions)	83	77	336	338	352
Average aircraft fuel price including related taxes (dollars per gallon)	2.92	2.20	2.29	1.80	3.23
Total Mainline and Express
Revenue passenger miles (millions)(a)	16,008	15,323	69,593	68,459	71,425
Available seat miles (millions)(b)	20,527	19,858	85,818	85,092	89,104
Passenger load factor (percent)(c)	78.0	77.2	81.1	80.5	80.2
Yield (cents)(d)	16.14	15.01	15.04	13.52	15.49
Passenger revenue per available seat mile (cents)(e)	12.59	11.58	12.20	10.88	12.42
Total revenue per available seat mile (cents)(l)	14.42	13.35	13.88	12.29	13.60
Passenger enplanements (thousands)(g)	18,851	17,931	79,560	77,965	81,552
Aircraft at end of period	621	629	620	632	650
Fuel consumption (gallons in millions)	339	324	1,409	1,407	1,494
Average aircraft fuel price including related taxes (dollars per gallon)	2.88	2.18	2.25	1.76	3.18

(a)	Revenue passenger mile — A basic measure of sales volume. One RPM represents one passenger flown one mile.

(b)	Available seat mile — A basic measure of production. One ASM represents one seat flown one mile.

(c)	Passenger load factor — The percentage of available seats that are filled with revenue passengers.

(d)	Yield — A measure of airline revenue derived by dividing passenger revenue by RPMs and expressed in cents per mile.

(e)	Passenger revenue per available seat mile — Passenger revenues divided by ASMs.

(f)	Operating cost per available seat mile — Operating expenses divided by ASMs.

(g)	Passenger enplanements — The number of passengers on board an aircraft, including local, connecting and through passengers.

(h)	Block hours — The hours measured from the moment an aircraft first moves under its own power, including taxi time, for the purposes of flight until the aircraft is docked at the next point of landing and its power is shut down.

(i)	Average stage length — The average of the distances flown on each segment of every route.

(j)	Average passenger journey — The average one-way trip measured in miles for one passenger origination.

(k)	Express statistics include Piedmont and PSA, as well as operating and financial results from capacity purchase agreements with Air Wisconsin Airlines Corporation, Republic Airline Inc., Mesa Airlines, Inc. and Chautauqua Airlines, Inc.

(l)	Total revenue per available seat mile — Total revenues divided by total mainline and Express ASMs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with “Use of Proceeds” and with our financial statements and related notes, which are included elsewhere in or incorporated by reference into this prospectus supplement.

Background

US Airways Group is a holding company whose primary business activity is the operation of a major network air carrier through its wholly owned subsidiaries US Airways, Piedmont, PSA, MSC and AAL. Effective upon US Airways Group’s emergence from bankruptcy on September 27, 2005, US Airways Group merged with America West Holdings, with US Airways Group as the surviving corporation.

We operate the fifth largest airline in the United States as measured by domestic RPMs and ASMs. We have hubs in Charlotte, Philadelphia and Phoenix and a focus city in Washington, D.C. at Washington National. We offer scheduled passenger service on more than 3,200 flights daily to more than 200 communities in the United States, Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. We also have an established East Coast route network, including the US Airways Shuttle service. For the three months ended March 31, 2011, we had approximately 12 million passengers boarding our mainline flights. As of March 31, 2011, we operated 340 mainline jets and are supported by our regional airline subsidiaries and affiliates operating as US Airways Express under capacity purchase agreements, which operated 231 regional jets and 50 turboprops. Our prorate carriers operated 14 turboprops and six regional jets at March 31, 2011.

2010 Year in Review

The U.S. Airline Industry

The U.S. airline industry returned to profitability in 2010 after two difficult and challenging years. Profitability was driven by increased revenues resulting from improved economic conditions, new ancillary revenues and industry capacity discipline, which enabled airlines to obtain higher yields. The industry closed out 2010 experiencing continued strong passenger demand. The Air Transport Association of America reported that December 2010 marked the twelfth consecutive month of year-over-year revenue growth.

International markets outperformed domestic markets with respect to year-over-year improvements in revenue. International markets had been more severely impacted by the economic slowdown than domestic markets in 2009 due to their greater reliance on business travel, particularly premium and first class seating, to drive profitability. Cargo demand, which contracted significantly in 2009 due to reduced business spending, also improved in 2010.

As general economic conditions improved during 2010, market prices for crude oil and related products, including jet fuel, increased significantly. The average daily spot price of crude oil during 2010 was $79.48 per barrel as compared to $61.95 per barrel in 2009. Crude oil prices were volatile, with daily spot prices fluctuating between a low of $64.78 per barrel in May 2010 to a high of $91.48 per barrel in December 2010. Despite these fuel price increases, the airline industry was generally effective in maintaining profitability during 2010. As the industry enters 2011, a significant uncertainty exists as to whether the economic conditions and industry capacity discipline that permitted the industry to increase revenues in 2010 and thereby absorb large fuel price increases, will remain in place. See “Risk Factors — Risk Factors Relating to the Company and Industry Related Risks — Our Business is Dependent on the Price and Availability of Aircraft Fuel. Continued Periods of High Volatility in Fuel Costs, Increased Fuel Prices and Significant Disruptions in the Supply of Aircraft Fuel could have a Significant Negative Impact on Our Operating Results and Liquidity”.

The return of most major domestic carriers to profitability in 2010 improved industry liquidity, which had been significantly strained by the record fuel price spike in 2008 and recessionary business conditions in late 2008 and 2009. A continuation of these trends is dependent on, among other things, continued improvement in economic conditions and the ability of the industry to pass through increased costs, including increased fuel costs.

US Airways Group

US Airways Group’s net income for the year ended December 31, 2010 was $502 million, or $2.61 per diluted share, which represented our highest annual profit since our merger in 2005. Additionally, we ran one of the industry’s most reliable operations as measured by the DOT rankings in on-time performance, baggage handling and customer complaints ratio.

Revenue

We experienced year-over-year growth in revenues driven by higher yields as a result of the improved economy and industry capacity discipline. Mainline and Express passenger revenues increased $1.21 billion, or 13.1%, as compared to the 2009 period. The increase in passenger revenues was driven by an 11.2% increase in yields as compared to 2009. Our mainline and Express passenger revenue per available seat mile (“PRASM”) was 12.20 cents in 2010, a 12.1% increase as compared to 10.88 cents in 2009. Total revenue per available seat mile (“RASM”) increased by a greater amount. RASM was 13.88 cents in 2010, as compared to 12.29 cents in 2009, representing a 12.9% improvement. Total revenues benefited from our ancillary revenue initiatives, which generated $514 million in revenues in 2010, an increase of $90 million over 2009.

Fuel

The average mainline and Express price per gallon of fuel was $2.25 in 2010 as compared to an average cost per gallon of $1.76 in 2009, an increase of 28.1%. Accordingly, our mainline and Express fuel expense for 2010 was $700 million, or 28.3% higher than the 2009 period on a 0.9% increase in total system capacity.

Since the third quarter of 2008, we have not entered into any new transactions to hedge our fuel consumption, and we have not had any fuel hedging contracts outstanding since the third quarter of 2009.

Cost Control

We remained committed to maintaining a low cost structure, which we believe is necessary in an industry whose economic prospects are heavily dependent upon two variables we cannot control: the health of the economy and the price of fuel. Our mainline CASM excluding special items, fuel and profit sharing, decreased 0.04 cents, or 0.4%, from 8.34 cents in 2009 to 8.30 cents in 2010. The decrease in the 2010 period was primarily due to our strong operational performance and continued cost diligence, which enabled us to increase mainline capacity by 1.2% while keeping costs relatively flat.

The following table details our mainline costs per available seat mile (“CASM”) for the year ended December 31, 2010 and 2009:

			Percent
			Increase
	2010	2009	(Decrease)
	(In cents)

Mainline CASM excluding special items, fuel and profit sharing:
Total mainline CASM	11.73	11.06	6.1
Special items, net	(0.01)	(0.08)	(91.7)
Aircraft fuel and related taxes	(3.36)	(2.63)	27.4
Loss on fuel hedging instruments, net	—	(0.01)	nm
Profit sharing	(0.07)	—	nm

Total mainline CASM excluding special items, fuel and profit sharing(1)	8.30	8.34	(0.4)

(1)	We believe that the presentation of mainline CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond our control, and excluding special items and profit sharing provides investors the ability to measure financial performance in a way that is more indicative of our ongoing performance and is more comparable to measures reported by other major airlines. Management uses mainline CASM excluding special items, fuel and profit sharing to evaluate our operating performance. Amounts may not recalculate due to rounding.

Customer Service

In 2010, we continued our trend of strong operational performance. We believe that our focus on excellent customer service in every aspect of our operations, including personnel, flight equipment, in-flight and ancillary amenities, on-time performance, flight completion ratios and baggage handling, strengthens customer loyalty and attracts new customers.

The year ended December 31, 2010 marked a year of outstanding operational performance for US Airways. We received twelve first place rankings, the most among the hub and spoke carriers, in three critical DOT monthly metrics including six first place rankings in baggage handling, three first place rankings in on-time performance and three first place rankings for the lowest customer complaints ratio.

On a full year basis as measured by the DOT, we ranked first in baggage handling and second in on-time performance. The combination of continued strong on-time performance and fewer mishandled bags contributed to an overall 2010 customer complaints ratio that was 10% better than the average of our hub and spoke peers.

We reported the following operating statistics to the DOT for mainline operations for the years ended December 31, 2010 and 2009:

			Percent
			Better
	2010	2009	(Worse)

On-time performance(a)	83.0	80.9	2.6
Completion factor(b)	98.5	98.8	(0.3)
Mishandled baggage(c)	2.56	3.03	15.5
Customer complaints(d)	1.53	1.31	(16.8)

(a)	Percentage of reported flight operations arriving on time as defined by the DOT.

(b)	Percentage of scheduled flight operations completed.

(c)	Rate of mishandled baggage reports per 1,000 passengers.

(d)	Rate of customer complaints filed with the DOT per 100,000 passengers.

Liquidity Position

As of December 31, 2010, our cash, cash equivalents, investments in marketable securities and restricted cash were $2.28 billion, of which $364 million was restricted.

	December 31,	December 31,
	2010	2009
	(In millions)

Cash and cash equivalents	$1,859	$1,299
Long-term restricted cash	364	480
Long-term investments in marketable securities	57	203

Total cash, cash equivalents, investments in marketable securities and restricted cash	$2,280	$1,982

During 2010, our profitability drove a $298 million improvement in our liquidity position. This improvement is net of a repurchase of $69 million of our 7% Senior Convertible Notes (the “7% notes”) in 2010.

As of December 31, 2010, our investments in marketable securities included $57 million ($84 million par value) of auction rate securities that are classified as noncurrent assets on our consolidated balance sheets. The reduction in long- term investments during 2010 was due principally to sales of $145 million of auction rate securities. Proceeds from our auction rate security sale transactions approximated the carrying amount of those investments.

Long-term restricted cash primarily includes cash collateral to secure workers’ compensation claims and credit card processing holdback requirements for advance ticket sales for which US Airways has not yet provided air transportation. The decrease in restricted cash during 2010 was primarily due to a reduction in the amount of credit card holdback.

US Airways Group’s Results of Operations

In 2010, we realized operating income of $781 million and income before income taxes of $502 million. We experienced year-over-year growth in revenues driven by higher yields as a result of the improved economy and industry capacity discipline. Our 2010 results were also impacted by recognition of the following special items:

•	$5 million of net special charges, consisting of a $6 million non-cash charge related to the decline in market value of certain spare parts, $5 million in aircraft costs related to previously announced capacity reductions and other net special charges of $10 million, which included a settlement and corporate transaction costs. These costs were offset by a $16 million refund of ASIF previously paid to the TSA during the years 2005 to 2009;

•	$1 million refund for our Express subsidiaries of ASIF previously paid to the TSA during the years 2005 to 2009; and

•	$53 million of net realized gains related to the sale of certain investments in auction rate securities as well as an $11 million settlement gain, offset by $5 million in non-cash charges related to the write off of debt issuance costs, all included in nonoperating expense, net.

In 2009, we realized operating income of $118 million and a loss before income taxes of $243 million. We experienced significant declines in revenues in 2009 as a result of the global economic recession. Our 2009 results were also impacted by recognition of the following special items:

•	$375 million of net unrealized gains resulting from the application of mark-to-market accounting for changes in the fair value of fuel hedging instruments;

•	$55 million of net special charges, consisting of $22 million in aircraft costs as a result of capacity reductions, $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $11 million in severance and other charges and $6 million in costs incurred related to the 2009 liquidity improvement program;

•	$3 million in non-cash charges related to the decline in market value of certain Express spare parts; and

•	$49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs, $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities and a $2 million non-cash asset impairment charge, all included in nonoperating expense, net.

In 2008, we realized an operating loss of $1.8 billion and a loss before income taxes of $2.22 billion. The 2008 loss was driven by an average mainline and Express price per gallon of fuel of $3.18 as well as a $622 million non-cash charge to write off all of the goodwill created by the merger of US Airways Group and America West Holdings in September 2005. Our 2008 results were also impacted by recognition of the following special items:

•	$496 million of net unrealized losses resulting from the application of mark-to-market accounting for changes in the fair value of fuel hedging instruments;

•	$76 million of net special charges, consisting of $35 million of merger-related transition expenses, $18 million in non-cash charges related to the decline in fair value of certain spare parts associated with our Boeing 737 aircraft fleet and, as a result of capacity reductions, $14 million in aircraft costs and $9 million in severance charges; and

•	$214 million in other-than-temporary non-cash impairment charges for investments in auction rate securities as well as $7 million in write offs of debt discount and debt issuance costs in connection with the refinancing of certain aircraft equipment notes and certain loan prepayments, offset by $8 million in gains on forgiveness of debt, all included in nonoperating expense, net.

At December 31, 2010, we had approximately $1.92 billion of gross NOLs to reduce future federal taxable income. All of our NOLs are expected to be available to reduce federal taxable income in the calendar year 2011. The NOLs expire during the years 2024 through 2029. Our net deferred tax assets, which include $1.85 billion of the NOLs, are subject to a full valuation allowance. We also had approximately $82 million of tax-effected state NOLs at December 31, 2010. At December 31, 2010, the federal and state valuation allowances were $368 million and $62 million, respectively.

For the year ended December 31, 2010, we utilized NOLs to reduce our income tax obligation. Utilization of these NOLs results in a corresponding decrease in the valuation allowance. As this valuation allowance was established through the recognition of tax expense, the decrease in valuation allowance offsets the tax provision dollar for dollar.

For the year ended December 31, 2009, we recorded a tax benefit of $38 million. Of this amount, $21 million was due to a non-cash income tax benefit related to gains recorded within other comprehensive income during 2009. In addition, we recorded a $14 million tax benefit related to a legislation change allowing us to carry back 100% of 2008 AMT net operating losses, resulting in the recovery of AMT amounts paid in prior years. We also recognized a $3 million tax benefit related to the reversal of the deferred tax liability associated with the indefinite lived intangible assets that were impaired during 2009.

For the year ended December 31, 2008, we reported a loss, which increased our NOLs, and we did not record a tax provision.

The table below sets forth our selected mainline and Express operating data:

				Percent		Percent
				Increase		Increase
	Year Ended December 31,			(Decrease)		(Decrease)
	2010	2009	2008	2010-2009		2009-2008

Mainline
Revenue passenger miles (millions)(a)	58,977	57,889	60,570	1.9		(4.4)
Available seat miles (millions)(b)	71,588	70,725	74,151	1.2		(4.6)
Passenger load factor (percent)(c)	82.4	81.9	81.7	0.5	pts	0.2	pts
Yield (cents)(d)	12.96	11.66	13.51	11.1		(13.7)
Passenger revenue per available seat mile (cents)(e)	10.68	9.55	11.04	11.9		(13.5)
Operating cost per available seat mile (cents)(f)	11.73	11.06	14.66	6.1		(24.6)
Passenger enplanements (thousands)(g)	51,853	51,016	54,820	1.6		(6.9)
Departures (thousands)	451	461	496	(2.2)		(7.1)
Aircraft at end of period	339	349	354	(2.9)		(1.4)
Block hours (thousands)(h)	1,199	1,224	1,300	(2.1)		(5.8)
Average stage length (miles)(i)	981	972	955	0.9		1.8
Average passenger journey (miles)(j)	1,674	1,637	1,554	2.3		5.4
Fuel consumption (gallons in millions)	1,073	1,069	1,142	0.4		(6.4)
Average aircraft fuel price including related taxes (dollars per gallon)	2.24	1.74	3.17	28.5		(45.0)
Full time equivalent employees at end of period	30,871	31,333	32,671	(1.5)		(4.1)
Express(k)
Revenue passenger miles (millions)(a)	10,616	10,570	10,855	0.4		(2.6)
Available seat miles (millions)(b)	14,230	14,367	14,953	(1.0)		(3.9)
Passenger load factor (percent)(c)	74.6	73.6	72.6	1.0	pts	1.0	pts
Yield (cents)(d)	26.57	23.68	26.52	12.2		(10.7)
Passenger revenue per available seat mile (cents)(e)	19.83	17.42	19.26	13.8		(9.5)
Operating cost per available seat mile (cents)(f)	19.18	17.53	20.39	9.4		(14.0)
Passenger enplanements (thousands)(g)	27,707	26,949	26,732	2.8		0.8
Aircraft at end of period	281	283	296	(0.7)		(4.4)
Fuel consumption (gallons in millions)	336	338	352	(0.6)		(3.8)
Average aircraft fuel price including related taxes (dollars per gallon)	2.29	1.80	3.23	27.0		(44.3)
Total Mainline and Express
Revenue passenger miles (millions)(a)	69,593	68,459	71,425	1.7		(4.2)
Available seat miles (millions)(b)	85,818	85,092	89,104	0.9		(4.5)
Passenger load factor (percent)(c)	81.1	80.5	80.2	0.6	pts	0.3	pts
Yield (cents)(d)	15.04	13.52	15.49	11.2		(12.7)
Passenger revenue per available seat mile (cents)(e)	12.20	10.88	12.42	12.1		(12.4)
Total revenue per available seat mile (cents)(l)	13.88	12.29	13.60	12.9		(9.6)
Passenger enplanements (thousands)(g)	79,560	77,965	81,552	2.0		(4.4)
Aircraft at end of period	620	632	650	(1.9)		(2.8)
Fuel consumption (gallons in millions)	1,409	1,407	1,494	0.1		(5.8)
Average aircraft fuel price including related taxes (dollars per gallon)	2.25	1.76	3.18	28.1		(44.8)

(a)	Revenue passenger mile (“RPM”) — A basic measure of sales volume. One RPM represents one passenger flown one mile.

(b)	Available seat mile (“ASM”) — A basic measure of production. One ASM represents one seat flown one mile.

(c)	Passenger load factor — The percentage of available seats that are filled with revenue passengers.

(d)	Yield — A measure of airline revenue derived by dividing passenger revenue by RPMs and expressed in cents per mile.

(e)	Passenger revenue per available seat mile (“PRASM”) — Passenger revenues divided by ASMs.

(f)	Operating cost per available seat mile (“CASM”) — Operating expenses divided by ASMs.

(g)	Passenger enplanements — The number of passengers on board an aircraft, including local, connecting and through passengers.

(h)	Block hours — The hours measured from the moment an aircraft first moves under its own power, including taxi time, for the purposes of flight until the aircraft is docked at the next point of landing and its power is shut down.

(i)	Average stage length — The average of the distances flown on each segment of every route.

(j)	Average passenger journey — The average one-way trip measured in miles for one passenger origination.

(k)	Express statistics include Piedmont and PSA, as well as operating and financial results from capacity purchase agreements with Air Wisconsin Airlines Corporation, Republic Airline Inc., Mesa Airlines, Inc. and Chautauqua Airlines, Inc.

(l)	Total revenue per available seat mile (“RASM”) — Total revenues divided by total mainline and Express ASMs.

2010 Compared With 2009

Operating Revenues:

			Percent
			Increase
	2010	2009	(Decrease)
	(In millions)

Operating revenues:
Mainline passenger	$7,645	$6,752	13.2
Express passenger	2,821	2,503	12.7
Cargo	149	100	48.8
Other	1,293	1,103	17.2

Total operating revenues	$11,908	$10,458	13.9

Total operating revenues in 2010 were $11.91 billion as compared to $10.46 billion in 2009, an increase of $1.45 billion or 13.9%. Significant changes in the components of operating revenues are as follows:

•	Mainline passenger revenues were $7.65 billion in 2010, an increase of $893 million from 2009. Mainline RPMs increased 1.9% as mainline capacity, as measured by ASMs, increased 1.2%, resulting in a 0.5 point increase in load factor to 82.4%. Mainline passenger yield increased 11.1% to 12.96 cents in 2010 from 11.66 cents in 2009. Mainline PRASM increased 11.9% to 10.68 cents in 2010 from 9.55 cents in 2009. These increases in mainline yield and

PRASM were due principally to the strengthened pricing environment driven by the improved economy and continued industry capacity discipline.

•	Express passenger revenues were $2.82 billion in 2010, an increase of $318 million from 2009. Express RPMs increased 0.4% as Express capacity, as measured by ASMs, decreased 1%, resulting in a one point increase in load factor to 74.6%. Express passenger yield increased 12.2% to 26.57 cents in 2010 from 23.68 cents in 2009. Express PRASM increased 13.8% to 19.83 cents in 2010 from 17.42 cents in 2009. The increases in Express yield and PRASM were the result of the same strengthened pricing environment discussed in mainline passenger revenues above.

•	Cargo revenues were $149 million in 2010, an increase of $49 million, or 48.8%, from 2009. The increase in cargo revenues was driven primarily by an increase in international freight volume as a result of the improved economic environment.

•	Other revenues were $1.29 billion in 2010, an increase of $190 million, or 17.2%, from 2009. Ancillary revenues, principally checked bag fees, comprised approximately half of the increase. The remaining increase is primarily related to higher revenues associated with our frequent flyer program, including increased marketing revenues related to miles sold to business partners and increased revenues from partner airline frequent flyer award redemptions on US Airways.

Operating Expenses:

			Percent
			Increase
	2010	2009	(Decrease)
	(In millions)

Operating expenses:
Aircraft fuel and related taxes	$2,403	$1,863	29.0
Loss (gain) on fuel hedging instruments, net:
Realized	—	382	nm
Unrealized	—	(375)	nm
Salaries and related costs	2,244	2,165	3.6
Aircraft rent	670	695	(3.7)
Aircraft maintenance	661	700	(5.5)
Other rent and landing fees	549	560	(1.9)
Selling expenses	421	382	10.3
Special items, net	5	55	(91.6)
Depreciation and amortization	248	242	2.7
Other	1,197	1,152	3.9

Total mainline operating expenses	8,398	7,821	7.4
Express expenses:
Fuel	769	609	26.2
Other	1,960	1,910	2.7

Total Express expenses	2,729	2,519	8.4

Total operating expenses	$11,127	$10,340	7.6

Total operating expenses were $11.13 billion in 2010, an increase of $787 million, or 7.6%, compared to 2009. Mainline operating expenses were $8.4 billion in 2010, an increase of $577 million, or 7.4%, from 2009, while mainline capacity increased 1.2%.

The 2010 period included $5 million of net special charges, consisting of a $6 million non-cash charge related to the decline in market value of certain spare parts, $5 million in aircraft costs related to previously announced capacity reductions and other net special charges of $10 million, which included a settlement and corporate transaction costs. These costs were offset by a $16 million refund of ASIF previously paid to the TSA during the years 2005 to 2009. This compares to net special charges of $55 million in 2009, consisting of $22 million in aircraft costs as a result of capacity reductions, $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $11 million in severance and other charges and $6 million in costs incurred related to the 2009 liquidity improvement program.

Our mainline CASM excluding special items, fuel and profit sharing, decreased 0.04 cents, or 0.4%, from 8.34 cents in 2009 to 8.30 cents in 2010. The decrease in 2010 was primarily due to our strong operational performance and continued cost diligence, which enabled us to increase mainline capacity by 1.2%, while keeping costs relatively flat.

The table below sets forth the major components of our total mainline CASM and our mainline CASM excluding special items, fuel and profit sharing for the years ended December 31, 2010 and 2009:

			Percent
			Increase
	2010	2009	(Decrease)
	(In cents)

Mainline CASM:
Aircraft fuel and related taxes	3.36	2.63	27.4
Loss on fuel hedging instruments, net	—	0.01	nm
Salaries and related costs	3.13	3.06	2.4
Aircraft rent	0.93	0.98	(4.9)
Aircraft maintenance	0.92	0.99	(6.6)
Other rent and landing fees	0.77	0.79	(3.1)
Selling expenses	0.59	0.54	9.0
Special items, net	0.01	0.08	(91.7)
Depreciation and amortization	0.35	0.34	1.5
Other	1.67	1.63	2.6

Total mainline CASM	11.73	11.06	6.1
Special items, net	(0.01)	(0.08)
Aircraft fuel and related taxes	(3.36)	(2.63)
Loss on fuel hedging instruments, net	—	(0.01)
Profit sharing	(0.07)	—

Total mainline CASM excluding special items, fuel and profit sharing(1)	8.30	8.34	(0.4)

(1)	We believe that the presentation of mainline CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond our control, and excluding special items and profit sharing provides investors the ability to measure financial performance in a way that is more indicative of our ongoing performance and is more comparable to measures reported by other major airlines. Management uses mainline CASM excluding special items, fuel and profit sharing to evaluate our operating performance. Amounts may not recalculate due to rounding.

Significant changes in the components of mainline operating expense per ASM are as follows:

•	Aircraft fuel and related taxes per ASM increased 27.4% primarily due to a 28.5% increase in the average price per gallon of fuel to $2.24 in 2010 from $1.74 in 2009. A 0.4% increase in gallons of fuel consumed in 2010 also contributed to the increase.

•	Salaries and related costs per ASM increased 2.4% primarily due to the accrual of $47 million for profit sharing.

•	Aircraft maintenance expense per ASM decreased 6.6% in 2010 as compared to 2009 due to a shift in the mix of aircraft engines undergoing maintenance, which carried lower overhaul costs as well as a decrease in the number of engine overhauls performed.

•	Selling expenses per ASM increased 9% due to higher credit card fees and commissions paid as a result of the 13.1% increase in passenger revenues in 2010.

Total Express expenses increased $210 million, or 8.4%, in 2010 to $2.73 billion from $2.52 billion in 2009. The year-over-year increase was primarily driven by a $160 million increase in fuel costs. The average fuel price per gallon was $2.29 in 2010, which was 27% higher than the average fuel price per gallon of $1.80 in 2009. Other Express expenses increased $50 million, or 2.7%, despite a 1% decrease in Express ASMs due primarily to an increase in selling expenses as a result of the 12.7% increase in passenger revenues as well as an increase in maintenance expenses due principally to increases in the number of engine overhauls performed in 2010 as compared to 2009.

Nonoperating Income (Expense):

			Percent
			Increase
	2010	2009	(Decrease)
	(In millions)

Nonoperating income (expense):
Interest income	$13	$24	(46.3)
Interest expense, net	(329)	(304)	8.2
Other, net	37	(81)	nm

Total nonoperating expense, net	$(279)	$(361)	(22.9)

Net nonoperating expense was $279 million in 2010 as compared to $361 million in 2009. Interest expense, net increased $25 million due to an increase in the average debt balance outstanding in 2010 primarily as a result of liquidity raising initiatives completed throughout 2009.

Other nonoperating expense, net in 2010 included $53 million of net realized gains related to the sale of certain investments in auction rate securities as well as an $11 million settlement gain. These gains were offset by $17 million in net foreign currency losses as a result of the overall strengthening of the U.S. dollar during 2010 and $5 million in non-cash charges related to the write off of debt issuance costs. Other nonoperating expense, net in 2009 included $49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs, a $14 million loss on the sale of certain aircraft equipment, $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities, $3 million in foreign currency losses and a $2 million non-cash asset impairment charge. The sales of auction rate securities are discussed in more detail under “Liquidity and Capital Resources”.

2009 Compared With 2008

Operating Revenues:

			Percent
			Increase
	2009	2008	(Decrease)
	(In millions)

Operating revenues:
Mainline passenger	$6,752	$8,183	(17.5)
Express passenger	2,503	2,879	(13.1)
Cargo	100	144	(30.3)
Other	1,103	912	20.9

Total operating revenues	$10,458	$12,118	(13.7)

Total operating revenues in 2009 were $10.46 billion as compared to $12.12 billion in 2008, a decline of $1.66 billion or 13.7%. Significant changes in the components of operating revenues are as follows:

•	Mainline passenger revenues were $6.75 billion in 2009, a decrease of 17.5% from 2008. Mainline RPMs decreased 4.4% as mainline capacity, as measured by ASMs, decreased 4.6%, resulting in a 0.2 point increase in load factor to 81.9%. Mainline passenger yield decreased 13.7% to 11.66 cents in 2009 from 13.51 cents in 2008. Mainline PRASM decreased 13.5% to 9.55 cents in 2009 from 11.04 cents in 2008. Mainline yield and PRASM decreased in 2009 due to the decline in passenger demand and weak pricing environment driven by the global economic recession.

•	Express passenger revenues were $2.5 billion in 2009, a decrease of $376 million from 2008. Express RPMs decreased by 2.6% as Express capacity, as measured by ASMs, decreased 3.9%, resulting in a one point increase in load factor to 73.6%. Express passenger yield decreased by 10.7% to 23.68 cents in 2009 from 26.52 cents in 2008. Express PRASM decreased 9.5% to 17.42 cents in 2009 from 19.26 cents in 2008. The decreases in Express yield and PRASM were the result of the same passenger demand declines and weak pricing environment discussed in mainline passenger revenues above.

•	Cargo revenues were $100 million in 2009, a decrease of $44 million, or 30.3%, from 2008. The decrease in cargo revenues was driven by declines in yield and freight volumes as a result of the contraction of business spending as well as a decrease in fuel surcharges in 2009 as compared to 2008.

•	Other revenues were $1.1 billion in 2009, an increase of $191 million, or 20.9%, from 2008 primarily due to an increase of $250 million generated by our first and second checked bag fees, which were implemented in the second and third quarters of 2008. This increase was offset in part by a decline in the volume of passenger ticketing change fees and declines in fuel sales to our pro-rate carriers through our MSC subsidiary due to lower fuel prices in 2009.

Operating Expenses:

			Percent
			Increase
	2009	2008	(Decrease)
	(In millions)

Operating expenses:
Aircraft fuel and related taxes	$1,863	$3,618	(48.5)
Loss (gain) on fuel hedging instruments, net:
Realized	382	(140)	nm
Unrealized	(375)	496	nm
Salaries and related costs	2,165	2,231	(3.0)
Aircraft rent	695	724	(4.0)
Aircraft maintenance	700	783	(10.6)
Other rent and landing fees	560	562	(0.5)
Selling expenses	382	439	(13.0)
Special items, net	55	76	(27.3)
Depreciation and amortization	242	215	12.5
Goodwill impairment	—	622	nm
Other	1,152	1,243	(7.4)

Total mainline operating expenses	7,821	10,869	(28.0)
Express expenses:
Fuel	609	1,137	(46.4)
Other	1,910	1,912	(0.1)

Total Express expenses	2,519	3,049	(17.4)

Total operating expenses	$10,340	$13,918	(25.7)

Total operating expenses were $10.34 billion in 2009, a decrease of $3.58 billion or 25.7% compared to 2008. Mainline operating expenses were $7.82 billion in 2009, a decrease of $3.05 billion or 28% from 2008, while mainline capacity decreased 4.6%.

The 2009 period included $55 million of net special charges consisting of $22 million in aircraft costs as a result of capacity reductions, $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $11 million in severance and other charges and $6 million in costs incurred related to the 2009 liquidity improvement program. This compares to net special charges of $76 million in 2008, consisting of $35 million of merger-related transition expenses, $18 million in non-cash charges related to the decline in the fair value of certain spare parts associated with our Boeing 737 aircraft fleet and, as a result of capacity reductions, $14 million in aircraft costs and $9 million in severance charges.

Our mainline CASM excluding special items, fuel and the 2008 goodwill impairment charge was relatively constant year-over-year.

The table below sets forth the major components of our total mainline CASM and our mainline CASM excluding special items, fuel and the 2008 goodwill impairment charge for the years ended December 31, 2009 and 2008:

			Percent
			Increase
	2009	2008	(Decrease)
	(In cents)

Mainline CASM:
Aircraft fuel and related taxes	2.63	4.88	(46.0)
Loss on fuel hedging instruments, net	0.01	0.48	(97.8)
Salaries and related costs	3.06	3.01	1.7
Aircraft rent	0.98	0.98	0.7
Aircraft maintenance	0.99	1.05	(6.2)
Other rent and landing fees	0.79	0.76	4.4
Selling expenses	0.54	0.59	(8.8)
Special items, net	0.08	0.10	(23.8)
Depreciation and amortization	0.34	0.29	18.0
Goodwill impairment	—	0.84	nm
Other	1.63	1.68	(2.9)

Total mainline CASM	11.06	14.66	(24.6)

Special items, net	(0.08)	(0.10)
Aircraft fuel and related taxes	(2.63)	(4.88)
Loss on fuel hedging instruments, net	(0.01)	(0.48)
Goodwill impairment	—	(0.84)

Total mainline CASM excluding special items and fuel(1)	8.34	8.36	(0.3)

(1)	We believe that the presentation of mainline CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond our control, and excluding special items provides investors the ability to measure financial performance in a way that is more indicative of our ongoing performance and is more comparable to measures reported by other major airlines. Management uses mainline CASM excluding special items and fuel to evaluate our operating performance. Amounts may not recalculate due to rounding.

Significant changes in the components of mainline operating expense per ASM are as follows:

•	Aircraft fuel and related taxes per ASM decreased 46% primarily due to a 45% decrease in the average price per gallon of fuel to $1.74 in 2009 from $3.17 in 2008. A 6.4% decrease in gallons of fuel consumed in 2009 on 4.6% lower capacity also contributed to the decrease.

•	Loss on fuel hedging instruments, net per ASM was a loss of 0.01 cent in 2009 as compared to a loss of 0.48 cents in 2008. Since the third quarter of 2008, we have not entered into any new transactions to hedge our fuel consumption, and we have not had any fuel hedging contracts outstanding since the third quarter of 2009. The net loss in the 2009 period included realized losses of $382 million on settled fuel hedging instruments, offset by $375 million of net unrealized gains. The unrealized gains are the result of the application of mark-to-market accounting in which unrealized losses recognized in prior periods are reversed as hedge transactions are settled in the current period. We recognized net losses from our fuel hedging program in 2008 due to the significant decline in the price of oil in the latter part of 2008, which generated unrealized losses on certain open fuel hedge transactions as the price of heating oil fell below the lower limit of our collar transactions.

•	Aircraft maintenance expense per ASM decreased 6.2% in 2009 as compared to 2008 due principally to decreases in the number of engine overhauls performed in 2009 as a result of the timing of maintenance cycles.

•	Selling expenses per ASM decreased 8.8% due to lower credit card fees, booking fees and commissions paid as a result of a decline in the number and value of tickets sold resulting from the weakened demand and pricing environment caused by the economic recession.

•	Depreciation and amortization expense per ASM increased 18% due to a net increase in owned aircraft, primarily driven by the acquisition of 19 Airbus A320 family aircraft and two Airbus A330 aircraft in 2009, which increased depreciation expense on owned aircraft.

Total Express expenses decreased $530 million, or 17.4%, in 2009 to $2.52 billion from $3.05 billion in 2008. The year-over-year decrease was primarily driven by a $528 million decrease in fuel costs. The average fuel price per gallon was $1.80 in 2009, which was 44.3% lower than the average price per gallon of $3.23 in 2008. In addition, gallons of fuel consumed in 2009 decreased 3.8% on 3.9% lower capacity. Other Express expenses decreased $2 million, or 0.1%, despite a 3.9% decrease in Express ASMs due to certain fixed costs associated with our capacity purchase agreements as well as certain contractual rate increases with these carriers.

Nonoperating Income (Expense):

			Percent
			Increase
	2009	2008	(Decrease)
	(In millions)

Nonoperating income (expense):
Interest income	$24	$83	(71.5)
Interest expense, net	(304)	(258)	17.9
Other, net	(81)	(240)	(66.5)

Total nonoperating expense, net	$(361)	$(415)	(13.1)

Net nonoperating expense was $361 million in 2009 as compared to $415 million in 2008. Interest income decreased $59 million in 2009 due to lower average investment balances and lower rates of return. Interest expense, net increased $46 million due to an increase in the average debt balance outstanding primarily as a result of financing transactions completed in the fourth quarter of 2008 and in 2009, partially offset by reductions in average interest rates associated with variable rate debt as compared to 2008.

Other nonoperating expense, net in 2009 included $49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs, a $14 million loss on the sale of certain aircraft equipment, $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities, $3 million in foreign currency losses and a $2 million non-cash asset impairment charge. Other nonoperating expense, net in 2008 included $214 million in other-than-temporary non-cash impairment charges for investments in auction rate securities, $25 million in foreign currency losses and $7 million in write offs of debt discount and debt issuance costs in connection with the refinancing of certain aircraft equipment notes and certain loan prepayments, offset in part by $8 million in gains on forgiveness of debt.

Liquidity and Capital Resources

As of December 31, 2010, our cash, cash equivalents, investments in marketable securities and restricted cash were $2.28 billion, of which $364 million was restricted. Our investments in marketable securities included $57 million of auction rate securities at fair value ($84 million par value) that are classified as noncurrent assets on our consolidated balance sheets.

Investments in Marketable Securities

As of December 31, 2010, we held auction rate securities with a fair value of $57 million ($84 million par value), which are classified as available-for-sale securities and noncurrent assets on our consolidated balance sheets. Contractual maturities for these auction rate securities range from 23 to 42 years, with 78% of our portfolio maturing within the next 30 years (2033 — 2036) and 22% maturing thereafter (2052). As a result of the liquidity issues experienced in the global credit and capital markets, all of our auction rate securities have experienced failed auctions since August 2007.

During 2010, we sold certain investments in auction rate securities for proceeds of $145 million, resulting in $53 million of net realized gains recorded in nonoperating expense, net, of which $52 million represents the reclassification of prior period net unrealized gains from other comprehensive income as determined on a specific-identification basis. Proceeds for all of these sale transactions approximated the carrying value of our investments. We have now sold more than 75% of our investments in auction rate securities, which have experienced failed auctions since August 2007.

We continue to monitor the market for auction rate securities and consider its impact (if any) on the fair value of our remaining investments in these securities. If the current market conditions deteriorate, we may be required to record additional impairment charges in other nonoperating expense, net in future periods.

We believe that, based on our current unrestricted cash and cash equivalents balance at December 31, 2010, the current lack of liquidity in our remaining investments in auction rate securities will not have a material impact on our liquidity, our cash flow or our ability to fund our operations.

Sources and Uses of Cash

2010 Compared to 2009

Net cash provided by operating activities was $804 million and $59 million in 2010 and 2009, respectively, a year-over-year improvement of $745 million. Growth in operating cash flows resulted from a $1.45 billion increase in total operating revenues driven primarily by higher yields as a result of the improved economy and industry capacity discipline. The increase in revenues was offset in part by increases in mainline and Express fuel expense, which was $700 million, or 28.3% higher than the 2009 period on a 0.9% increase in total system capacity.

Net cash provided by investing activities was $63 million in 2010 as compared to net cash used in investing activities of $495 million in 2009. Principal investing activities in 2010 included proceeds from sales of marketable securities of $325 million, including sales of auction rate securities of $145 million, and a $116 million decrease in restricted cash. These cash inflows were offset in part by purchases of marketable securities of $180 million and expenditures for property and equipment totaling $201 million. Expenditures for property and equipment related primarily to the purchase of Airbus aircraft and payments of equipment purchase deposits for certain aircraft on order. Restricted cash decreased primarily due to a change in the amount of holdback held by certain credit card processors for advance ticket sales for which US Airways has not yet provided air transportation. Principal investing activities in 2009 included expenditures for property and equipment totaling $683 million primarily related to the purchase of Airbus aircraft. These cash outflows were offset in part by $76 million in proceeds from dispositions of property and equipment, a $60 million decrease in restricted cash and proceeds from sales of investments in marketable securities of $52 million. The $76 million in proceeds from dispositions of property and equipment was the result of the swap of one of US Airways’ owned aircraft in exchange for the leased aircraft involved in the Flight 1549 accident and sale-leaseback transactions involving four aircraft and five engines. Restricted cash decreased during 2009 due to a change in the amount of holdback held by certain credit card processors for advance ticket sales for which US Airways has not yet provided air transportation.

Net cash used in financing activities was $307 million in 2010 as compared to net cash provided by financing activities of $701 million in 2009. Principal financing activities in 2010 included debt repayments of $764 million, including the repayment of existing debt associated with eight Airbus aircraft refinanced by a December 2010 enhanced equipment trust certificate (“2010 EETC”) issuance and the repurchase of $69 million aggregate principal amount of our 7% notes. These cash outflows were offset in part by proceeds from the issuance of debt of $467 million, which included $340 million of proceeds from the issuance of equipment notes associated with the 2010 EETC issuance as well as the financing associated with the purchase of Airbus aircraft. Principal financing activities in 2009 included proceeds from the issuance of debt of $919 million, which primarily included the financing associated with the purchase of Airbus aircraft, as well as the issuance of $172 million of convertible notes in a May 2009 public offering, additional loans under a spare parts loan agreement, a loan secured by certain airport landing slots and an unsecured financing with one of our third party Express carriers. These cash inflows were offset in part by debt repayments that totaled $407 million in 2009. Financing activities in 2009 also included net proceeds from the issuance of common stock of $66 million from a May 2009 public offering of 17.5 million shares and $137 million from a September 2009 public offering of 29 million shares.

2009 Compared to 2008

Net cash provided by operating activities was $59 million in 2009 as compared to net cash used in operating activities of $980 million in 2008, a year-over-year improvement of $1.04 billion. Operating cash flows significantly improved in 2009 due to the substantial reduction in the cost of fuel offset by declines in revenues as a result of the global economic recession. Our mainline and Express fuel expense was $2.28 billion, or 48%, lower in 2009 as compared to 2008 on 4.5% lower capacity. The weak demand environment caused by the global economic recession resulted in a $1.66 billion, or 13.7%, decline in total operating revenues. In addition, operating cash flows in 2009 improved by $321 million principally as a result of the wind down of our fuel hedging program. In the latter part of 2008, we recognized unrealized losses on certain open fuel hedge transactions as the price of heating oil fell below the lower limit of our collar transactions and caused us to use cash from operations to collateralize our counterparties. Since the third quarter of 2008, we have not entered into any new transactions to hedge our fuel consumption, and we have not had any fuel hedging contracts outstanding since the third quarter of 2009. Accordingly, our 2009 operating cash flows were not significantly impacted by fuel hedging transactions as any hedges settling in 2009 had been fully collateralized through the cash deposits posted during 2008.

Net cash used in investing activities was $495 million and $915 million in 2009 and 2008, respectively. Principal investing activities in 2009 included expenditures for property and equipment totaling $683 million primarily related to the purchase of Airbus aircraft. These cash outflows were offset in part by $76 million in proceeds from dispositions of property and equipment, a $60 million decrease in restricted cash and proceeds from sales of investments in marketable securities of $52 million. The $76 million in proceeds from dispositions of property and equipment was the result of the swap of one of US Airways’ owned aircraft in exchange for the leased aircraft involved in the Flight 1549 accident and sale-leaseback transactions involving four aircraft and five engines. Restricted cash decreased during 2009 due to a change in the amount of holdback held by certain credit card processors for advance ticket sales for which US Airways has not yet provided air transportation. Principal investing activities in 2008 included expenditures for property and equipment totaling $1.07 billion, including the purchase of 14 Embraer aircraft, five Airbus aircraft and a $139 million net increase in equipment purchase deposits for aircraft on order, as well as a $74 million increase in restricted cash, all of which were offset in part by net sales of investments in marketable securities of $206 million. The change in the 2008 restricted cash balance was due to changes in the amount of holdback held by certain credit card processors.

Net cash provided by financing activities was $701 million and $981 million in 2009 and 2008, respectively. Principal financing activities in 2009 included proceeds from the issuance of debt of $919 million, which primarily included the financing associated with the purchase of Airbus aircraft, as well as the issuance of $172 million of convertible notes in a May 2009 public offering, additional loans under a spare parts loan agreement, a loan secured by certain airport landing slots and an unsecured financing with one of our third party Express carriers. These cash inflows were offset in part by debt repayments that totaled $407 million in 2009. Financing activities in 2009 also included net proceeds from the issuance of common stock of $66 million from a May 2009 public offering of 17.5 million shares and $137 million from a September 2009 public offering of 29 million shares. Principal financing activities in 2008 included proceeds from the issuance of debt of $1.59 billion, of which $800 million was from the series of financing transactions completed in October 2008, including the Barclays pre-purchased miles, Airbus advance and spare parts and engine loans. Proceeds also included the financing associated with the purchase of 14 Embraer aircraft and five Airbus aircraft and $145 million in proceeds from the refinancing of certain aircraft equipment notes. These cash inflows were offset in part by debt repayments that totaled $734 million in 2008, including a $400 million paydown at par of our Citicorp credit facility, a $100 million prepayment of certain indebtedness incurred as part of our October 2008 financing transactions and $97 million related to the $145 million aircraft equipment note refinancing discussed above. Financing activities in 2008 also included $179 million in net proceeds from the issuance of common stock as a result of a public offering of 21.85 million shares during the third quarter of 2008.

Commitments

As of December 31, 2010, we had $4.62 billion of long-term debt and capital leases (including current maturities and before discount on debt).

Citicorp Credit Facility

On March 23, 2007, US Airways Group entered into a term loan credit facility with Citicorp North America, Inc., as administrative agent, and a syndicate of lenders pursuant to which US Airways Group borrowed an aggregate principal amount of $1.6 billion. US Airways and certain other subsidiaries of US Airways Group are guarantors of the Citicorp credit facility.

The Citicorp credit facility bears interest at an index rate plus an applicable index margin or, at our option, LIBOR plus an applicable LIBOR margin for interest periods of one, two, three or six months. The applicable index margin, subject to adjustment, is 1.00%, 1.25% or 1.50% if the adjusted loan balance is less than $600 million, between $600 million and $1 billion, or greater than $1 billion, respectively. The applicable LIBOR margin, subject to adjustment, is 2.00%, 2.25% or 2.50% if the adjusted loan balance is less than $600 million, between $600 million and $1 billion, or greater than $1 billion, respectively. In addition, interest on the Citicorp credit facility may be adjusted based on the credit rating for the Citicorp credit facility as follows: (i) if the credit ratings of the Citicorp credit facility by Moody’s and S&P in effect as of the last day of the most recently ended fiscal quarter are both at least one subgrade better than the credit ratings in effect on March 23, 2007, then (A) the applicable LIBOR margin will be the lower of 2.25% and the rate otherwise applicable based upon the adjusted Citicorp credit facility balance and (B) the applicable index margin will be the lower of 1.25% and the rate otherwise applicable based upon the Citicorp credit facility principal balance, and (ii) if the credit ratings of the Citicorp credit facility by Moody’s and S&P in effect as of the last day of the most recently ended fiscal quarter are both at least two subgrades better than the credit ratings in effect on March 23, 2007, then (A) the applicable LIBOR margin will be 2.00% and (B) the applicable index margin will be 1.00%. As of December 31, 2010, the interest rate on the Citicorp credit facility was 2.79% based on a 2.50% LIBOR margin.

The Citicorp credit facility matures on March 23, 2014, and is repayable in seven annual installments with each of the first six installments to be paid on each anniversary of the closing date in an amount equal to 1% of the initial aggregate principal amount of the loan and the final installment to be paid on the maturity date in the amount of the full remaining balance of the loan.

In addition, the Citicorp credit facility requires certain mandatory prepayments upon the occurrence of specified events, establishes certain financial covenants, including minimum cash requirements and maintenance of certain minimum ratios, contains customary affirmative covenants and negative covenants and contains customary events of default. The Citicorp credit facility requires us to maintain consolidated unrestricted cash and cash equivalents of not less than $850 million, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of that amount held in accounts subject to control agreements, which would become restricted for use by us if certain adverse events occur per the terms of the agreement. In addition, the Citicorp credit facility provides that we may issue debt in the future with a second lien on the assets pledged as collateral under the Citicorp credit facility. The principal amount outstanding under the Citicorp credit facility was $1.15 billion as of December 31, 2010. As of December 31, 2010, we were in compliance with all debt covenants under the Citicorp credit facility.

7% Senior Convertible Notes

Prior to September 30, 2010, we had outstanding $74 million principal amount of 7% notes. Holders had the right to require us to purchase for cash or shares or a combination thereof, at our election, all or a portion of their 7% notes on September 30, 2010 at a purchase price equal to 100% of the principal amount of the 7% notes to be repurchased plus accrued and unpaid interest, if any, to the purchase date. As of September 30, 2010, $69 million of the 7% notes outstanding were validly surrendered for purchase and we paid $69 million in cash to satisfy the aggregate repurchase price. The principal amount of the remaining 7% notes outstanding as of December 31, 2010 was $5 million.

2010 Financing Transactions

In 2010, US Airways borrowed $181 million to finance Airbus aircraft deliveries. These financings bear interest at a rate of LIBOR plus an applicable margin and contain default provisions and other covenants that are typical in the industry.

In 2010, US Airways Group borrowed $30 million to finance airport construction activities in Philadelphia. These notes bear interest at fixed rates and are secured by certain US Airways’ leasehold interests. The notes payable mature from 2020 to 2029.

In December 2010, US Airways created two pass-through trusts which issued approximately $340 million aggregate face amount of Series 2010-1A and Series 2010-1B Enhanced Equipment Trust Certificates (the “2010 EETCs”) in connection with the refinancing of eight Airbus aircraft owned by US Airways. The 2010 EETCs represent fractional undivided interests in the respective pass-through trusts and are not obligations of US Airways. The net proceeds from the issuance of the 2010 EETCs were used to purchase equipment notes issued by US Airways in two series: Series A equipment notes in an aggregate principal amount of $263 million bearing interest at 6.25% per annum and Series B equipment notes in an aggregate principal amount of $77 million bearing interest at 8.5% per annum. Interest on the equipment notes is payable semiannually in April and October of each year, beginning in April 2011. Principal payments on the equipment notes are scheduled to begin in October 2011. The final payments on the Series A equipment notes and Series B equipment notes will be due in April 2023 and April 2017, respectively. US Airways’ payment obligations under the equipment notes are fully and unconditionally guaranteed by US Airways Group. Substantially all of the proceeds from the issuance of the equipment notes were used to repay the existing debt associated with eight Airbus aircraft, with the balance used for general corporate purposes. The equipment notes are secured by liens on aircraft.

Credit Card Processing Agreements

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. Credit card processors have financial risk associated with tickets purchased for travel because, although the processor generally forwards the cash related to the purchase to us soon after the purchase is completed, the air travel generally occurs after that time, and the processor may have liability if we do not ultimately provide the air travel. Our agreements allow these processing companies, under certain conditions, to hold an amount of our cash (referred to as a “holdback”) equal to a portion of advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. These holdback requirements can be modified at the discretion of the processing companies, up to the estimated liability for future air travel purchased with the respective credit cards, upon the occurrence of specified events, including material adverse changes in our financial condition. The amount that the processing companies may withhold also varies as a result of changes in financial risk due to seasonal fluctuations in ticket volume. Additional holdback requirements will reduce our liquidity in the form of unrestricted cash and short-term investments by the amount of the holdbacks. These holdback amounts are reflected on our consolidated balance sheet as restricted cash.

Aircraft and Engine Purchase Commitments

US Airways has definitive purchase agreements with Airbus for the acquisition of 134 aircraft, including 97 single-aisle A320 family aircraft and 37 widebody aircraft (comprised of 22 A350 XWB aircraft and 15 A330-200 aircraft). Since 2008, when deliveries commenced under the purchase agreements, we have taken delivery of 34 aircraft through December 31, 2010, which includes four A320 aircraft, 23 A321 aircraft and seven A330-200 aircraft. During 2010, US Airways took delivery of two A320 aircraft and two A330-200 aircraft, which were financed as discussed above. US Airways plans to take delivery of 12 A320 family aircraft in each of 2011 and 2012, with the remaining 46 A320 family aircraft scheduled to be delivered between 2013 and 2015. In addition, US Airways plans to take delivery of the eight remaining A330-200 aircraft in 2013 and 2014. Deliveries of the 22 A350 XWB aircraft are scheduled to begin in 2017 and extend through 2019.

US Airways has agreements for the purchase of eight new IAE V2500-A5 spare engines scheduled for delivery through 2014 for use on the A320 family fleet, three new Trent 700 spare engines scheduled for delivery through 2013 for use on the A330-200 fleet and three new Trent XWB spare engines scheduled for delivery in 2017 through 2019 for use on the A350 XWB aircraft. US Airways has taken delivery of two of the Trent 700 spare engines and one of the V2500-A5 spare engines through December 31, 2010.

Under all of our aircraft and engine purchase agreements, our total future commitments as of December 31, 2010 are expected to be approximately $5.9 billion through 2019 as follows: $570 million in 2011, $618 million in 2012, $1.15 billion in 2013, $935 million in 2014, $445 million in 2015 and $2.18 billion thereafter, which includes predelivery deposits and payments. We have financing commitments for all Airbus aircraft scheduled for delivery in 2011 and 2012. See “Risk Factors — Risk Factors Relating to the Company and Industry Related Risks — Increased Costs of Financing, a Reduction in the Availability of Financing and Fluctuations in Interest Rates could Adversely Affect Our Liquidity, Operating Expenses and Results” and “Our High Level of Fixed Obligations Limits Our Ability to Fund General Corporate Requirements and Obtain Additional Financing, Limits Our Flexibility in Responding to Competitive Developments and Increases Our Vulnerability to Adverse Economic and Industry Conditions”.

Covenants

In addition to the minimum cash balance requirements, our long-term debt agreements contain various negative covenants that restrict or limit our actions, including our ability to pay dividends or make other restricted payments. Our long-term debt agreements also generally contain cross-default provisions, which may be triggered by defaults by us under other agreements relating to indebtedness. See “Risk Factors — Risk Factors Relating to the Company and Industry Related Risks — Our High Level of Fixed Obligations Limits Our Ability to Fund General Corporate Requirements and Obtain Additional Financing, Limits Our Flexibility in Responding to Competitive Developments and Increases Our Vulnerability to Adverse Economic and Industry Conditions” and “Any Failure to Comply with the Liquidity Covenants Contained in Our Financing Arrangements would Likely have a Material Adverse Effect on Our Business, Financial Condition and Results of

Operations”. As of December 31, 2010, we and our subsidiaries were in compliance with the covenants in our long-term debt agreements.

A decrease in our credit ratings could cause our borrowing costs to increase, which would increase our interest expense and could affect our net income, and our credit ratings could adversely affect our ability to obtain additional financing. If our financial performance or industry conditions worsen, we may face future downgrades, which could negatively impact our borrowing costs and the prices of our equity or debt securities. In addition, any downgrade of our credit ratings may indicate a decline in our business and in our ability to satisfy our obligations under our indebtedness.

Off-Balance Sheet Arrangements

An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (1) made guarantees, (2) a retained or a contingent interest in transferred assets, (3) an obligation under derivative instruments classified as equity or (4) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or that engages in leasing, hedging or research and development arrangements with us.

We have no off-balance sheet arrangements of the types described in the first three categories above that we believe may have a material current or future effect on financial condition, liquidity or results of operations. Certain guarantees that we do not expect to have a material current or future effect on our financial condition, liquidity or results of operations are disclosed in the notes to the consolidated financial statements of US Airways Group and US Airways included in or incorporated by reference into this prospectus supplement.

Pass Through Trusts

US Airways has 27 owned aircraft, 114 leased aircraft and three leased engines, which were financed with pass through trust certificates, or EETCs, issued by pass through trusts. These trusts are off-balance sheet entities, the primary purpose of which is to finance the acquisition of flight equipment. Rather than finance each aircraft separately when such aircraft is purchased, delivered or refinanced, these trusts allowed US Airways to raise the financing for several aircraft at one time and place such funds in escrow pending the purchase, delivery or refinancing of the relevant aircraft. The trusts were also structured to provide for certain credit enhancements, such as liquidity facilities to cover certain interest payments, that reduce the risks to the purchasers of the trust certificates and, as a result, reduce the cost of aircraft financing to US Airways.

Each trust covered a set amount of aircraft scheduled to be delivered or refinanced within a specific period of time. At the time of each covered aircraft financing, the relevant trust used the funds in escrow to purchase equipment notes relating to the financed aircraft. The equipment notes were issued, at US Airways’ election in connection with a mortgage financing of the aircraft or by a separate owner trust in connection with a leveraged lease financing of the aircraft. In the case of a leveraged lease financing, the owner trust then leased the aircraft to US Airways. In both cases, the equipment notes are secured by a security interest in the aircraft. The pass through trust certificates are not direct obligations of, nor are they guaranteed by, US Airways Group or US Airways. However, in the case of mortgage financings, the equipment notes issued to the trusts are direct obligations of US Airways. As of December 31, 2010, $809 million associated with these mortgage financings is reflected as debt in the accompanying consolidated balance sheet included in or incorporated by reference into this prospectus supplement.

With respect to leveraged leases, US Airways evaluated whether the leases had characteristics of a variable interest entity. US Airways concluded the leasing entities met the criteria for variable interest entities. US Airways generally is not the primary beneficiary of the leasing entities if the lease terms are consistent with market terms at the inception of the lease and do not include a residual value guarantee, fixed-price purchase option or similar feature that obligates US Airways to absorb decreases in value or entitles US Airways to participate in increases in the value of the aircraft. US Airways does not provide residual value guarantees to the bondholders or equity participants in the trusts. Each lease does have a fixed price purchase option that allows US Airways to purchase the aircraft near the end of the lease term. However, the option price approximates an estimate of the aircraft’s fair value at the option date. Under this feature, US Airways does not participate in any increases in the value of the aircraft. US Airways concluded it was not the primary beneficiary under these arrangements. Therefore, US Airways accounts for its EETC leveraged lease financings as operating leases. US Airways’ total future obligations under these leveraged lease financings are $2.96 billion as of December 31, 2010.

Special Facility Revenue Bonds

US Airways guarantees the payment of principal and interest on certain special facility revenue bonds issued by municipalities to build or improve certain airport and maintenance facilities which are leased to US Airways. Under such leases, US Airways is required to make rental payments through 2023, sufficient to pay maturing principal and interest payments on the related bonds. As of December 31, 2010, the remaining lease payments guaranteeing the principal and interest on these bonds are $121 million, of which $30 million of these obligations is accounted for as a capital lease and reflected as debt in the accompanying consolidated balance sheet.

Contractual Obligations

The following table provides details of our future cash contractual obligations as of December 31, 2010 (in millions):

	Payments Due by Period
	2011	2012	2013	2014	2015	Thereafter	Total

US Airways Group(1)
Debt(2)	$16	$116	$116	$1,276	$—	$35	$1,559
Interest obligations(3)	57	54	49	24	3	23	210
US Airways(4)
Debt and capital lease obligations(5)(6)	381	339	301	279	279	1,479	3,058
Interest obligations(3)(6)	151	147	116	99	101	309	923
Aircraft purchase and operating lease commitments(7)	1,547	1,520	1,891	1,598	1,016	4,737	12,309
Regional capacity purchase agreements(8)	1,005	1,009	1,011	1,016	898	1,385	6,324
Other US Airways Group subsidiaries(9)	11	9	8	6	1	—	35

Total	$3,168	$3,194	$3,492	$4,298	$2,298	$7,968	$24,418

(1)	These commitments represent those entered into by US Airways Group.

(2)	Excludes $136 million of unamortized debt discount as of December 31, 2010.

(3)	For variable-rate debt, future interest obligations are shown above using interest rates in effect as of December 31, 2010.

(4)	These commitments represent those entered into by US Airways.

(5)	Excludes $81 million of unamortized debt discount as of December 31, 2010.

(6)	Includes $809 million of future principal payments and $339 million of future interest payments as of December 31, 2010, respectively, related to pass through trust certificates or EETCs associated with mortgage financings for the purchase of certain aircraft as described under “Off-Balance

Sheet Arrangements” and in Note 9(c) to US Airways Group’s and Note 8(c) to US Airways’ consolidated financial statements for the year ended December 31, 2010 included in or incorporated by reference into this prospectus supplement.

(7)	Includes $2.96 billion of future minimum lease payments related to EETC leveraged leased financings of certain aircraft as of December 31, 2010, as described under “Off-Balance Sheet Arrangements” and in Note 9(c) to US Airways Group’s and Note 8(c) to US Airways’ consolidated financial statements for the year ended December 31, 2010 included in or incorporated by reference into this prospectus supplement.

(8)	Represents minimum payments under capacity purchase agreements with third-party Express carriers.

(9)	Represents operating lease commitments entered into by US Airways Group’s other airline subsidiaries, Piedmont and PSA.

We expect to fund these cash obligations from funds provided by operations and future financings, if necessary. The cash available to us from these sources, however, may not be sufficient to cover these cash obligations because economic factors may reduce the amount of cash generated by operations or increase our costs. For instance, an economic downturn or general global instability caused by military actions, terrorism, disease outbreaks and natural disasters could reduce the demand for air travel, which would reduce the amount of cash generated by operations. An increase in our costs, either due to an increase in borrowing costs caused by a reduction in our credit rating or a general increase in interest rates or due to an increase in the cost of fuel, maintenance, aircraft and aircraft engines and parts, could decrease the amount of cash available to cover the cash obligations. Moreover, the Citicorp credit facility, our amended credit card agreement with Barclays and certain of our other financing arrangements contain significant minimum cash balance requirements. As a result, we cannot use all of our available cash to fund operations, capital expenditures and cash obligations without violating these requirements.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. We believe our estimates and assumptions are reasonable; however, actual results could differ from those estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties and potentially result in materially different results under different assumptions and conditions. We have identified the following critical accounting policies that impact the preparation of our consolidated financial statements. See also the summary of significant accounting policies included in the notes to the consolidated financial statements included in or incorporated by reference into this prospectus supplement.

Passenger Revenue Recognition

Passenger revenue is recognized when transportation is provided. Ticket sales for transportation that has not yet been provided are initially deferred and recorded as air traffic liability on the consolidated balance sheets. The air traffic liability represents tickets sold for future travel dates and estimated future refunds and exchanges of tickets sold for past travel dates. The balance in the air traffic liability fluctuates throughout the year based on seasonal travel patterns and fare sale activity. Our air traffic liability was $861 million and $778 million as of December 31, 2010 and 2009, respectively.

The majority of tickets sold are nonrefundable. A small percentage of tickets, some of which are partially used tickets, expire unused. Due to complex pricing structures, refund and exchange policies,

and interline agreements with other airlines, certain amounts are recognized in revenue using estimates regarding both the timing of the revenue recognition and the amount of revenue to be recognized. These estimates are generally based on the analysis of our historical data. We and members of the airline industry have consistently applied this accounting method to estimate revenue from forfeited tickets at the date travel was to be provided. Estimated future refunds and exchanges included in the air traffic liability are routinely evaluated based on subsequent activity to validate the accuracy of our estimates. Any adjustments resulting from periodic evaluations of the estimated air traffic liability are included in results of operations during the period in which the evaluations are completed. Holding other factors constant, a 10% change in our estimate of the amount refunded, exchanged or forfeited for 2010 would result in a $35 million change in our passenger revenue, which represents less than 1% of our passenger revenue.

Passenger traffic commissions and related fees are expensed when the related revenue is recognized. Passenger traffic commissions and related fees not yet recognized are included as a prepaid expense.

Impairment of Long-Lived and Intangible Assets

We assess the impairment of long-lived assets and intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In addition, our international route authorities and trademark intangible assets are classified as indefinite lived assets and are reviewed for impairment annually. Factors which could trigger an impairment review include the following: significant changes in the manner of use of the assets; significant underperformance relative to historical or projected future operating results; or significant negative industry or economic trends. With respect to long-lived assets, an impairment has occurred when the future undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. Cash flow estimates are based on historical results adjusted to reflect management’s best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of fair value represent management’s best estimate based on appraisals, industry trends and reference to market rates and transactions. Changes in industry capacity and demand for air transportation can significantly impact the fair value of aircraft and related assets.

We performed the annual impairment test on our international route authorities and trademarks during the fourth quarter of 2010. The fair values of international route authorities were assessed using the market approach. The market approach took into consideration relevant supply and demand factors at the related airport locations as well as available market sale and lease data. For trademarks, we utilized a form of the income approach known as the relief-from-royalty method. As a result of our annual impairment test on international route authorities and trademarks, no impairment was indicated. We will perform our next annual impairment test on October 1, 2011.

Valuation of Investments in Marketable Securities

As of December 31, 2010, all noncurrent investments in marketable securities, consisting entirely of auction rate securities, are classified as available for sale. We determine the appropriate classification of securities at the time of purchase and re-evaluate such designation as of each balance sheet date.

Our available-for-sale securities are measured at fair value on a recurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. We use a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

We estimate the fair value of our auction rate securities based on the following: (i) the underlying structure of each security; (ii) the present value of future principal and interest payments discounted at rates considered to reflect current market conditions; (iii) consideration of the probabilities of default, passing a future auction, or repurchase at par for each period; and (iv) estimates of the recovery rates in the event of default for each security. These estimated fair values could change significantly based on future market conditions.

We review declines in the fair value of our investments in marketable securities to determine the classification of the impairment as temporary or other-than-temporary. A temporary impairment charge results in an unrealized loss being recorded in the other comprehensive income component of stockholders’ equity. An other-than-temporary impairment charge must be separated into the amount representing the decrease in cash flows expected to be collected from a security (referred to as credit losses), which is recognized in earnings and the amount related to other factors (referred to as noncredit losses), which is recognized in other comprehensive income. This noncredit loss component of the impairment may only be classified in other comprehensive income if both of the following conditions are met (a) the holder of the security concludes that it does not intend to sell the security and (b) the holder concludes that it is more likely than not that the holder will not be required to sell the security before the security recovers its value. If these conditions are not met, the noncredit loss must also be recognized in earnings. We review our investments on an ongoing basis for indications of possible impairment, and if impairment is identified, we determine whether the impairment is temporary or other-than-temporary. Determination of whether the impairment is temporary or other-than-temporary requires significant judgment. The primary factors that we consider in classifying the impairment include the extent and period of time the fair value of each investment has declined below its cost basis, the expected holding or recovery period for each investment, and our intent and ability to hold each investment until recovery. Subsequent increases in the fair value of our investments in marketable securities are recorded to other comprehensive income and accreted to interest income over the period the gains are expected to be realized.

Refer to the “Liquidity and Capital Resources” section for further discussion of our investments in marketable securities.

Frequent Traveler Program

The Dividend Miles frequent traveler program awards mileage credits to passengers who fly on US Airways and Star Alliance carriers and certain other partner airlines that participate in the program. Mileage credits can be redeemed for travel on US Airways or other participating partner airlines, in which case we pay a fee. We use the incremental cost method to account for the portion of the frequent traveler program liability related to mileage credits earned by Dividend Miles members through purchased flights. We have an obligation to provide future travel when these mileage credits are redeemed and therefore have recognized an expense and recorded a liability for mileage credits outstanding.

The liability for outstanding mileage credits earned by Dividend Miles members through the purchase of travel includes all mileage credits that are expected to be redeemed, including mileage credits earned by members whose mileage account balances have not yet reached the minimum mileage credit level required to redeem an award. Additionally, outstanding mileage credits are subject to expiration if unused. In calculating the liability, we estimate how many mileage credits will never be redeemed for travel and exclude those mileage credits from the estimate of the liability. Estimates are also made for the number of miles that will be used per award redemption and the number of travel awards that will be redeemed on partner airlines. These estimates are based on historical program experience as well as consideration of enacted program changes, as applicable. Changes in the liability resulting from members earning additional mileage credits or changes in estimates are recorded in the statement of operations.

The liability for outstanding mileage credits is valued based on the estimated incremental cost of carrying one additional passenger. Incremental cost includes unit costs incurred for fuel, credit card fees, insurance, denied boarding compensation, food and beverages as well as fees incurred when travel awards are redeemed on partner airlines. In addition, we also include in the determination of incremental cost the amount of certain fees related to redemptions expected to be collected from Dividend Miles members. These redemption fees reduce incremental cost. No profit or overhead margin is included in the accrual of incremental cost.

As of December 31, 2010 and 2009, the incremental cost liability for outstanding mileage credits expected to be redeemed for future travel awards accrued on the balance sheets within other accrued expenses was $149 million, representing 132.4 billion mileage credits, and $130 million, representing 129.1 billion mileage credits, respectively.

A change to certain estimates in the calculation of incremental cost could have a material impact on the liability. At December 31, 2010, we have assumed 10% of future travel award redemptions will be on partner airlines. A 1% increase or decrease in the percentage of travel awards redeemed on partner airlines would have a $9 million impact on the liability as of December 31, 2010.

We also sell frequent flyer program mileage credits to participating airline partners and non-airline business partners. Sales of mileage credits to business partners is comprised of two components, transportation and marketing. We use the residual method of accounting to determine the values of each component. The transportation component represents the fair value of future travel awards and is determined based on the equivalent value of purchased tickets that have similar restrictions as frequent traveler awards. The determination of the transportation component requires estimates and assumptions that require management judgment. Significant estimates and assumptions include:

•	the number of awards expected to be redeemed on US Airways;

•	the number of awards expected to be redeemed on partner airlines;

•	the class of service for which the award is expected to be redeemed; and

•	the geographic region of travel for which the award is expected to be redeemed.

These estimates and assumptions are based on historical program experience. The transportation component is deferred and amortized into passenger revenue on a straight-line basis over the period in which the mileage credits are expected to be redeemed for travel, which is currently estimated to be 33 months.

Under the residual method, the total mileage sale proceeds less the transportation component is the marketing component. The marketing component represents services provided by us to our business partners and relates primarily to the use of our logo and trademarks along with access to our list of Dividend Miles members. The marketing services are provided periodically, but no less than monthly. Accordingly, the marketing component is considered earned and recognized in other revenues in the period of the mileage sale.

As of December 31, 2010 and 2009, we had $178 million and $212 million, respectively, in deferred revenue from the sale of mileage credits included in other accrued expenses on the consolidated balance sheets. For the years ended December 31, 2010, 2009 and 2008, the marketing component of mileage sales recognized at the time of sale in other revenues was approximately $144 million, $112 million and $126 million, respectively.

A change to the estimated fair value of the transportation component could have a significant impact on revenue. A 10% increase or decrease in the estimated fair value of the transportation component would have a $11 million impact on revenue recognized in 2010.

The number of travel award redemptions during the year ended December 31, 2010 was approximately 0.8 million, representing approximately 4% of US Airways’ total mainline and Express RPMs during that period. The use of inventory management techniques minimizes the displacement of revenue passengers by passengers traveling on award tickets.

We are required to adopt and apply Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements”, to any new or materially modified business partner agreements entered into on or after January 1, 2011. Refer to the “Recent Accounting Pronouncements” section below for more information.

Deferred Tax Asset Valuation Allowance

At December 31, 2010, US Airways Group has a valuation allowance against its net deferred tax assets. In assessing the realizability of the deferred tax assets, we considered whether it was more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible.

Recent Accounting Pronouncements

In December 2009, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2009-17, “Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities”. ASU No. 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. ASU No. 2009-17 requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU No. 2009-17 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. We adopted ASU No. 2009-17 as of January 1, 2010, and its application had no impact on our consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements”. ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor’s multiple-deliverable revenue arrangements. ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption is permitted. A company may elect, but will not be required, to adopt the amendments in ASU No. 2009-13 retrospectively for all prior periods. Our multiple-deliverable revenue arrangements consist principally of sales of frequent flyer program mileage credits to business partners, which are comprised of two components, transportation and marketing. Refer to the “Critical Accounting Policies and Estimates” section above for more information on our frequent traveler program. We are required to adopt and apply ASU No. 2009-13 to any new or materially modified multiple-deliverable revenue arrangements entered into on or after January 1, 2011. It is not practical to estimate the impact of the new guidance on our consolidated financial statements because we will apply the guidance prospectively to agreements entered into or materially modified subsequent to January 1, 2011.

Three Months Ended March 31, 2011

The U.S. Airline Industry

In the first quarter of 2011, the U.S. airline industry faced an unexpected challenge when political unrest in the Middle East and North Africa substantially increased the cost of crude oil. Since mid-March 2011, the daily spot price for crude has consistently exceeded $100 per barrel and in April 2011 peaked as high as $112 per barrel for West Texas Intermediate (“WTI”) crude oil and $126 per barrel for Brent Crude oil. Accordingly, market prices for jet fuel, one of an airline’s largest expenses, surged as well. In the first half of April 2011, the average U.S. Gulf Coast spot market price for jet fuel was $3.25 per gallon. The Air Transport Association of America (“ATA”) estimates that if a $3 per gallon jet fuel price was sustained for 2011, it would increase the U.S. airlines’ 2011 fuel costs by $15 billion over their 2010 fuel costs of $39 billion. ATA reports that in 2010, U.S. airlines reported an estimated net profit of $3 billion representing a 2% profit margin.

The industry is responding to the significant spike in fuel costs by increasing fares. The economic recovery, which started in 2010 and continues to drive strong consumer demand for air travel, as well as the industry’s continued capacity discipline, resulted in a robust pricing environment in the first quarter of 2011. Since December 2010, U.S. airlines have been able to raise ticket prices through several major fare increases. In its most recent data available, the ATA reported that industry passenger revenues increased 10% and 13% on a year-over-year basis in January and February 2011, respectively, with February 2011 marking the 14th consecutive month of revenue growth. Increased industry yields of 7.2% and 10.8% on a year-over-year basis in January and February 2011, respectively, were the key contributors to revenue growth.

Despite the major earthquake in Japan and tsunami, which resulted in a significant drop in passenger traffic in that region, international markets continued to outperform domestic markets with respect to year-over-year improvements in revenue. ATA reported international passenger revenues grew 16% and 17% in January and February 2011, respectively, as compared to domestic revenue growth of 6.7% and 11.5%, respectively, in January and February 2011. Cargo revenues were also up in the first quarter of 2011 with greater growth internationally.

The industry also has responded to the significant spike in fuel costs by reducing capacity. Since the beginning of the year, many U.S. airlines have implemented or announced capacity reductions for 2011.

Unlike 2008, the U.S. airline industry has been able to pass on at least some of these higher costs to customers thus far in 2011. However, significant uncertainty exists as to whether the economic conditions driving passenger demand and the capacity discipline that permitted the industry to increase revenues in the first quarter of 2011 will be sufficient to continue to absorb high fuel prices. See “Risk Factors — Risk Factors Relating to the Company and Industry Related Risks — Our Business is Dependent on the Price and Availability of Aircraft Fuel. Continued Periods of High Volatility in Fuel Costs, Increased Fuel Prices and Significant Disruptions in the Supply of Aircraft Fuel could have a Significant Negative Impact on Our Operating Results and Liquidity”.

US Airways Group

In the first quarter of 2011, the year-over-year growth in revenues driven by the strong pricing environment substantially offset higher costs, principally rising fuel costs. In the three months ended

March 31, 2011, we realized an operating loss of $39 million as compared to an operating loss of $10 million in the 2010 period. Additionally, we continued to run one of the industry’s most reliable operations as measured by the Department of Transportation’s rankings in on-time performance, baggage handling and customer complaints ratios.

Capacity

In response to rising fuel costs, in March 2011 we announced we would reduce capacity in the fourth quarter of 2011. System capacity is now expected to be up approximately one to two percent in 2011. Mainline is forecast to be up approximately two percent, with domestic capacity expected to be up slightly and international up five percent. Express capacity is expected to be down approximately one percent.

Revenue

Mainline and Express passenger revenues increased $286 million, or 12.4%, as compared to the 2010 period. The increase in passenger revenues was driven by a 7.6% increase in yield as compared to the 2010 period. Our mainline and Express PRASM was 12.59 cents in 2011, an 8.7% increase, as compared to 11.58 cents in the 2010 period. Total revenue per available seat mile (“RASM”) was 14.42 cents in 2011 as compared to 13.35 cents in the 2010 period, representing an 8.1% improvement. Total revenues include our ancillary revenue initiatives, which generated $126 million in revenues for the first quarter of 2011, an increase of $8 million over the 2010 period.

Fuel

The average mainline and Express price per gallon of fuel was $2.88 for the first quarter of 2011 as compared to an average cost per gallon of $2.18 in the first quarter of 2010, an increase of 32.5%. Accordingly, our mainline and Express fuel expense was $976 million for the first quarter of 2011, which was 38.7% higher than the 2010 period, on a 3.4% increase in total system capacity.

Since the third quarter of 2008, we have not entered into any new transactions to hedge our fuel consumption, and we have not had any fuel hedging contracts outstanding since the third quarter of 2009.

Cost Control

We remained committed to maintaining a low cost structure, which we believe is necessary in an industry whose economic prospects are heavily dependent upon two variables we cannot control: the health of the economy and the price of fuel. Our mainline CASM excluding special items and fuel decreased 0.12 cents, or 1.3%, from 8.88 cents in first quarter of 2010 to 8.76 cents in the first quarter of 2011. The decrease in the 2011 period was primarily due to our strong operational performance and continued cost diligence.

The following table details our mainline costs per available seat mile (“CASM”) for the three months ended March 31, 2011 and 2010:

			Percent
			Increase
	2011	2010	(Decrease)
	(In cents)

Mainline CASM excluding special items and fuel:
Total mainline CASM	13.09	12.13	7.9
Special items, net	(0.02)	(0.03)	(42.8)
Aircraft fuel and related taxes	(4.31)	(3.22)	33.7

Total mainline CASM excluding special items and fuel(1)	8.76	8.88	(1.3)

(1)	We believe that the presentation of mainline CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond our control, and excluding special items provides investors the ability to measure financial performance in a way that is more indicative of our ongoing performance and is more comparable to measures reported by other major airlines. Management uses mainline CASM excluding special items and fuel to evaluate our operating performance. Amounts may not recalculate due to rounding.

Customer Service

The first quarter of 2011 was another quarter of outstanding operational performance for US Airways as measured by the DOT’s monthly operating performance metrics. Through February 2011, the most recently issued monthly DOT Air Travel Consumer Report, we have received two first place rankings in baggage handling and one first place ranking in on-time performance.

In addition, in April 2011, we received a first place ranking among the nation’s big hub-and spoke carriers in the annual Airline Quality Report (“AQR”). The AQR is published by teams of researchers at Wichita State University in Kansas and Purdue University in Indiana. US Airways improved its ranking among the big hub-and-spoke carriers for the fifth consecutive year, and received a 6th place overall ranking, which was up from 8th place a year ago.

We reported the following operating statistics to the DOT for mainline operations for the first quarter of 2011 and 2010:

	2011			2010			Percent Better (Worse) 2011-2010
	January	February	March	January	February	March	January	February	March

On-time performance(a)	78.6	80.5	82.8	79.4	75.3	80.9	(1.0)	6.9	2.3
Completion factor(b)	95.0	97.9	99.3	97.0	92.9	98.6	(2.1)	5.4	0.7
Mishandled baggage(c)	3.04	2.52	2.42	3.45	3.22	2.92	11.9	21.7	17.1
Customer complaints(d)	1.51	1.59	1.15	2.03	1.69	1.85	25.6	5.9	37.8

(a)	Percentage of reported flight operations arriving on time as defined by the DOT.

(b)	Percentage of scheduled flight operations completed.

(c)	Rate of mishandled baggage reports per 1,000 passengers.

(d)	Rate of customer complaints filed with the DOT per 100,000 passengers.

Liquidity Position

As of March 31, 2011, our cash, cash equivalents, investments in marketable securities and restricted cash were $2.46 billion, of which $345 million was restricted.

	March 31,	December 31,
	2011	2010
	(In millions)

Cash and cash equivalents	$2,073	$1,859
Long-term restricted cash	345	364
Long-term investments in marketable securities	45	57

Total cash, cash equivalents, investments in marketable securities and restricted cash	$2,463	$2,280

In the first quarter of 2011, a strong pricing environment and seasonal factors drove a $183 million improvement in our liquidity position.

Long-term restricted cash primarily includes cash collateral to secure workers’ compensation claims and credit card processing holdback requirements for advance ticket sales for which US Airways has not yet provided air transportation.

As of March 31, 2011, our investments in marketable securities included $45 million ($69 million par value) of auction rate securities that are classified as noncurrent assets on our condensed consolidated balance sheets. The reduction in long-term investments during the first quarter of 2011 was due principally to sales of $12 million of auction rate securities. Proceeds from our auction rate security sale transactions approximated the carrying amount of the investments.

US Airways Group’s Results of Operations

In the three months ended March 31, 2011, we realized an operating loss of $39 million and a loss before income taxes of $114 million. We experienced year-over-year growth in revenues driven by the strong pricing environment, which substantially offset higher costs, primarily rising fuel costs. Our first quarter 2011 results were also impacted by recognition of $4 million in special charges.

In the three months ended March 31, 2010, we realized an operating loss of $10 million and a loss before income taxes of $45 million. Our first quarter 2010 results were also impacted by recognition of $44 million in net special credits as follows:

•	$5 million of net special charges for aircraft costs as a result of capacity reductions; and

•	$49 million of net realized gains related to the sale of certain investments in auction rate securities, included in nonoperating expense, net.

At December 31, 2010, we had approximately $1.92 billion of gross NOLs to reduce future federal taxable income. All of our NOLs are expected to be available to reduce federal taxable income in the calendar year 2011. The NOLs expire during the years 2024 through 2029. Our net deferred tax assets, which include $1.85 billion of the NOLs, are subject to a full valuation allowance. We also had approximately $82 million of tax-effected state NOLs at December 31, 2010. At December 31, 2010, the federal and state valuation allowances were $368 million and $62 million, respectively.

We reported a loss before income taxes in the first quarter of each of 2011 and 2010, and we did not record a tax provision in either period.

The table below sets forth our selected mainline and Express operating data:

	Three Months Ended
	March 31,		Increase
	2011	2010	(Decrease)

Mainline
Revenue passenger miles (millions)(a)	13,570	13,053	4.0%
Available seat miles (millions)(b)	17,035	16,579	2.8%
Passenger load factor (percent)(c)	79.7	78.7	1.0	pts
Yield (cents)(d)	14.00	13.01	7.6%
Passenger revenue per available seat mile (cents)(e)	11.15	10.24	8.9%
Operating cost per available seat mile (cents)(f)	13.09	12.13	7.9%
Passenger enplanements (thousands)(g)	12,504	11,985	4.3%
Departures (thousands)	112	108	3.7%
Aircraft at end of period	340	347	(2.0	) %
Block hours (thousands)(h)	294	286	2.7%
Average stage length (miles)(i)	946	959	(1.3	) %
Average passenger journey (miles)(j)	1,593	1,599	(0.4	) %
Fuel consumption (gallons in millions)	256	247	3.7%
Average aircraft fuel price including related taxes (dollars per gallon)	2.87	2.17	32.5%
Full-time equivalent employees at end of period	30,621	30,439	0.6%
Express(k)
Revenue passenger miles (millions)(a)	2,438	2,270	7.4%
Available seat miles (millions)(b)	3,492	3,279	6.5%
Passenger load factor (percent)(c)	69.8	69.2	0.6	pts
Yield (cents)(d)	28.08	26.49	6.0%
Passenger revenue per available seat mile (cents)(e)	19.60	18.34	6.9%
Operating cost per available seat mile (cents)(f)	22.06	19.80	11.4%
Passenger enplanements (thousands)(g)	6,347	5,946	6.7%
Aircraft at end of period	281	282	(0.4	) %
Fuel consumption (gallons in millions)	83	77	7.6%
Average aircraft fuel price including related taxes (dollars per gallon)	2.92	2.20	32.6%
Total Mainline and Express
Revenue passenger miles (millions)(a)	16,008	15,323	4.5%
Available seat miles (millions)(b)	20,527	19,858	3.4%
Passenger load factor (percent)(c)	78.0	77.2	0.8	pts
Yield (cents)(d)	16.14	15.01	7.6%
Passenger revenue per available seat mile (cents)(e)	12.59	11.58	8.7%
Total revenue per available seat mile (cents)(l)	14.42	13.35	8.1%
Passenger enplanements (thousands)(g)	18,851	17,931	5.1%
Aircraft at end of period	621	629	(1.3	) %
Fuel consumption (gallons in millions)	339	324	4.6%
Average aircraft fuel price including related taxes (dollars per gallon)	2.88	2.18	32.5%

(a)	Revenue passenger mile (“RPM”) — A basic measure of sales volume. One RPM represents one passenger flown one mile.

(b)	Available seat mile (“ASM”) — A basic measure of production. One ASM represents one seat flown one mile.

(c)	Passenger load factor — The percentage of available seats that are filled with revenue passengers.

(d)	Yield — A measure of airline revenue derived by dividing passenger revenue by RPMs and expressed in cents per mile.

(e)	Passenger revenue per available seat mile (“PRASM”) — Passenger revenues divided by ASMs.

(f)	Operating cost per available seat mile (“CASM”) — Operating expenses divided by ASMs.

(g)	Passenger enplanements — The number of passengers on board an aircraft, including local, connecting and through passengers.

(h)	Block hours — The hours measured from the moment an aircraft first moves under its own power, including taxi time, for the purposes of flight until the aircraft is docked at the next point of landing and its power is shut down.

(i)	Average stage length — The average of the distances flown on each segment of every route.

(j)	Average passenger journey — The average one-way trip measured in miles for one passenger origination.

(k)	Express statistics include Piedmont and PSA, as well as operating and financial results from capacity purchase agreements with Air Wisconsin Airlines Corporation, Republic Airline Inc., Mesa Airlines, Inc. and Chautauqua Airlines, Inc.

(l)	Total revenue per available seat mile (“RASM”) — Total revenues divided by total mainline and Express ASMs.

Three Months Ended March 31, 2011 Compared with the Three Months Ended March 31, 2010

Operating Revenues:

			Percent
			Increase
	2011	2010	(Decrease)
	(In millions)

Operating revenues:
Mainline passenger	$1,900	$1,698	11.9
Express passenger	685	601	13.8
Cargo	43	33	30.2
Other	333	319	4.9

Total operating revenues	$2,961	$2,651	11.7

Total operating revenues in the first quarter of 2011 were $2.96 billion as compared to $2.65 billion in the 2010 period, an increase of $310 million, or 11.7%. Significant changes in the components of operating revenues are as follows:

•	Mainline passenger revenues were $1.90 billion in the first quarter of 2011 as compared to $1.70 billion in the 2010 period. Mainline RPMs increased 4.0% as mainline capacity, as measured by ASMs, increased 2.8%, resulting in a 1.0 point increase in load factor to 79.7%. Mainline passenger yield increased 7.6% to 14.00 cents in the first quarter of 2011 from 13.01 cents in the 2010 period. Mainline PRASM increased 8.9% to 11.15 cents in the first quarter of 2011 from 10.24 cents in the 2010 period. These increases in mainline yield and PRASM were due principally to the strong pricing environment driven by the economic recovery and continued industry capacity discipline.

•	Express passenger revenues were $685 million in the first quarter of 2011, an increase of $84 million from the 2010 period. Express RPMs increased 7.4% as Express capacity, as measured by ASMs, increased 6.5%, resulting in a 0.6 point increase in load factor to 69.8%. Express passenger yield increased by 6.0% to 28.08 cents in the first quarter of 2011 from 26.49 cents in the 2010 period. Express PRASM increased 6.9% to 19.60 cents in the first quarter of 2011 from 18.34 cents in the 2010 period. The increases in Express yield and PRASM were the result of the same strong pricing environment discussed in mainline passenger revenues above.

•	Cargo revenues were $43 million in the first quarter of 2011, an increase of $10 million, or 30.2%, from the 2010 period. The increase in cargo revenues was driven primarily by an increase in yield as well as an increase in international freight volume as a result of the improved economic environment.

Operating Expenses:

			Percent
			Increase
	2011	2010	(Decrease)
	(In millions)

Operating expenses:
Aircraft fuel and related taxes	$734	$534	37.4
Salaries and related costs	573	556	3.1
Aircraft rent	164	171	(4.1)
Aircraft maintenance	163	157	4.2
Other rent and landing fees	129	134	(4.2)
Selling expenses	100	95	5.8
Special items, net	3	5	(41.2)
Depreciation and amortization	60	61	(1.2)
Other	304	298	1.5

Total mainline operating expenses	2,230	2,011	10.8
Express expenses:
Fuel	242	170	42.7
Other	528	480	10.2

Total Express expenses	770	650	18.7

Total operating expenses	$3,000	$2,661	12.8

Total operating expenses were $3.00 billion in the first quarter of 2011, an increase of $339 million, or 12.8%, compared to the 2010 period.

Mainline Operating Expenses:

Mainline operating expenses were $2.23 billion in the first quarter of 2011, an increase of $219 million, or 10.8%, from the 2010 period, while mainline capacity increased 2.8%.

Our mainline CASM excluding special items and fuel decreased 0.12 cents, or 1.3%, from 8.88 cents in the first quarter of 2010 to 8.76 cents in the first quarter of 2011. The decrease in the 2011 period was primarily due to our strong operational performance and continued cost diligence.

The table below sets forth the major components of our total mainline CASM and our mainline CASM excluding special items and fuel for the three months ended March 31, 2011 and 2010:

			Percent
			Increase
	2011	2010	(Decrease)
	(In cents)

Mainline CASM:
Aircraft fuel and related taxes	4.31	3.22	33.7
Salaries and related costs	3.36	3.35	0.3
Aircraft rent	0.96	1.03	(6.7)
Aircraft maintenance	0.96	0.95	1.4
Other rent and landing fees	0.76	0.81	(6.7)
Selling expenses	0.59	0.57	3.0
Special items, net	0.02	0.03	(42.8)
Depreciation and amortization	0.35	0.37	(3.9)
Other	1.78	1.80	(1.2)

Total mainline CASM	13.09	12.13	7.9
Special items, net	(0.02)	(0.03)
Aircraft fuel and related taxes	(4.31)	(3.22)

Total mainline CASM excluding special items and fuel(1)	8.76	8.88	(1.3)

(1)	We believe that the presentation of mainline CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond our control, and excluding special items provides investors the ability to measure financial performance in a way that is more indicative of our ongoing performance and is more comparable to measures reported by other major airlines. Management uses mainline CASM excluding special items and fuel to evaluate our operating performance. Amounts may not recalculate due to rounding.

Significant changes in the components of mainline operating expense per ASM are as follows:

•	Aircraft fuel and related taxes per ASM increased 33.7% primarily due to a 32.5% increase in the average price per gallon of fuel to $2.87 in the first quarter of 2011 from $2.17 in the 2010 period.

•	Aircraft rent per ASM decreased 6.7% primarily due to a decrease in the average number of leased aircraft in the first quarter of 2011 as compared to the 2010 period.

•	Other rent and landing fees per ASM decreased 6.7% primarily due to the timing of annually determined rent credits received at certain airport stations.

Express Operating Expenses:

Total Express expenses increased $120 million, or 18.7%, in the first quarter of 2011 to $770 million from $650 million in the 2010 period. The period-over-period increase was primarily due to a $72 million, or 42.7%, increase in fuel costs. Increased fuel costs were primarily the result of a 32.6% increase in the average price per gallon of fuel to $2.92 in the first quarter of 2011 from $2.20 in the 2010 period. Other Express expenses increased $48 million, or 10.2%, while Express capacity increased 6.5%, due primarily to an increase in maintenance expenses due principally to increases in the number of engine overhauls performed.

Nonoperating Income (Expense):

			Percent
			Increase
	2011	2010	(Decrease)
	(In millions)

Nonoperating income (expense):
Interest income	$1	$5	(74.6)
Interest expense, net	(77)	(82)	(6.0)
Other, net	1	42	(98.8)

Total nonoperating expense, net	$(75)	$(35)	nm

Net nonoperating expense increased $40 million in the first quarter of 2011 to $75 million from $35 million in the 2010 period. The period-over-period increase was primarily due to $49 million of net realized gains related to the sale of certain investments in auction rate securities recorded in the 2010 period.

Liquidity and Capital Resources

As of March 31, 2011, our cash, cash equivalents, investments in marketable securities and restricted cash were $2.46 billion, of which $345 million was restricted. Our investments in marketable securities included $45 million of auction rate securities at fair value ($69 million par value) that are classified as noncurrent assets on our condensed consolidated balance sheets. Refer to Note 7, “Investments in Marketable Securities” to US Airways Group’s and US Airways’ consolidated financial statements for the period ended March 31, 2011 included in or incorporated by reference into this prospectus supplement for additional information on our auction rate securities.

Sources and Uses of Cash

Net cash provided by operating activities was $345 million and $199 million for the first three months of 2011 and 2010, respectively, a period-over-period improvement of $146 million. A strong pricing environment and seasonal factors drove the improvement in operating cash flows.

Net cash used in investing activities was $9 million for the first three months of 2011 as compared to net cash provided by investing activities of $92 million for the first three months of 2010. Principal investing activities in the 2011 period included expenditures for property and equipment totaling $40 million, offset in part by a $19 million decrease in restricted cash and proceeds from sales of auction rate securities of $12 million. Principal investing activities in the 2010 period included proceeds from sales of auction rate securities of $132 million and a $38 million decrease in restricted cash. These cash inflows were offset in part by expenditures for property and equipment totaling $78 million, primarily related to the purchase of Airbus aircraft. Restricted cash decreased primarily due to a change in the amount of holdback held by certain credit card processors for advance ticket sales for which US Airways had not yet provided air transportation.

Net cash used in financing activities was $122 million and $58 million for the first three months of 2011 and 2010, respectively. Principal financing activities in the 2011 period included debt repayments of $128 million. Principal financing activities in the 2010 period included debt repayments of $135 million and proceeds from the issuance of debt of $80 million, which primarily included the financing associated with the purchase of Airbus aircraft.

Commitments

As of March 31, 2011, we had $4.50 billion of long-term debt and capital leases (including current maturities and before discount on debt). The information contained herein is not a comprehensive discussion and analysis of our commitments, but rather updates disclosures made in the 2010 Annual Report on Form 10-K.

Citicorp Credit Facility

On March 23, 2007, US Airways Group entered into a term loan credit facility (the “Citicorp credit facility”) with Citicorp North America, Inc., as administrative agent, and a syndicate of lenders pursuant to which US Airways Group borrowed an aggregate principal amount of $1.6 billion. US Airways and certain other subsidiaries of US Airways Group are guarantors of the Citicorp credit facility.

The Citicorp credit facility bears interest at an index rate plus an applicable index margin or, at our option, LIBOR plus an applicable LIBOR margin for interest periods of one, two, three or six months. The applicable index margin, subject to adjustment, is 1.00%, 1.25% or 1.50% if the adjusted loan balance is less than $600 million, between $600 million and $1 billion, or greater than $1 billion, respectively. The applicable LIBOR margin, subject to adjustment, is 2.00%, 2.25% or 2.50% if the adjusted loan balance is less than $600 million, between $600 million and $1 billion, or greater than $1 billion, respectively. In addition, interest on the Citicorp credit facility may be adjusted based on the credit rating for the Citicorp credit facility as follows: (i) if the credit ratings of the Citicorp credit facility by Moody’s and S&P in effect as of the last day of the most recently ended fiscal quarter are both at least one subgrade better than the credit ratings in effect on March 23, 2007, then (A) the applicable LIBOR margin will be the lower of 2.25% and the rate otherwise applicable based upon the adjusted Citicorp credit facility balance and (B) the applicable index margin will be the lower of 1.25% and the rate otherwise applicable based upon the Citicorp credit facility principal balance, and (ii) if the credit ratings of the Citicorp credit facility by Moody’s and S&P in effect as of the last day of the most recently ended fiscal quarter are both at least two subgrades better than the credit ratings in effect on March 23, 2007, then (A) the applicable LIBOR margin will be 2.00% and (B) the applicable index margin will be 1.00%. As of March 31, 2011, the interest rate on the Citicorp credit facility was 2.75% based on a 2.50% LIBOR margin.

The Citicorp credit facility matures on March 23, 2014, and is repayable in seven annual installments with each of the first six installments to be paid on each anniversary of the closing date in an amount equal to 1% of the initial aggregate principal amount of the loan and the final installment to be paid on the maturity date in the amount of the full remaining balance of the loan.

In addition, the Citicorp credit facility requires certain mandatory prepayments upon the occurrence of specified events, establishes certain financial covenants, including minimum cash requirements and maintenance of certain minimum ratios, contains customary affirmative covenants and negative covenants and contains customary events of default. The Citicorp credit facility requires us to maintain consolidated unrestricted cash and cash equivalents of not less than $850 million, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of that amount held in accounts subject to control agreements, which would become restricted for use by us if certain adverse events occur per the terms of the agreement. In addition, the Citicorp credit facility provides that we may issue debt in the future with a second lien on the assets pledged as collateral under the Citicorp credit facility. The principal amount outstanding under the Citicorp credit facility was $1.14 billion as of March 31, 2011. As of March 31, 2011, we were in compliance with all debt covenants under the Citicorp credit facility.

Credit Card Processing Agreements

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. Credit card processors have financial risk associated with tickets purchased for travel because, although the processor generally forwards the cash related to the purchase to us soon after the purchase is completed, the air travel generally occurs after that time, and the processor may have liability if we do not ultimately provide the air travel. Our agreements allow these processing companies, under certain conditions, to hold an amount of our cash (referred to as a “holdback”) equal to a portion of advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. These holdback requirements can be modified at the discretion of the processing companies, up to the estimated liability for future air travel purchased with the respective credit cards, upon the occurrence of specified events, including material adverse changes in our financial condition. The amount that the processing companies may withhold also varies as a result of changes in financial risk due to seasonal fluctuations in ticket volume. Additional holdback requirements will reduce our liquidity in the form of unrestricted cash and short-term investments by the amount of the holdbacks. These holdback amounts are reflected on our condensed consolidated balance sheet as restricted cash.

Aircraft and Engine Purchase Commitments

US Airways has definitive purchase agreements with Airbus for the acquisition of 134 aircraft, including 97 single-aisle A320 family aircraft and 37 widebody aircraft (comprised of 22 A350 XWB aircraft and 15 A330-200 aircraft). Since 2008, when deliveries commenced under the purchase agreements, we have taken delivery of 34 aircraft through March 31, 2011, which includes four A320 aircraft, 23 A321 aircraft and seven A330-200 aircraft. US Airways plans to take delivery of 12 A320 family aircraft in the second half of 2011 and an additional 12 A320 family aircraft in 2012. The remaining 46 A320 family aircraft are scheduled to be delivered between 2013 and 2015. In addition, US Airways plans to take delivery of the eight remaining A330-200 aircraft in 2013 and 2014. Deliveries of the 22 A350 XWB aircraft are scheduled to begin in 2017 and extend through 2019.

US Airways has agreements for the purchase of eight new IAE V2500-A5 spare engines scheduled for delivery through 2014 for use on the A320 family fleet, three new Trent 700 spare engines scheduled for delivery through 2013 for use on the A330-200 fleet and three new Trent XWB spare engines scheduled for delivery in 2017 through 2019 for use on the A350 XWB aircraft. US Airways has taken delivery of two of the Trent 700 spare engines and one of the V2500-A5 spare engines through March 31, 2011.

Under all of our aircraft and engine purchase agreements, our total future commitments as of March 31, 2011 are expected to be approximately $5.94 billion through 2019, which includes predelivery deposits and payments. We have financing commitments for all Airbus aircraft scheduled for delivery in 2011 and 2012. See “Risk Factors — Risk Factors Relating to the Company and Industry Related Risks — Increased Costs of Financing, a Reduction in the Availability of Financing and Fluctuations in Interest Rates could Adversely Affect Our Liquidity, Operating Expenses and Results” and “Our High Level of Fixed Obligations Limits Our Ability to Fund General Corporate Requirements and Obtain Additional Financing, Limits Our Flexibility in Responding to Competitive Developments and Increases Our Vulnerability to Adverse Economic and Industry Conditions”.

Covenants

In addition to the minimum cash balance requirements, our long-term debt agreements contain various negative covenants that restrict or limit our actions, including our ability to pay dividends or make other restricted payments. Our long-term debt agreements also generally contain cross-default provisions, which may be triggered by defaults by us under other agreements relating to indebtedness. See “Risk Factors — Risk Factors Relating to the Company and Industry Related Risks — Our High Level of Fixed Obligations Limits Our Ability to Fund General Corporate Requirements and Obtain Additional Financing, Limits Our Flexibility in Responding to Competitive Developments and Increases Our Vulnerability to Adverse Economic and Industry Conditions” and “Any Failure to Comply with the Liquidity Covenants Contained in Our Financing Arrangements would Likely have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations”. As of March 31, 2011, we and our subsidiaries were in compliance with the covenants in our long-term debt agreements.

A decrease in our credit ratings could cause our borrowing costs to increase, which would increase our interest expense and could affect our net income, and our credit ratings could adversely affect our ability to obtain additional financing. If our financial performance or industry conditions worsen, we may face future downgrades, which could negatively impact our borrowing costs and the prices of our equity or debt securities. In addition, any downgrade of our credit ratings may indicate a decline in our business and in our ability to satisfy our obligations under our indebtedness.

Off-Balance Sheet Arrangements

An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (1) made guarantees, (2) a retained or a contingent interest in transferred assets, (3) an obligation under derivative instruments classified as equity or (4) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or that engages in leasing, hedging or research and development arrangements with us.

There have been no material changes in our off-balance sheet arrangements as set forth in our 2010 Annual Report on Form 10-K.

Contractual Obligations

The following table provides details of our future cash contractual obligations as of March 31, 2011 (in millions):

	Payments Due by Period
	2011	2012	2013	2014	2015	Thereafter	Total

US Airways Group(1)
Debt(2)	$—	$116	$116	$1,276	$—	$35	$1,543
Interest obligations(3)	42	54	48	24	3	23	194
US Airways(4)
Debt and capital lease obligations(5)(6)	269	348	307	279	279	1,474	2,956
Interest obligations(3)(6)	111	138	117	99	101	308	874
Aircraft purchase and operating lease commitments(7)	1,225	1,563	1,902	1,608	1,021	4,766	12,085
Regional capacity purchase agreements(8)	739	993	995	1,000	882	1,361	5,970
Other US Airways Group subsidiaries(9)	8	9	8	6	1	—	32

Total	$2,394	$3,221	$3,493	$4,292	$2,287	$7,967	$23,654

(1)	These commitments represent those entered into by US Airways Group.

(2)	Excludes $127 million of unamortized debt discount as of March 31, 2011.

(3)	For variable-rate debt, future interest obligations are shown above using interest rates in effect as of March 31, 2011.

(4)	These commitments represent those entered into by US Airways.

(5)	Excludes $79 million of unamortized debt discount as of March 31, 2011.

(6)	Includes $783 million of future principal payments and $323 million of future interest payments as of March 31, 2011, respectively, related to pass through trust certificates, or EETCs, associated with mortgage financings for the purchase of certain aircraft.

(7)	Includes $2.83 billion of future minimum lease payments related to EETC leveraged leased financings of certain aircraft as of March 31, 2011.

(8)	Represents minimum payments under capacity purchase agreements with third-party Express carriers.

(9)	Represents operating lease commitments entered into by US Airways Group’s other airline subsidiaries, Piedmont and PSA.

We expect to fund these cash obligations from funds provided by operations and future financings, if necessary. The cash available to us from these sources, however, may not be sufficient to cover these cash obligations because economic factors may reduce the amount of cash generated by operations or increase our costs. For instance, an economic downturn or general global instability caused by military actions, terrorism, disease outbreaks and natural disasters could reduce the demand for air travel, which would reduce the amount of cash generated by operations. An increase in our costs, either due to an increase in borrowing costs caused by a reduction in our credit rating or a general increase in interest rates or due to an increase in the cost of fuel, maintenance, aircraft and aircraft engines and parts, could decrease the amount of cash available to cover the cash obligations. Moreover, the Citicorp credit facility, our amended credit card agreement with Barclays Bank Delaware and certain of our other financing arrangements contain significant minimum cash balance requirements. As a result, we cannot use all of our available cash to fund operations, capital expenditures and cash obligations without violating these requirements.

Critical Accounting Policies and Estimates

In the first quarter of 2011, there were no changes to our critical accounting policies and estimates from those disclosed in the consolidated financial statements and accompanying notes contained in our 2010 Annual Report on Form 10-K.

Recent Accounting Pronouncements

In October 2009, the FASB issued ASU 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements”. ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor’s multiple-deliverable revenue arrangements. Our multiple-deliverable revenue arrangements consist principally of sales of frequent flyer program mileage credits to business partners, which are comprised of two components, transportation and marketing. We were required to adopt and apply ASU No. 2009-13 to any new or materially modified multiple deliverable revenue arrangements entered into on or after January 1, 2011. We adopted ASU No. 2009-13 on January 1, 2011, and its application has had no material impact on our condensed consolidated financial statements.

USE OF PROCEEDS

The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by US Airways during the Delivery Period. The proceeds from the issuance of such Equipment Notes will be used primarily to refinance five (5) Airbus Aircraft currently owned by US Airways and to finance US Airways’ purchase of four (4) new Airbus A321-231 Aircraft, with the balance, if any, to be used for general corporate purposes. Before the proceeds are used to buy Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the holders of such Certificates.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in one of the three US Airways 2011-1 Pass Through Trusts (the “Class A Trust”, the “Class B Trust” and the “Class C Trust” and, collectively, the “Trusts”). (Section 2.01) The Trusts will be formed pursuant to a pass through trust agreement between US Airways and Wilmington Trust Company, as trustee (the “Trustee”), dated as of December 21, 2010 (the “Basic Agreement”), and three separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”) relating to such Trusts between US Airways and the Trustee, as trustee under the Class A Trust (the “Class A Trustee”), trustee under the Class B Trust (the “Class B Trustee”) and trustee under the Class C Trust (the “Class C Trustee”; the Class A Trustee, the Class B Trustee and the Class C Trustee are sometimes referred to herein as the “Trustees”). The Certificates to be issued by the Class A Trust, the Class B Trust and the Class C Trust are referred to herein as the “Class A Certificates”, the “Class B Certificates” and the “Class C Certificates”, respectively.

The Certificates to be issued by the Class A Trust and the Class B Trust have been offered pursuant to a separate prospectus supplement and are not being offered under this prospectus supplement.

Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. The Trust Property of each Trust (the “Trust Property”) will consist of:

•	Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by US Airways in a separate secured loan transaction in connection with the financing by US Airways of each Aircraft during the Delivery Period and all monies paid on such Equipment Notes or to become due thereunder. Equipment Notes held in each Trust will be registered in the name of the Subordination Agent on behalf of such Trust for purposes of giving effect to provisions of the Intercreditor Agreement.

•	The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement (including all monies receivable in respect of such rights).

•	The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the initial issuance date of the Certificates (the “Issuance Date”) during the Delivery Period.

•	The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•	All monies receivable under the Liquidity Facility for such Trust. There will be no Liquidity Facility for the Class C Trust.

•	Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust (such as interest and principal payments on the Equipment Notes held in such Trust) and, subject to the Intercreditor Agreement, proceeds from any sale of the Equipment Notes held in such Trust.

•	The UAG Guarantee.

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “— Book-Entry; Delivery and Form”. The Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of US Airways, any Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.

Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the “Certificateholders”). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

Payments and Distributions

Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments. (Section 4.02)

Interest

The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this prospectus supplement, payable on April 22 and October 22 of each year, commencing on October 22, 2011. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payments of interest applicable to the Certificates issued by each of the Trusts (other than the Class C Trust) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that no Liquidity Facility will cover interest payable by the Depositary on the Deposits. The Liquidity Facility for any Class of Certificates does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Certificates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium, if any, on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See “Description of the Liquidity Facilities”. The Class C Certificates will not have the benefit of a liquidity facility.

Principal

Payments of principal of the Equipment Notes are scheduled to be received by the Trustees on April 22 and October 22 in certain years depending upon the terms of the Equipment Notes held in such Trust.

Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments” and are made on April 22 and October 22 of each year, with Scheduled Payments of interest commencing on October 22, 2011 and Scheduled Payments of principal commencing on April 22, 2012, until the final expected Regular Distribution Date. Such dates are herein referred to as “Regular Distribution Dates”. See “Description of the Equipment Notes — Principal and Interest Payments”. The “Final Maturity Date” for the Class A Certificates is April 22, 2025, for the Class B Certificates is April 22, 2020 and for the Class C Certificates is October 22, 2014.

Distributions

The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by such Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (or, if not a Business Day, the following Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (each, a “Special Distribution Date”). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Series A Equipment Notes and Series B Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $155 million) or (z) certain bankruptcy or insolvency events involving US Airways.

Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the applicable Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.03; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the applicable Paying Agent or Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements, Section 2.03) See “— Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes — Redemption”.

Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the related Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which account or accounts shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account or accounts in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the related Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.02) All amounts so deposited will be distributed by the related Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.03)

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See “— Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Phoenix, Arizona or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day, without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to such Trust. The scheduled distribution of principal payments for any Trust would be affected if Equipment Notes with respect to any Aircraft are not acquired by such Trust, if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

	Class A		Class B		Class C
	Scheduled	Expected	Scheduled	Expected	Scheduled	Expected
	Principal	Pool	Principal	Pool	Principal	Pool
Date	Payments	Factor	Payments	Factor	Payments	Factor

Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
October 22, 2011	0.00	1.0000000	0.00	1.0000000	0.00	1.0000000
April 22, 2012	4,722,000.00	0.9839357	1,516,000.00	0.9839207	1,339,000.00	0.9839049
October 22, 2012	11,889,339.13	0.9434881	3,700,747.38	0.9446693	13,589,021.94	0.8205616
April 22, 2013	9,691,138.12	0.9105187	3,001,135.52	0.9128381	12,637,524.30	0.6686555
October 22, 2013	9,519,896.29	0.8781320	2,949,953.41	0.8815498	12,263,020.52	0.5212510
April 22, 2014	9,349,015.40	0.8463265	2,898,689.10	0.8508053	11,887,082.46	0.3783654
October 22, 2014	9,178,134.43	0.8151025	2,847,424.85	0.8206045	31,477,350.78	0.0000000
April 22, 2015	9,007,253.49	0.7844597	3,777,382.79	0.7805401	0.00	0.0000000
October 22, 2015	8,836,372.58	0.7543983	3,691,942.31	0.7413821	0.00	0.0000000
April 22, 2016	8,665,491.63	0.7249182	3,606,501.86	0.7031302	0.00	0.0000000
October 22, 2016	8,494,610.72	0.6960195	3,521,061.39	0.6657845	0.00	0.0000000
April 22, 2017	10,605,904.39	0.6599381	1,153,446.31	0.6535506	0.00	0.0000000
October 22, 2017	10,349,583.02	0.6247287	1,153,446.28	0.6413168	0.00	0.0000000
April 22, 2018	10,093,261.61	0.5903914	1,153,446.30	0.6290829	0.00	0.0000000
October 22, 2018	9,836,940.21	0.5569260	59,311,822.50	0.0000000	0.00	0.0000000
April 22, 2019	9,580,618.81	0.5243327	0.00	0.0000000	0.00	0.0000000
October 22, 2019	9,324,297.41	0.4926113	0.00	0.0000000	0.00	0.0000000
April 22, 2020	9,067,976.03	0.4617620	0.00	0.0000000	0.00	0.0000000
October 22, 2020	8,811,654.61	0.4317847	0.00	0.0000000	0.00	0.0000000
April 22, 2021	8,555,333.23	0.4026794	0.00	0.0000000	0.00	0.0000000
October 22, 2021	8,299,011.82	0.3744460	0.00	0.0000000	0.00	0.0000000
April 22, 2022	8,042,690.43	0.3470847	0.00	0.0000000	0.00	0.0000000
October 22, 2022	7,786,369.01	0.3205954	0.00	0.0000000	0.00	0.0000000
April 22, 2023	7,530,047.63	0.2949782	0.00	0.0000000	0.00	0.0000000
October 22, 2023	86,707,060.00	0.0000000	0.00	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes — Redemption”, or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreements — Unused Deposits” and “— Distribution Upon Occurrence of Triggering Event”. If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed by the Trustee to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (i) and promptly after the occurrence of any event described in clause (ii).

Reports to Certificateholders

On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

(a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.

(b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d) The amount of such distribution under the Escrow Agreement allocable to interest.

(e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f) The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.01(a))

So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.01(a))

In addition, after the end of each calendar year, the applicable Trustee and the applicable Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to such Trust for such calendar year or, in the event such person was a Certificateholder of such Trust during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder of such Trust shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee and the applicable Paying Agent will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

Each Trustee is required to provide promptly to Certificateholders of the related Trust all material non-confidential information received by such Trustee from US Airways. (Trust Supplements, Section 3.01(e))

Indenture Defaults and Certain Rights Upon an Indenture Default

Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant

Indenture than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider or any Trustee.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The applicable Trustee shall not be deemed to have knowledge of any default unless a responsible officer of the Trustee has received written notice of such default, provided, however, that the Trustee shall be deemed to have notice of any failure to receive Scheduled Payments. (Section 7.02) The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement — Intercreditor Rights — Controlling Party”.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each Certificateholder of the same Class:

•	The Class B Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates on the third business day next following the expiry of such 15-day notice period.

•	The Class C Certificateholders (other than US Airways or any of its affiliates) will have the right to purchase all but not less than all of the Class A Certificates and the Class B Certificates on the third business day next following the expiry of such 15-day notice period.

In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. If US Airways or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means that a US Airways Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period” ) has expired and (ii) US Airways has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, US Airways shall have abandoned any Aircraft.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•	Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

US Airways will be prohibited from consolidating with or merging into any other person under circumstances in which the Company is not the surviving corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

•	The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia;

•	The surviving successor or transferee corporation shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code;

•	The surviving successor or transferee corporation shall expressly assume all of the obligations of US Airways contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents;

•	US Airways shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions, if so requested by any Trustee; and

•	After giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

Modifications of the Pass Through Trust Agreement and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting, at the request of US Airways, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, without the consent of the holders of any of the Certificates of the related Trust, among others:

•	To evidence the succession of another corporation to US Airways and the assumption by such corporation of US Airways’ obligations under such Pass Through Trust Agreement, the Intercreditor Agreement the Note Purchase Agreement or the related Liquidity Facility or, if applicable, to evidence the succession of another corporation to US Airways Group and the assumption of such successor of the covenants of US Airways Group contained in the Pass Through Trust Agreement or of US Airways Group’s obligations under the UAG Guarantee.

•	To add to the covenants of US Airways or US Airways Group for the benefit of holders of such Certificates or to surrender any right or power conferred upon US Airways or US Airways Group in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee.

•	To correct or supplement any provision of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note

Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the related Liquidity Facility or the UAG Guarantee, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the related Liquidity Facility or the UAG Guarantee; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

•	To correct or supplement the description of any property constituting property of the related Trust.

•	To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

•	To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee such other provisions as may be expressly permitted by the Trust Indenture Act.

•	To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee, as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

•	To provide for the issuance of Refinancing Certificates after the Delivery Period Termination Date, subject to certain terms and conditions. See “Possible Refinancing of Certificates”.

In each case, such modification or supplement may not adversely affect the status of the Trust as an entity that is not treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.02)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG Guarantee to the extent applicable to such Certificateholders or modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the related Deposit Agreement, the related Escrow Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the related Liquidity Facility or the UAG

Guarantee. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

•	Reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

•	Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement or the Intercreditor Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

•	Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

•	Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

•	Modify any of the provisions relating to the rights of the Certificateholders in respect of certain amendments, waiver of events of default or receipt of payment.

•	Adversely affect the status of any Trust as an entity that is not treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes.

•	Modify the UAG Guarantee in a manner materially adverse to the interests of the Certificateholders.

(Section 9.02; Trust Supplements, Section 6.03)

In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the UAG Guarantee or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice, except in the case when consent of Certificateholders is not required under the applicable Pass Through Trust Agreement. Such Trustee shall request from the Certificateholders a direction as to:

•	Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

•	Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

•	How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•	Other than as Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

•	As the Controlling Party, such Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, a Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note, the UAG Guarantee or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by US Airways or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not US Airways or an affiliate of US Airways.

Obligation to Purchase Equipment Notes

The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”). Under the Note Purchase Agreement, US Airways agrees to enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the Required Terms. In addition, US Airways is obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. US Airways must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. See “Description of the Aircraft and the Appraisals — Timing of Financing the Aircraft”. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

The “Required Terms”, as defined in the Note Purchase Agreement, mandate that:

•	The initial principal amount and principal amortization schedule for each of the Equipment Notes issued with respect to each Aircraft shall be as set forth in the applicable table below for that Aircraft:

Airbus A321-231

	N543UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$29,002,000.00	$0.00	$9,302,000.00	$0.00	$8,208,000.00
October 22, 2011	0.00	29,002,000.00	0.00	9,302,000.00	0.00	8,208,000.00
April 22, 2012	0.00	29,002,000.00	0.00	9,302,000.00	0.00	8,208,000.00
October 22, 2012	1,489,000.00	27,513,000.00	466,000.00	8,836,000.00	1,436,000.00	6,772,000.00
April 22, 2013	947,671.20	26,565,328.80	293,423.68	8,542,576.32	1,250,578.72	5,521,421.28
October 22, 2013	931,288.80	25,634,040.00	288,415.44	8,254,160.88	1,214,902.56	4,306,518.72
April 22, 2014	914,872.80	24,719,167.20	283,490.64	7,970,670.24	1,178,787.36	3,127,731.36
October 22, 2014	898,456.80	23,820,710.40	278,565.84	7,692,104.40	3,127,731.36	0.00
April 22, 2015	882,040.80	22,938,669.60	371,252.40	7,320,852.00	0.00	0.00
October 22, 2015	865,624.80	22,073,044.80	363,044.40	6,957,807.60	0.00	0.00
April 22, 2016	849,208.80	21,223,836.00	354,836.40	6,602,971.20	0.00	0.00
October 22, 2016	832,792.80	20,391,043.20	346,628.40	6,256,342.80	0.00	0.00
April 22, 2017	1,043,989.20	19,347,054.00	110,808.00	6,145,534.80	0.00	0.00
October 22, 2017	1,019,365.20	18,327,688.80	110,808.00	6,034,726.80	0.00	0.00
April 22, 2018	994,741.20	17,332,947.60	110,808.00	5,923,918.80	0.00	0.00
October 22, 2018	970,117.20	16,362,830.40	5,923,918.80	0.00	0.00	0.00
April 22, 2019	945,493.20	15,417,337.20	0.00	0.00	0.00	0.00
October 22, 2019	920,869.20	14,496,468.00	0.00	0.00	0.00	0.00
April 22, 2020	896,245.20	13,600,222.80	0.00	0.00	0.00	0.00
October 22, 2020	871,621.20	12,728,601.60	0.00	0.00	0.00	0.00
April 22, 2021	846,997.20	11,881,604.40	0.00	0.00	0.00	0.00
October 22, 2021	822,373.20	11,059,231.20	0.00	0.00	0.00	0.00
April 22, 2022	797,749.20	10,261,482.00	0.00	0.00	0.00	0.00
October 22, 2022	773,125.20	9,488,356.80	0.00	0.00	0.00	0.00
April 22, 2023	748,501.20	8,739,855.60	0.00	0.00	0.00	0.00
October 22, 2023	8,739,855.60	0.00	0.00	0.00	0.00	0.00

	N544UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$29,002,000.00	$0.00	$9,302,000.00	$0.00	$8,208,000.00
October 22, 2011	0.00	29,002,000.00	0.00	9,302,000.00	0.00	8,208,000.00
April 22, 2012	0.00	29,002,000.00	0.00	9,302,000.00	0.00	8,208,000.00
October 22, 2012	1,489,000.00	27,513,000.00	466,000.00	8,836,000.00	1,436,000.00	6,772,000.00
April 22, 2013	947,671.20	26,565,328.80	293,423.68	8,542,576.32	1,250,578.72	5,521,421.28
October 22, 2013	931,288.80	25,634,040.00	288,415.44	8,254,160.88	1,214,902.56	4,306,518.72
April 22, 2014	914,872.80	24,719,167.20	283,490.64	7,970,670.24	1,178,787.36	3,127,731.36
October 22, 2014	898,456.80	23,820,710.40	278,565.84	7,692,104.40	3,127,731.36	0.00
April 22, 2015	882,040.80	22,938,669.60	371,252.40	7,320,852.00	0.00	0.00
October 22, 2015	865,624.80	22,073,044.80	363,044.40	6,957,807.60	0.00	0.00
April 22, 2016	849,208.80	21,223,836.00	354,836.40	6,602,971.20	0.00	0.00
October 22, 2016	832,792.80	20,391,043.20	346,628.40	6,256,342.80	0.00	0.00
April 22, 2017	1,043,989.20	19,347,054.00	110,808.00	6,145,534.80	0.00	0.00
October 22, 2017	1,019,365.20	18,327,688.80	110,808.00	6,034,726.80	0.00	0.00
April 22, 2018	994,741.20	17,332,947.60	110,808.00	5,923,918.80	0.00	0.00
October 22, 2018	970,117.20	16,362,830.40	5,923,918.80	0.00	0.00	0.00
April 22, 2019	945,493.20	15,417,337.20	0.00	0.00	0.00	0.00
October 22, 2019	920,869.20	14,496,468.00	0.00	0.00	0.00	0.00
April 22, 2020	896,245.20	13,600,222.80	0.00	0.00	0.00	0.00
October 22, 2020	871,621.20	12,728,601.60	0.00	0.00	0.00	0.00
April 22, 2021	846,997.20	11,881,604.40	0.00	0.00	0.00	0.00
October 22, 2021	822,373.20	11,059,231.20	0.00	0.00	0.00	0.00
April 22, 2022	797,749.20	10,261,482.00	0.00	0.00	0.00	0.00
October 22, 2022	773,125.20	9,488,356.80	0.00	0.00	0.00	0.00
April 22, 2023	748,501.20	8,739,855.60	0.00	0.00	0.00	0.00
October 22, 2023	8,739,855.60	0.00	0.00	0.00	0.00	0.00

	N545UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$29,002,000.00	$0.00	$9,302,000.00	$0.00	$8,208,000.00
October 22, 2011	0.00	29,002,000.00	0.00	9,302,000.00	0.00	8,208,000.00
April 22, 2012	0.00	29,002,000.00	0.00	9,302,000.00	0.00	8,208,000.00
October 22, 2012	1,489,000.00	27,513,000.00	466,000.00	8,836,000.00	1,436,000.00	6,772,000.00
April 22, 2013	947,671.20	26,565,328.80	293,423.68	8,542,576.32	1,250,578.72	5,521,421.28
October 22, 2013	931,288.80	25,634,040.00	288,415.44	8,254,160.88	1,214,902.56	4,306,518.72
April 22, 2014	914,872.80	24,719,167.20	283,490.64	7,970,670.24	1,178,787.36	3,127,731.36
October 22, 2014	898,456.80	23,820,710.40	278,565.84	7,692,104.40	3,127,731.36	0.00
April 22, 2015	882,040.80	22,938,669.60	371,252.40	7,320,852.00	0.00	0.00
October 22, 2015	865,624.80	22,073,044.80	363,044.40	6,957,807.60	0.00	0.00
April 22, 2016	849,208.80	21,223,836.00	354,836.40	6,602,971.20	0.00	0.00
October 22, 2016	832,792.80	20,391,043.20	346,628.40	6,256,342.80	0.00	0.00
April 22, 2017	1,043,989.20	19,347,054.00	110,808.00	6,145,534.80	0.00	0.00
October 22, 2017	1,019,365.20	18,327,688.80	110,808.00	6,034,726.80	0.00	0.00
April 22, 2018	994,741.20	17,332,947.60	110,808.00	5,923,918.80	0.00	0.00
October 22, 2018	970,117.20	16,362,830.40	5,923,918.80	0.00	0.00	0.00
April 22, 2019	945,493.20	15,417,337.20	0.00	0.00	0.00	0.00
October 22, 2019	920,869.20	14,496,468.00	0.00	0.00	0.00	0.00
April 22, 2020	896,245.20	13,600,222.80	0.00	0.00	0.00	0.00
October 22, 2020	871,621.20	12,728,601.60	0.00	0.00	0.00	0.00
April 22, 2021	846,997.20	11,881,604.40	0.00	0.00	0.00	0.00
October 22, 2021	822,373.20	11,059,231.20	0.00	0.00	0.00	0.00
April 22, 2022	797,749.20	10,261,482.00	0.00	0.00	0.00	0.00
October 22, 2022	773,125.20	9,488,356.80	0.00	0.00	0.00	0.00
April 22, 2023	748,501.20	8,739,855.60	0.00	0.00	0.00	0.00
October 22, 2023	8,739,855.60	0.00	0.00	0.00	0.00	0.00

	N546UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$29,049,000.00	$0.00	$9,318,000.00	$0.00	$8,222,000.00
October 22, 2011	0.00	29,049,000.00	0.00	9,318,000.00	0.00	8,222,000.00
April 22, 2012	0.00	29,049,000.00	0.00	9,318,000.00	0.00	8,222,000.00
October 22, 2012	1,419,000.00	27,630,000.00	445,000.00	8,873,000.00	1,421,000.00	6,801,000.00
April 22, 2013	951,095.47	26,678,904.53	293,901.29	8,579,098.71	1,255,972.79	5,545,027.21
October 22, 2013	934,190.78	25,744,713.75	289,300.88	8,289,797.83	1,219,915.30	4,325,111.91
April 22, 2014	917,747.77	24,826,965.98	284,367.99	8,005,429.84	1,183,740.71	3,141,371.20
October 22, 2014	901,304.78	23,925,661.20	279,435.08	7,725,994.76	3,141,371.20	0.00
April 22, 2015	884,861.77	23,040,799.43	372,548.14	7,353,446.62	0.00	0.00
October 22, 2015	868,418.78	22,172,380.65	364,326.63	6,989,119.99	0.00	0.00
April 22, 2016	851,975.77	21,320,404.88	356,105.14	6,633,014.85	0.00	0.00
October 22, 2016	835,532.78	20,484,872.10	347,883.64	6,285,131.21	0.00	0.00
April 22, 2017	1,047,761.66	19,437,110.44	110,990.25	6,174,140.96	0.00	0.00
October 22, 2017	1,023,097.16	18,414,013.28	110,990.25	6,063,150.71	0.00	0.00
April 22, 2018	998,432.67	17,415,580.61	110,990.25	5,952,160.46	0.00	0.00
October 22, 2018	973,768.16	16,441,812.45	5,952,160.46	0.00	0.00	0.00
April 22, 2019	949,103.66	15,492,708.79	0.00	0.00	0.00	0.00
October 22, 2019	924,439.16	14,568,269.63	0.00	0.00	0.00	0.00
April 22, 2020	899,774.67	13,668,494.96	0.00	0.00	0.00	0.00
October 22, 2020	875,110.16	12,793,384.80	0.00	0.00	0.00	0.00
April 22, 2021	850,445.66	11,942,939.14	0.00	0.00	0.00	0.00
October 22, 2021	825,781.16	11,117,157.98	0.00	0.00	0.00	0.00
April 22, 2022	801,116.67	10,316,041.31	0.00	0.00	0.00	0.00
October 22, 2022	776,452.16	9,539,589.15	0.00	0.00	0.00	0.00
April 22, 2023	751,787.66	8,787,801.49	0.00	0.00	0.00	0.00
October 22, 2023	8,787,801.49	0.00	0.00	0.00	0.00	0.00

	N534UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$25,233,000.00	$0.00	$8,094,000.00	$0.00	$7,142,000.00
October 22, 2011	0.00	25,233,000.00	0.00	8,094,000.00	0.00	7,142,000.00
April 22, 2012	679,000.00	24,554,000.00	219,000.00	7,875,000.00	193,000.00	6,949,000.00
October 22, 2012	857,229.39	23,696,770.61	264,690.98	7,610,309.02	1,115,948.77	5,833,051.23
April 22, 2013	841,700.06	22,855,070.55	260,835.36	7,349,473.66	1,082,781.66	4,750,269.57
October 22, 2013	826,563.08	22,028,507.47	256,294.26	7,093,179.40	1,049,480.32	3,700,789.25
April 22, 2014	811,426.12	21,217,081.35	251,753.16	6,841,426.24	1,016,178.96	2,684,610.29
October 22, 2014	796,289.12	20,420,792.23	247,212.09	6,594,214.15	2,684,610.29	0.00
April 22, 2015	781,152.15	19,639,640.08	326,243.91	6,267,970.24	0.00	0.00
October 22, 2015	766,015.17	18,873,624.91	318,675.44	5,949,294.80	0.00	0.00
April 22, 2016	750,878.20	18,122,746.71	311,106.93	5,638,187.87	0.00	0.00
October 22, 2016	735,741.21	17,387,005.50	303,538.46	5,334,649.41	0.00	0.00
April 22, 2017	914,399.61	16,472,605.89	102,174.60	5,232,474.81	0.00	0.00
October 22, 2017	891,694.14	15,580,911.75	102,174.59	5,130,300.22	0.00	0.00
April 22, 2018	868,988.66	14,711,923.09	102,174.61	5,028,125.61	0.00	0.00
October 22, 2018	846,283.21	13,865,639.88	5,028,125.61	0.00	0.00	0.00
April 22, 2019	823,577.73	13,042,062.15	0.00	0.00	0.00	0.00
October 22, 2019	800,872.27	12,241,189.88	0.00	0.00	0.00	0.00
April 22, 2020	778,166.80	11,463,023.08	0.00	0.00	0.00	0.00
October 22, 2020	755,461.34	10,707,561.74	0.00	0.00	0.00	0.00
April 22, 2021	732,755.87	9,974,805.87	0.00	0.00	0.00	0.00
October 22, 2021	710,050.40	9,264,755.47	0.00	0.00	0.00	0.00
April 22, 2022	687,344.93	8,577,410.54	0.00	0.00	0.00	0.00
October 22, 2022	664,639.47	7,912,771.07	0.00	0.00	0.00	0.00
April 22, 2023	641,934.00	7,270,837.07	0.00	0.00	0.00	0.00
October 22, 2023	7,270,837.07	0.00	0.00	0.00	0.00	0.00

	N536UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$25,604,000.00	$0.00	$8,213,000.00	$0.00	$7,247,000.00
October 22, 2011	0.00	25,604,000.00	0.00	8,213,000.00	0.00	7,247,000.00
April 22, 2012	685,000.00	24,919,000.00	220,000.00	7,993,000.00	195,000.00	7,052,000.00
October 22, 2012	867,397.22	24,051,602.78	268,735.27	7,724,264.73	1,131,605.47	5,920,394.53
April 22, 2013	851,860.82	23,199,741.96	263,955.56	7,460,309.17	1,098,487.37	4,821,907.16
October 22, 2013	836,592.98	22,363,148.98	259,375.21	7,200,933.96	1,064,898.13	3,757,009.03
April 22, 2014	821,325.14	21,541,823.84	254,794.84	6,946,139.12	1,031,308.87	2,725,700.16
October 22, 2014	806,057.29	20,735,766.55	250,214.50	6,695,924.62	2,725.700.16	0.00
April 22, 2015	790,789.44	19,944,977.11	330,506.40	6,365,418.22	0.00	0.00
October 22, 2015	775,521.61	19,169,455.50	322,872.46	6,042,545.76	0.00	0.00
April 22, 2016	760,253.76	18,409,201.74	315,238.55	5,727,307.21	0.00	0.00
October 22, 2016	744,985.92	17,664,215.82	307,604.63	5,419,702.58	0.00	0.00
April 22, 2017	926,630.84	16,737,584.98	103,057.94	5,316,644.64	0.00	0.00
October 22, 2017	903,729.08	15,833,855.90	103,057.94	5,213,586.70	0.00	0.00
April 22, 2018	880,827.31	14,953,028.59	103,057.94	5,110,528.76	0.00	0.00
October 22, 2018	857,925.54	14,095,103.05	5,110,528.76	0.00	0.00	0.00
April 22, 2019	835,023.78	13,260,079.27	0.00	0.00	0.00	0.00
October 22, 2019	812,122.02	12,447,957.25	0.00	0.00	0.00	0.00
April 22, 2020	789,220.26	11,658,736.99	0.00	0.00	0.00	0.00
October 22, 2020	766,318.48	10,892,418.51	0.00	0.00	0.00	0.00
April 22, 2021	743,416.73	10,149,001.78	0.00	0.00	0.00	0.00
October 22, 2021	720,514.96	9,428,486.82	0.00	0.00	0.00	0.00
April 22, 2022	697,613.19	8,730,873.63	0.00	0.00	0.00	0.00
October 22, 2022	674,711.43	8,056,162.20	0.00	0.00	0.00	0.00
April 22, 2023	651,809.67	7,404,352.53	0.00	0.00	0.00	0.00
October 22, 2023	7,404,352.53	0.00	0.00	0.00	0.00	0.00

Airbus A330-243

	N284AY
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$51,905,000.00	$0.00	$16,648,000.00	$0.00	$14,690,000.00
October 22, 2011	0.00	51,905,000.00	0.00	16,648,000.00	0.00	14,690,000.00
April 22, 2012	1,370,000.00	50,535,000.00	439,000.00	16,209,000.00	388,000.00	14,302,000.00
October 22, 2012	1,746,794.53	48,788,205.47	540,480.16	15,668,519.84	2,292,595.58	12,009,404.42
April 22, 2013	1,716,142.48	47,072,062.99	531,621.15	15,136,898.69	2,225,799.17	9,783,605.25
October 22, 2013	1,685,636.29	45,386,426.70	522,469.30	14,614,429.39	2,158,685.56	7,624,919.69
April 22, 2014	1,655,130.12	43,731,296.58	513,317.43	14,101,111.96	2,091,571.95	5,533,347.74
October 22, 2014	1,624,623.91	42,106,672.67	504,165.58	13,596,946.38	5,533,347.74	0.00
April 22, 2015	1,594,117.74	40,512,554.93	667,407.57	12,929,538.81	0.00	0.00
October 22, 2015	1,563,611.55	38,948,943.38	652,154.48	12,277,384.33	0.00	0.00
April 22, 2016	1,533,105.36	37,415,838.02	636,901.39	11,640,482.94	0.00	0.00
October 22, 2016	1,502,599.18	35,913,238.84	621,648.29	11,018,834.65	0.00	0.00
April 22, 2017	1,872,571.42	34,040,667.42	205,916.77	10,812,917.88	0.00	0.00
October 22, 2017	1,826,812.15	32,213,855.27	205,916.76	10,607,001.12	0.00	0.00
April 22, 2018	1,781,052.87	30,432,802.40	205,916.76	10,401,084.36	0.00	0.00
October 22, 2018	1,735,293.59	28,697,508.81	10,401,084.36	0.00	0.00	0.00
April 22, 2019	1,689,534.31	27,007,974.50	0.00	0.00	0.00	0.00
October 22, 2019	1,643,775.03	25,364,199.47	0.00	0.00	0.00	0.00
April 22, 2020	1,598,015.74	23,766,183.73	0.00	0.00	0.00	0.00
October 22, 2020	1,552,256.47	22,213,927.26	0.00	0.00	0.00	0.00
April 22, 2021	1,506,497.19	20,707,430.07	0.00	0.00	0.00	0.00
October 22, 2021	1,460,737.91	19,246,692.16	0.00	0.00	0.00	0.00
April 22, 2022	1,414,978.63	17,831,713.53	0.00	0.00	0.00	0.00
October 22, 2022	1,369,219.34	16,462,494.19	0.00	0.00	0.00	0.00
April 22, 2023	1,323,460.07	15,139,034.12	0.00	0.00	0.00	0.00
October 22, 2023	15,139,034.12	0.00	0.00	0.00	0.00	0.00

	N285AY
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$51,864,000.00	$0.00	$16,636,000.00	$0.00	$14,678,000.00
October 22, 2011	0.00	51,864,000.00	0.00	16,636,000.00	0.00	14,678,000.00
April 22, 2012	1,369,000.00	50,495,000.00	439,000.00	16,197,000.00	387,000.00	14,291,000.00
October 22, 2012	1,745,172.94	48,749,827.06	540,805.54	15,656,194.46	2,291,042.57	11,999,957.43
April 22, 2013	1,714,862.72	47,034,964.34	531,225.53	15,124,968.93	2,224,062.88	9,775,894.55
October 22, 2013	1,684,377.77	45,350,586.57	522,080.06	14,602,888.87	2,156,996.01	7,618,898.54
April 22, 2014	1,653,892.83	43,696,693.74	512,934.57	14,089,954.30	2,089,929.13	5,528,969.41
October 22, 2014	1,623,407.90	42,073,285.84	503,789.08	13,586,165.22	5,528,969.41	0.00
April 22, 2015	1,592,922.94	40,480,362.90	666,900.47	12,919,264.75	0.00	0.00
October 22, 2015	1,562,438.01	38,917,924.89	651,657.99	12,267,606.76	0.00	0.00
April 22, 2016	1,531,953.06	37,385,971.83	636,415.52	11,631,191.24	0.00	0.00
October 22, 2016	1,501,468.12	35,884,503.71	621,173.05	11,010,018.19	0.00	0.00
April 22, 2017	1,871,140.38	34,013,363.33	205,773.37	10,804,244.82	0.00	0.00
October 22, 2017	1,825,412.98	32,187,950.35	205,773.36	10,598,471.46	0.00	0.00
April 22, 2018	1,779,685.56	30,408,264.79	205,773.37	10,392,698.09	0.00	0.00
October 22, 2018	1,733,958.15	28,674,306.64	10,392,698.09	0.00	0.00	0.00
April 22, 2019	1,688,230.73	26,986,075.91	0.00	0.00	0.00	0.00
October 22, 2019	1,642,503.32	25,343,572.59	0.00	0.00	0.00	0.00
April 22, 2020	1,596,775.91	23,746,796.68	0.00	0.00	0.00	0.00
October 22, 2020	1,551,048.48	22,195,748.20	0.00	0.00	0.00	0.00
April 22, 2021	1,505,321.08	20,690,427.12	0.00	0.00	0.00	0.00
October 22, 2021	1,459,593.66	19,230,833.46	0.00	0.00	0.00	0.00
April 22, 2022	1,413,866.25	17,816,967.21	0.00	0.00	0.00	0.00
October 22, 2022	1,368,138.83	16,448,828.38	0.00	0.00	0.00	0.00
April 22, 2023	1,322,411.42	15,126,416.96	0.00	0.00	0.00	0.00
October 22, 2023	15,126,416.96	0.00	0.00	0.00	0.00	0.00

Airbus A320-214

	N126UW
	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Scheduled	Equipment	Scheduled	Equipment	Scheduled	Equipment
	Payments of	Note Ending	Payments of	Note Ending	Payments of	Note Ending
Date	Principal	Balance	Principal	Balance	Principal	Balance

Issuance Date	$0.00	$23,283,000.00	$0.00	$7,468,000.00	$0.00	$6,590,000.00
October 22, 2011	0.00	23,283,000.00	0.00	7,468,000.00	0.00	6,590,000.00
April 22, 2012	619,000.00	22,664,000.00	199,000.00	7,269,000.00	176,000.00	6,414,000.00
October 22, 2012	786,745.05	21,877,254.95	243,035.43	7,025,964.57	1,028,829.55	5,385,170.45
April 22, 2013	772,462.97	21,104,791.98	239,325.59	6,786,638.98	998,684.27	4,386,486.18
October 22, 2013	758,668.99	20,346,122.99	235,187.38	6,551,451.60	968,337.52	3,418,148.66
April 22, 2014	744,875.02	19,601,247.97	231,049.19	6,320,402.41	937,990.76	2,480,157.90
October 22, 2014	731,081.03	18,870,166.94	226,911.00	6,093,491.41	2,480,157.90	0.00
April 22, 2015	717,287.05	18,152,879.89	300,019.10	5,793,472.31	0.00	0.00
October 22, 2015	703,493.06	17,449,386.83	293,122.11	5,500,350.20	0.00	0.00
April 22, 2016	689,699.08	16,759,687.75	286,225.13	5,214,125.07	0.00	0.00
October 22, 2016	675,905.11	16,083,782.64	279,328.12	4,934,796.95	0.00	0.00
April 22, 2017	841,432.88	15,242,349.76	93,109.38	4,841,687.57	0.00	0.00
October 22, 2017	820,741.91	14,421,607.85	93,109.38	4,748,578.19	0.00	0.00
April 22, 2018	800,050.94	13,621,556.91	93,109.37	4,655,468.82	0.00	0.00
October 22, 2018	779,359.96	12,842,196.95	4,655,468.82	0.00	0.00	0.00
April 22, 2019	758,669.00	12,083,527.95	0.00	0.00	0.00	0.00
October 22, 2019	737,978.01	11,345,549.94	0.00	0.00	0.00	0.00
April 22, 2020	717,287.05	10,628,262.89	0.00	0.00	0.00	0.00
October 22, 2020	696,596.08	9,931,666.81	0.00	0.00	0.00	0.00
April 22, 2021	675,905.10	9,255,761.71	0.00	0.00	0.00	0.00
October 22, 2021	655,214.13	8,600,547.58	0.00	0.00	0.00	0.00
April 22, 2022	634,523.16	7,966,024.42	0.00	0.00	0.00	0.00
October 22, 2022	613,832.18	7,352,192.24	0.00	0.00	0.00	0.00
April 22, 2023	593,141.21	6,759,051.03	0.00	0.00	0.00	0.00
October 22, 2023	6,759,051.03	0.00	0.00	0.00	0.00	0.00

•	The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

•	The payment dates for the Equipment Notes must be April 22 and October 22.

•	The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•	(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreement attached as an exhibit to the Note Purchase Agreement.

•	In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of US Airways’ rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•	In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Treaty, (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

•	In the case of all of the Participation Agreements and Indentures, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustee in the definition of “Make-Whole Premium”.

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders.

Liquidation of Original Trusts

On the earlier of (i) the first Business Day after December 15, 2011 and (ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the “Transfer Date”), each of the Trusts established on the Issuance Date (the “Original Trusts”) will transfer and assign all of its assets and rights to a newly created successor trust (each, a “Successor Trust”) with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an “Original Trustee”) will also act as Trustee of the corresponding Successor Trust (each, a “New Trustee”). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this prospectus supplement to the Trusts, the applicable Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. No Original Trust or Successor Trust will be treated as a corporation or other entity taxable as a corporation for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences”.

Termination of the Trusts

The obligations of US Airways and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

The Trustees

The Trustee for each Trust will be Wilmington Trust Company. The Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Book-Entry; Delivery and Form

General

Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”). Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg.

So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive Certificates are issued under the limited circumstances described below under “— Physical Certificates”, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Trustees through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the principal amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical Certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.

Unless and until physical Certificates are issued under the limited circumstances described under “— Physical Certificates” below, the only physical Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustees as registered owners of Certificates under the applicable Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the applicable Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in a Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the SEC.

A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical Certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither US Airways nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Certificates of any Trust are registered in the name of DTC or its nominee, US Airways will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The applicable Trustee will pass through to DTC in immediately available funds all payments received from US Airways, including the final distribution of principal with respect to the Certificates of such Trust.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Certificates.

Physical Certificates

Physical Certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	US Airways advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and neither such Trustee nor US Airways is able to locate a qualified successor;

•	US Airways elects to terminate the book-entry system through DTC; or

•	after the occurrence of a PTC Event of Default, Certificate Owners owning at least a majority in interest in a Trust advise the applicable Trustee, US Airways and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the applicable Trustee will notify all applicable Certificate Owners through DTC Participants of the availability of physical Certificates. Upon surrender by DTC of the global Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the Certificates as physical Certificates to the applicable Certificate Owners.

In the case of the physical Certificates that are issued, the applicable Trustee or paying agent will make distributions of principal, premium, if any, and interest with respect to such Certificates directly to holders in whose names the physical Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the applicable Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by such Trustee. The applicable Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

Physical Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE DEPOSIT AGREEMENTS

The following summary describes the material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

General

Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust will be deposited (each, a “Deposit”) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each such Trust (each, a “Deposit Agreement”), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each financing of an Aircraft during the Delivery Period, the Trustee for each such Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

The Trustees’ obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates — Obligation to Purchase Equipment Notes”. Since the Aircraft are expected to be financed from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of financing for each such Aircraft. Moreover, delivery of the new Aircraft is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with US Airways. See “Description of the Aircraft and Appraisals — Timing of Financing the Aircraft”.

If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days’ prior written notice.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft available to be financed after the occurrence of such Triggering Event.

Replacement of Depositary

If the Depositary’s short-term unsecured debt rating or short-term issuer credit rating issued by either Rating Agency falls below the Depositary Threshold Rating, then US Airways must, within 30 days of such event occurring, replace the Depositary with a new depositary bank that has a short-term unsecured debt rating or short-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency without regard to any downgrading of any rating of the Depositary being replaced.

At any time during the Delivery Period, US Airways may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a short-term unsecured debt rating or short-term issuer credit rating issued by each Rating Agency equal to or higher than the Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for any Class of Certificates then rated by such Rating Agency.

“Depositary Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s Investors Service, Inc. (“Moody’s”) and the short-term issuer credit rating of A-1+ by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P” and, together with Moody’s, the “Rating Agencies”).

Depositary

The Bank of New York Mellon (the “Bank”) will act as depositary (the “Depositary”). The Bank is a New York State chartered bank that formerly was named “The Bank of New York”. The Bank has total assets of approximately $200.249 billion and total equity capital of approximately $16.507 billion, in each case at March 31, 2011. The Bank is a wholly-owned subsidiary of The Bank of New York Mellon Corporation.

The Bank meets the Depositary Threshold Rating.

The Bank’s principal office is located at One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784. A copy of the most recent filings of The Bank of New York Mellon Corporation with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, may be obtained from The Bank of New York Mellon Corporation’s Public Relations Department, One Wall Street, 31st Floor, New York, New York 10286, (212) 635-1569, or from the SEC at http://www.sec.gov. The information that The Bank of New York Mellon Corporation and affiliates, including the Bank, file with the SEC is not part of, and is not incorporated by reference in, this prospectus supplement.

DESCRIPTION OF THE ESCROW AGREEMENTS

The following summary describes the material terms of the escrow and paying agent agreements (the “Escrow Agreements”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

Wells Fargo Bank Northwest, National Association, as escrow agent in respect of each Trust (the “Escrow Agent”), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the “Paying Agent”), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits when due by the Depositary in accordance with the applicable Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the applicable Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits.

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes the material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

Natixis S.A., acting through its New York Branch (the “Liquidity Provider”), will enter into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to the Class A Trust and the Class B Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Class A Certificates or the Class B Certificates (other than any amount of interest that was due and payable on the Class A Certificates or the Class B Certificates on such Regular Distribution Date but that remains unpaid due to the Depositary’s failure to pay any amount of accrued interest on that date), the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient to pay interest on the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective interest rates shown on the cover page of this prospectus supplement for such Certificates (the “Stated Interest Rates”). If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for a Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider for a Trust may be replaced by one or more other entities under certain circumstances. The Class C Certificates will not have the benefit of a liquidity facility.

Drawings

The aggregate amount available under the Liquidity Facility for the Class A Trust and the Class B Trust at April 22, 2012, the first Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the Offering, assuming such Aircraft are so financed and that all interest and principal due on or prior to April 22, 2012 is paid, will be as follows:

Available
Trust	Amount

Class A	$30,910,601
Class B	13,567,174

Except as otherwise provided below, the Liquidity Facility for the Class A Trust and the Class B Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any such Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a

Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for the Liquidity Facility for the Class A Trust and the Class B Trust means initially $31,415,265 and $13,788,889, respectively, as the same may be reduced from time to time as described below.

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on the corresponding Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.5) In addition, the Liquidity Facility with respect to each applicable Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Available Commitment under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Drawing. (Intercreditor Agreement, Section 3.5(g)) On the first Regular Distribution Date and on each date on which the Pool Balance of a Trust shall have been reduced by payments made to the related Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which US Airways is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

If at any time the short-term unsecured debt rating or short-term issuer credit rating, as the case may be, of the Liquidity Provider then issued by either Rating Agency is lower than the Liquidity Threshold Rating (unless each Rating Agency shall have confirmed in writing on or prior to the date of such downgrading that such downgrading will not result in the downgrading, withdrawal or suspension of the ratings of the related Class of Certificates), and the applicable Liquidity Facility is not replaced with a Replacement Facility within ten days after such downgrading and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available

Commitment under such Liquidity Facility (a “Downgrade Drawing”). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

A “Replacement Facility” for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a short-term unsecured debt rating or short-term issuer credit rating, as the case may be, issued by both Rating Agencies which are equal to or higher than the Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and, to the extent applicable, rights as “Controlling Party”) under the Intercreditor Agreement as the Liquidity Provider being replaced.

“Liquidity Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the short-term issuer credit rating of A-1 by S&P.

If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for a Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreement, Section 3.5(m))

The Liquidity Facility for each Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	The anniversary date of the Issuance Date immediately following the date on which the Liquidity Provider provides written notice to the Subordination Agent that its obligations thereunder shall not be extended beyond such anniversary date.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment in accordance with the Intercreditor Agreement and the related Pass Through Trust Agreement.

•	The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “— Liquidity Events of Default”).

•	The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•	The date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

The Intercreditor Agreement provides that if the Liquidity Facility for any applicable Trust is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and if, prior to the 25th day immediately preceding any anniversary date of the Issuance Date (the “Notice Date”), the Liquidity Provider shall have advised the Subordination Agent that such Liquidity Facility will not be extended beyond such anniversary. If such Liquidity Facility is not so extended or replaced by the Notice Date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (a “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))

Subject to certain limitations, US Airways may, at its option, arrange for Replacement Facilities at any time to replace the Liquidity Facilities for both the Class A Trust and the Class B Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend any Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made. The Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement — Priority of Distributions”.

Interest Drawings, Special Termination Drawing and Final Drawing

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 4.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 4.00% per annum. Any Special Termination Drawing under the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates, which will accrue interest at the same rate as an Interest Drawing) will accrue interest at the Base Rate plus a specified margin per annum from the date of the drawing to (but excluding) the third business day following receipt of notice of such Special Termination Drawing and thereafter will accrue interest at LIBOR for the applicable interest period plus a specified margin per annum.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (the “Federal Funds Rate”), plus (b) one quarter of one percent (1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period; provided that if the LIBOR rate determined as provided above for any interest period would be less than 1.25% per annum, then the LIBOR rate for such interest period shall be deemed to be 1.25% per annum.

“Market Disruption Base Rate” means, with respect to any interest period, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates (each change in the Prime Lending Rate to be effective as of the date of publication in The Wall Street Journal of a “Prime Lending Rate” that is different from that published on the preceding business day); provided that in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Lending Rate, the Liquidity Provider shall choose a reasonably comparable index or source to use as the basis for the “Prime Lending Rate” and (c) LIBOR plus 1.00%.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a “Rate Determination Notice”) to the Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall bear interest at the Market Disruption Base Rate until the interest period that immediately follows the withdrawal of such Rate Determination Notice. Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•	Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period plus 4.00% per annum.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, at the Base Rate plus a specified margin per annum from the date of drawing to (but excluding) the third business day following receipt of notice of such Downgrade Drawing and thereafter, will accrue interest at LIBOR for the applicable interest period plus a specified margin per annum and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period plus 4.00% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	The acceleration of all of the Series A Equipment Notes and the Series B Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $155 million).

•	Certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:

•	Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•	The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions”. (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights”, the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Liquidity Provider

The initial Liquidity Provider will be Natixis S.A., acting through its New York Branch. The initial Liquidity Provider meets the Liquidity Threshold Rating.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes the material provisions of the Intercreditor Agreement (as amended by the Amendment No. 1 to Intercreditor Agreement among the parties to the Intercreditor Agreement and US Airways, the “Intercreditor Agreement”) among the Trustees, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” will be:

•	The Class A Trustee.

•	Upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee.

•	Upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that, in each case, has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and (z) the date on which all Series A Equipment Notes and Series B Equipment Notes shall have been accelerated, except to the extent subject to the 60-Day Period (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $155 million), the Liquidity Provider with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party.

For purposes of giving effect to the rights of the Controlling Party, each Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes — Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of US Airways, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including US Airways) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

If following certain events of bankruptcy, reorganization or insolvency with respect to US Airways described in the Intercreditor Agreement (a “US Airways Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of US Airways to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent and each Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (whether by posting on DTC’s Internet board or otherwise). Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of US Airways unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any holder of Class B Certificates, or of Class C Certificates, gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Purchase Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a US Airways Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

•	To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider, pro rata based on the amount owed, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or any Trustee or Liquidity Provider or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•	To the Liquidity Providers, pro rata based on the amount owed (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Liquidity Providers, pro rata based on the amount owed (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, to pay the outstanding amount of such

Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To (i) the Liquidity Providers, pro rata based on the amount owed, to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to the Subordination Agent to fund or replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates.

•	To the Subordination Agent, any Trustee or any Certificateholder, pro rata based on the amount owed, to the extent required to pay certain fees, taxes, charges and other amounts payable.

•	To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class B Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class C Trustee (a) to the extent required to pay accrued and unpaid Class C Adjusted Interest on the Class C Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such Class C Adjusted Interest that is then due (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

•	To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

•	To the Class C Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates (other than Class C Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes held in the Class C Trust and being redeemed, purchased or prepaid (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date.

“Liquidity Obligations” means all principal, interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the

Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class B Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest” means, as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred C Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment

Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Preferred C Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class C Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series C Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any

Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by US Airways under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreement, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of US Airways to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, the Rating Agencies and US Airways a statement setting forth the following information:

•	After a bankruptcy of US Airways, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by US Airways under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•	To the best of the Subordination Agent’s knowledge, after requesting such information from US Airways, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures). US Airways has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•	The current Pool Balance of the Certificates, the Preferred B Pool Balance, the Preferred C Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

•	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

•	The amounts currently owed to each Liquidity Provider.

•	The amounts drawn under each Liquidity Facility.

•	After a US Airways Bankruptcy Event, any operational reports filed by US Airways with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. US Airways and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The aircraft to be financed pursuant to this Offering (collectively, the “Aircraft”) consist of five (5) Airbus aircraft currently owned by US Airways and four (4) new Airbus aircraft scheduled to be delivered from September to October 2011. The five (5) currently owned aircraft consist of: two (2) Airbus A330-243 aircraft bearing registration numbers N284AY and N285AY, two (2) Airbus A321-231 aircraft bearing registration numbers N534UW and N536UW and one (1) Airbus A320-214 aircraft bearing registration number N126UW. The four (4) aircraft to be newly delivered by Airbus consist of: four (4) Airbus A321-231 aircraft bearing registration numbers N543UW, N544UW, N545UW and N546UW. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards as currently required in the United States for aircraft noise abatement for aircraft of such type.

Airbus A320-214 Aircraft

The Airbus A320-214 aircraft is a medium-range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on US Airways’ Airbus A320-214 aircraft is the CFM International CFM56-5B4.

Airbus A321-231 Aircraft

The Airbus A321-231 aircraft is a medium-range aircraft with a seating capacity of approximately 183 passengers. The engine type utilized on US Airways’ Airbus A321-231 aircraft is the IAE International Aero Engines V2533-A5.

Airbus A330-243 Aircraft

The Airbus A330-243 aircraft is a long-range aircraft with a seating capacity of approximately 258 passengers. The engine type utilized on US Airways’ Airbus A330-243 aircraft is the Rolls-Royce Trent 772B.

The Appraisals

The table below sets forth the appraised values of the aircraft to be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”).

	Registration	Manufacturer’s	Delivery	Appraiser’s Valuations			Appraised
Aircraft Type(1)	Number	Serial Number	Month	AISI	BK	MBA	Value(2)

Airbus A321-231	N543UW	4843	September 2011	$59,850,000	$50,750,000	$54,720,000	$54,720,000
Airbus A321-231	N544UW	4847	September 2011	59,850,000	50,750,000	54,720,000	54,720,000
Airbus A321-231	N545UW	4850	September 2011	59,850,000	50,750,000	54,720,000	54,720,000
Airbus A321-231	N546UW	4885	October 2011	60,000,000	51,000,000	54,810,000	54,810,000
Airbus A330-243	N284AY	1095	March 2010	103,890,000	98,550,000	91,360,000	97,933,333
Airbus A330-243	N285AY	1100	March 2010	103,730,000	98,500,000	91,340,000	97,856,667
Airbus A321-231	N534UW	3989	July 2009	47,610,000	46,920,000	50,890,000	47,610,000
Airbus A321-231	N536UW	4025	October 2009	47,810,000	48,310,000	52,000,000	48,310,000
Airbus A320-214	N126UW	4149	December 2009	48,340,000	43,930,000	43,370,000	43,930,000

(1)	The indicated registration number, manufacturer’s serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The financing of each newly delivered Airbus aircraft is expected to be effected at delivery of such aircraft from Airbus to US Airways. The actual delivery date for any new Airbus aircraft may be subject to delay or acceleration. The deadline for purposes of financing an Aircraft pursuant to this Offering is December 15, 2011. See “Description of the Aircraft and the Appraisals — Timing of Financing the Aircraft”. US Airways has certain rights to substitute other Airbus aircraft if the scheduled delivery date of any of the four (4) new Airbus aircraft eligible to be financed pursuant to this Offering is delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See “Description of the Aircraft and the Appraisals — Substitute Aircraft”.

(2)	The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

For purposes of the foregoing table, AISI, BK and MBA each was asked to provide its opinion as to the appraised value of each Aircraft. Such appraisals indicate appraised base value, projected as of the scheduled delivery month of the applicable Aircraft, and in the case of the currently owned Aircraft, indicate appraised base value, adjusted for the maintenance status of the Aircraft. As part of this process, all three Appraisers performed “desktop” appraisals without any physical inspection of such aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries. In addition, we have set forth on Appendix III to this prospectus supplement a summary of the base value, maintenance adjustment and maintenance adjusted base value determined by each Appraiser with respect to each Aircraft.

An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of such aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes or the Aircraft pursuant to the applicable Indenture would equal the appraised value of such aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

Timing of Financing the Aircraft

The five (5) Aircraft currently owned by US Airways and expected to be refinanced with the proceeds of this Offering are subject to existing loan agreements (the “Existing Loan Agreements”) and encumbered by security interests granted under related existing indentures (the “Existing Indentures”). The Existing Loan Agreements permit US Airways to prepay the obligations secured by the Existing Indentures upon not less than 5 business days prior written notice to certain specified parties to the Existing Loan Agreements. US Airways expects to provide such notice of prepayment under all of the Existing Loan Agreements such that such existing obligations will be prepaid promptly after the Issuance Date. The Deposits for the Aircraft will be used to prepay in full all of the obligations that are outstanding under the Existing Loan Agreements and secured by the Existing Indentures. Upon such prepayment, the secured parties under the Existing Loan Agreements and Existing Indentures will terminate the Existing Indentures and release all liens created thereunder. Circumstances may arise which could delay the refinancing of the Aircraft.

The four (4) newly manufactured Airbus Aircraft are scheduled for delivery from Airbus to US Airways from September to October 2011 under US Airways’ purchase agreement with Airbus. See the table under “— The Appraisals” for the scheduled delivery month of each such Aircraft. Under such purchase agreement, delivery of an aircraft may be delayed due to “excusable delay”, which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Airbus’ control or not occasioned by Airbus’ fault or negligence.

The Note Purchase Agreement provides that the period for financing the Aircraft under this Offering (the “Delivery Period”) will expire on December 15, 2011.

If the scheduled delivery of any newly manufactured Airbus Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond the Delivery Period, US Airways may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•	A Substitute Aircraft must be of the same model being replaced.

•	US Airways will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of the Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by US Airways with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

Under the Note Purchase Agreement, US Airways will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.

The description of such financing agreements in this prospectus supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, US Airways will be obligated to certify to the Trustees that any substantive modifications do not materially and adversely affect the Certificateholders. US Airways must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See “Description of the Certificates — Obligation to Purchase Equipment Notes”.

General

Equipment Notes will be issued in three series with respect to each Aircraft (the “Series A Equipment Notes”, the “Series B Equipment Notes”, and the “Series C Equipment Notes”, collectively, the “Equipment Notes”). The Series A Equipment Notes and the Series B Equipment Notes will be funded from sources other than this Offering. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between US Airways and Wilmington Trust Company, as indenture trustee thereunder (in such capacity with respect to each Indenture, a “Loan Trustee”). (Indentures, Section 2.02)

US Airways’ obligations under the Equipment Notes will be general obligations of US Airways. US Airways Group, Inc. will fully and unconditionally guarantee the payment obligations of US Airways under the Equipment Notes pursuant to the UAG Guarantee.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•	Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series C Equipment Notes.

•	Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued in respect of such Aircraft. (Indentures, Section 2.12)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 22 and October 22 of each year, commencing on October 22, 2011. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. (Indentures, Section 2.02)

Scheduled principal payments on the Equipment Notes will be made on April 22 and October 22 in certain years, commencing on April 22, 2012. See “Description of the Certificates — Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest. (Indentures, Section 2.02)

US Airways is also required to pay under each Indenture such Indenture’s pro rata share of the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and of compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent. (Indentures, Section 2.02)

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by US Airways under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.09)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of US Airways, provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, US Airways may elect to redeem the Series B Equipment Notes or the Series C Equipment Notes issued with respect to all Aircraft in connection with a refinancing of such Series. See “Possible Refinancing of Certificates”. The redemption price in the case of any optional redemption of Equipment Notes will be equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.10)

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole
Spread

Series A Equipment Notes	0.50%
Series B Equipment Notes	0.50%
Series C Equipment Notes	0.50%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date. (Indentures, Annex A)

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of US Airways’ rights under warranties with respect to the Aircraft.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. However, if an

Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

See Appendix IV to this prospectus supplement for tables setting forth the projected loan to value ratios for each of the nine (9) Aircraft to be financed pursuant to this Offering.

The Equipment Notes issued with respect to the aircraft will be direct obligations of US Airways and will be guaranteed by US Airways Group, Inc.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of US Airways, in investments described in the related Indenture. (Indentures, Section 6.06)

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)

Indenture Defaults, Notice and Waiver

Events of default under each Indenture (“Indenture Defaults”) will include:

•	The failure by US Airways to pay any amount, when due, under such Indenture or under any Equipment Note issued under such Indenture that continues for ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, for more than ten Business Days after US Airways receives written notice from the related Loan Trustee.

•	Any representation or warranty made by US Airways in such Indenture, the related Participation Agreement or certain related documents being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•	Failure by US Airways to perform or observe in any material respect any covenant or obligation under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The failure to carry and maintain insurance required under such Indenture.

•	The occurrence of an Indenture Default under any other Indenture.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of US Airways. (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement — Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without Make-Whole Premium). If certain events of bankruptcy, reorganization or insolvency occur with respect to US Airways, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue interest and other amounts due on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-Day Period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing defaults and, subsequently, the debtor cures all future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Trustees’ obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to US Airways, which is expected to be Latham & Watkins LLP, provide its opinion to the Trustees that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, US Airways holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “— Indenture Defaults, Notice and Waiver”.

The opinion of Latham & Watkins LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss”. The opinion of Latham & Watkins LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by US Airways.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Section 10.01(a))

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any lien or security interest with respect to the property subject to the lien of such Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto, except as provided in such Indenture, or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series B Equipment Notes or Series C Equipment Notes (and the re-issuance of Series B Equipment Notes or Series C Equipment Notes under other Indentures) and, with respect to the Series B Equipment Notes, any related credit support arrangements. See “Possible Refinancing of Certificates”. (Indentures, Section 10.01(b))

Indemnification

US Airways will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, each Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Indentures, Section 8.01)

Certain Provisions of the Indentures

Maintenance

US Airways is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to US Airways, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times with certain limited exceptions. (Indentures, Section 4.02(d))

Possession, Lease and Transfer

Each Aircraft may be operated by US Airways or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02(a) and (b)) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

US Airways is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, US Airways is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

So long as no Indenture Default exists, US Airways has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

Liens

US Airways is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and US Airways arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; (iv) any lien approved in writing by the relevant Loan Trustee; (v) salvage or other similar rights of issuers under policies required to be maintained by US Airways under the relevant Indenture; and (vi) any other lien as to which US Airways has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Annex A and Section 4.01)

Replacement of Parts; Alterations

US Airways is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. (Indentures, Section 4.04(a)) US Airways or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. (Indentures, Sections 4.04(a) and (d))

Insurance

US Airways is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $5,000,000 per occurrence, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence, such proceeds will be payable directly to US Airways so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, US Airways is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the greater of (i) the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by US Airways of the same type and operating on similar routes as such Aircraft and (ii) certain specified minimums. With respect to a particular Aircraft, US Airways may choose not to maintain cargo liability insurance, or may maintain a level of cargo liability insurance lower than the specified minimums set forth in the related Participation Agreement so long as such cargo liability is not less than the cargo liability insurance maintained for other Aircraft of the same make and model owned or leased and operated by US Airways. (Indentures, Section 4.06 and Annex B)

US Airways is also required to maintain war-risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if US Airways (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

US Airways may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in US Airways’ fleet or 1.5% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which US Airways carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case US Airways may self-insure the Aircraft to such higher level. In addition, US Airways may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, US Airways is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of US Airways, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, US Airways must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, US Airways must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.09 and 4.05(a))

If US Airways elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. US Airways is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If US Airways elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of US Airways thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.09, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, US Airways will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.04(e))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•	The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•	Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•	As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of US Airways’ business of passenger air transportation is prohibited for 180 consecutive days, unless US Airways, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by US Airways, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to US Airways’ entire U.S. registered fleet of similar property and US Airways, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by US Airways, but in any event if such use shall have been prohibited for a period of three years.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A and Section 4.02(b)(i))

POSSIBLE REFINANCING OF CERTIFICATES

Refinancing of Certificates

US Airways may elect to redeem and re-issue Series B Equipment Notes or Series C Equipment Notes then outstanding (any such re-issued Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, US Airways will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a US Airways pass through trust (the “Refinancing Trust”). The Refinancing Certificates relating to the refinanced Series B Equipment Notes may have the benefit of a liquidity facility.

The Trustee of the Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of US Airways and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B Certificates in the same manner that the corresponding class of refinanced Certificates were subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates that remains outstanding.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of certain U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates and the associated Escrow Receipts. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships or other pass-through entities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal, state, local or foreign income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Trusts

Although there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, based upon an interpretation of analogous authorities and the terms of the transaction documents, all as in effect on the date hereof, each Trust will be classified for U.S. federal income tax purposes either as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”) or as a partnership, and will not be treated as a corporation or other entity taxable as a corporation.

Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth under “Taxation of Certificateholders Generally — Trusts Classified as Partnerships”, below, the discussion below assumes that each Trust will be classified as a grantor trust. If a Trust is classified as a partnership for U.S. federal income tax purposes, it will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of such Trust’s gross income for each taxable year that it has existed is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by each Trust from the Equipment Notes and the Deposits will constitute qualifying income, and each Trust therefore will meet the 90% test described above, assuming that such Trust operates in accordance with the terms of the applicable Pass Through Trust Agreement and the other agreements to which it is a party.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes held by the Trust, the Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to debt incurred or continued to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that the payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Trusts Classified as Partnerships

If a Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level, but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust’s items of income and deduction on its tax return for its taxable year within which the Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Trust generally would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes, plus its share of the Trust’s net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust”, and its related pass through certificates being “Subordinated Certificates”) receives less than the full amount of the interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by the Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (“Subordinated Certificateholders”) likely would be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•	Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to the relevant preferred class of certificateholders;

•	any resulting loss generally would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trusts and Formation of New Trusts

Assuming that Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships and the Successor Trusts are classified as grantor trusts, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder’s basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder’s holding period for the Equipment Notes and other property will include the Original Trust’s holding period.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (except to the extent attributable to accrued interest, which will be taxable as ordinary income if not previously included in income, or to the associated Escrow Receipt) and the

U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust (not included the tax basis attributable to the associated Escrow Receipt). Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year (except to the extent attributable to any property held by the Trust for one year or less).

Upon a sale, exchange or other disposition of a Certificate, a U.S. Certificateholder will also recognize gain or loss equal to the difference between the amount realized allocable to the associated Escrow Receipt (which evidences such Certificateholder’s interest in the associated Deposits) and the gain likely would be treated as ordinary interest income (and any such loss likely would, to the extent of cumulative net accruals on the associated Deposit, be treated as an ordinary loss).

Notwithstanding the foregoing, if a Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Trust.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal, interest or premium on the Equipment Notes or the associated Deposits to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax, provided that:

•	such amount is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Certificateholder;

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of US Airways or the Depositary, as the case may be, entitled to vote;

•	the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to US Airways or the Depositary, as the case may be; and

•	certain certification requirements (including identification of the beneficial owner of the Certificate) are satisfied.

Subject to the discussion of backup withholding below, any gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or the related Escrow Receipt or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Prospective investors that are not U.S. Persons should consult their tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Certificates and the associated Escrow Receipt under U.S. federal, state, local and any other relevant law in light of their own particular circumstances.

Information Reporting and Backup Withholding

Generally, the amount of interest paid on the Equipment Notes held in the applicable Trust or the associated Deposits to or on behalf of Certificateholders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to Certificateholders. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. Certificateholder resides under the provisions of an applicable income tax treaty. In general, a Certificateholder will not be subject to backup withholding with respect to payments made on the Certificates or the associated Escrow Receipts, provided such Certificateholder complies with certain certification requirements (and, in the case of a non-U.S. Certificateholder, the recipient of such certification does not have actual knowledge or reason to know that the holder is a U.S. Person that is not an exempt recipient). In addition, a Certificateholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of Certificates and Escrow Receipts within the United States or conducted through specified U.S.-related financial intermediaries, unless certain certification requirements are met (and, in the case of a non-U.S. Certificateholder, neither the recipient of such certification nor the relevant financial intermediary has actual knowledge or reason to know that the Certificateholder is a U.S. Person that is not an exempt recipient) or the Certificateholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Certificateholder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

CERTAIN DELAWARE TAXES

The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in such Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. The Trustee could, therefore, become a fiduciary of Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If the Trustee becomes a fiduciary with respect to the Plans purchasing the Certificates, there may be an improper delegation by such Plans of the responsibility to manage plan assets. In order to mitigate the possibility of such prohibited transactions, each investing Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed the Trustee to invest in the assets held in such Trust pursuant to the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules on which such Plan relies with respect to its purchase or holding of the certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, US Airways and its affiliates, the Underwriters, the Loan Trustee, the Escrow Agent, the Depositary, the Trustee and the Liquidity Provider. In addition, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have (i) represented and warranted that either (a) no Plan assets have been used to purchase or hold such Certificate or an interest therein or (b) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions, and (ii) directed the relevant Trustee to invest in the assets held in the relevant Trust pursuant to the terms and conditions described herein.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated June 22, 2011 among US Airways, US Airways Group and the underwriters listed below (collectively, the “Underwriters”), US Airways has agreed to cause each Trust to sell to the Underwriters, and the Underwriters have agreed to purchase, the following respective principal amounts of the Class C Certificates.

Principal Amount
of Class C
Underwriter	Certificates

Goldman, Sachs & Co.	$33,277,200
Citigroup Global Markets Inc.	20,798,250
Credit Suisse Securities (USA) LLC	14,558,775
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,567,195
Barclays Capital Inc.	4,159,650
Natixis Securities North America Inc.	831,930

Total	$83,193,000

The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Class C Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the offering of the Class C Certificates may be terminated.

The aggregate proceeds from the sale of the Class C Certificates will be $83,193,000. US Airways will pay the Underwriters a commission of $831,930. US Airways estimates that its expenses associated with the offer and sale of the Class C Certificates will be approximately $400,000, after giving effect to the expenses for the Class A Certificates and the Class B Certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated may remit to US Airways its underwriting fees related to this Offering, pursuant to the resolution of a dispute between the two parties.

The Underwriters propose to offer the Class C Certificates to the public initially at the public offering price on the cover page of this prospectus supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters. The offering of the notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

	To Selling	Discount to
Pass Through Certificates	Group Members	Broker/Dealers

2011-1C	0.60%	0.25%

The Class C Certificates are a new issue of securities with no established trading market. US Airways does not intend to apply for the listing of the Class C Certificates on a national securities exchange. The Underwriters have advised US Airways that one or more of the Underwriters currently intend to make a market in the Class C Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class C Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class C Certificates.

US Airways has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses, and certain of the Underwriters have provided and are providing general financing and banking services to US Airways and its affiliates, including the financing of aircraft. In particular, Citigroup Global Markets Inc. and certain of its affiliates acted or are acting as joint lead arrangers, bookrunners, syndication agent, administrative agent and collateral agent for the lenders under our $1.6 billion credit facility administered by Citicorp North America. In addition, an affiliate of Natixis Securities North America Inc. is acting as liquidity provider for the Class A Certificates and the Class B Certificates.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

US Airways expects that delivery of the Class C Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date hereof (this settlement cycle being referred to as T+4). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class C Certificates on the date hereof will be required, by virtue of the fact that the Class C Certificates initially will settle in T+4, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Class C Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class C Certificates. Specifically, the Underwriters may overallot in connection with the Offering, creating a short position in the Class C Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Class C Certificates, the Underwriters may bid for, and purchase, Class C Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Class C Certificates in the Offering, if the Underwriters repurchase previously distributed Class C Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class C Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such Underwriter in stabilizing or short covering transactions.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that

Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of Certificates shall require the issuer or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA would not, if the issuer was not an authorized person, apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the Certificates is being passed upon for US Airways by Latham & Watkins LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements.

EXPERTS

The consolidated financial statements of US Airways Group, Inc. and its subsidiaries and US Airways, Inc. and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been included and incorporated by reference, respectively herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, dated May 29, 2011, June 13, 2011 and June 13, 2011, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and must file reports, proxy statements and other information with the SEC. You may read and copy documents filed by us at the SEC’s public reference room at 100 F Street, E, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov. US Airways Group’s common stock is listed on the New York Stock Exchange. Accordingly, certain reports, proxy statements and other information we have filed with the SEC may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain information is also available at our web site or from links on our web site at http://www.usairways.com. Information on our web site does not constitute part of this prospectus supplement or the accompanying prospectus.

We have filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to US Airways Group and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or superseded such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished on Form 8-K, which information is expressly not incorporated by reference herein):

•	Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2010, filed on February 23, 2011.

•	Our Definitive Proxy Statement with respect to the 2011 Annual Meeting of Stockholders, filed on April 29, 2011.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed on April 26, 2011.

•	Our Current Reports on Form 8-K filed on January 21, 2011, February 4, 2011, May 23, 2011 and June 9, 2011.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or subsequent to the date of this prospectus supplement and the accompanying prospectus including any Current Report on Form 8-K with respect to certain exhibits to the Registration Statement in connection with this Offering, and, in all events, prior to the termination of this Offering, shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Corporate Secretary
US Airways Group, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800

APPENDIX I — INDEX OF TERMS

60 day period	S-83
AAL	S-1
Actual Disposition Event	S-114
Administration Expenses	S-110
Aircraft	S-117
AISI	S-117
AMT	S-31
Appraisal	S-110
Appraised Current Market Value	S-110
Appraisers	S-117
Assumed Amortization Schedule	S-79
ATSB	S-32
Average Life Date	S-122
Bank	S-99
Base Rate	S-105
Basic Agreement	S-75
BK	S-117
Business Day	S-77
Cape Town Treaty	S-126
Cash Collateral Account	S-103
Cede	S-94
Certificate Account	S-78
Certificate Buyout Event	S-83
Certificate Owner	S-94
Certificateholders	S-76
Certificates	S-72
Class A Certificates	S-75
Class A Trust	S-75
Class A Trustee	S-75
Class B Adjusted Interest	S-111
Class B Certificates	S-75
Class B Trust	S-75
Class B Trustee	S-75
Class C Adjusted Interest	S-113
Class C Certificates	S-75
Class C Trust	S-75
Class C Trustee	S-75
Class Exemptions	S-138
clearing agency	S-95
clearing corporation	S-95
Code	S-131
Company	S-i
Controlling Party	S-8
Convention	S-126
Current Distribution Date	S-112
Debt Balance	S-127
Deemed Disposition Event	S-113
Delivery Period	S-118
Delivery Period Termination Date	S-98
Deposit	S-98
Deposit Agreement	S-98
Depositary	S-99
Depositary Threshold Rating	S-99
Disqualified Persons	S-137
Distribution Date	S-77
Downgrade Drawing	S-101
DTC	S-94
DTC Participants	S-94
Equipment Note Special Payment	S-110
Equipment Notes	S-120
ERISA	S-137
ERISA Plans	S-137
Escrow Agent	S-100
Escrow Agreements	S-100
Escrow Receipts	S-100
Event of Loss	S-128
Exchange Act	S-ii
Existing Indentures	S-118
Existing Loan Agreements	S-118
Expected Distributions	S-112
Federal Funds Rate	S-105
Final Distributions	S-109
Final Drawing	S-104
Final Maturity Date	S-77
GECC	S-32
H.15(519)	S-122
Indenture	S-87
Indenture Defaults	S-123
Indirect DTC Participants	S-94
Intercreditor Agreement	S-108
Interest Drawing	S-101
IRS	S-131
Issuance Date	S-75
LIBOR	S-13
Liquidity Event of Default	S-106
Liquidity Expenses	S-112
Liquidity Facility	S-101
Liquidity Obligations	S-112
Liquidity Provider	S-101
Liquidity Threshold Rating	S-103
Loan Trustee	S-120
LTVs	S-3
Make-Whole Premium	S-121
Make-Whole Spread	S-121
Market Disruption Base Rate	S-105
Maximum Available Commitment	S-101
Maximum Commitment	S-102
MBA	S-117
Minimum Sale Price	S-109
Moody’s	S-99
most recent H.15(519)	S-122
MSC	S-1

I-1

New Trustee	S-94
NOLs	S-22
Non-Extension Drawing	S-104
Non-Performing Equipment Notes	S-112
non-U.S. Certtificateholder	S-134
Note Holders	S-93
Note Purchase Agreement	S-87
Notice Date	S-104
Original Trustee	S-93
Original Trusts	S-93
Participation Agreement	S-87
parties in interest	S-137
Pass Through Trust Agreements	S-75
Paying Agent	S-100
Paying Agent Account	S-78
Performing Equipment Note	S-102
Piedmont	S-1
Plan Asset Regulation	S-137
Plans	S-137
Pool Balance	S-79
Pool Factor	S-79
Post Default Appraisals	S-110
Preferred B Pool Balance	S-113
Preferred C Pool Balance	S-114
PSA	S-1
PTC Event of Default	S-83
PTCE	S-138
qualified professional asset manager	S-138
qualifying income	S-131
Rate Determination Notice	S-105
Rating Agencies	S-99
Receiptholder	S-100
Refinancing Certificates	S-130
Refinancing Equipment Notes	S-130
Refinancing Trust	S-130
Registration Statement	S-144
Regular Distribution Dates	S-77
Remaining Weighted Average Life	S-122
Replacement Facility	S-103
Required Amount	S-102
Required Terms	S-88
S&P	S-99
Scheduled Payments	S-77
SEC	S-ii
Section 1110	S-124
Section 2.4 Fraction	S-112
Section 382	S-22
Securities Act	S-ii
Series A Equipment Notes	S-120
Series B Equipment Notes	S-120
Special Distribution Date	S-77
Special Payment	S-77
Special Payments Account	S-78
Special Termination Drawing	S-103
Special Termination Notice	S-103
Stated Interest Rates	S-101
Subordinated Certificateholders	S-133
Subordinated Certificates	S-133
Subordinated Trust	S-133
Subordination Agent	S-108
Successor Trust	S-93
Termination Notice	S-106
Transfer Date	S-93
Transportation Code	S-84
Treasury Yield	S-122
Triggering Event	S-77
Trust Indenture Act	S-85
Trust Property	S-75
Trust Supplement	S-75
Trustee	S-75
Trusts	S-75
U.S. Certificateholders	S-131
U.S. Persons	S-131
UAG Guarantee	S-6
Underwriters	S-139
US Airways	S-i
US Airways Bankruptcy Event	S-109
US Airways Group	S-i
Washington National	S-1

I-2

APPENDIX II — APPRAISAL LETTERS

US Airways, Inc.
111 West Rio Salado Parkway
Tempe, AZ 85281

Sight Unseen Half Life, Adjusted and New
Base Value Opinion
9 Aircraft Portfolio

AISI File No.: A1S032BVO-4

Report Date: 29 May 2011
Used Aircraft Values as of: 09 May 2011
New Aircraft Values as of Delivery Date

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

Mr. Simon Little
Director, Corporate Finance
US Airways, Inc.
111 West Rio Salado Parkway
Tempe, AZ 85281

Subject:	Sight Unseen Half Life, Adjusted and New Base Value Opinion 9 Aircraft Portfolio AISI File number: A1S032BVO-4

Ref:	(a) Email messages 06, 09, 26 May 2011

Dear Mr. Little:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen base value and current market value in half life and maintenance adjusted condition as of 09 May 2011 for five used Aircraft, and the sight unseen base value and current market value in new condition for four future delivery Aircraft as identified and defined in Table I and reference (a) above (the ‘Aircraft’). The used Aircraft are valued in May 2011 million U.S. dollars. The new Aircraft are valued in delivery date million U.S. dollars at an assumed inflation rate of 3.0% from May 2011.

1. Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time. An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that all airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888 FAX: 949-582-8887 E-MAIL: mail@AISI.aero

29 May 2011
AISI File No. A1S032BVO-4

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, auxiliary power unit (APU), engine overhaul and engine life limited parts (LLPs).

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more then one aircraft is contained in this report, then it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

29 May 2011
AISI File No. A1S032BVO-4

2.	Valuation

The five used Aircraft adjustments for condition at 09 May 2011 are calculated to account for the maintenance status of each Aircraft as indicated to AISI by the client in the above reference (a) data and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

It is our considered opinion that the five used Aircraft sight unseen base values in half life condition and adjusted for condition at 09 May 2011, in May 2011 $MUSD, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

It is our considered opinion that the four new Aircraft sight unseen base values in new condition, in delivery date $MUSD at 3.0% inflation from May 2011 are as follows in Table II subject to the assumptions, definitions, and disclaimers herein.

29 May 2011
AISI File No. A1S032BVO-4

Table I
Values as of 09 May 2011
in May 2011 Million U.S. Dollars

							Half Life	Adjusted
							Base Value	Base Value
No.	Aircraft Type	SN	RN	DoM	Engine Type	MTOW	M US Dollars	M US Dollars

1	A320-214	4149	N126UW	Dec-09	CFM56-5B4/3	169,756	44.38	48.34
2	A330-243	1095	N284AY	Mar-10	Trent 772-B60	513,677	94.04	103.89
3	A330-243	1100	N285AY	Mar-10	Trent 772-B60	513,677	94.04	103.73
4	A321-231	3989	N534UW	Jul-09	V2533-A5	205030	44.49	47.61
5	A321-231	4025	N536UW	Oct-09	V2533-A5	205030	44.49	47.81

Table II
Values as of Aircraft Delivery Date at 3.0% Inflation from May 2011 in Delivery Date Million U.S. Dollars

							Half Life	New
				Delivery	Engine		Base Value	Base Value
	Aircraft Type	SN	RN	Date	Type	MTOW	M US Dollars	M US Dollars

1	A321-231	4843	N543UW	Sep-11	V2533-A5	205,030	NA	59.85
2	A321-231	4847	N544UW	Sep-11	V2533-A5	205,030	NA	59.85
3	A321-231	4850	N545UW	Sep-11	V2533-A5	205,030	NA	59.85
4	A321-231	4885	N546UW	Oct-11	V2533-A5	205,030	NA	60.00

29 May 2011
AISI File No. A1S032BVO-4

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. AISI consents to the inclusion of this appraisal report dated 29 May 2011 in the Preliminary Prospectus Supplement and final Prospectus Supplement and to the inclusion of AISI’s name in the Preliminary Prospectus Supplement and final Prospectus Supplement under the caption ‘Experts”. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Fred Bearden
CEO

1295 Northern Boulevard
Manhasset, New York 11030
(516) 365-6272 •  Fax (516) 365-6287

June 13, 2011
US Airways, Inc.
111 W. Rio Salado Parkway — CH-TRY
Tempe, AZ 85281

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values for five Airbus aircraft currently in the USAirways Fleet and four more that will be delivered later this year (the “Aircraft”). The Aircraft in service include an A320, two A330-200s and two A321s. The Aircraft to be delivered are all A321s. Each Aircraft is further identified by type, manufacturer’s serial number (where known), date of manufacture, engine type/variant and maximum takeoff weight in the attached Figure 1.

Our opinion of the current maintenance adjusted Base Values is also included in Figure 1, which include appropriate financial adjustments based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check or equivalent, time remaining to a “D” check or equivalent, time remaining to landing gear overhaul, time since the most recent heavy shop visit on engines and time remaining on engine life limited parts.

The normal convention in aircraft appraisals is to assign a “half-time” value, for comparison purposes, for an aircraft that is halfway between major expensive maintenance events. The maintenance adjustment is then applied to this half-time value. In this case, since the Aircraft are so new, most of them have not reached half-time on any of the maintenance adjustment items. We have artificially reduced the values to “half-time” so that the adjusted values would be reasonable and not exceed the new price.

Definitions

Base Value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Market Discussion & Methodology

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value as well as the current market value.

We do not know the purchase prices of the Aircraft but we do know the current published Airbus list prices. The average list price for a new A330-200 is about $180 million. The A321 is $90 million and the A320 is $70 million. We also know that nobody ever pays list price and discounts of at least 15 percent apply. Often much larger discounts apply for airlines placing large orders and 35 percent or more is likely. We do know of some recent A320s deliveries in the $44 million vicinity and A321 in the $50 million vicinity. Considering this and the configuration and specifications of the Aircraft, we concluded the likely new prices of the A330s, A320s and A321s were $103.35 million, $43.4 million and $52.10 million, respectively.

From these new prices, we have deducted an allowance for the difference between half-time and full-time to establish the artificial half-time value. To this we have added (or subtracted in several cases where appropriate) an adjustment for the time remaining to “C” Check, “D” Check, landing gear overhaul, engine heavy shop visits and time remaining on engine life limited parts to establish the maintenance adjusted base values.

Assumptions & Disclaimer

It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that each Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

John F. Keitz
President
ISTAT Senior Certified Appraiser
And Appraiser Fellow
JFK/kf
Attachment

Figure 1
USAirways 2011-1 Appraisal
Values in $millions

								Mt. Adj.
							1/2 Time	Base
No.	Type	Regist	MSN	DOM	Engine	MTOW	Base Values	Values

1	A320-214	N126UW	4149	Dec-09	CFM56-5BX/3	169,000	40.00	43.93
2	A330-243	N284AY	1095	Mar-10	Trent 772-B60	513,700	92.10	98.55
3	A330-243	N285AY	1100	Mar-10	Trent 772-B60	513,700	92.10	98.50
4	A321-231	N534UW	3989	Jul-09	V2533-A5	205,000	47.00	46.92
5	A321-231	N536UW	4025	Oct-09	V2533-A5	205,000	47.60	48.31
6	A321-231	N543UW	4843	Sep-11	V2533-A5	205,000	50.75	50.75
7	A321-231	N544UW	4847	Sep-11	V2533-A5	205,000	50.75	50.75
8	A321-231	N545UW	4850	Sep-11	V2533-A5	205,000	50.75	50.75
9	A321-231	N546UW	4885	Oct-11	V2533-A5	205,000	51.00	51.00

Note: For the Aircraft not yet delivered, the “half-time” value is assumed to be the same as the adjusted value.

Extended Desktop Appraisal of:

One (1) A320-200, Two (2) A330-200, Six (6) A321-200 Aircraft

Client:
US Airways

Date:

June 13, 2011

Washington D.C. 2101 Wilson Boulevard Suite 1001 Arlington, Virginia 22201 Tel: 1703276 3200 Fax: 1703276 3201

Frankfurt Wilhelm-Heinrich-Str. 22 61250 Usingen Germany Tel: 40 (0) 6997168436

Tokyo 3-16-16 Higashiooi Shinagawa-ku Tokyo 140-0011 Japan Tel/Fax: 81 1 3763 6845

www.mba.aero

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction
II.	Value Definitions/Terminology
III.	Current Market Conditions
IV.	Valuation and Aircraft Information
V.	Covenants

Morten Beyer & Agnew (mba) has been retained by US Airways, Inc. (the “Client”) to provide an Extended Desktop Appraisal to determine the Maintenance Adjusted Current Base Value (CBV) of one (1) A320-200, two (2) A330-200, and six (6) A321-200 aircraft, as of June 1, 2011. The aircraft are fully identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publication mba Future Aircraft Values (FAV) — Jet Transport.

Based on the information set forth in this report, it is our opinion that the total Maintenance Adjusted Current Base Value of the aircraft in this portfolio is as follows and as set forth in Section IV.

Maintenance Adjusted
CBV ($US)

9 AC Total	$547,930,000

Section II of this report presents definitions of various terms, such as Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Extended Desktop Appraisal

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination, it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections, mba and its principals have been providing appraisal services to the aviation industry for 19 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers, mba maintains offices in Washington, Frankfurt, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations, mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III.  Current Market Conditions

General Market Observation

Values for new and used jet transport aircraft are driven primarily by the state of the world’s economies. During periods of economic growth, traffic grows at high single digit rates; this increases aircraft utilization, stimulates demand for lift and thereby increases the demand side of the aircraft equation. Over the years, it has been demonstrated that increased passenger traffic is closely aligned with the growth in regional and world gross domestic product (GDP). However, the long term trend has been toward traffic lagging GDP, with lower traffic peaks and deeper traffic declines. This phenomenon becomes more pronounced as a particular region’s airline industry matures.

In periods of decline (as observed in the early 1990s and early 2000s), a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Orders began to deteriorate in 1989 and reached bottom in 1993 with 274 combined Airbus and Boeing orders while deliveries bottomed in 1995 at a combined 380 aircraft. Eventually, values returned to normal levels, as economies recovered and traffic demand returned. This was mostly repeated in the most recent 2000-2006 cycle.

The downturn that began in late 1999 was greatly exacerbated by the events of September 11, 2001 and it is generally acknowledged that the resulting downturn in traffic was due more to fear of terrorism than underlying economic conditions. For that time frame, worldwide Revenue Passenger

Kilometers1 (RPK) and Freight Tonne Kilometers2 (FTKs) declined by 2.9% and 6.2%, respectively. Orders and deliveries in the 1999 — 2003 time frame bottomed with a combined 3,712 and 3,839, respectively.

The above contrasts sharply with the next order cycle of 2005 — 2008 when 8,216 aircraft were ordered and 3,252 aircraft were delivered. Airbus and Boeing combined delivered 979 aircraft in 2009 and in 2010 Airbus delivered 510 aircraft while Boeing delivered 462.

There are many signs of an industry wide recovery from the downturn of the past two years. Airbus and Boeing are seeing almost a two-fold increase in orders over the past year. Airbus booked 574 net orders in 2010, while Boeing booked 530 net orders during the same period. Boeing notes that narrow body utilization is increasing, while wide body utilization remains depressed

IATA reported net industry profits of US$16 billion for 2010. In its most recent forecast from March 2011, IATA expects the industry to realize a net industry profit of US$8.6 billion in 2011, which is a fall of 46% in net industry profits from the previous year. Passenger and cargo demand are expected to grow by 5.6% and 6.1%, respectively. The highest profit and operating margins are expected to be delivered by Asia-Pacific carriers. European carriers meanwhile continue to be plagued by the ongoing government and banking debt crisis and therefore remain the least profitable among the major regions.

The big unknown is, of course, oil. Current developments and political unrest in the Middle East have sent oil prices to levels above US$100 per barrel. As a result, IATA has raised its estimated oil price for 2011 from US$84 per barrel to US$96 per barrel. However, if prices get much higher than this, the prevailing wisdom is it will have the effect of damping the economic recovery that appears to be gaining a foothold. One thing is highly likely — oil prices will go up as we go forward. It should be noted that higher oil prices exert a greater negative effect on older aircraft values. This also translates to spare parts values as well.

A320-200 — Current Market

The A320 family’s initial member, the A320, was first delivered in 1988. The series has two variants, the A320-100 and the A320-200. Only 21 of A320-100 variant were ever produced. The A320-200 varies minimally from the -100 apart from its wingtip fences and increased fuel capacity. There are currently 2,400 active A320-200s with 216 operators.

Fleet Status	A320-200
Ordered	5,192
Cancelled/Transferred	772
Net Orders	4,420
Backlog	1,840
Delivered	2,580
Destroyed/Retired	78
Not in Service/Parked	102
Active Aircraft	2,400
Number of Operators	216
Average Daily Utilization (Hrs)	8.56
Average Fleet Age (Yrs)	7.86

Source: ACAS March 2011

1 RPK- Revenue Passenger Kilometer. Revenue derived from carrying one passenger one kilometer.
2 FTK- Freight Tonne Kilometer. Revenue derived from carrying one tonne of freight one kilometer.

Recent Developments

In April 2011, Jazeera Airways cancelled their order for 25 A320s. The airline announced that their decision was based on an internal enhancement plan to adjust the short-term fleet size.

Also in April 2011, Airbus announced it was bringing forward the entry into service date for the A320neo by six months to October 2015. The Pratt & Whitney PW1100G turbofan was selected as the lead engine.

In March 2011, Lufthansa announced that it does not expect introduction of the A320neo to have a negative impact on the values of its baseline A320 fleet. The airline received Board approval to order 25 of the A320neo aircraft for delivery starting in 2016.

Also in March 2011, ILFC replaced its order for 10 A380s with 75 A320neo and 25 A321neo aircraft for delivery starting in 2016.

In February 2011, it was announced that All Nippon Airways leased ten A320-200 aircraft in 180 passenger configuration from GECAS to begin low cost service in mid-2011.

In December 2010, China Eastern Airlines announced it signed a purchase agreement with Airbus to acquire 50 A320 aircraft for delivery from 2012 through 2015.

In December 2010, LAN finalized an order for 50 aircraft from the A320 family, including ten A321s, to be powered by CFM engines. Deliveries are scheduled to begin in 2013.

In December 2010, Airbus announced the launch of the A320neo, which stands for “new engine option” for entry into service in 2016.

In October 2010, Airbus announced a second delay to its targeted certification date for the A320 passenger to freighter conversion program. First re-delivery of a converted aircraft is now forecast to take place in November 2012 to West Atlantic, which will lease the aircraft from launch customer AerCap.

Demographics & Availability

The current A320-200 is powered by either two CFM International CFM56 or two International Aero Engines (IAE) V2500 engines. CFM engines are slightly more popular, powering approximately 56.8% of the current fleet.

Airbus A320-200 Aircraft
Current Fleet by Engine Type

Engine	In Service	Parked	Total

CFM56	1364	57	1421
IAE V2500	1036	45	1081

Grand Total	2400	102	2502

Source: ACAS March 2011

The largest active fleet percentage lies with two North American operators. JetBlue operates the largest A320 fleet at 4.9% of the total active fleet, and United Air Lines holds the second largest at 4.0%.

Airbus A320-200 Aircraft
Current Fleet by Operator

Operator	In Service	Parked	Total

JetBlue Airways	118		118
United Airlines	97		97
China Eastern Airlines	95		95
TAM Linhas Aereas	85		85
US Airways	72		72
Delta Air Lines	69		69
China Southern Airlines	64		64
Alitalia	58		58
Air France	56	2	58
AirAsia	52	1	53
Lufthansa	46		46
Jetstar Airways	44		44
British Airways	40		40
Shenzhen Airlines	39		39
Air India	38		38
All Others	1427	99	1526

Grand Total	2400	102	2502

Source: ACAS March 2011

Approximately 34% of the total current fleet of A320-200s is concentrated in Europe. Two other significant regions are the Pacific Rim with 24.9% and North America with 19.1% of the total current fleet.

Airbus A320-200 Aircraft
Current Fleet by Region

Region	In Service	Parked	Total

Europe	817	38	855
Pacific Rim	618	5	623
North America	444	35	479
South America	191	15	206
Middle East	143	7	150
Asia	116	1	117
Africa	71	1	72

Grand Total	2400	102	2502

Source: ACAS March 2011

Being the first A320 Family model to enter service, the values for the older A320-200 aircraft have dropped to the point where freighter conversions are feasible. As a freighter, this aircraft will be a superior narrowbody product as it has the ability to carry containerized cargo in both the belly and on the main deck, something the 737 freighter cannot accomplish. Airbus will develop the passenger-to-freighter conversion program in partnership with EADS EFW and Russian manufacturers MIG and Irkut. Conversion work will be performed in Russia with entry into service expected in 2012.

According to BACK Aviation Solutions, as of May 2011 there were 46 A320-200s available for sale or lease. Nineteen of these aircraft are V2500 powered and 27 are CFM56 powered. Additionally, 19 of the available aircraft are powered by the less desirable V2500-A1 or CFM56-5A1 variants. Availability over the past year has been fairly stable, with the number of aircraft available ranging from 46 to 70, and the 46 aircraft available only represent roughly 1.8% of the existing fleet.

Source: BACK Aviation Solutions, May 2011

A321-200 Current Market

The A321 is a stretched version of the A320 and consists of two variants, the A321-100 and the A321-200. Apart from its longer fuselage, the A321 also features a modified wing with double slotted flaps and similar flight deck to the A319 and A320. The -200 features higher thrust engines and greater fuel capacity as well as minor structural strengthening. The first A321-200 flew in late 1996. There are currently 542 A321-200 active aircraft with 68 operators.

Fleet Status	A321-200

Ordered	1,023
Cancelled/Transferred	226
Net Orders	797
Backlog	243
Delivered	554
Destroyed/Retired	1
Not in Service/Parked	11
Active Aircraft	542
Number of Operators	68
Average Daily Utilization (Hrs)	8.41
Average Fleet Age (Yrs)	5.73

Source: ACAS March 2011

Recent Developments

In March 2011, Turkish Airlines ordered 10 A321 aircraft along with 3 A330-200Fs.

In January 2011, Thomas Cook Group finalized an order for 12 A321s. These 12 aircraft are to start delivery in 2014 and will be powered by CFM56 engines.

In December 2010, LAN finalized an order for A320 family aircraft which included 10 A321s.

Demographics & Availability

The A321-200 is powered by either two CFM International CFM56 or two International Aero Engines (IAE) V2500 engines. Over half of the fleet is operated with V2500 engines.

Airbus A321-200 Passenger Aircraft
Current Fleet by Engine Type

Engine	In Service	Parked	Total

IAE V2500	308	6	314
CFM56-5B	234	5	239

Grand Total	542	11	553

Source: ACAS March 2011

The largest active fleet percentage lies with China Southern Airlines. This air carrier operates the largest A321-200 fleet at 10.3% of the total active fleet. US Airways holds the second largest at 9.2%.

Airbus A321-200 Passenger Aircraft
Current Fleet bv Operator

Operator	In Service	Parked	Total

China Southern Airlines	57		57
US Airways	51		51
Air China	27		27
Lufthansa	27		27
Vietnam Airlines	22		22
China Eastern Airlines	21		21
Turkish Airlines (THY)	21		21
Air India	20		20
Air France	19		19
Iberia	19		19
Aeroflot-Russian Airlines	18		18
Monarch Airlines	16		16
Asiana Airlines	13		13
Qatar Airways	12		12
British Airways	11		11
All Others	188	11	199

Grand Total	542	11	553

Source: ACAS March 2011

Forty-two percent of the total current fleet of A321-200s is concentrated in Europe. Another significant region is the Pacific Rim with 30.2% of the total current fleet.

Airbus A321-200 Passenger Aircraft
Current Fleet by Region

Region	In Service	Parked	Total

Europe	232	2	234
Pacific Rim	166	1	167
North America	63	7	70
Asia	30	1	31
Middle East	28		28
South America	13		13
Africa	10		10

Grand Total	542	11	553

Source: ACAS March 2011

According to BACK Aviation Solutions, as of April 2011 there were 11 A321-200s available for sale or lease. Five of these aircraft are V2500 powered and six are CFM56 powered.

Source: BACK Aviation Solutions, April 2011

Airbus A330-200- Current Market

The A330-200 series entered into service in 1998. It is a shorter fuselage but longer range version of the A330-300 which entered into service four years prior. It was primarily developed to compete with Boeing’s 767-300ER. ILFC was the first customer, placing fifteen orders for the type. Canada 3000 was the first operator after it leased the A330-200 from ILFC. There are currently 388 active A330-200s with 65 operators.

Fleet Status	A330-200

Ordered	711
Cancelled/Transferred	183
Net Orders	528
Backlog	132
Delivered	396
Destroyed/Retired	4
Not in Service/Parked	3
Active Aircraft	388
Number of Operators	65
Average Daily Utilization (Hrs)	11.46
Average Fleet Age (Yrs)	5.98

Source: ACAS March 2011

Recent Developments

In March 2011, Turkish Airlines placed a firm order with Airbus for three A330-200 freighter aircraft scheduled for delivery from 2012 onwards. The airline took delivery of its first A330-200F in 2010.

In February 2011 AirAsia X ordered three Airbus A330-200s to be delivered starting in 2014. Engines have not been specified for this order. The airline placed the order for the 238 ton increased take-off version of the aircraft.

In November 2010, Hawaiian Airlines placed a firm order for six A330-200s to be powered by Rolls Royce Trent 700 engines.

Demographics & Availability

The A330-200 series aircraft can be powered by three different engine families — the GE CF6- 80E1, the Pratt & Whitney PW4100 series and the Rolls-Royce Trent 700 series. The Trent 700 series is the most popular engine type for the A330-200 fleet, accounting for approximately 44.2% of the aircraft in service and parked.

Airbus A330-200 Passenger Aircraft
Current Fleet by Engine Type

Operator	In Service	Parked	Total

Trent 700 Series	171	2	173
CF6-80E1	123	1	124
PW4100	94	0	94

Grand Total	388	3	391

Source: ACAS March 2011

Despite the popularity of the A330-200 aircraft in the Pacific Rim and Europe, the largest operator of the series is a Middle Eastern airline, Emirates, with twenty-eight (28) A330-200 aircraft in service. These twenty-eight aircraft represent 7.2% of the in service fleet. Air China is the second largest operator with 5.2% of the in service fleet.

Airbus A330-200 Passenger Aircraft
Current Fleet by Operator

Operator	In Service	Parked	Total

Emirates	28		28
Air China	20		20
TAM Linhas Aereas	18		18
Etihad Airways	16		16
Qatar Airways	16		16
Air France	15		15
Jet Airways (India)	12		12
TAP Portugal	12		12
Delta Air Lines	11		11
Eva Air	11		11
All Others	229	3	232

Grand Total	388	3	391

Source: ACAS March 2011

The A330-200 is most popular in the Pacific Rim, which is home to approximately 27.4% of the total fleet, and is nearly as popular in the Europe, which is home to approximately 26.6% of the total fleet.

Airbus A330-200 Passenger Aircraft
Current Fleet by Region

Region	In Service	Parked	Total

Pacific Rim	107		107
Europe	104		104
Middle East	82		82
North America	27	3	30
South America	25		25
Asia	24		24
Africa	19		19

Grand Total	388	3	391

Source: ACAS March 2011

Prior to the entry into service of the Boeing 787 and A350XWB, the need for interim capacity in the medium-to-long haul category has kept availability of A330s on the market low.

According to BACK Aviation Solutions, as of May 2011 there were five Airbus A330-200 aircraft available for sale or lease.

Source: BACK Aviation Solutions, May 2011

IV.	Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base and Market Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

The full description of the aircraft in this portfolio, the valuation of the portfolio and details of the maintenance adjustments for each aircraft are contained in the three tables following.

Aircraft Portfolio

	Aircraft	Serial		Manufacture	MTOW	Engine
No.	Type	Number	Registration	Date**	(ibs)	Type	Operator

1	A320-214	4149	N126UW	Dec-09	169,756	CFM56-5BX/3	US Airways
2	A330-243	1095	N284AY	Mar-10	513,677	Trent 772-B60	US Airways
3	A330-243	1100	N285AY	Mar-10	513,677	Trent 772-B60	US Airways
4	A321-231	3989	N534UW	Jul-09	205,030	V2533-A5	US Airways
5	A321-231	4025	N536UW	Oct-09	205,030	V2533-A5	US Airways
6	A321-231	4843	N543UW	Sep-11	205,030	V2533-A5	US Airways
7	A321-231	4847	N544UW	Sep-11	205,030	V2533-A5	US Airways
8	A321-231	4850	N545UW	Sep-11	205,030	V2533-A5	US Airways
9	A321-231	4885	N546UW	Oct-11	205,030	V2533-A5	US Airways

Portfolio Valuation as of June 2011
($US Million)

	Aircraft	Serial	BV/w	MGTOW	Engine	HTC		MX Adj.
No.	Type	Number	Newness	Adj.	Adj.	BV	MX Adj.	CBV

1	A320-214	4149	$40.27	$0.21	$0.00	$40.48	$2.89	$43.37
2	A330-243	1095	$87.33	$0.25	$0.00	$87.58	$3.78	$91.36
3	A330-243	1100	$87.33	$0.25	$0.00	$87.58	$3.76	$91.34
4	A321-231	3989	$48.24	$0.23	$0.00	$48.47	$2.42	$50.89
5	A321-231	4025	$49.12	$0.23	$0.00	$49.35	$2.65	$52.00
6	A321-231	4843	$54.47	$0.25	$0.00	$54.72	$0.00	$54.72
7	A321-231	4847	$54.47	$0.25	$0.00	$54.72	$0.00	$54.72
8	A321-231	4850	$54.47	$0.25	$0.00	$54.72	$0.00	$54.72
9	A321-231	4885	$54.56	$0.25	$0.00	$54.81	$0.00	$54.81

	TOTAL		$530.26	$2.17	$0.00	$532.43	$15.50	$547.93

Legend for Portfolio Valuation -

BV/w Newness -	Base Value adjusted for Month of Build
MGTOW Adj. -	Maximum Gross Take Off Weight Adjustment
HT CBV -	Half-Time Current Base Value
MX Adj. -	Maintenance Adjustments
MX Adj. CBV -	Maintenance Adjusted Current Base Value

Maintenance Adjustments as of June 2011
($US Million)

	Aircraft	Serial	Int. MX	Hvy MX.				Total MX.
No.	Type	Number	Adj.	Adj.	LG Adj.	LLP Adj.(3)	ESV Adj.(3)	Adj.

1	A320-214	4149	$(0.07)	$0.32	$0.09	$1.73	$0.82	$2.89
2	A330-243	1095	$(0.20)	$0.76	$0.16	$1.59	$1.47	$3.78
3	A330-243	1100	$(0.20)	$0.76	$0.16	$1.58	$1.46	$3.76
4	A321-231	3989	$0.21	$0.26	$0.08	$1.80	$0.07	$2.42
5	A321-231	4025	$(0.16)	$0.30	$0.09	$1.84	$0.58	$2.65
6	A321-231	4843	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
7	A321-231	4847	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
8	A321-231	4850	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
9	A321-231	4885	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	TOTAL		$(0.42)	$2.40	$0.58	$8.54	$4.40	$15.50

Legend for Maintenance Adjustments -

Int. MX Adj.-	Intermediate Maintenance Adjustment
Hvy. MX Adj. -	Heavy Maintenance Adjustment
LG Adj. -	Landing Gear Adjustment
LLP Adj. -	Life Limited Parts Adjustment
ESV Adj.-	Engine Shop Visit Adjustment
Total MX Adj.-	Total Maintenance Adjustment

[3]	Engines are before Half-Time on initial run. No Adjustment required

V.	Covenants

This report has been prepared for the exclusive use of US Airways and shall not be provided to other parties by mba without the express consent of US Airways, mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Values as requested, mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of mba as to the Values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by US Airways or any other party with regard to the subject aircraft. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Thomas E. Burke
Managing Director — Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

June 13, 2011

APPENDIX III — SUMMARY OF APPRAISED VALUES

				Appraiser’s Valuations
				AISI			BK			MBA
						Maint.			Maint.			Maint.
		Manuf.				Adj.			Adj.			Adj.
Aircraft	Registration	Serial	Delivery	Base	Maint.	Base	Base	Maint.	Base	Base	Maint.	Base
Type	Number	Number	Month	Value	Adjustment	Value	Value	Adjustment	Value	Value	Adjustment	Value

Airbus A321-231	N543UW	4843	September 2011	$59,850,000	$0	$59,850,000	$50,750,000	$0	$50,750,000	$54,720,000	$0	$54,720,000

Airbus A321-231	N544UW	4847	September 2011	59,850,000	0	59,850,000	50,750,000	0	50,750,000	54,720,000	0	54,720,000

Airbus A321-231	N545UW	4850	September 2011	59,850,000	0	59,850,000	50,750,000	0	50,750,000	54,720,000	0	54,720,000

Airbus A321-231	N546UW	4885	October 2011	60,000,000	0	60,000,000	51,000,000	0	51,000,000	54,810,000	0	54,810,000

Airbus A330-243	N284AY	1095	March 2010	94,040,000	9,850,000	103,890,000	92,100,000	6,450,000	98,550,000	87,580,000	3,780,000	91,360,000

Airbus A330-243	N285AY	1100	March 2010	94,040,000	9,690,000	103,730,000	92,100,000	6,400,000	98,500,000	87,580,000	3,760,000	91,340,000

Airbus A321-231	N534UW	3989	July 2009	44,490,000	3,120,000	47,610,000	47,000,000	(80,000)	46,920,000	48,470,000	2,420,000	50,890,000

Airbus A321-231	N536UW	4025	October 2009	44,490,000	3,320,000	47,810,000	47,600,000	710,000	48,310,000	49,350,000	2,650,000	52,000,000

Airbus A320-214	N126UW	4149	December 2009	44,380,000	3,960,000	48,340,000	40,000,000	3,930,000	43,930,000	40,480,000	2,890,000	43,370,000

III-1

APPENDIX IV — LOAN TO VALUE RATIO TABLES

The following tables set forth loan to Aircraft value ratios for the Equipment Notes that may be issued in respect of each of the nine (9) aircraft that may be financed pursuant to this Offering, as of initial issuance and the Regular Distribution Dates thereafter. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes plus, in the case of the Series B Equipment Notes, the outstanding balance (assuming no payment default) of the Series A Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals — The Appraisals”), subject to the “Depreciation Assumption.” The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year, for the first fifteen (15) years after the year of delivery of such Aircraft, 4% of such appraised value per year for each of the next five (5) years and 5% of such appraised value per year for any subsequent year, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

A.	Airbus A321-231

		N543UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$54,720,000.00	$29,002,000.00	53.0%	$9,302,000.00	70.0%	$8,208,000.00	85.0%
October 22, 2011	54,720,000.00	29,002,000.00	53.0	9,302,000.00	70.0	8,208,000.00	85.0
April 22, 2012	53,730,480.00	29,002,000.00	54.0	9,302,000.00	71.3	8,208,000.00	86.6
October 22, 2012	52,909,680.00	27,513,000.00	52.0	8,836,000.00	68.7	6,772,000.00	81.5
April 22, 2013	52,088,880.00	26,565,328.80	51.0	8,542,576.32	67.4	5,521,421.28	78.0
October 22, 2013	51,268,080.00	25,634,040.00	50.0	8,254,160.88	66.1	4,306,518.72	74.5
April 22, 2014	50,447,280.00	24,719,167.20	49.0	7,970,670.24	64.8	3,127,731.36	71.0
October 22, 2014	49,626,480.00	23,820,710.40	48.0	7,692,104.40	63.5	0.00	0.0
April 22, 2015	48,805,680.00	22,938,669.60	47.0	7,320,852.00	62.0	0.00	0.0
October 22, 2015	47,984,880.00	22,073,044.80	46.0	6,957,807.60	60.5	0.00	0.0
April 22, 2016	47,164,080.00	21,223,836.00	45.0	6,602,971.20	59.0	0.00	0.0
October 22, 2016	46,343,280.00	20,391,043.20	44.0	6,256,342.80	57.5	0.00	0.0
April 22, 2017	45,522,480.00	19,347,054.00	42.5	6,145,534.80	56.0	0.00	0.0
October 22, 2017	44,701,680.00	18,327,688.80	41.0	6,034,726.80	54.5	0.00	0.0
April 22, 2018	43,880,880.00	17,332,947.60	39.5	5,923,918.80	53.0	0.00	0.0
October 22, 2018	43,060,080.00	16,362,830.40	38.0	0.00	0.0	0.00	0.0
April 22, 2019	42,239,280.00	15,417,337.20	36.5	0.00	0.0	0.00	0.0
October 22, 2019	41,418,480.00	14,496,468.00	35.0	0.00	0.0	0.00	0.0
April 22, 2020	40,597,680.00	13,600,222.80	33.5	0.00	0.0	0.00	0.0
October 22, 2020	39,776,880.00	12,728,601.60	32.0	0.00	0.0	0.00	0.0
April 22, 2021	38,956,080.00	11,881,604.40	30.5	0.00	0.0	0.00	0.0
October 22, 2021	38,135,280.00	11,059,231.20	29.0	0.00	0.0	0.00	0.0
April 22, 2022	37,314,480.00	10,261,482.00	27.5	0.00	0.0	0.00	0.0
October 22, 2022	36,493,680.00	9,488,356.80	26.0	0.00	0.0	0.00	0.0
April 22, 2023	35,672,880.00	8,739,855.60	24.5	0.00	0.0	0.00	0.0
October 22, 2023	34,852,080.00	0.00	0.0	0.00	0.0	0.00	0.0

		N544UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$54,720,000.00	$29,002,000.00	53.0%	$9,302,000.00	70.0%	$8,208,000.00	85.0%
October 22, 2011	54,720,000.00	29,002,000.00	53.0	9,302,000.00	70.0	8,208,000.00	85.0
April 22, 2012	53,730,480.00	29,002,000.00	54.0	9,302,000.00	71.3	8,208,000.00	86.6
October 22, 2012	52,909,680.00	27,513,000.00	52.0	8,836,000.00	68.7	6,772,000.00	81.5
April 22, 2013	52,088,880.00	26,565,328.80	51.0	8,542,576.32	67.4	5,521,421.28	78.0
October 22, 2013	51,268,080.00	25,634,040.00	50.0	8,254,160.88	66.1	4,306,518.72	74.5
April 22, 2014	50,447,280.00	24,719,167.20	49.0	7,970,670.24	64.8	3,127,731.36	71.0
October 22, 2014	49,626,480.00	23,820,710.40	48.0	7,692,104.40	63.5	0.00	0.0
April 22, 2015	48,805,680.00	22,938,669.60	47.0	7,320,852.00	62.0	0.00	0.0
October 22, 2015	47,984,880.00	22,073,044.80	46.0	6,957,807.60	60.5	0.00	0.0
April 22, 2016	47,164,080.00	21,223,836.00	45.0	6,602,971.20	59.0	0.00	0.0
October 22, 2016	46,343,280.00	20,391,043.20	44.0	6,256,342.80	57.5	0.00	0.0
April 22, 2017	45,522,480.00	19,347,054.00	42.5	6,145,534.80	56.0	0.00	0.0
October 22, 2017	44,701,680.00	18,327,688.80	41.0	6,034,726.80	54.5	0.00	0.0
April 22, 2018	43,880,880.00	17,332,947.60	39.5	5,923,918.80	53.0	0.00	0.0
October 22, 2018	43,060,080.00	16,362,830.40	38.0	0.00	0.0	0.00	0.0
April 22, 2019	42,239,280.00	15,417,337.20	36.5	0.00	0.0	0.00	0.0
October 22, 2019	41,418,480.00	14,496,468.00	35.0	0.00	0.0	0.00	0.0
April 22, 2020	40,597,680.00	13,600,222.80	33.5	0.00	0.0	0.00	0.0
October 22, 2020	39,776,880.00	12,728,601.60	32.0	0.00	0.0	0.00	0.0
April 22, 2021	38,956,080.00	11,881,604.40	30.5	0.00	0.0	0.00	0.0
October 22, 2021	38,135,280.00	11,059,231.20	29.0	0.00	0.0	0.00	0.0
April 22, 2022	37,314,480.00	10,261,482.00	27.5	0.00	0.0	0.00	0.0
October 22, 2022	36,493,680.00	9,488,356.80	26.0	0.00	0.0	0.00	0.0
April 22, 2023	35,672,880.00	8,739,855.60	24.5	0.00	0.0	0.00	0.0
October 22, 2023	34,852,080.00	0.00	0.0	0.00	0.0	0.00	0.0

		N545UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$54,720,000.00	$29,002,000.00	53.0%	$9,302,000.00	70.0%	$8,208,000.00	85.0%
October 22, 2011	54,720,000.00	29,002,000.00	53.0	9,302,000.00	70.0	8,208,000.00	85.0
April 22, 2012	53,730,480.00	29,002,000.00	54.0	9,302,000.00	71.3	8,208,000.00	86.6
October 22, 2012	52,909,680.00	27,513,000.00	52.0	8,836,000.00	68.7	6,772,000.00	81.5
April 22, 2013	52,088,880.00	26,565,328.80	51.0	8,542,576.32	67.4	5,521,421.28	78.0
October 22, 2013	51,268,080.00	25,634,040.00	50.0	8,254,160.88	66.1	4,306,518.72	74.5
April 22, 2014	50,447,280.00	24,719,167.20	49.0	7,970,670.24	64.8	3,127,731.36	71.0
October 22, 2014	49,626,480.00	23,820,710.40	48.0	7,692,104.40	63.5	0.00	0.0
April 22, 2015	48,805,680.00	22,938,669.60	47.0	7,320,852.00	62.0	0.00	0.0
October 22, 2015	47,984,880.00	22,073,044.80	46.0	6,957,807.60	60.5	0.00	0.0
April 22, 2016	47,164,080.00	21,223,836.00	45.0	6,602,971.20	59.0	0.00	0.0
October 22, 2016	46,343,280.00	20,391,043.20	44.0	6,256,342.80	57.5	0.00	0.0
April 22, 2017	45,522,480.00	19,347,054.00	42.5	6,145,534.80	56.0	0.00	0.0
October 22, 2017	44,701,680.00	18,327,688.80	41.0	6,034,726.80	54.5	0.00	0.0
April 22, 2018	43,880,880.00	17,332,947.60	39.5	5,923,918.80	53.0	0.00	0.0
October 22, 2018	43,060,080.00	16,362,830.40	38.0	0.00	0.0	0.00	0.0
April 22, 2019	42,239,280.00	15,417,337.20	36.5	0.00	0.0	0.00	0.0
October 22, 2019	41,418,480.00	14,496,468.00	35.0	0.00	0.0	0.00	0.0
April 22, 2020	40,597,680.00	13,600,222.80	33.5	0.00	0.0	0.00	0.0
October 22, 2020	39,776,880.00	12,728,601.60	32.0	0.00	0.0	0.00	0.0
April 22, 2021	38,956,080.00	11,881,604.40	30.5	0.00	0.0	0.00	0.0
October 22, 2021	38,135,280.00	11,059,231.20	29.0	0.00	0.0	0.00	0.0
April 22, 2022	37,314,480.00	10,261,482.00	27.5	0.00	0.0	0.00	0.0
October 22, 2022	36,493,680.00	9,488,356.80	26.0	0.00	0.0	0.00	0.0
April 22, 2023	35,672,880.00	8,739,855.60	24.5	0.00	0.0	0.00	0.0
October 22, 2023	34,852,080.00	0.00	0.0	0.00	0.0	0.00	0.0

		N546UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$54,810,000.00	$29,049,000.00	53.0%	$9,318,000.00	70.0%	$8,222,000.00	85.0%
October 22, 2011	54,810,000.00	29,049,000.00	53.0	9,318,000.00	70.0	8,222,000.00	85.0
April 22, 2012	53,955,877.50	29,049,000.00	53.8	9,318,000.00	71.1	8,222,000.00	86.3
October 22, 2012	53,133,727.50	27,630,000.00	52.0	8,873,000.00	68.7	6,801,000.00	81.5
April 22, 2013	52,311,577.50	26,678,904.53	51.0	8,579,098.71	67.4	5,545,027.21	78.0
October 22, 2013	51,489,427.50	25,744,713.75	50.0	8,289,797.83	66.1	4,325,111.91	74.5
April 22, 2014	50,667,277.50	24,826,965.98	49.0	8,005,429.84	64.8	3,141,371.20	71.0
October 22, 2014	49,845,127.50	23,925,661.20	48.0	7,725,994.76	63.5	0.00	0.0
April 22, 2015	49,022,977.50	23,040,799.43	47.0	7,353,446.62	62.0	0.00	0.0
October 22, 2015	48,200,827.50	22,172,380.65	46.0	6,989,119.99	60.5	0.00	0.0
April 22, 2016	47,378,677.50	21,320,404.88	45.0	6,633,014.85	59.0	0.00	0.0
October 22, 2016	46,556,527.50	20,484,872.10	44.0	6,285,131.21	57.5	0.00	0.0
April 22, 2017	45,734,377.50	19,437,110.44	42.5	6,174,140.96	56.0	0.00	0.0
October 22, 2017	44,912,227.50	18,414,013.28	41.0	6,063,150.71	54.5	0.00	0.0
April 22, 2018	44,090,077.50	17,415,580.61	39.5	5,952,160.46	53.0	0.00	0.0
October 22, 2018	43,267,927.50	16,441,812.45	38.0	0.00	0.0	0.00	0.0
April 22, 2019	42,445,777.50	15,492,708.79	36.5	0.00	0.0	0.00	0.0
October 22, 2019	41,623,627.50	14,568,269.63	35.0	0.00	0.0	0.00	0.0
April 22, 2020	40,801,477.50	13,668,494.96	33.5	0.00	0.0	0.00	0.0
October 22, 2020	39,979,327.50	12,793,384.80	32.0	0.00	0.0	0.00	0.0
April 22, 2021	39,157,177.50	11,942,939.14	30.5	0.00	0.0	0.00	0.0
October 22, 2021	38,335,027.50	11,117,157.98	29.0	0.00	0.0	0.00	0.0
April 22, 2022	37,512,877.50	10,316,041.31	27.5	0.00	0.0	0.00	0.0
October 22, 2022	36,690,727.50	9,539,589.15	26.0	0.00	0.0	0.00	0.0
April 22, 2023	35,868,577.50	8,787,801.49	24.5	0.00	0.0	0.00	0.0
October 22, 2023	35,046,427.50	0.00	0.0	0.00	0.0	0.00	0.0

		N534UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$47,610,000.00	$25,233,000.00	53.0%	$8,094,000.00	70.0%	$7,142,000.00	85.0%
October 22, 2011	47,084,410.49	25,233,000.00	53.6	8,094,000.00	70.8	7,142,000.00	85.9
April 22, 2012	46,327,561.60	24,554,000.00	53.0	7,875,000.00	70.0	6,949,000.00	85.0
October 22, 2012	45,570,712.71	23,696,770.61	52.0	7,610,309.02	68.7	5,833,051.23	81.5
April 22, 2013	44,813,863.82	22,855,070.55	51.0	7,349,473.66	67.4	4,750,269.57	78.0
October 22, 2013	44,057,014.93	22,028,507.47	50.0	7,093,179.40	66.1	3,700,789.25	74.5
April 22, 2014	43,300,166.03	21,217,081.35	49.0	6,841,426.24	64.8	2,684,610.29	71.0
October 22, 2014	42,543,317.14	20,420,792.23	48.0	6,594,214.15	63.5	0.00	0.0
April 22, 2015	41,786,468.25	19,639,640.08	47.0	6,267,970.24	62.0	0.00	0.0
October 22, 2015	41,029,619.36	18,873,624.91	46.0	5,949,294.80	60.5	0.00	0.0
April 22, 2016	40,272,770.47	18,122,746.71	45.0	5,638,187.87	59.0	0.00	0.0
October 22, 2016	39,515,921.58	17,387,005.50	44.0	5,334,649.41	57.5	0.00	0.0
April 22, 2017	38,759,072.68	16,472,605.89	42.5	5,232,474.81	56.0	0.00	0.0
October 22, 2017	38,002,223.79	15,580,911.75	41.0	5,130,300.22	54.5	0.00	0.0
April 22, 2018	37,245,374.90	14,711,923.09	39.5	5,028,125.61	53.0	0.00	0.0
October 22, 2018	36,488,526.01	13,865,639.88	38.0	0.00	0.0	0.00	0.0
April 22, 2019	35,731,677.12	13,042,062.15	36.5	0.00	0.0	0.00	0.0
October 22, 2019	34,974,828.23	12,241,189.88	35.0	0.00	0.0	0.00	0.0
April 22, 2020	34,217,979.33	11,463,023.08	33.5	0.00	0.0	0.00	0.0
October 22, 2020	33,461,130.44	10,707,561.74	32.0	0.00	0.0	0.00	0.0
April 22, 2021	32,704,281.55	9,974,805.87	30.5	0.00	0.0	0.00	0.0
October 22, 2021	31,947,432.66	9,264,755.47	29.0	0.00	0.0	0.00	0.0
April 22, 2022	31,190,583.77	8,577,410.54	27.5	0.00	0.0	0.00	0.0
October 22, 2022	30,433,734.88	7,912,771.07	26.0	0.00	0.0	0.00	0.0
April 22, 2023	29,676,885.98	7,270,837.07	24.5	0.00	0.0	0.00	0.0
October 22, 2023	28,920,037.09	0.00	0.0	0.00	0.0	0.00	0.0

		N536UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$48,310,000.00	$25,604,000.00	53.0%	$8,213,000.00	70.0%	$7,247,000.00	85.0%
October 22, 2011	47,779,866.56	25,604,000.00	53.6	8,213,000.00	70.8	7,247,000.00	85.9
April 22, 2012	47,016,474.41	24,919,000.00	53.0	7,993,000.00	70.0	7,052,000.00	85.0
October 22, 2012	46,253,082.26	24,051,602.78	52.0	7,724,264.73	68.7	5,920,394.53	81.5
April 22, 2013	45,489,690.11	23,199,741.96	51.0	7,460,309.17	67.4	4,821,907.16	78.0
October 22, 2013	44,726,297.95	22,363,148.98	50.0	7,200,933.96	66.1	3,757,009.03	74.5
April 22, 2014	43,962,905.80	21,541,823.84	49.0	6,946,139.12	64.8	2,725,700.16	71.0
October 22, 2014	43,199,513.65	20,735,766.55	48.0	6,695,924.62	63.5	0.00	0.0
April 22, 2015	42,436,121.50	19,944,977.11	47.0	6,365,418.22	62.0	0.00	0.0
October 22, 2015	41,672,729.35	19,169,455.50	46.0	6,042,545.76	60.5	0.00	0.0
April 22, 2016	40,909,337.20	18,409,201.74	45.0	5,727,307.21	59.0	0.00	0.0
October 22, 2016	40,145,945.04	17,664,215.82	44.0	5,419,702.58	57.5	0.00	0.0
April 22, 2017	39,382,552.89	16,737,584.98	42.5	5,316,644.64	56.0	0.00	0.0
October 22, 2017	38,619,160.74	15,833,855.90	41.0	5,213,586.70	54.5	0.00	0.0
April 22, 2018	37,855,768.59	14,953,028.59	39.5	5,110,528.76	53.0	0.00	0.0
October 22, 2018	37,092,376.44	14,095,103.05	38.0	0.00	0.0	0.00	0.0
April 22, 2019	36,328,984.29	13,260,079.27	36.5	0.00	0.0	0.00	0.0
October 22, 2019	35,565,592.13	12,447,957.25	35.0	0.00	0.0	0.00	0.0
April 22, 2020	34,802,199.98	11,658,736.99	33.5	0.00	0.0	0.00	0.0
October 22, 2020	34,038,807.83	10,892,418.51	32.0	0.00	0.0	0.00	0.0
April 22, 2021	33,275,415.68	10,149,001.78	30.5	0.00	0.0	0.00	0.0
October 22, 2021	32,512,023.53	9,428,486.82	29.0	0.00	0.0	0.00	0.0
April 22, 2022	31,748,631.38	8,730,873.63	27.5	0.00	0.0	0.00	0.0
October 22, 2022	30,985,239.22	8,056,162.20	26.0	0.00	0.0	0.00	0.0
April 22, 2023	30,221,847.07	7,404,352.53	24.5	0.00	0.0	0.00	0.0
October 22, 2023	29,458,454.92	0.00	0.0	0.00	0.0	0.00	0.0

B.	Airbus A330-243

		N284AY
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$97,933,333.33	$51,905,000.00	53.0%	$16,648,000.00	70.0%	$14,690,000.00	85.0%
October 22, 2011	96,874,090.74	51,905,000.00	53.6	16,648,000.00	70.8	14,690,000.00	85.9
April 22, 2012	95,348,781.40	50,535,000.00	53.0	16,209,000.00	70.0	14,302,000.00	85.0
October 22, 2012	93,823,472.06	48,788,205.47	52.0	15,668,519.84	68.7	12,009,404.42	81.5
April 22, 2013	92,298,162.73	47,072,062.99	51.0	15,136,898.69	67.4	9,783,605.25	78.0
October 22, 2013	90,772,853.39	45,386,426.70	50.0	14,614,429.39	66.1	7,624,919.69	74.5
April 22, 2014	89,247,544.05	43,731,296.58	49.0	14,101,111.96	64.8	5,533,347.74	71.0
October 22, 2014	87,722,234.72	42,106,672.67	48.0	13,596,946.38	63.5	0.00	0.0
April 22, 2015	86,196,925.38	40,512,554.93	47.0	12,929,538.81	62.0	0.00	0.0
October 22, 2015	84,671,616.05	38,948,943.38	46.0	12,277,384.33	60.5	0.00	0.0
April 22, 2016	83,146,306.71	37,415,838.02	45.0	11,640,482.94	59.0	0.00	0.0
October 22, 2016	81,620,997.37	35,913,238.84	44.0	11,018,834.65	57.5	0.00	0.0
April 22, 2017	80,095,688.04	34,040,667.42	42.5	10,812,917.88	56.0	0.00	0.0
October 22, 2017	78,570,378.70	32,213,855.27	41.0	10,607,001.12	54.5	0.00	0.0
April 22, 2018	77,045,069.36	30,432,802.40	39.5	10,401,084.36	53.0	0.00	0.0
October 22, 2018	75,519,760.03	28,697,508.81	38.0	0.00	0.0	0.00	0.0
April 22, 2019	73,994,450.69	27,007,974.50	36.5	0.00	0.0	0.00	0.0
October 22, 2019	72,469,141.35	25,364,199.47	35.0	0.00	0.0	0.00	0.0
April 22, 2020	70,943,832.02	23,766,183.73	33.5	0.00	0.0	0.00	0.0
October 22, 2020	69,418,522.68	22,213,927.26	32.0	0.00	0.0	0.00	0.0
April 22, 2021	67,893,213.35	20,707,430.07	30.5	0.00	0.0	0.00	0.0
October 22, 2021	66,367,904.01	19,246,692.16	29.0	0.00	0.0	0.00	0.0
April 22, 2022	64,842,594.67	17,831,713.53	27.5	0.00	0.0	0.00	0.0
October 22, 2022	63,317,285.34	16,462,494.19	26.0	0.00	0.0	0.00	0.0
April 22, 2023	61,791,976.00	15,139,034.12	24.5	0.00	0.0	0.00	0.0
October 22, 2023	60,266,666.66	0.00	0.0	0.00	0.0	0.00	0.0

		N285AY
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Value Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$97,856,666.67	$51,864,000.00	53.0%	$16,636,000.00	70.0%	$14,678,000.00	85.0%
October 22, 2011	96,798,161.71	51,864,000.00	53.6	16,636,000.00	70.8	14,678,000.00	85.9
April 22, 2012	95,273,914.56	50,495,000.00	53.0	16,197,000.00	70.0	14,291,000.00	85.0
October 22, 2012	93,749,667.42	48,749,827.06	52.0	15,656,194.46	68.7	11,999,957.43	81.5
April 22, 2013	92,225,420.28	47,034,964.34	51.0	15,124,968.93	67.4	9,775,894.55	78.0
October 22, 2013	90,701,173.13	45,350,586.57	50.0	14,602,888.87	66.1	7,618,898.54	74.5
April 22, 2014	89,176,925.99	43,696,693.74	49.0	14,089,954.30	64.8	5,528,969.41	71.0
October 22, 2014	87,652,678.84	42,073,285.84	48.0	13,586,165.22	63.5	0.00	0.0
April 22, 2015	86,128,431.70	40,480,362.90	47.0	12,919,264.75	62.0	0.00	0.0
October 22, 2015	84,604,184.55	38,917,924.89	46.0	12,267,606.76	60.5	0.00	0.0
April 22, 2016	83,079,937.41	37,385,971.83	45.0	11,631,191.24	59.0	0.00	0.0
October 22, 2016	81,555,690.26	35,884,503.71	44.0	11,010,018.19	57.5	0.00	0.0
April 22, 2017	80,031,443.12	34,013,363.33	42.5	10,804,244.82	56.0	0.00	0.0
October 22, 2017	78,507,195.98	32,187,950.35	41.0	10,598,471.46	54.5	0.00	0.0
April 22, 2018	76,982,948.83	30,408,264.79	39.5	10,392,698.09	53.0	0.00	0.0
October 22, 2018	75,458,701.69	28,674,306.64	38.0	0.00	0.0	0.00	0.0
April 22, 2019	73,934,454.54	26,986,075.91	36.5	0.00	0.0	0.00	0.0
October 22, 2019	72,410,207.40	25,343,572.59	35.0	0.00	0.0	0.00	0.0
April 22, 2020	70,885,960.25	23,746,796.68	33.5	0.00	0.0	0.00	0.0
October 22, 2020	69,361,713.11	22,195,748.20	32.0	0.00	0.0	0.00	0.0
April 22, 2021	67,837,465.97	20,690,427.12	30.5	0.00	0.0	0.00	0.0
October 22, 2021	66,313,218.82	19,230,833.46	29.0	0.00	0.0	0.00	0.0
April 22, 2022	64,788,971.68	17,816,967.21	27.5	0.00	0.0	0.00	0.0
October 22, 2022	63,264,724.53	16,448,828.38	26.0	0.00	0.0	0.00	0.0
April 22, 2023	61,740,477.39	15,126,416.96	24.5	0.00	0.0	0.00	0.0
October 22, 2023	60,216,230.24	0.00	0.0	0.00	0.0	0.00	0.0

C.	Airbus A320-214

		N126UW
	Assumed	Series A Equipment Notes		Series B Equipment Notes		Series C Equipment Notes
	Aircraft	Outstanding	Loan to Value	Outstanding	Loan to	Outstanding	Loan to
Date	Value	Balance	Ratio	Balance	Value Ratio	Balance	Value Ratio

Issuance Date	$43,930,000.00	$23,283,000.00	53.0%	$7,468,000.00	70.0%	$6,590,000.00	85.0%
October 22, 2011	43,451,042.30	23,283,000.00	53.6	7,468,000.00	70.8	6,590,000.00	85.9
April 22, 2012	42,761,343.22	22,664,000.00	53.0	7,269,000.00	70.0	6,414,000.00	85.0
October 22, 2012	42,071,644.13	21,877,254.95	52.0	7,025,964.57	68.7	5,385,170.45	81.5
April 22, 2013	41,381,945.05	21,104,791.98	51.0	6,786,638.98	67.4	4,386,486.18	78.0
October 22, 2013	40,692,245.97	20,346,122.99	50.0	6,551,451.60	66.1	3,418,148.66	74.5
April 22, 2014	40,002,546.88	19,601,247.97	49.0	6,320,402.41	64.8	2,480,157.90	71.0
October 22, 2014	39,312,847.80	18,870,166.94	48.0	6,093,491.41	63.5	0.00	0.0
April 22, 2015	38,623,148.71	18,152,879.89	47.0	5,793,472.31	62.0	0.00	0.0
October 22, 2015	37,933,449.63	17,449,386.83	46.0	5,500,350.20	60.5	0.00	0.0
April 22, 2016	37,243,750.55	16,759,687.75	45.0	5,214,125.07	59.0	0.00	0.0
October 22, 2016	36,554,051.46	16,083,782.64	44.0	4,934,796.95	57.5	0.00	0.0
April 22, 2017	35,864,352.38	15,242,349.76	42.5	4,841,687.57	56.0	0.00	0.0
October 22, 2017	35,174,653.29	14,421,607.85	41.0	4,748,578.19	54.5	0.00	0.0
April 22, 2018	34,484,954.21	13,621,556.91	39.5	4,655,468.82	53.0	0.00	0.0
October 22, 2018	33,795,255.12	12,842,196.95	38.0	0.00	0.0	0.00	0.0
April 22, 2019	33,105,556.04	12,083,527.95	36.5	0.00	0.0	0.00	0.0
October 22, 2019	32,415,856.96	11,345,549.94	35.0	0.00	0.0	0.00	0.0
April 22, 2020	31,726,157.87	10,628,262.89	33.5	0.00	0.0	0.00	0.0
October 22, 2020	31,036,458.79	9,931,666.81	32.0	0.00	0.0	0.00	0.0
April 22, 2021	30,346,759.70	9,255,761.71	30.5	0.00	0.0	0.00	0.0
October 22, 2021	29,657,060.62	8,600,547.58	29.0	0.00	0.0	0.00	0.0
April 22, 2022	28,967,361.54	7,966,024.42	27.5	0.00	0.0	0.00	0.0
October 22, 2022	28,277,662.45	7,352,192.24	26.0	0.00	0.0	0.00	0.0
April 22, 2023	27,587,963.37	6,759,051.03	24.5	0.00	0.0	0.00	0.0
October 22, 2023	26,898,264.28	0.00	0.0	0.00	0.0	0.00	0.0

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
US Airways Group, Inc.:

We have audited the accompanying consolidated balance sheets of US Airways Group, Inc. and subsidiaries (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of US Airways Group, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 22, 2011 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/  KPMG LLP

Phoenix, Arizona
February 22, 2011

US AIRWAYS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In millions, except share and per share amounts)

Operating revenues:
Mainline passenger	$7,645	$6,752	$8,183
Express passenger	2,821	2,503	2,879
Cargo	149	100	144
Other	1,293	1,103	912

Total operating revenues	11,908	10,458	12,118
Operating expenses:
Aircraft fuel and related taxes	2,403	1,863	3,618
Loss on fuel hedging instruments, net	—	7	356
Salaries and related costs	2,244	2,165	2,231
Express expenses	2,729	2,519	3,049
Aircraft rent	670	695	724
Aircraft maintenance	661	700	783
Other rent and landing fees	549	560	562
Selling expenses	421	382	439
Special items, net	5	55	76
Depreciation and amortization	248	242	215
Goodwill impairment	—	—	622
Other	1,197	1,152	1,243

Total operating expenses	11,127	10,340	13,918

Operating income (loss)	781	118	(1,800)
Nonoperating income (expense):
Interest income	13	24	83
Interest expense, net	(329)	(304)	(258)
Other, net	37	(81)	(240)

Total nonoperating expense, net	(279)	(361)	(415)

Income (loss) before income taxes	502	(243)	(2,215)
Income tax benefit	—	(38)	—

Net income (loss)	$502	$(205)	$(2,215)

Earnings (loss) per common share:
Basic earnings (loss) per share	$3.11	$(1.54)	$(22.11)
Diluted earnings (loss) per share	$2.61	$(1.54)	$(22.11)
Shares used for computation (in thousands):
Basic	161,412	133,000	100,168
Diluted	201,131	133,000	100,168

See accompanying notes to consolidated financial statements.

US AIRWAYS GROUP, INC.

CONSOLIDATED BALANCE SHEETS
December 31, 2010 and 2009

	2010	2009
	(In millions, except share and per share amounts)

ASSETS
Current assets
Cash and cash equivalents	$1,859	$1,299
Accounts receivable, net	311	285
Materials and supplies, net	231	227
Prepaid expenses and other	508	520

Total current assets	2,909	2,331
Property and equipment
Flight equipment	4,134	3,852
Ground property and equipment	843	883
Less accumulated depreciation and amortization	(1,304)	(1,151)

	3,673	3,584
Equipment purchase deposits	123	112

Total property and equipment	3,796	3,696
Other assets
Other intangibles, net of accumulated amortization of $139 million and $113 million, respectively	477	503
Restricted cash	364	480
Investments in marketable securities	57	203
Other assets	216	241

Total other assets	1,114	1,427

Total assets	$7,819	$7,454

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current maturities of debt and capital leases	$397	$502
Accounts payable	386	337
Air traffic liability	861	778
Accrued compensation and vacation	245	178
Accrued taxes	149	141
Other accrued expenses	802	853

Total current liabilities	2,840	2,789
Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	4,003	4,024
Deferred gains and credits, net	336	377
Postretirement benefits other than pensions	141	130
Employee benefit liabilities and other	415	489

Total noncurrent liabilities and deferred credits	4,895	5,020
Commitments and contingencies (Note 9)
Stockholders’ equity (deficit)
Common stock, $0.01 par value; 400,000,000 shares authorized, 161,874,756 shares issued and outstanding at December 31, 2010; 161,520,457 and 161,102,833 shares issued and outstanding at December 31, 2009	2	2
Additional paid-in capital	2,115	2,107
Accumulated other comprehensive income	14	90
Accumulated deficit	(2,047)	(2,541)
Treasury stock, common stock, 417,624 shares at December 31, 2009	—	(13)

Total stockholders’ equity (deficit)	84	(355)

Total liabilities and stockholders’ equity (deficit)	$7,819	$7,454

See accompanying notes to consolidated financial statements.

US AIRWAYS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In millions)

Cash flows from operating activities:
Net income (loss)	$502	$(205)	$(2,215)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	273	267	240
Loss on dispositions of property and equipment	8	61	7
Gain on forgiveness of debt	—	—	(8)
Gain on sale of investments	(53)	—	(1)
Goodwill impairment	—	—	622
Auction rate security impairment	—	10	214
Asset impairment	6	21	13
Non-cash tax benefits	—	(24)	—
Change in fair value of fuel hedging instruments, net	—	(375)	496
Amortization of deferred credits and rent	(63)	(62)	(41)
Amortization of debt discount and issuance costs	61	56	25
Amortization of actuarial gains	(4)	(6)	(2)
Stock-based compensation	13	20	34
Debt extinguishment costs	5	6	7
Other	—	(8)	—
Changes in operating assets and liabilities:
Decrease (increase) in restricted cash	—	186	(184)
Decrease (increase) in accounts receivable, net	(34)	8	74
Decrease (increase) in materials and supplies, net	(10)	(29)	49
Decrease (increase) in prepaid expenses and other	(57)	162	(259)
Decrease (increase) in other assets, net	18	(14)	4
Increase (decrease) in accounts payable	55	(78)	96
Increase (decrease) in air traffic liability	83	80	(134)
Increase (decrease) in accrued compensation and vacation	67	20	(67)
Increase (decrease) in accrued taxes	8	(1)	(10)
Increase (decrease) in other liabilities	(74)	(36)	60

Net cash provided by (used in) operating activities	804	59	(980)

Cash flows from investing activities:
Purchases of property and equipment	(201)	(683)	(1,068)
Purchases of marketable securities	(180)	—	(299)
Sales of marketable securities	325	52	505
Proceeds from sale of other investments	—	—	4
Decrease (increase) in long-term restricted cash	116	60	(74)
Proceeds from sale-leaseback transactions and dispositions of property and equipment	3	76	17

Net cash provided by (used in) investing activities	63	(495)	(915)

Cash flows from financing activities:
Repayments of debt and capital lease obligations	(764)	(407)	(734)
Proceeds from issuance of debt	467	919	1,586
Deferred financing costs	(10)	(14)	(50)
Proceeds from issuance of common stock, net	—	203	179

Net cash provided (used in) financing activities	(307)	701	981

Net increase (decrease) in cash and cash equivalents	560	265	(914)
Cash and cash equivalents at beginning of year	1,299	1,034	1,948

Cash and cash equivalents at end of year	$1,859	$1,299	$1,034

See accompanying notes to consolidated financial statements.

US AIRWAYS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2010, 2009 and 2008

		Additional	Accumulated
	Common	Paid-In	Other Comprehensive	Accumulated	Treasury
	Stock	Capital	Income	Deficit	Stock	Total
	(In millions, except share amounts)

Balance at December 31, 2007	$1	$1,576	$10	$(119)	$(13)	$1,455
Net loss	—	—	—	(2,215)	—	(2,215)
Issuance of 21,850,000 shares of common stock pursuant to a public stock offering, net of offering costs	—	179	—	—	—	179
Issuance of 398,820 shares of common stock pursuant to employee stock plans	—	—	—	—	—	—
Stock-based compensation expense	—	34	—	—	—	34
Recognition of previous unrealized loss on available-for-sale securities, net now deemed other-than-temporary	—	—	48	—	—	48
Effect of adopting the measurement date provisions of employers’ accounting for other postretirement benefit plans	—	—	—	(2)	—	(2)
Pension and other postretirement benefits	—	—	7	—	—	7

Balance at December 31, 2008	1	1,789	65	(2,336)	(13)	(494)
Net loss	—	—	—	(205)	—	(205)
Issuance of 46,495,790 shares of common stock pursuant to public stock offerings, net of offering costs	1	202	—	—	—	203
Equity component of convertible debt issued	—	96	—	—	—	96
Issuance of 497,290 shares of common stock and acquisition of 3,631 shares of treasury stock pursuant to employee stock plans	—	—	—	—	—	—
Stock-based compensation expense	—	20	—	—	—	20
Net unrealized gain on available-for-sale securities, net of tax	—	—	35	—	—	35
Pension and other postretirement benefits	—	—	(10)	—	—	(10)

Balance at December 31, 2009	2	2,107	90	(2,541)	(13)	(355)
Net income	—	—	—	502	—	502
Issuance of 771,923 shares of common stock pursuant to employee stock plans	—	—	—	—	—	—
Retirement of 417,624 shares of treasury stock	—	(5)	—	(8)	13	—
Stock-based compensation expense	—	13	—	—	—	13
Recognition of net realized gains on sale of available-for-sale securities	—	—	(52)	—	—	(52)
Net unrealized loss on available-for-sale securities	—	—	(1)	—	—	(1)
Pension and other postretirement benefits	—	—	(23)	—	—	(23)

Balance at December 31, 2010	$2	$2,115	$14	$(2,047)	$—	$84

See accompanying notes to consolidated financial statements.

US AIRWAYS GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation and Summary of Significant Accounting Policies

(a)	Nature of Operations and Operating Environment

US Airways Group, Inc. (“US Airways Group” or the “Company”), a Delaware corporation, is a holding company whose primary business activity is the operation of a major network air carrier through its wholly owned subsidiaries US Airways, Inc. (“US Airways”), Piedmont Airlines, Inc. (“Piedmont”), PSA Airlines, Inc. (“PSA”), Material Services Company, Inc. (“MSC”) and Airways Assurance Limited (“AAL”). Effective upon US Airways Group’s emergence from bankruptcy on September 27, 2005, US Airways Group merged with America West Holdings Corporation (“America West Holdings”), with US Airways Group as the surviving corporation.

The Company operates the fifth largest airline in the United States as measured by domestic revenue passenger miles (“RPMs”) and available seat miles (“ASMs”). US Airways has hubs in Charlotte, Philadelphia and Phoenix and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport (“Washington National”). US Airways offers scheduled passenger service on more than 3,200 flights daily to more than 200 communities in the United States, Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. US Airways also has an established East Coast route network, including the US Airways Shuttle service. US Airways had approximately 52 million passengers boarding its mainline flights in 2010. During 2010, US Airways’ mainline operation provided regularly scheduled service or seasonal service at 132 airports, while the US Airways Express network served 155 airports in the United States, Canada and Mexico, including 75 airports also served by the mainline operation. US Airways Express air carriers had approximately 28 million passengers boarding their planes in 2010. As of December 31, 2010, US Airways operated 339 mainline jets and is supported by the Company’s regional airline subsidiaries and affiliates operating as US Airways Express under capacity purchase agreements, which operated 231 regional jets and 50 turboprops. The Company’s prorate carriers operated 10 turboprops and three regional jets at December 31, 2010.

As of December 31, 2010, US Airways employed approximately 30,900 active full-time equivalent employees. The Company’s Express subsidiaries, Piedmont and PSA, employed approximately 4,900 active full-time equivalent employees. Approximately 86% of employees are covered by collective bargaining agreements with various labor unions. US Airways’ pilots and flight attendants are currently working under the terms of their respective US Airways or America West Airlines, Inc. (“AWA”) collective bargaining agreements, as modified by transition agreements reached in connection with the merger.

(b)	Basis of Presentation

The accompanying consolidated financial statements include the accounts of US Airways Group and its wholly owned subsidiaries. The Company has the ability to move funds freely between its operating subsidiaries to support operations. These transfers are recognized as intercompany transactions. All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. The principal areas of judgment relate to passenger revenue recognition, impairment of long-lived and intangible assets, valuation of investments in marketable securities, the frequent traveler program and the deferred tax asset valuation allowance.

(c)	Cash and Cash Equivalents

Cash equivalents consist of cash in money market securities and certificates of deposit. All highly liquid investments purchased within three months of maturity are classified as cash equivalents. Cash equivalents are stated at cost, which approximates fair value due to the highly liquid nature and short-term maturities of the underlying securities.

(d)	Investments in Marketable Securities

Investments in marketable securities classified as noncurrent assets on the Company’s balance sheet represent investments expected to be converted to cash after 12 months. The Company’s investments in marketable securities consist of auction rate securities, which are classified as available for sale and recorded at fair value. See Note 6(b) for more information on the Company’s investments in marketable securities.

(e)	Restricted Cash

Restricted cash primarily includes cash collateral to secure workers’ compensation claims and credit card processing holdback requirements for advance ticket sales for which US Airways has not yet provided air transportation. Restricted cash is stated at cost, which approximates fair value.

(f)	Materials and Supplies, Net

Inventories of materials and supplies are valued at the lower of cost or market value. Costs are determined using average costing methods. An allowance for obsolescence is provided for flight equipment expendable and repairable parts. These items are generally charged to expense when issued for use. During 2010, the Company recorded a $6 million write down related to certain spare parts inventory to reflect lower of cost or market value. During 2009, the Company recorded a $3 million write down related to certain Express spare parts inventory to reflect lower of cost or market value. During 2008, the Company recorded a $5 million write down related to its Boeing 737 spare parts inventory to reflect lower of cost or market value.

(g)	Property and Equipment

Property and equipment are recorded at cost. Interest expense related to the acquisition of certain property and equipment, including aircraft purchase deposits, is capitalized as an additional cost of the asset or as a leasehold improvement if the asset is leased. Interest capitalized for the years ended December 31, 2010, 2009 and 2008 was $4 million, $10 million and $6 million, respectively. Property and equipment is depreciated and amortized to residual values over the estimated useful lives or the lease term, whichever is less, using the straight-line method. Costs of major improvements that enhance the usefulness of the asset are capitalized and depreciated over the estimated useful life of the asset or the modifications, whichever is less.

The estimated useful lives of owned aircraft, jet engines, other flight equipment and rotable parts range from five to 30 years. Leasehold improvements relating to flight equipment and other property on operating leases are amortized over the life of the lease or the life of the asset or improvement, whichever is shorter, on a straight-line basis. The estimated useful lives for other owned property and equipment range from three to 12 years and range from 18 to 30 years for training equipment and buildings.

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

The Company recorded no impairment charges in the years ended December 31, 2010 and 2009. The Company recorded a $13 million impairment charge in 2008 related to the decline in the fair value of Boeing 737 rotable parts included in flight equipment on its consolidated balance sheet.

(h)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is established, if necessary, for the amount of any tax benefits that, based on available evidence, are not expected to be realized.

(i)	Goodwill and Other Intangibles, Net

Goodwill

In 2008, the Company recorded a $622 million impairment charge to write off all the goodwill created by the merger of US Airways Group and America West Holdings in September 2005. The Company performed an interim goodwill impairment test during 2008 as a result of a significant increase in fuel prices, declines in the Company’s stock price and mainline capacity reductions, which led to no implied fair value of goodwill.

Other Intangible Assets

Other intangible assets consist primarily of trademarks, international route authorities, airport take-off and landing slots and airport gates. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The following table provides information relating to the Company’s intangible assets subject to amortization as of December 31, 2010 and 2009 (in millions):

	2010	2009

Airport take-off and landing slots	$495	$495
Airport gate leasehold rights	52	52
Accumulated amortization	(139)	(113)

Total	$408	$434

The intangible assets subject to amortization generally are amortized over 25 years for airport take-off and landing slots and over the term of the lease for airport gate leasehold rights on a straight-line basis and are included in depreciation and amortization on the consolidated statements of operations. For the years ended December 31, 2010, 2009 and 2008, the Company recorded amortization expense of $26 million, $26 million and $25 million, respectively, related to its intangible assets. The Company expects to record annual amortization expense of $23 million in year 2011, $22 million in year 2012, $22 million in year 2013, $22 million in year 2014, $22 million in year 2015 and $297 million thereafter related to these intangible assets.

Indefinite lived assets are not amortized but instead are reviewed for impairment annually and more frequently if events or circumstances indicate that the asset may be impaired. As of December 31, 2010 and 2009, the Company had $39 million of international route authorities and $30 million of trademarks on its balance sheets.

The Company performed the annual impairment test on its international route authorities and trademarks during the fourth quarter of 2010. The fair values of international route authorities were assessed using the market approach. The market approach took into consideration relevant supply and demand factors at the related airport locations as well as available market sale and lease data. For trademarks, the Company utilized a form of the income approach known as the relief-from-royalty method. As a result of the Company’s annual impairment test on international route authorities and trademarks, no impairment was indicated. In 2009, the Company recorded $16 million in non-cash impairment charges related to the decline in fair value of certain international routes. The Company will perform its next annual impairment test on October 1, 2011.

(j)	Other Assets

Other assets consist of the following as of December 31, 2010 and 2009 (in millions):

	2010	2009

Aircraft leasehold interest, net	$71	$77
Deferred rent	47	59
Debt issuance costs, net	48	58
Deposits	38	36
Long-term investments	10	9
Other	2	2

Total other assets	$216	$241

Aircraft leasehold interest, net represents assets established for leasehold interests in aircraft subject to operating leases with rental rates deemed to be below-market rates in connection with the application of purchase accounting for US Airways in 2005. These leasehold interests are amortized on a straight-line basis as an increase to aircraft rent expense over the applicable remaining lease periods. The Company expects to amortize $6 million per year in 2011 to 2015 and $41 million thereafter to aircraft rent expense related to these leasehold interests.

(k)	Frequent Traveler Program

The Dividend Miles frequent traveler program awards mileage credits to passengers who fly on US Airways and Star Alliance carriers and certain other partner airlines that participate in the program. Mileage credits can be redeemed for travel on US Airways or other participating partner airlines, in which case the Company pays a fee. The Company uses the incremental cost method to account for the portion of the frequent traveler program liability related to mileage credits earned by Dividend Miles members through purchased flights. The Company has an obligation to provide future travel when these mileage credits are redeemed and therefore has recognized an expense and recorded a liability for mileage credits outstanding.

The liability for outstanding mileage credits earned by Dividend Miles members through the purchase of travel includes all mileage credits that are expected to be redeemed, including mileage credits earned by members whose mileage account balances have not yet reached the minimum mileage credit level required to redeem an award. Additionally, outstanding mileage credits are subject to expiration if unused. In calculating the liability, the Company estimates how many mileage credits will never be redeemed for travel and excludes those mileage credits from the estimate of the liability. Estimates are also made for the number of miles that will be used per award redemption and the number of travel awards that will be redeemed on partner airlines. These estimates are based on historical program experience as well as consideration of enacted program changes, as applicable. Changes in the liability resulting from members earning additional mileage credits or changes in estimates are recorded in the statement of operations.

The liability for outstanding mileage credits is valued based on the estimated incremental cost of carrying one additional passenger. Incremental cost includes unit costs incurred for fuel, credit card fees, insurance, denied boarding compensation, food and beverages as well as fees incurred when travel awards are redeemed on partner airlines. In addition, the Company also includes in the determination of incremental cost the amount of certain fees related to redemptions expected to be collected from Dividend Miles members. These redemption fees reduce incremental cost. No profit or overhead margin is included in the accrual of incremental cost.

As of December 31, 2010 and 2009, the incremental cost liability for outstanding mileage credits expected to be redeemed for future travel awards accrued on the balance sheets within other accrued expenses was $149 million and $130 million, respectively.

The Company also sells frequent flyer program mileage credits to participating airline partners and non-airline business partners. Sales of mileage credits to business partners is comprised of two components, transportation and marketing. The Company uses the residual method of accounting to determine the values of each component. The transportation component represents the fair value of future travel awards and is determined based on the equivalent value of purchased tickets that have similar restrictions as frequent traveler awards. The determination of the transportation component requires estimates and assumptions that require management judgment. Significant estimates and assumptions include:

•	the number of awards expected to be redeemed on US Airways;

•	the number of awards expected to be redeemed on partner airlines;

•	the class of service for which the award is expected to be redeemed; and

•	the geographic region of travel for which the award is expected to be redeemed.

These estimates and assumptions are based on historical program experience. The transportation component is deferred and amortized into passenger revenue on a straight-line basis over the period in which the mileage credits are expected to be redeemed for travel, which is currently estimated to be 33 months.

Under the residual method, the total mileage sale proceeds less the transportation component is the marketing component. The marketing component represents services provided by the Company to its business partners and relates primarily to the use of the Company’s logo and trademarks along with access to the Company’s list of Dividend Miles members. The marketing services are provided periodically, but no less than monthly. Accordingly, the marketing component is considered earned and recognized in other revenues in the period of the mileage sale.

As of December 31, 2010 and 2009, the Company had $178 million and $212 million, respectively, in deferred revenue from the sale of mileage credits included in other accrued expenses on the consolidated balance sheets. For the years ended December 31, 2010, 2009 and 2008, the marketing component of mileage sales recognized at the time of sale in other revenues was approximately $144 million, $112 million and $126 million, respectively.

The Company is required to adopt and apply Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements”, to any new or materially modified business partner agreements entered into on or after January 1, 2011. See Note 1(t) for more information on recent accounting pronouncements.

(l)	Derivative Instruments

The Company has from time to time utilized heating oil-based derivative instruments to hedge a portion of its exposure to jet fuel price increases. These instruments consisted of no premium collars. All derivatives were marked to fair value on the balance sheet with adjustments to fair value recorded in the income statement. Since the third quarter of 2008, the Company has not entered into any new transactions to hedge its fuel consumption, and the Company has not had any fuel hedging contracts outstanding since the third quarter of 2009. See Note 6(a) for additional information on the Company’s fuel hedging instruments.

(m)	Deferred Gains and Credits, Net

In 2005, the Company’s co-branded credit card provider, Barclays Bank Delaware, formerly Juniper Bank, paid AWA $150 million in bonuses, consisting of a $20 million bonus pursuant to AWA’s original credit card agreement with Juniper and a $130 million bonus following the effectiveness of the merger, subject to certain conditions.

In the event Barclays, at its option, terminates the amended agreement prior to March 31, 2013 due to the Company’s breach of its obligations under the amended credit card agreement, or upon the occurrence of certain other events, then the Company must repay a portion of the bonus, which declines monthly according to a formula. The Company will have no obligation to repay any portion of the bonus payments after March 31, 2013.

At the time of payment, the entire $150 million was recorded as deferred revenue. The Company began recognizing revenue from the bonus payments on April 1, 2009. The revenue from the bonus payments will be recognized on a straight-line basis through March 31, 2017, the expiration date of the amended Barclays co-branded credit card agreement.

Also included within deferred gains and credits, net are amounts deferred and amortized into future periods associated with the sale and leaseback of property and equipment, the adjustment of leases to fair value in connection with prior period fresh-start and purchase accounting and certain vendor incentives.

(n)	Revenue Recognition

Passenger Revenue

Passenger revenue is recognized when transportation is provided. Ticket sales for transportation that has not yet been provided are initially deferred and recorded as air traffic liability on the consolidated balance sheets. The air traffic liability represents tickets sold for future travel dates and estimated future refunds and exchanges of tickets sold for past travel dates. The majority of tickets sold are nonrefundable. A small percentage of tickets, some of which are partially used tickets, expire unused. Due to complex pricing structures, refund and exchange policies, and interline agreements with other airlines, certain amounts are recognized in revenue using estimates regarding both the timing of the revenue recognition and the amount of revenue to be recognized. These estimates are generally based on the analysis of the Company’s historical data. The Company and members of the airline industry have consistently applied this accounting method to estimate revenue from forfeited tickets at the date travel was to be provided. Estimated future refunds and exchanges included in the air traffic liability are routinely evaluated based on subsequent activity to validate the accuracy of the Company’s estimates. Any adjustments resulting from periodic evaluations of the estimated air traffic liability are included in results of operations during the period in which the evaluations are completed.

Passenger traffic commissions and related fees are expensed when the related revenue is recognized. Passenger traffic commissions and related fees not yet recognized are included as a prepaid expense.

The Company purchases capacity, or ASMs, generated by the Company’s wholly owned regional air carriers and the capacity of Air Wisconsin Airlines Corporation (“Air Wisconsin”), Republic Airline Inc. (“Republic”), Mesa Airlines, Inc. (“Mesa”) and Chautauqua Airlines, Inc. (“Chautauqua”) in certain markets. The Company’s wholly owned regional air carriers, Air Wisconsin, Republic, Mesa and Chautauqua operate regional jet aircraft in these markets as part of US Airways Express. The Company classifies revenues generated from transportation on these carriers as Express passenger revenues. Liabilities related to tickets sold by the Company for travel on these air carriers are also included in the Company’s air traffic liability and are subsequently relieved in the same manner as described above.

The Company collects various taxes and fees on its ticket sales. These taxes and fees are remitted to governmental authorities and are accounted for on a net basis.

Cargo Revenue

Cargo revenue is recognized when shipping services for mail and other cargo are provided.

Other Revenue

Other revenue includes checked and excess baggage charges, beverage sales, ticket change and service fees, commissions earned on tickets sold for flights on other airlines and sales of tour packages by the US Airways Vacations division, which are recognized when the services are provided. Other revenues also include processing fees for travel awards issued through the Dividend Miles frequent traveler program and the marketing component earned from selling mileage credits to partners, as discussed in Note 1(k).

(o)	Maintenance and Repair Costs

Maintenance and repair costs for owned and leased flight equipment are charged to operating expense as incurred.

(p)	Selling Expenses

Selling expenses include commissions, credit card fees, computerized reservations systems fees, advertising and promotional expenses. Advertising and promotional expenses are expensed when incurred. Advertising and promotional expenses for the years ended December 31, 2010, 2009 and 2008 were $10 million, $11 million and $10 million, respectively.

(q)	Stock-based Compensation

The Company accounts for its stock-based compensation expense based on the fair value of the stock award at the time of grant, which is recognized ratably over the vesting period of the stock award. The fair value of stock options and stock appreciation rights is estimated using a Black-Scholes option pricing model. The fair value of restricted stock units is based on the market price of the underlying shares of common stock on the date of grant. See Note 15 for further discussion of stock-based compensation.

(r)	Foreign Currency Gains and Losses

Foreign currency gains and losses are recorded as part of other nonoperating expense, net in the Company’s consolidated statements of operations. Foreign currency losses for the years ended December 31, 2010, 2009 and 2008 were $17 million, $3 million and $25 million, respectively.

(s)	Express Expenses

Expenses associated with the Company’s wholly owned regional airlines and affiliate regional airlines operating as US Airways Express are classified as Express expenses on the consolidated statements of operations. Express expenses consist of the following (in millions):

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008

Aircraft fuel and related taxes	$769	$609	$1,137
Salaries and related costs	257	246	244
Capacity purchases	1,065	1,059	1,049
Aircraft rent	51	51	51
Aircraft maintenance	89	81	74
Other rent and landing fees	129	121	115
Selling expenses	173	154	163
Special items, net(a)	(1)	3	—
Depreciation and amortization	25	25	25
Other expenses	172	170	191

Express expenses	$2,729	$2,519	$3,049

(a)	In 2010, the Company recorded a $1 million refund for its Express subsidiaries of ASIF previously paid to the Transportation Security Administration (“TSA”) during the years 2005 to 2009.

In 2009, the Company recorded a $3 million write down related to certain Express spare parts inventory to reflect lower of cost or market value.

(t)	Recent Accounting Pronouncements

In December 2009, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2009-17, “Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities”. ASU No. 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. ASU No. 2009-17 requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU No. 2009-17 is effective for fiscal years beginning after November 15, 2009, and interim periods within those fiscal years. The Company adopted ASU No. 2009-17 as of January 1, 2010, and its application had no impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements”. ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor’s multiple-deliverable revenue arrangements. ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption is permitted.

A company may elect, but will not be required, to adopt the amendments in ASU No. 2009-13 retrospectively for all prior periods. The Company’s multiple-deliverable revenue arrangements consist principally of sales of frequent flyer program mileage credits to business partners, which are comprised of two components, transportation and marketing. See Note 1(k) for more information on the Company’s frequent traveler program. The Company is required to adopt and apply ASU No. 2009-13 to any new or materially modified multiple-deliverable revenue arrangements entered into on or after January 1, 2011. It is not practical to estimate the impact of the new guidance on the Company’s consolidated financial statements because the Company will apply the guidance prospectively to agreements entered into or materially modified subsequent to January 1, 2011.

2.	Special Items, Net

Special items, net as shown on the consolidated statements of operations include the following charges (credits) (in millions):

	Year Ended December 31,
	2010	2009	2008

Aviation Security Infrastructure Fee (“ASIF”) refund(a)	$(16)	$—	$—
Other costs(b)	10	6	—
Asset impairment charges(c)	6	16	18
Aircraft costs(d)	5	22	14
Severance and other charges(e)	—	11	9
Merger-related transition expenses(f)	—	—	35

Total	$5	$55	$76

(a)	In 2010, the Company recorded a $16 million refund of ASIF previously paid to the TSA during the years 2005 to 2009.

(b)	In 2010, the Company recorded other net special charges of $10 million, which included a settlement and corporate transaction costs. In 2009, the Company incurred $6 million in costs related to the 2009 liquidity improvement program, which primarily consisted of professional and legal fees.

(c)	In 2010, the Company recorded a $6 million non-cash charge related to the decline in market value of certain spare parts. In 2009, the Company recorded $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes. In 2008, the Company recorded $18 million in non-cash charges related to the decline in fair value of certain spare parts associated with its Boeing 737 aircraft fleet. See Notes 1(f), 1(g) and 1(i) for further discussion of each of these charges.

(d)	In 2010, 2009 and 2008, the Company recorded $5 million, $22 million and $14 million, respectively, in aircraft costs as a result of previously announced capacity reductions.

(e)	In 2009 and 2008, the Company recorded $11 million and $9 million, respectively, in severance and other charges.

(f)	In 2008, in connection with the effort to consolidate functions and integrate the Company’s organizations, procedures and operations, the Company incurred $35 million of merger-related transition expenses. These expenses included $12 million in uniform costs to transition employees to the new US Airways uniforms; $5 million in applicable employment tax expenses related to contractual benefits granted to certain current and former employees as a result of the merger; $6 million in compensation expenses for equity awards granted in connection with the merger to retain key employees through the integration period; $5 million of aircraft livery costs;

$4 million in professional and technical fees related to the integration of airline operations systems and $3 million in other expenses.

3.	Earnings (Loss) Per Common Share

Basic earnings (loss) per common share (“EPS”) is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed on the basis of the weighted average number of shares of common stock plus the effect of potentially dilutive shares of common stock outstanding during the period using the treasury stock method. Potentially dilutive shares include outstanding employee stock options, employee stock appreciation rights (“SARs”), employee restricted stock units (“RSUs”) and convertible debt. The following table presents the computation of basic and diluted EPS (in millions, except share and per share amounts):

	Year Ended December 31,
	2010	2009	2008

Basic earnings (loss) per share:
Net income (loss)	$502	$(205)	$(2,215)

Weighted average common shares outstanding (in thousands)	161,412	133,000	100,168

Basic earnings (loss) per share	$3.11	$(1.54)	$(22.11)

Diluted earnings (loss) per share:
Net income (loss)	502	(205)	(2,215)
Interest expense on 7.25% convertible senior notes	23	—	—

Income (loss) for purposes of computing diluted earnings (loss) per share	$525	$(205)	$(2,215)

Share computation (in thousands):
Weighted average common shares outstanding	161,412	133,000	100,168
Dilutive effect of stock awards	1,973	—	—
Assumed conversion of 7.25% convertible senior notes	37,746	—	—

Weighted average common shares outstanding as adjusted	201,131	133,000	100,168

Diluted earnings (loss) per share	$2.61	$(1.54)	$(22.11)

For the year ended December 31, 2010, 1,803,093 shares underlying stock options, SARs and RSUs were not included in the computation of diluted EPS because inclusion of such shares would be antidilutive and 4,127,992 SARs were not included in the computation of diluted EPS because their exercise prices were greater than the average market price of common stock for the period. In addition, 2,328,787 incremental shares from the assumed conversion of the 7% Senior Convertible Notes (the “7% notes”) were excluded from the computation of diluted EPS due to their antidilutive effect.

For the year ended December 31, 2009, 4,806,237 shares underlying stock options, SARs and RSUs were not included in the computation of diluted EPS because inclusion of such shares would be antidilutive and 6,673,505 SARs were not included in the computation of diluted EPS because their exercise prices were greater than the average market price of common stock for the period. In addition, 3,048,914 incremental shares from the assumed conversion of the 7% notes and 23,954,303 incremental shares from the assumed conversion of the 7.25% Convertible Senior Notes (the “7.25% notes”) were excluded from the computation of diluted EPS due to their antidilutive effect.

For the year ended December 31, 2008, 3,246,159 shares underlying stock options, SARs and RSUs were not included in the computation of diluted EPS because inclusion of such shares would be antidilutive and 4,935,181 SARs were not included in the computation of diluted EPS because their exercise prices were greater than the average market price of common stock for the period. In addition, 3,048,914 incremental shares from assumed conversion of the 7% notes were excluded from the computation of diluted EPS due to their antidilutive effect.

4.	Debt

The following table details the Company’s debt (in millions). Variable interest rates listed are the rates as of December 31, 2010.

	December 31,	December 31,
	2010	2009

Secured
Citicorp North America loan, variable interest rate of 2.79%, installments due through 2014(a)	$1,152	$1,168
Equipment loans and other notes payable, fixed and variable interest rates ranging from 1.66% to 10.29%, maturing from 2011 to 2029(b)	1,920	2,201
Aircraft enhanced equipment trust certificates (“EETCs”), fixed interest rates ranging from 6.25% to 9.01%, maturing from 2015 to 2023(c)	809	505
Other secured obligations, fixed interest rate of 8%, maturing from 2015 to 2021	85	84
Senior secured discount notes	—	32

	3,966	3,990
Unsecured
Barclays prepaid miles, variable interest rate of 5.01%, interest only payments(d)	200	200
Airbus advance, repayments through 2018(e)	222	247
7.25% convertible senior notes, interest only payments until due in 2014(f)	172	172
7% senior convertible notes, interest only payments until due in 2020(g)	5	74
Industrial development bonds, fixed interest rate of 6.3%, interest only payments until due in 2023(h)	29	29
Other unsecured obligations, maturing from 2011 to 2012	23	81

	651	803

Total long-term debt and capital lease obligations	4,617	4,793
Less: Total unamortized discount on debt	(217)	(267)
Current maturities, less $9 million of unamortized discount on debt at December 31, 2009	(397)	(502)

Long-term debt and capital lease obligations, net of current maturities	$4,003	$4,024

(a)	On March 23, 2007, US Airways Group entered into a term loan credit facility with Citicorp North America, Inc., as administrative agent, and a syndicate of lenders pursuant to which US Airways Group borrowed an aggregate principal amount of $1.6 billion. US Airways and certain other subsidiaries of US Airways Group are guarantors of the Citicorp credit facility.

The Citicorp credit facility bears interest at an index rate plus an applicable index margin or, at the Company’s option, LIBOR plus an applicable LIBOR margin for interest periods of one, two, three or six months. The applicable index margin, subject to adjustment, is 1.00%, 1.25% or 1.50% if the adjusted loan balance is less than $600 million, between $600 million and $1 billion, or greater than $1 billion, respectively. The applicable LIBOR margin, subject to adjustment, is 2.00%, 2.25% or 2.50% if the adjusted loan balance is less than $600 million, between $600 million and $1 billion, or greater than $1 billion, respectively. In addition, interest on the Citicorp credit facility may be adjusted based on the credit rating for the Citicorp credit facility as follows: (i) if the credit ratings of the Citicorp credit facility by Moody’s and S&P in effect as of the last day of the most recently ended fiscal quarter are both at least one subgrade better than the credit ratings in effect on March 23, 2007, then (A) the applicable LIBOR margin will be the lower of 2.25% and the rate otherwise applicable based upon the adjusted Citicorp credit facility balance and (B) the applicable index margin will be the lower of 1.25% and the rate otherwise applicable based upon the Citicorp credit facility principal balance, and (ii) if the credit ratings of the Citicorp credit facility by Moody’s and S&P in effect as of the last day of the most recently ended fiscal quarter are both at least two subgrades better than the credit ratings in effect on March 23, 2007, then (A) the applicable LIBOR margin will be 2.00% and (B) the applicable index margin will be 1.00%. As of December 31, 2010, the interest rate on the Citicorp credit facility was 2.79% based on a 2.50% LIBOR margin.

The Citicorp credit facility matures on March 23, 2014, and is repayable in seven annual installments with each of the first six installments to be paid on each anniversary of the closing date in an amount equal to 1% of the initial aggregate principal amount of the loan and the final installment to be paid on the maturity date in the amount of the full remaining balance of the loan.

In addition, the Citicorp credit facility requires certain mandatory prepayments upon the occurrence of specified events, establishes certain financial covenants, including minimum cash requirements and maintenance of certain minimum ratios, contains customary affirmative covenants and negative covenants and contains customary events of default. The Citicorp credit facility requires the Company to maintain consolidated unrestricted cash and cash equivalents of not less than $850 million, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of that amount held in accounts subject to control agreements, which would become restricted for use by the Company if certain adverse events occur per the terms of the agreement. In addition, the Citicorp credit facility provides that the Company may issue debt in the future with a second lien on the assets pledged as collateral under the Citicorp credit facility.

(b)	The following are the significant equipment financing agreements entered into in 2010:

In 2010, US Airways borrowed $181 million to finance Airbus aircraft deliveries. These financings bear interest at a rate of LIBOR plus an applicable margin and contain default provisions and other covenants that are typical in the industry.

In 2010, US Airways Group borrowed $30 million to finance airport construction activities in Philadelphia. These notes bear interest at fixed rates and are secured by certain US Airways’ leasehold interests. The notes payable mature from 2020 to 2029.

(c)	The equipment notes underlying these EETCs are the direct obligations of US Airways and cover the financing of 27 aircraft. See Note 9(c) for further discussion.

In December 2010, US Airways created two pass-through trusts which issued approximately $340 million aggregate face amount of Series 2010-1A and Series 2010-1B Enhanced Equipment Trust Certificates (the “2010 EETCs”) in connection with the refinancing of eight Airbus aircraft owned by US Airways. The 2010 EETCs represent fractional undivided interests in the respective pass-through trusts and are not obligations of US Airways. The net proceeds from the issuance of the 2010 EETCs were used to purchase equipment notes issued by US Airways in two series: Series A equipment notes in an aggregate principal amount of $263 million bearing interest at 6.25% per annum and Series B equipment notes in an aggregate principal amount of $77 million bearing interest at 8.5% per annum. Interest on the equipment notes is payable semiannually in April and October of each year, beginning in April 2011. Principal payments on the equipment notes are scheduled to begin in October 2011. The final payments on the Series A equipment notes and Series B equipment notes will be due in April 2023 and April 2017, respectively. US Airways’ payment obligations under the equipment notes are fully and unconditionally guaranteed by US Airways Group. Substantially all of the proceeds from the issuance of the equipment notes were used to repay the existing debt associated with eight Airbus aircraft, with the balance used for general corporate purposes. The equipment notes are secured by liens on aircraft.

(d)	US Airways Group is a party to a co-branded credit card agreement with Barclays Bank Delaware. The co-branded credit card agreement provides for, among other things, the pre-purchase of frequent flyer miles in the aggregate amount of $200 million, which amount was paid by Barclays in October 2008. The Company pays interest to Barclays on the outstanding dollar amount of the pre-purchased miles at the rate of LIBOR plus a margin. This transaction was treated as a financing transaction for accounting purposes using an effective interest rate commensurate with the Company’s credit rating.

Barclays has agreed that for each month that specified conditions are met it will pre-purchase additional miles on a monthly basis in an amount equal to the difference between $200 million and the amount of unused miles then outstanding. Commencing in January 2012, the $200 million will be reduced over a period of up to approximately two years. Among the conditions to this monthly purchase of miles is a requirement that US Airways Group maintain an unrestricted cash balance, as defined in the agreement, of at least $1.35 billion for the months of March through November and $1.25 billion for the months of January, February and December. The Company may repurchase any or all of the pre-purchased miles at any time, from time to time, without penalty. The agreement expires in 2017.

(e)	On October 20, 2008, US Airways and Airbus entered into amendments to the A320 Family Aircraft Purchase Agreement, the A330 Aircraft Purchase Agreement, and the A350 XWB Purchase Agreement. In exchange for US Airways’ agreement to enter into these amendments, Airbus advanced US Airways $200 million in consideration of aircraft deliveries under the various related purchase agreements. Under the terms of each of the amendments, US Airways has agreed to maintain a level of unrestricted cash in the same amount required by the Citicorp credit facility. This transaction was treated as a financing transaction for accounting purposes using an effective interest rate commensurate with US Airways’ credit rating. There are no stated interest payments.

(f)	In May 2009, US Airways Group issued $172 million aggregate principal amount of the 7.25% notes for net proceeds of approximately $168 million. The 7.25% notes bear interest at a rate of 7.25% per annum, which shall be payable semi-annually in arrears on each May 15 and November 15. The 7.25% notes mature on May 15, 2014.

Holders may convert their 7.25% notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the 7.25% notes. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of US Airways Group common stock or a combination thereof at the Company’s election. The initial conversion rate for the 7.25% notes is 218.8184 shares of US Airways Group common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $4.57 per share). Such conversion rate is subject to adjustment in certain events.

If the Company undergoes a fundamental change, holders may require the Company to purchase all or a portion of their 7.25% notes for cash at a price equal to 100% of the principal amount of the 7.25% notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. A fundamental change includes a person or group (other than the Company or its subsidiaries) becoming the beneficial owner of more than 50% of the voting power of the Company’s capital stock, certain merger or combination transactions, a substantial turnover of the Company’s directors, stockholder approval of the liquidation or dissolution of the Company and the Company’s common stock ceasing to be listed on at least one national securities exchange.

The 7.25% notes rank equal in right of payment to all of the Company’s other existing and future unsecured senior debt and senior in right of payment to the Company’s debt that is expressly subordinated to the 7.25% notes, if any. The 7.25% notes impose no limit on the amount of debt the Company or its subsidiaries may incur. The 7.25% notes are structurally subordinated to all debt and other liabilities and commitments (including trade payables) of the Company’s subsidiaries. The 7.25% notes are also effectively junior to the Company’s secured debt, if any, to the extent of the value of the assets securing such debt.

As the 7.25% notes can be settled in cash upon conversion, for accounting purposes, the 7.25% notes were bifurcated into a debt component that was initially recorded at fair value and an equity component. The following table details the debt and equity components recognized related to the 7.25% notes (in millions):

	December 31,	December 31,
	2010	2009

Principal amount of 7.25% convertible senior notes	$172	$172
Unamortized discount on debt	(80)	(92)
Net carrying amount of 7.25% convertible senior notes	92	80
Additional paid-in capital	96	96

At December 31, 2010, the remaining period over which the unamortized discount will be recognized is 3.4 years.

The following table details interest expense recognized related to the 7.25% notes (in millions):

	Year Ended December 31,
	2010	2009

Contractual coupon interest	$13	$8
Amortization of discount	12	6

Total interest expense	$25	$14

At December 31, 2010, the if-converted value of the 7.25% notes exceeded the principal amount by $205 million.

(g)	Prior to September 30, 2010, the Company had outstanding $74 million principal amount of 7% notes. Holders had the right to require the Company to purchase for cash or shares or a combination thereof, at the Company’s election, all or a portion of their 7% notes on September 30, 2010 at a purchase price equal to 100% of the principal amount of the 7% notes to be repurchased plus accrued and unpaid interest, if any, to the purchase date. As of September 30, 2010, $69 million of the 7% notes outstanding were validly surrendered for purchase and the Company paid $69 million in cash to satisfy the aggregate repurchase price. The principal amount of the remaining 7% notes outstanding as of December 31, 2010 was $5 million.

Holders may convert, at any time prior to the earlier of the business day prior to the redemption date and the second business day preceding the maturity date, any outstanding notes (or portions thereof) into shares of US Airways Group common stock, at an initial conversion rate of 41.4508 shares of US Airways Group common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of $24.12 per share). If a holder elects to convert its notes in connection with certain specified fundamental changes that occur prior to October 5, 2015, the holder will be entitled to receive additional shares of US Airways Group common stock as a make-whole premium upon conversion. In lieu of delivery of shares of US Airways Group common stock upon conversion of all or any portion of the notes, the Company may elect to pay holders surrendering notes for conversion, cash or a combination of shares and cash.

Holders may require the Company to purchase for cash or shares or a combination thereof, at the Company’s election, all or a portion of their 7% notes on September 30, 2015 at a purchase price equal to 100% of the principal amount of the 7% notes to be repurchased plus accrued and unpaid interest, if any, to the purchase date. In addition, if the Company experiences a specified fundamental change, holders may require the Company to purchase for cash, shares or a combination thereof, at its election, all or a portion of their 7% notes, subject to specified exceptions, at a price equal to 100% of the principal amount of the 7% notes plus accrued and unpaid interest, if any, to the purchase date. The Company may redeem all or a portion of the 7% notes at any time on or after October 5, 2010, at a price equal to 100% of the principal amount of the 7% notes plus accrued and unpaid interest, if any, to the redemption date if the closing price of US Airways Group common stock has exceeded 115% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the trading day before the date on which the Company mails the optional redemption notice.

As the 7% notes can be settled in cash upon conversion, for accounting purposes, the 7% notes were bifurcated into a debt component that was initially recorded at fair value and an equity component. The following table details the debt and equity components recognized related to the 7% notes (in millions):

	December 31,	December 31,
	2010	2009

Principal amount of 7% senior convertible notes	$5	$74
Unamortized discount on debt	—	(5)
Net carrying amount of 7% senior convertible notes	5	69
Additional paid-in capital	40	40

The following table details interest expense recognized related to the 7% notes (in millions):

	Year Ended December 31,
	2010	2009	2008

Contractual coupon interest	$4	$5	$5
Amortization of discount	5	6	5

Total interest expense	$9	$11	$10

At December 31, 2010, the if-converted value of the 7% notes did not exceed the principal amount.

(h)	The industrial development revenue bonds are due April 2023. Interest at 6.3% is payable semiannually on April 1 and October 1. The bonds are subject to optional redemption prior to the maturity date, in whole or in part, on any interest payment date at a redemption price of 100%.

Secured financings are collateralized by assets, primarily aircraft, engines, simulators, rotable aircraft parts, hangar and maintenance facilities and airport take-off and landing slots. At December 31, 2010, the maturities of long-term debt and capital leases are as follows (in millions):

2011	$397
2012	455
2013	417
2014	1,555
2015	279
Thereafter	1,514

$4,617

Certain of the Company’s long-term debt agreements contain significant minimum cash balance requirements and other covenants with which the Company was in compliance at December 31, 2010. Certain of the Company’s long-term debt agreements contain cross-default provisions, which may be triggered by defaults by US Airways or US Airways Group under other agreements relating to indebtedness.

5.	Income Taxes

The Company accounts for income taxes using the asset and liability method. The Company files a consolidated federal income tax return with its wholly owned subsidiaries. The Company and its wholly owned subsidiaries allocate tax and tax items, such as net operating losses (“NOLs”) and net tax credits, between members of the group based on their proportion of taxable income and other items. Accordingly, the Company’s tax expense is based on taxable income, taking into consideration allocated tax loss carryforwards/carrybacks and tax credit carryforwards.

As of December 31, 2010, the Company had approximately $1.92 billion of gross NOLs to reduce future federal taxable income. All of the Company’s NOLs are expected to be available to reduce federal taxable income in the calendar year 2011. The NOLs expire during the years 2024 through 2029. The Company’s net deferred tax assets, which include $1.85 billion of the NOLs, are subject to a full valuation allowance. The Company also had approximately $82 million of tax-effected state NOLs at December 31, 2010. At December 31, 2010, the federal and state valuation allowances were $368 million and $62 million, respectively.

For the year ended December 31, 2010, the Company utilized NOLs to reduce its income tax obligation. Utilization of these NOLs results in a corresponding decrease in the valuation allowance. As this valuation allowance was established through the recognition of tax expense, the decrease in valuation allowance offsets the tax provision dollar for dollar.

For the year ended December 31, 2009, the Company recorded a tax benefit of $38 million. Of this amount, $21 million was due to a non-cash income tax benefit related to gains recorded within other comprehensive income during 2009. Generally accepted accounting principles (“GAAP”) require all items be considered (including items recorded in other comprehensive income) in determining the amount of tax benefit that results from a loss from continuing operations that should be allocated to continuing operations. In accordance with GAAP, the Company recorded a tax benefit on the loss from continuing operations, which was exactly offset by income tax expense on other comprehensive income as follows (in millions):

		Change in Other
	Net Loss Income	Comprehensive
	Statement	Income

Pre-allocation	$(226)	$46
Tax allocation	21	(21)

As presented	$(205)	$25

In addition, for the year ended December 31, 2009, the Company recorded a $14 million benefit related to a legislation change allowing the Company to carry back 100% of 2008 Alternative Minimum Tax liability (“AMT”) net operating losses, resulting in the recovery of AMT amounts paid in prior years. The Company also recognized a $3 million tax benefit related to the reversal of the deferred tax liability associated with the indefinite lived intangible assets that were impaired during 2009.

For the year ended December 31, 2008, the Company reported a loss, which increased its NOLs, and it did not record a tax provision.

The components of the provision (benefit) for income taxes are as follows (in millions):

	Year Ended December 31,
	2010	2009	2008

Current provision:
Federal	$—	$—	$1
State	—	—	—

Total current	—	—	1
Deferred benefit:
Federal	—	(38)	—
State	—	—	(1)

Total deferred	—	(38)	(1)

Benefit for income taxes	$—	$(38)	$—

Income tax expense (benefit) differs from amounts computed at the federal statutory income tax rate as follows (in millions):

	Year Ended December 31,
	2010	2009	2008

Income tax expense (benefit) at the federal statutory income tax rate	$176	$(85)	$(775)
Book expenses not deductible for tax purposes	14	17	229
State income tax expense, net of federal income tax expense (benefit)	12	(6)	(30)
Change in valuation allowance	(202)	74	575
AMT provision (benefit)	—	(14)	1
Allocation to other comprehensive income	—	(21)	—
Long-lived intangibles	—	(3)	—
Other, net	—	—	—

Total	$—	$(38)	$—

Effective tax rate	—%	(15.7)%	—%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2010 and 2009 are as follows (in millions):

	2010	2009

Deferred tax assets:
Net operating loss carryforwards	$701	$779
Property, plant and equipment	38	30
Investments	(3)	63
Financing transactions	27	41
Employee benefits	322	346
Dividend Miles awards	120	126
AMT credit carryforward	25	25
Other deferred tax assets	71	26
Valuation allowance	(430)	(623)

Net deferred tax assets	871	813

Deferred tax liabilities:
Depreciation and amortization	642	582
Sale and leaseback transactions and deferred rent	127	137
Leasing transactions	59	45
Long-lived intangibles	25	25
Other deferred tax liabilities	33	40

Total deferred tax liabilities	886	829

Net deferred tax liabilities	15	16

Less: current deferred tax liabilities	—	—

Non-current deferred tax liabilities	$15	$16

The reason for significant differences between taxable and pre-tax book income primarily relates to depreciation on fixed assets, employee pension and postretirement benefit costs, employee-related accruals and leasing transactions.

The Company files tax returns in the U.S. federal jurisdiction, and in various states and foreign jurisdictions. All federal and state tax filings for US Airways Group and its subsidiaries for fiscal years through December 31, 2009 have been timely filed. There are currently no federal audits and three state audits in process. The Company’s federal income tax year 2006 was closed by operation of the statute of limitations expiring, and there were no extensions filed. The Company files tax returns in 44 states, and its major state tax jurisdictions are Arizona, California, Pennsylvania and North Carolina. Tax years up to 2005 for these state tax jurisdictions are closed by operation of the statute of limitations expiring. Extensions for two states have been filed.

The Company believes that its income tax filing positions and deductions related to tax periods subject to examination will be sustained upon audit and does not anticipate any adjustments that will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flow. Therefore, no accruals for uncertain income tax positions have been recorded.

6.	Risk Management and Financial Instruments

The Company’s economic prospects are heavily dependent upon two variables it cannot control: the health of the economy and the price of fuel. Due to the discretionary nature of business and leisure travel spending, airline industry revenues are heavily influenced by the condition of the U.S. economy and the economies in other regions of the world. Unfavorable economic conditions may result in decreased passenger demand for air travel, which in turn could have a negative effect on the Company’s revenues. Similarly, the airline industry may not be able to sufficiently raise ticket prices to offset increases in aviation jet fuel prices. These factors could impact the Company’s results of operations, financial performance and liquidity.

(a)	Fuel Price Risk

The Company periodically enters into derivative contracts comprised of heating oil-based derivative instruments to hedge a portion of its projected jet fuel requirements. Since the third quarter of 2008, the Company has not entered into any new transactions to hedge its fuel consumption, and the Company has not had any fuel hedging contracts outstanding since the third quarter of 2009.

The Company’s fuel hedging instruments did not qualify for hedge accounting. Accordingly, the derivative hedging instruments were recorded as an asset or liability on the balance sheet at fair value and any changes in fair value were recorded in the period of change as gains or losses on fuel hedging instruments, net in operating expenses in the accompanying consolidated statements of operations. The following table details the Company’s loss (gain) on fuel hedging instruments, net (in millions):

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008

Realized loss (gain)	$—	$382	$(140)
Unrealized loss (gain)	—	(375)	496

Loss on fuel hedging instruments, net	$—	$7	$356

The unrealized gains in 2009 were related to the reversal of prior period unrealized losses due to contracts settling in 2009.

(b)	Credit Risk

Cash, Cash Equivalents and Investments in Marketable Securities

The Company invests available cash in money market securities, certificates of deposit and highly liquid debt instruments.

As of December 31, 2010, the Company held auction rate securities with a fair value of $57 million ($84 million par value), which are classified as available-for-sale securities and noncurrent assets on the Company’s consolidated balance sheets. Contractual maturities for these auction rate securities range from 23 to 42 years, with 78% of the Company’s portfolio maturing within the next 30 years (2033 — 2036) and 22% maturing thereafter (2052). As a result of the liquidity issues experienced in the global credit and capital markets, all of the Company’s auction rate securities have experienced failed auctions since August 2007. Refer to Note 7 for discussion on how the Company determines the fair value of its investments in auction rate securities.

During 2010, the Company sold certain investments in auction rate securities for proceeds of $145 million, resulting in $53 million of net realized gains recorded in nonoperating expense, net, of which $52 million represents the reclassification of prior period net unrealized gains from other comprehensive income as determined on a specific-identification basis. Proceeds for all of these sale transactions approximated the carrying value of the Company’s investments. Additionally, the Company recorded net unrealized losses of $1 million in other comprehensive income related to the decline in fair value of certain investments in auction rate securities, which offset previously recognized unrealized gains.

During 2009, the Company sold certain investments in auction rate securities for proceeds of $32 million. Additionally, the Company recorded net unrealized gains of $58 million in other comprehensive income related to the increase in fair value of certain investments in auction rate securities, as well as $10 million in other-than-temporary impairment charges recorded in other nonoperating expense, net related to the decline in fair value of certain investments in auction rate securities.

In 2008, the Company recorded $214 million of other-than-temporary impairment charges in other nonoperating expense, net. These charges included $48 million of previously recorded unrealized losses in other comprehensive income. The Company’s conclusion for the $214 million other-than-temporary impairment was due to the length of time and extent to which the fair value was less than cost for certain securities.

The Company continues to monitor the market for auction rate securities and consider its impact (if any) on the fair value of its remaining investments in these securities. If the current market conditions deteriorate, the Company may be required to record additional impairment charges in other nonoperating expense, net in future periods.

Accounts Receivable

Most of the Company’s receivables relate to tickets sold to individual passengers through the use of major credit cards or to tickets sold by other airlines and used by passengers on US Airways or its regional airline affiliates. These receivables are short-term, mostly being settled within seven days after sale. Bad debt losses, which have been minimal in the past, have been considered in establishing allowances for doubtful accounts. The Company does not believe it is subject to any significant concentration of credit risk.

(c)	Interest Rate Risk

The Company has exposure to market risk associated with changes in interest rates related primarily to its variable rate debt obligations. Interest rates on $2.97 billion principal amount of long-term debt as of December 31, 2010 are subject to adjustment to reflect changes in floating interest rates. The weighted average effective interest rate on the Company’s variable rate debt was 3.75% at December 31, 2010.

The fair value of the Company’s long-term debt was approximately $4.37 billion and $3.95 billion at December 31, 2010 and 2009, respectively. The fair values were estimated using quoted market prices where available. For long-term debt not actively traded, fair values were estimated using a discounted cash flow analysis, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

7.	Fair Value Measurements

The accounting guidance for fair value measurements, included in FASB ASC Topic 320, Investments — Debt and Equity Securities, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. This accounting guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, this accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Assets measured at fair value on a recurring basis are as follows (in millions):

Quoted
Prices in
		Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs	Valuation
	Fair Value	(Level 1)	(Level 2)	(Level 3)	Technique

At December 31, 2010
Investments in marketable securities (noncurrent)	$57	$—	$—	$57		(1)
At December 31, 2009
Investments in marketable securities (noncurrent)	$203	$—	$—	$203		(1)

(1)	The Company estimated the fair value of its auction rate securities based on the following: (i) the underlying structure of each security; (ii) the present value of future principal and interest payments discounted at rates considered to reflect current market conditions; (iii) consideration of the probabilities of default, passing a future auction, or repurchase at par for each period; and (iv) estimates of the recovery rates in the event of default for each security. These estimated fair values could change significantly based on future market conditions. Refer to Note 6(b) for further discussion of the Company’s investments in marketable securities.

Assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) are as follows (in millions):

Investments in
Marketable
Securities
(Noncurrent)

Balance at December 31, 2008	$187
Net unrealized gains recorded to other comprehensive income	58
Impairment losses included in other nonoperating expense, net	(10)
Sales of marketable securities	(32)

Balance at December 31, 2009	203
Sales of marketable securities	(145)
Net unrealized losses recorded to other comprehensive income	(1)

Balance at December 31, 2010	$57

Assets measured at fair value on a nonrecurring basis are as follows (in millions):

Quoted
Prices in
		Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
		Assets	Inputs	Inputs	Total
	Fair Value	(Level 1)	(Level 2)	(Level 3)	Losses

At December 31, 2010
International route authorities	$39	$—	$—	$39	$—
At December 31, 2009
International route authorities	$39	$—	$—	$39	$(16)

The Company performed the annual impairment test on its international route authorities during the fourth quarter of 2010. The fair values of international route authorities were assessed using the market approach. The market approach took into consideration relevant supply and demand factors at the related airport locations as well as available market sale and lease data. As a result of the Company’s annual impairment test on international route authorities, no impairment was indicated. In 2009, the Company recorded $16 million in non-cash impairment charges related to the decline in fair value of certain international routes.

8.	Employee Pension and Benefit Plans

Substantially all of the Company’s employees meeting certain service and other requirements are eligible to participate in various pension, medical, dental, life insurance, disability and survivorship plans.

(a)	Defined Benefit and Other Postretirement Benefit Plans

The following table sets forth changes in the fair value of plan assets, benefit obligations and the funded status of the plans and the amounts recognized in the Company’s consolidated balance sheets as of December 31, 2010 and 2009 (in millions).

	Defined Benefit Pension Plans		Other Postretirement Benefits
	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Fair value of plan assets at beginning of period	$38	$33	$—	$—
Actual return on plan assets	5	7	—	—
Employer contributions	—	—	14	19
Plan participants’ contributions	—	—	16	17
Gross benefits paid	(3)	(2)	(30)	(36)

Fair value of plan assets at end of period	40	38	—	—

Benefit obligation at beginning of period	57	59	143	122
Service cost	1	1	3	2
Interest cost	3	3	8	9
Plan participants’ contributions	—	—	16	17
Actuarial (gain) loss	3	(4)	16	11
Gross benefits paid	(3)	(2)	(30)	(36)
Plan amendments	—	—	—	18

Benefit obligation at end of period	61	57	156	143

Funded status of the plan	$(21)	$(19)	$(156)	$(143)

Liability recognized in the consolidated balance sheet	$(21)	$(19)	$(156)	$(143)

Net actuarial loss (gain) recognized in accumulated other comprehensive income	$8	$5	$(40)	$(60)

The Company maintains two defined benefit pension plans sponsored by Piedmont. Piedmont closed one plan to new participants in 2002 and froze the accrued benefits for the other plan for all participants in 2003. The aggregate accumulated benefit obligations, projected benefit obligations and plan assets were $56 million, $61 million and $40 million, as of December 31, 2010 and $52 million, $57 million and $38 million, as of December 31, 2009, respectively.

The following table presents the weighted average assumptions used to determine benefit obligations:

	Defined Benefit Pension Plans		Other Postretirement Benefits
	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009

Discount rate	5.25%	5.5%	4.93%	5.51%
Rate of compensation increase	4%	4%	—	—

As of December 31, 2010 and 2009, the Company discounted its pension obligations based on the current rates earned on high quality Aa rated long-term bonds.

The Company assumed discount rates for measuring its other postretirement benefit obligations, based on a hypothetical portfolio of high quality corporate bonds denominated in U.S. currency (Aa rated, non-callable or callable with make-whole provisions), for which the timing and cash outflows approximate the estimated benefit payments of the other postretirement benefit plans.

As of December 31, 2010, the assumed health care cost trend rates are 9% in 2011 and 8.5% in 2012, decreasing to 5.0% in 2019 and thereafter. As of December 31, 2009, the assumed health care cost trend rates are 8% in 2010 and 7.5% in 2011, decreasing to 5.5% in 2015 and thereafter. The assumed health care cost trend rates could have a significant effect on amounts reported for retiree health care plans. A one-percentage point change in the health care cost trend rates would have the following effects on other postretirement benefits as of December 31, 2010 (in millions):

	1% Increase	1% Decrease

Effect on total service and interest costs	$1	$(1)
Effect on postretirement benefit obligation	14	(11)

Weighted average assumptions used to determine net periodic benefit cost were as follows:

	Defined Benefit Pension Plans			Other Postretirement Benefits
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2010	2009	2008	2010	2009	2008

Discount rate	5.5%	5.5%	6%	5.51%	5.98%	5.94%
Expected return on plan assets	7.5%	8%	8%	—	—	—
Rate of compensation increase	4%	4%	4%	—	—	—

Components of the net and total periodic cost for pension and other postretirement benefits are as follows (in millions):

	Defined Benefit Pension Plans			Other Postretirement Benefits
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2010	2009	2008	2010	2009	2008

Service cost	$1	$1	$1	$3	$2	$2
Interest cost	3	3	3	8	9	9
Expected return on plan assets	(3)	(3)	(4)	—	—	—
Amortization of actuarial loss (gain)(1)	—	1	—	(4)	(6)	(2)

Total periodic costs	$1	$2	$—	$7	$5	$9

(1)	The estimated actuarial gain for other postretirement benefit plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost in 2011 is $3 million.

In 2011, the Company expects to contribute $16 million to its other postretirement plans. No contributions are expected in 2011 for the Company’s defined benefit plans. The following benefits, which reflect expected future service, as appropriate, are expected to be paid from the defined benefit and other postretirement plans (in millions):

		Other
		Postretirement
	Defined Benefit	Benefits before	Medicare
	Pension Plans	Medicare Subsidy	Subsidy

2011	$2	$16	$—
2012	2	13	—
2013	2	13	—
2014	2	12	—
2015	2	12	—
2016 to 2020	16	65	(2)

The Company assumed that its pension plans’ assets would generate a long-term rate of return of 7.5% at December 31, 2010. The expected long-term rate of return assumption was developed by evaluating input from the plans’ investment consultants, including their review of asset class return expectations and long-term inflation assumptions.

The Company’s overall investment strategy is to achieve long-term investment growth. The Company’s targeted asset allocation as of December 31, 2010 is approximately 65% equity securities and 35% fixed-income securities. Equity securities primarily include mutual funds invested in large-cap, mid-cap and small-cap U.S. and international companies. Fixed-income securities primarily include mutual funds invested in U.S. treasuries and corporate bonds. The Company believes that its long-term asset allocation on average will approximate the targeted allocation. The Company regularly reviews its actual asset allocation and periodically rebalances its investments to its targeted allocation when considered appropriate.

The fair value of pension plan assets by asset category is as follows (in millions):

		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

At December 31, 2010
Mutual funds	$40	$40	$—	$—
At December 31, 2009
Mutual funds	$38	$38	$—	$—

As of December 31, 2010, the plan’s mutual funds were invested 54% in equity securities of large-cap, mid-cap and small-cap. U.S. companies, 33% in U.S. treasuries and corporate bonds, 13% in equity securities of international companies. The mutual fund shares are classified as Level 1 instruments and valued at quoted prices in an active market exchange, which represents the net asset value of shares held by the pension plan.

As of December 31, 2009, the plan’s mutual funds were invested 53% in equity securities of large-cap and mid-cap U.S. companies, 33% in U.S. treasuries and corporate bonds, 11% in equity securities of large-cap international companies and 3% in equity securities of emerging market companies.

(b)	Defined Contribution Plans

The Company sponsors several defined contribution plans which cover a majority of its employee groups. The Company makes contributions to these plans based on the individual plan provisions, including an employer non-discretionary contribution and an employer match. These contributions are generally made based upon eligibility, eligible earnings and employee group. Expenses related to these plans were $102 million, $98 million and $96 million for the years ended December 31, 2010, 2009, and 2008, respectively.

(c)	Postemployment Benefits

The Company provides certain postemployment benefits to its employees. These benefits include disability-related and workers’ compensation benefits for certain employees. The Company accrues for the cost of such benefit expenses once an appropriate triggering event has occurred.

(d)	Profit Sharing Plans

Most non-executive employees of US Airways are eligible to participate in a profit sharing plan. Awards are paid as a lump sum after the end of each fiscal year. The Company recorded $47 million for profit sharing in 2010, which is recorded in salaries and related costs on the consolidated statement of operations and included in accrued compensation and vacation on the consolidated balance sheet. In 2009 and 2008, no amounts were recorded for profit sharing.

9.	Commitments and Contingencies

(a)	Commitments to Purchase Flight Equipment and Maintenance Services

Aircraft and Engine Purchase Commitments

US Airways has definitive purchase agreements with Airbus for the acquisition of 134 aircraft, including 97 single-aisle A320 family aircraft and 37 widebody aircraft (comprised of 22 A350 XWB aircraft and 15 A330-200 aircraft). Since 2008, when deliveries commenced under the purchase agreements, we have taken delivery of 34 aircraft through December 31, 2010, which includes four A320 aircraft, 23 A321 aircraft and seven A330-200 aircraft. During 2010, US Airways took delivery of two A320 aircraft and two A330-200 aircraft, which were financed through new loan agreements. US Airways plans to take delivery of 12 A320 family aircraft in each of 2011 and 2012, with the remaining 46 A320 family aircraft scheduled to be delivered between 2013 and 2015. In addition, US Airways plans to take delivery of the eight remaining A330-200 aircraft in 2013 and 2014. Deliveries of the 22 A350 XWB aircraft are scheduled to begin in 2017 and extend through 2019.

US Airways has agreements for the purchase of eight new IAE V2500-A5 spare engines scheduled for delivery through 2014 for use on the A320 family fleet, three new Trent 700 spare engines scheduled for delivery through 2013 for use on the A330-200 fleet and three new Trent XWB spare engines scheduled for delivery in 2017 through 2019 for use on the A350 XWB aircraft. US Airways has taken delivery of two of the Trent 700 spare engines and one of the V2500-A5 spare engines through December 31, 2010.

Under all of the Company’s aircraft and engine purchase agreements, the Company’s total future commitments as of December 31, 2010 are expected to be approximately $5.9 billion through 2019 as follows: $570 million in 2011, $618 million in 2012, $1.15 billion in 2013, $935 million in 2014, $445 million in 2015 and $2.18 billion thereafter, which includes predelivery deposits and payments. The Company has financing commitments for all Airbus aircraft scheduled for delivery in 2011 and 2012.

(b)	Leases

The Company leases certain aircraft, engines and ground equipment, in addition to the majority of its ground facilities and terminal space. As of December 31, 2010, the Company had 301 aircraft under operating leases, with remaining terms ranging from four months to approximately 13 years. Airports are utilized for flight operations under lease arrangements with the municipalities or agencies owning or controlling such airports. Substantially all leases provide that the lessee must pay taxes, maintenance, insurance and certain other operating expenses applicable to the leased property. Some leases also include renewal and purchase options.

As of December 31, 2010, obligations under noncancellable operating leases for future minimum lease payments were as follows (in millions):

2011	$988
2012	911
2013	751
2014	669
2015	572
Thereafter	2,550

Total minimum lease payments	$6,441

For the years ended December 31, 2010, 2009 and 2008, rental expense under operating leases was $1.26 billion, $1.29 billion and $1.33 billion, respectively.

(c)	Off-balance Sheet Arrangements

US Airways has 27 owned aircraft, 114 leased aircraft and three leased engines, which were financed with pass through trust certificates, or EETCs, issued by pass through trusts. These trusts are off-balance sheet entities, the primary purpose of which is to finance the acquisition of flight equipment. Rather than finance each aircraft separately when such aircraft is purchased, delivered or refinanced, these trusts allowed US Airways to raise the financing for several aircraft at one time and place such funds in escrow pending the purchase, delivery or refinancing of the relevant aircraft. The trusts were also structured to provide for certain credit enhancements, such as liquidity facilities to cover certain interest payments, that reduce the risks to the purchasers of the trust certificates and, as a result, reduce the cost of aircraft financing to US Airways.

Each trust covered a set amount of aircraft scheduled to be delivered or refinanced within a specific period of time. At the time of each covered aircraft financing, the relevant trust used the funds in escrow to purchase equipment notes relating to the financed aircraft. The equipment notes were issued, at US Airways’ election in connection with a mortgage financing of the aircraft or by a separate owner trust in connection with a leveraged lease financing of the aircraft. In the case of a leveraged lease financing, the owner trust then leased the aircraft to US Airways. In both cases, the equipment notes are secured by a security interest in the aircraft. The pass through trust certificates are not direct obligations of, nor are they guaranteed by, the Company or US Airways. However, in the case of mortgage financings, the equipment notes issued to the trusts are direct obligations of US Airways. As of December 31, 2010, $809 million associated with these mortgage financings is reflected as debt in the accompanying consolidated balance sheet.

With respect to leveraged leases, US Airways evaluated whether the leases had characteristics of a variable interest entity. US Airways concluded the leasing entities met the criteria for variable interest entities. US Airways generally is not the primary beneficiary of the leasing entities if the lease terms are consistent with market terms at the inception of the lease and do not include a residual value guarantee, fixed-price purchase option or similar feature that obligates US Airways to absorb decreases in value or entitles US Airways to participate in increases in the value of the aircraft. US Airways does not provide residual value guarantees to the bondholders or equity participants in the trusts. Each lease does have a fixed price purchase option that allows US Airways to purchase the aircraft near the end of the lease term. However, the option price approximates an estimate of the aircraft’s fair value at the option date. Under this feature, US Airways does not participate in any increases in the value of the aircraft. US Airways concluded it was not the primary beneficiary under these arrangements. Therefore, US Airways accounts for its EETC leveraged lease financings as operating leases. US Airways’ total future obligations under these leveraged lease financings are $2.96 billion as of December 31, 2010, which are included in the future minimum lease payments table in (b) above.

(d)	Regional Jet Capacity Purchase Agreements

US Airways has entered into capacity purchase agreements with certain regional jet operators. The capacity purchase agreements provide that all revenues, including passenger, mail and freight revenues, go to US Airways. In return, US Airways agrees to pay predetermined fees to these airlines for operating an agreed-upon number of aircraft, without regard to the number of passengers on board. In addition, these agreements provide that certain variable costs, such as airport landing fees and passenger liability insurance, will be reimbursed 100% by US Airways. US Airways controls marketing, scheduling, ticketing, pricing and seat inventories. The regional jet capacity purchase agreements have expirations from 2014 to 2020. The future minimum noncancellable commitments under the regional jet capacity purchase agreements are $1 billion in 2011, $1.01 billion in 2012, $1.01 billion in 2013, $1.02 billion in 2014, $898 million in 2015 and $1.38 billion thereafter.

In January 2010, Mesa Air Group, Inc. and certain of its subsidiaries, including Mesa Airlines, Inc., filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. At December 31, 2010, Mesa operated 51 aircraft for the Company’s Express passenger operations, representing over $500 million in annual passenger revenues in 2010. In November 2010, the Company signed an agreement for an extension of 39 months on average from the current scheduled expiration of June 30, 2012, for the operation of 38 CRJ900 aircraft by Mesa under the companies’ codeshare and revenue sharing agreement, which agreement was approved by the U.S. Bankruptcy Court. The remaining 13 aircraft were not extended. On January 20, 2011, the U.S. Bankruptcy Court approved the bankruptcy plan of Mesa Air Group, Inc., who is expected to emerge from bankruptcy on or about February 28, 2011.

(e)	Legal Proceedings

On September 12, 2004, US Airways Group and its domestic subsidiaries (collectively, the “Reorganized Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (Case Nos. 04-13819-SSM through 03-13823-SSM) (the “2004 Bankruptcy”). On September 16, 2005, the Bankruptcy Court issued an order confirming the plan of reorganization submitted by the Reorganized Debtors and on September 27, 2005, the Reorganized Debtors emerged from the 2004 Bankruptcy. The Bankruptcy Court’s order confirming the plan included a provision called the plan injunction, which forever bars other parties from pursuing most claims against the Reorganized Debtors that arose prior to September 27, 2005 in any forum other than the Bankruptcy Court. Substantially all of the claims in the 2004 Bankruptcy have been settled and the allowed claims have been paid out in common stock of the post-bankruptcy US Airways Group at a small fraction of the actual claim amount. However, the effects of these common stock distributions were already reflected in the Company’s consolidated financial statements upon emergence from bankruptcy and will not have any further impact on its financial position or results of operations. The Company presently expects the bankruptcy case to be closed during 2011.

The Company is party to an arbitration proceeding relating to a grievance brought by its pilots union to the effect that, effective January 1, 2010, this work group was entitled to a significant increase in wages by operation of the applicable collective bargaining agreement. A hearing was conducted and the parties are awaiting the ruling of the arbitrator. An adverse ruling by the arbitrator could require a material increase in the wages of the Company’s pilots and a material back payment to make the wage increase retroactive to January 1, 2010. The Company believes that the union’s position is without merit and that the possibility of an adverse outcome is remote.

The Company and/or its subsidiaries are defendants in various pending lawsuits and proceedings, and from time to time are subject to other claims arising in the normal course of its business, many of which are covered in whole or in part by insurance. The outcome of those matters cannot be predicted with certainty at this time, but the Company, having consulted with outside counsel, believes that the ultimate disposition of these contingencies will not materially affect its consolidated financial position or results of operations.

(f)	Guarantees and Indemnifications

US Airways guarantees the payment of principal and interest on certain special facility revenue bonds issued by municipalities to build or improve certain airport and maintenance facilities which are leased to US Airways. Under such leases, US Airways is required to make rental payments through 2023, sufficient to pay maturing principal and interest payments on the related bonds. As of December 31, 2010, the remaining lease payments guaranteeing the principal and interest on these bonds are $121 million, of which $30 million of these obligations is accounted for as a capital lease and reflected as debt in the accompanying consolidated balance sheet.

The Company enters into real estate leases in substantially all cities that it serves. It is common in such commercial lease transactions for the Company as the lessee to agree to indemnify the lessor and other related third parties for tort liabilities that arise out of or relate to the use or occupancy of the leased premises. In some cases, this indemnity extends to related liabilities arising from the negligence of the indemnified parties, but usually excludes any liabilities caused by their gross negligence or willful misconduct. With respect to certain special facility bonds, the Company agreed to indemnify the municipalities for any claims arising out of the issuance and sale of the bonds and use or occupancy of the concourses financed by these bonds. Additionally, the Company typically indemnifies such parties for any environmental liability that arises out of or relates to its use or occupancy of the leased premises.

The Company is the lessee under many aircraft financing agreements (including leveraged lease financings of aircraft under pass through trusts). It is common in such transactions for the Company as the lessee to agree to indemnify the lessor and other related third parties for the manufacture, design, ownership, financing, use, operation and maintenance of the aircraft, and for tort liabilities that arise out of or relate to the Company’s use or occupancy of the leased asset. In some cases, this indemnity extends to related liabilities arising from the negligence of the indemnified parties, but usually excludes any liabilities caused by their gross negligence or willful misconduct. In aircraft financing agreements structured as leveraged leases, the Company typically indemnifies the lessor with respect to adverse changes in U.S. tax laws.

10.	Other Comprehensive Income (Loss)

The Company’s other comprehensive income (loss) consisted of the following (in millions):

	Year Ended December 31,
	2010	2009	2008

Net income (loss)	$502	$(205)	$(2,215)
Recognition of net realized gains on sale of available-for-sale securities	(52)	—	—
Net unrealized gains (losses) on available-for-sale securities, net of tax expense of $21 million in 2009	(1)	35	—
Recognition of previous unrealized losses now deemed other-than-temporary	—	—	48
Pension and other postretirement benefits	(23)	(10)	7

Total comprehensive income (loss)	$426	$(180)	$(2,160)

The components of accumulated other comprehensive income were as follows (in millions):

	December 31,	December 31,
	2010	2009

Pension and other postretirement benefits	$32	$55
Available-for-sale securities	(18)	35

Accumulated other comprehensive income	$14	$90

11.	Supplemental Cash Flow Information

Supplemental disclosure of cash flow information and non-cash investing and financing activities are as follows (in millions):

	Year Ended December 31,
	2010	2009	2008

Non-cash transactions:
Note payables issued for aircraft purchases	$118	$333	$—
Interest payable converted to debt	40	40	7
Net unrealized loss (gain) on available-for-sale securities	1	(58)	—
Prepayment applied to equipment purchase deposits	(38)	—	—
Deposit applied to principal repayment on debt	(31)	—	—
Debt extinguished from sale of aircraft	—	(251)	—
Maintenance payable converted to debt	—	8	33
Cash transactions:
Interest paid, net of amounts capitalized	225	195	216
Income taxes paid	1	—	1

12.	Related Party Transactions

Richard A. Bartlett, a member of the Company’s board of directors until June 2008, is a greater than 10% owner of Air Wisconsin. US Airways and Air Wisconsin have a regional jet services agreement. Mr. Bartlett became a member of the board of directors pursuant to certain stockholder agreements, which by their terms expired in June 2008.

13.	Operating Segments and Related Disclosures

The Company is managed as a single business unit that provides air transportation for passengers and cargo. This allows it to benefit from an integrated revenue pricing and route network that includes US Airways, Piedmont, PSA and third-party carriers that fly under capacity purchase or prorate agreements as part of the Company’s Express operations. The flight equipment of all these carriers is combined to form one fleet that is deployed through a single route scheduling system. When making resource allocation decisions, the chief operating decision maker evaluates flight profitability data, which considers aircraft type and route economics, but gives no weight to the financial impact of the resource allocation decision on an individual carrier basis. The objective in making resource allocation decisions is to maximize consolidated financial results, not the individual results of US Airways, Piedmont and PSA.

Information concerning operating revenues in principal geographic areas is as follows (in millions):

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008

United States	$9,158	$8,285	$9,659
Foreign	2,750	2,173	2,459

Total	$11,908	$10,458	$12,118

The Company attributes operating revenues by geographic region based upon the origin and destination of each flight segment. The Company’s tangible assets consist primarily of flight equipment, which are mobile across geographic markets and, therefore, have not been allocated.

14.	Stockholders’ Equity

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of common shareholders, except that voting rights of non-U.S. citizens are limited to the extent that the shares of common stock held by such non-U.S. persons would otherwise be entitled to more than 24.9% of the aggregate votes of all outstanding equity securities of US Airways Group. Holders of common stock have no right to cumulate their votes. Holders of common stock participate equally as to any dividends or distributions on the common stock.

In May 2009, the Company completed a public offering of 17.5 million shares of common stock at an offering price of $3.97 per share. Net proceeds from the offering, after underwriting discounts and commissions, were $66 million.

In September 2009, the Company completed a public offering of 29 million shares of common stock at an offering price of $4.75 per share. Net proceeds from the offering, after underwriting discounts and commissions, were $137 million.

In August 2008, the Company completed a public offering of 21.85 million shares of common stock at an offering price of $8.50 per share. Net proceeds from the offering, after underwriting discounts and commissions, were $179 million.

15.	Stock-based Compensation

In June 2008, the stockholders of the Company approved the 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan replaces and supersedes the 2005 Equity Incentive Plan (the “2005 Plan”). No additional awards will be made under the 2005 Plan, although outstanding awards previously made under the 2005 Plan will continue to be governed by the terms and conditions of the 2005 Plan. Any shares subject to an award under the 2005 Plan outstanding as of the date on which the 2008 Plan was approved by the Board that expire, are forfeited or otherwise terminate unexercised will increase the shares reserved for issuance under the 2008 Plan by (i) one share for each share of stock issued pursuant to a stock option or stock appreciation right and (ii) three shares for each share of stock issued pursuant to a restricted stock unit, which corresponds to the reduction originally made with respect to each award in the 2005 Plan.

The 2008 Plan authorizes the grant of awards for the issuance of up to a maximum of 6,700,000 shares of the Company’s common stock. Awards may be in the form of performance grants, bonus awards, performance shares, restricted stock awards, vested shares, restricted stock units, vested units, incentive stock options, nonstatutory stock options and stock appreciation rights. The number of shares of the Company’s common stock available for issuance under the 2008 Plan is reduced by (i) one share for each share of stock issued pursuant to a stock option or a stock appreciation right, and (ii) one and one-half (1.5) shares for each share of stock issued pursuant to all other stock awards. Cash settled awards do not reduce the number of shares available for issuance under the 2008 Plan. Stock awards that are terminated, forfeited or repurchased result in an increase in the share reserve of the 2008 Plan corresponding to the reduction originally made in respect of the award. Any shares of the Company’s stock tendered or exchanged by a participant as full or partial payment to the Company of the exercise price under an option and any shares retained or withheld by the Company in satisfaction of an employee’s obligations to pay applicable withholding taxes with respect to any award will not be available for reissuance, subjected to new awards or otherwise used to increase the share reserve under the 2008 Plan. The cash proceeds from option exercises will not be used to repurchase shares on the open market for reuse under the 2008 Plan.

The Company’s net income (loss) for the years ended December 31, 2010, 2009 and 2008 included $31 million, $23 million and $34 million, respectively, of stock-based compensation costs. During 2010, stock-based compensation costs consisted of $13 million related to stock settled awards and $18 million related to cash settled awards. During 2009, stock-based compensation costs consisted of $20 million related to stock settled awards and $3 million related to cash settled awards. There was no expense related to cash settled awards in 2008.

Restricted Stock Unit Awards — As of December 31, 2010, the Company has outstanding restricted stock unit awards (“RSUs”) with service conditions, which are classified as equity awards. The grant-date fair value of RSUs is equal to the market price of the underlying shares of common stock on the date of grant and is expensed on a straight-line basis over the vesting period for the entire award. The vesting period for RSU awards is three years.

RSU award activity for the years ending December 31, 2010, 2009 and 2008 is as follows (shares in thousands):

		Weighted
	Number of	Average Grant-
2005 Equity Incentive Plan	Shares	Date Fair Value

Nonvested balances at December 31, 2007	592	$32.91
Granted	535	9.02
Vested and released	(390)	29.07
Forfeited	(32)	23.15

Nonvested balance at December 31, 2008	705	$17.36
Granted	—	—
Vested and released	(323)	22.16
Forfeited	(29)	15.76

Nonvested balance at December 31, 2009	353	$13.10
Granted	—	—
Vested and released	(212)	18.71
Forfeited	(1)	11.37

Nonvested balance at December 31, 2010	140	$9.21

2008 Equity Incentive Plan
Nonvested balance at December 31, 2007	—	$—
Granted	19	7.52
Vested and released	—	—
Forfeited	—	—

Nonvested balance at December 31, 2008	19	$7.52
Granted	280	3.44
Vested and released	(189)	2.84
Forfeited	—	—

Nonvested balance at December 31, 2009	110	$5.19
Granted	84	9.14
Vested and released	(91)	7.52
Forfeited	—	—

Nonvested balance at December 31, 2010	103	$6.36

As of December 31, 2010, there were $1 million of total unrecognized compensation costs related to RSUs. These costs are expected to be recognized over a weighted average period of 0.6 years. The total fair value of RSUs vested during 2010, 2009 and 2008 was $2 million, $2 million and $3 million, respectively.

Stock Options and Stock Appreciation Rights — Stock options and stock appreciation rights are granted with an exercise price equal to the underlying common stock’s fair market value at the date of each grant. Stock options and stock appreciation rights have service conditions, become exercisable over a three-year vesting period and expire if unexercised at the end of their term, which ranges from seven to 10 years. Stock options and stock-settled stock appreciation rights (“SARs”) are classified as equity awards as the exercise results in the issuance of shares of the Company’s common stock. Cash-settled stock appreciation rights (“CSARs”) are classified as liability awards as the exercise results in payment of cash by the Company.

Stock option and SARs activity for the years ending December 31, 2010, 2009 and 2008 is as follows (stock options and SARs in thousands):

			Weighted
			Average
	Stock	Weighted	Remaining
	Options	Average	Contractual	Aggregate
	and SARs	Exercise Price	Term (Years)	Intrinsic Value
				(In millions)

1994 Incentive Equity Plan
Balance at December 31, 2007	645	$46.30
Granted	—	—
Exercised	(2)	9.21
Forfeited	—	—
Expired	(244)	55.35

Balance at December 31, 2008	399	$40.96
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	(200)	45.34

Balance at December 31, 2009	199	$36.57
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	(176)	39.34

Balance at December 31, 2010	23	$15.60	0.7	$—
Vested or expected to vest at December 31, 2010	23	$15.60	0.7	$—
Exercisable at December 31, 2010	23	$15.60	0.7	$—
2002 Incentive Equity Plan
Balance at December 31, 2007	762	$18.52
Granted	—	—
Exercised	(2)	6.42
Forfeited	—	—
Expired	(23)	25.08

Balance at December 31, 2008	737	$18.34
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	(17)	19.39

Balance at December 31, 2009	720	$18.32
Granted	—	—
Exercised	(18)	5.57
Forfeited	—	—
Expired	(1)	25.60

Balance at December 31, 2010	701	$18.64	2.9	$0.1
Vested or expected to vest at December 31, 2010	701	$18.64	2.9	$0.1
Exercisable at December 31, 2010	701	$18.64	2.9	$0.1

			Weighted
			Average
	Stock	Weighted	Remaining
	Options	Average	Contractual	Aggregate
	and SARs	Exercise Price	Term (Years)	Intrinsic Value
				(In millions)

2005 Equity Incentive Plan
Balance at December 31, 2007	3,370	$34.96
Granted	1,959	9.11
Exercised	(5)	8.84
Forfeited	(200)	30.18
Expired	(218)	32.76

Balance at December 31, 2008	4,906	$24.93
Granted	—	—
Exercised	—	—
Forfeited	(119)	20.43
Expired	(266)	30.82

Balance at December 31, 2009	4,521	$24.67
Granted	—	—
Exercised	(242)	8.61
Forfeited	(9)	13.20
Expired	(201)	34.36

Balance at December 31, 2010	4,069	$24.98	5.9	$1.7
Vested or expected to vest at December 31, 2010	4,068	$24.98	5.9	$1.7
Exercisable at December 31, 2010	3,538	$27.37	5.7	$1.0

			Weighted
			Average
	Stock	Weighted	Remaining
	Options	Average	Contractual	Aggregate
	and SARs	Exercise Price	Term (Years)	Intrinsic Value
				(In millions)

2008 Equity Incentive Plan
Balance at December 31, 2007	—	$—
Granted	2,389	6.64
Exercised	—	—
Forfeited	(56)	6.70
Expired	—	—

Balance at December 31, 2008	2,333	$6.64
Granted	3,286	3.23
Exercised	—	—
Forfeited	(193)	6.67
Expired	(8)	6.70

Balance at December 31, 2009	5,418	$4.57
Granted	562	7.77
Exercised	(742)	4.79
Forfeited	(42)	5.82
Expired	(32)	6.69

Balance at December 31, 2010	5,164	$4.88	5.2	$26.5
Vested or expected to vest at December 31, 2010	5,112	$4.87	5.2	$26.3
Exercisable at December 31, 2010	1,744	$5.32	4.8	$8.2

CSARs activity for the years ending December 31, 2010 and 2009 is as follows (CSARs in thousands):

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	CSARs	Exercise Price	Term (Years)	Intrinsic Value
				(In millions)

2008 Equity Incentive Plan
Balance at December 31, 2008	—	$—
Granted	4,645	3.10
Exercised	—	—
Forfeited	(232)	3.10
Expired	—	—
Balance at December 31, 2009	4,413	$3.10
Granted	1,865	7.42
Exercised	(1,028)	3.10
Forfeited	(196)	4.15
Expired	—	—
Balance at December 31, 2010	5,054	$4.65	5.6	$27.1
Vested or expected to vest at December 31, 2010	4,959	$4.63	5.6	$26.7
Exercisable at December 31, 2010	438	$3.11	5.3	$3.0

The fair value of stock options and stock appreciation rights is determined at the grant date using a Black-Scholes option pricing model, which requires several assumptions. The risk-free interest rate is based on the U.S. Treasury yield curve in effect for the expected term of the award at the time of grant. The dividend yield is assumed to be zero as the Company does not pay dividends and has no current plans to do so in the future. The volatility is based on the historical volatility of the Company’s common stock over a time period equal to the expected term of the award. The expected life of the award is based on the historical experience of the Company. Stock options and stock appreciation rights are expensed on a straight-line basis over the vesting period for the entire award.

The per share weighted-average grant-date fair value of stock appreciation rights granted and the weighted-average assumptions used for the years ended December 31, 2010, 2009 and 2008 were as follows:

	Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008

Weighted average fair value	$4.93	$1.84	$3.28
Risk free interest rate	2.4%	1.3%	2.5%
Expected dividend yield	—	—	—
Expected life	5.0 years	3.0 years	3.0 years
Volatility	81%	92%	62%

As of December 31, 2010, there were $7 million of total unrecognized compensation costs related to stock options and SARs. These costs are expected to be recognized over a weighted average period of 0.8 years. The total intrinsic value of stock options and SARs exercised during the years ended December 31, 2010 and 2008 was $5 million and $0.1 million, respectively. Cash received from stock option exercises during each of the years ended December 31, 2010 and 2008 was $0.1 million. There were no stock options or SARs exercised during 2009.

As of December 31, 2010, the average fair market value of outstanding CSARs was $7.99 per share and the related liability was $15 million. These CSARs will continue to be remeasured at fair value at each reporting date until all awards are settled. As of December 31, 2010, the total unrecognized compensation expense for CSARs was $24 million and is expected to be recognized over a weighted average period of one year. Total cash paid for CSARs exercised during the year ended December 31, 2010 was $6 million. There were no CSARs exercised during 2009 and 2008.

Agreements with the Pilot Union — US Airways Group and US Airways have a letter of agreement with US Airways’ pilot union through April 18, 2008, that provides that US Airways’ pilots designated by the union receive stock options to purchase 1.1 million shares of the Company’s common stock. The first tranche of 0.5 million stock options was granted on January 31, 2006 with an exercise price of $33.65. The second tranche of 0.3 million stock options was granted on January 31, 2007 with an exercise price of $56.90. The third and final tranche of 0.3 million stock options was granted on January 31, 2008 with an exercise price of $12.50. The stock options granted to pilots do not reduce the shares available for grant under any equity incentive plan. Any of these pilot stock options that are forfeited or that expire without being exercised will not become available for grant under any of the Company’s plans.

The per share fair value of the pilot stock options and assumptions used for the January 31, 2008 grant was as follows:

January 31,
2008

Per share fair value	$3.02
Risk free interest rate	2.2%
Expected dividend yield	—
Expected life	2.0 years
Volatility	55%

As of December 31, 2010, there were no unrecognized compensation costs related to stock options granted to pilots as the stock options were fully vested on the grant date. As of December 31, 2010, there were 0.8 million pilot stock options outstanding at a weighted average exercise price of $34.48 and a weighted average remaining contractual term of 1.27 years. No pilot stock options were exercised in 2010, 2009 or 2008.

16.	Valuation and Qualifying Accounts (in millions)

	Balance at			Balance at
	Beginning			End
Description	of Period	Additions	Deductions	of Period

Allowance for doubtful receivables:
Year ended December 31, 2010	$8	$4	$3	$9

Year ended December 31, 2009	$6	$7	$5	$8

Year ended December 31, 2008	$4	$10	$8	$6

Allowance for inventory obsolescence:
Year ended December 31, 2010	$63	$21	$4	$80

Year ended December 31, 2009	$51	$19	$7	$63

Year ended December 31, 2008	$40	$21	$10	$51

Valuation allowance on deferred tax asset, net:
Year ended December 31, 2010	$623	$—	$193	$430

Year ended December 31, 2009	$646	$—	$23	$623

Year ended December 31, 2008	$71	$575	$—	$646

17.	Slot Transaction

In August 2009, US Airways Group and US Airways entered into a mutual asset purchase and sale agreement with Delta Airlines, Inc. (“Delta”). Pursuant to the agreement, US Airways would transfer to Delta certain assets related to flight operations at LaGuardia Airport in New York (“LaGuardia”), including 125 pairs of slots currently used to provide US Airways Express service at LaGuardia. Delta would transfer to US Airways certain assets related to flight operations at Washington National, including 42 pairs of slots, and the authority to serve Sao Paulo, Brazil and Tokyo, Japan. The closing of the transactions under the agreement is subject to certain closing conditions, including approvals from a number of government agencies. In a final decision dated May 4, 2010, the Federal Aviation Administration (“FAA”) rejected an alternative transaction proposed by Delta and US Airways. On July 2, 2010, US Airways and Delta jointly filed with the United States Circuit Court of Appeals for the District of Columbia Circuit a notice of appeal of the regulatory action taken by the FAA with respect to this transaction. The Company is presently in discussions with Delta and the relevant government agencies regarding a possible resolution that would allow a slot transaction with Delta to proceed. However, the Company cannot predict the outcome of these discussions or the related judicial proceeding, or whether a slot transaction with Delta will be completed.

18.	Selected Quarterly Financial Information (unaudited)

Summarized quarterly financial information for 2010 and 2009 is as follows (in millions, except share and per share amounts):

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

2010
Operating revenues	$2,651	$3,171	$3,179	$2,907
Operating expenses	2,661	2,800	2,864	2,802
Operating income (loss)	(10)	371	315	105
Nonoperating expenses, net	(35)	(92)	(74)	(78)
Income tax provision (benefit)	—	—	1	(1)
Net income (loss)	(45)	279	240	28
Earnings (loss) per common share:
Basic:	$(0.28)	$1.73	$1.49	$0.17
Diluted:	$(0.28)	$1.41	$1.22	$0.17
Shares used for computation (in thousands):
Basic	161,115	161,292	161,464	161,776
Diluted	161,115	203,809	204,535	202,200
2009
Operating revenues	$2,455	$2,658	$2,719	$2,626
Operating expenses	2,480	2,536	2,713	2,612
Operating income (loss)	(25)	122	6	14
Nonoperating expenses, net	(78)	(64)	(86)	(131)
Income tax benefit	—	—	—	(38)
Net income (loss)	(103)	58	(80)	(79)
Earnings (loss) per common share:
Basic:	$(0.90)	$0.47	$(0.60)	$(0.49)
Diluted:	$(0.90)	$0.42	$(0.60)	$(0.49)
Shares used for computation (in thousands):
Basic	114,121	123,790	132,985	161,103
Diluted	114,121	144,125	132,985	161,103

The Company’s 2010 and 2009 fourth quarter results were impacted by recognition of the following items:

Fourth quarter 2010 operating expenses included a $6 million non-cash charge related to the decline in market value of certain spare parts. Nonoperating expenses, net included an $11 million settlement gain, offset by $5 million in non-cash charges related to the write off of debt issuance costs.

Fourth quarter 2009 operating expenses included $36 million of net special charges consisting of $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $5 million in aircraft costs as a result of capacity reductions, $6 million in severance charges, $6 million in costs related to the 2009 liquidity improvement program and $3 million in non-cash charges related to the decline in market value of certain Express spare parts. Nonoperating expenses, net included $49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs. Income tax benefit includes $21 million of a non-cash income tax benefit related to gains recorded within other comprehensive income, a $14 million tax benefit related to a legislation change allowing the Company to carry back 100% of 2008 AMT net operating losses, resulting in the recovery of AMT amounts paid in prior years and a $3 million tax benefit related to the reversal of the deferred tax liability associated with the indefinite lived intangible assets that were impaired during 2009.

US AIRWAYS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months
	Ended March 31,
	2011	2010
	(In millions, except share and per share amounts)
	(Unaudited)

Operating revenues:
Mainline passenger	$1,900	$1,698
Express passenger	685	601
Cargo	43	33
Other	333	319

Total operating revenues	2,961	2,651
Operating expenses:
Aircraft fuel and related taxes	734	534
Salaries and related costs	573	556
Express expenses	770	650
Aircraft rent	164	171
Aircraft maintenance	163	157
Other rent and landing fees	129	134
Selling expenses	100	95
Special items, net	3	5
Depreciation and amortization	60	61
Other	304	298

Total operating expenses	3,000	2,661

Operating loss	(39)	(10)
Nonoperating income (expense):
Interest income	1	5
Interest expense, net	(77)	(82)
Other, net	1	42

Total nonoperating expense, net	(75)	(35)

Loss before income taxes	(114)	(45)
Income tax provision	—	—

Net loss	$(114)	$(45)

Loss per common share:
Basic loss per common share	$(0.71)	$(0.28)
Diluted loss per common share	$(0.71)	$(0.28)
Shares used for computation (in thousands):
Basic	161,890	161,115
Diluted	161,890	161,115

See accompanying notes to the condensed consolidated financial statements.

US AIRWAYS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
	(Unaudited)
	(In millions, except share and per share amounts)

ASSETS
Current assets
Cash and cash equivalents	$2,073	$1,859
Accounts receivable, net	457	311
Materials and supplies, net	236	231
Prepaid expenses and other	588	508

Total current assets	3,354	2,909
Property and equipment
Flight equipment	4,144	4,134
Ground property and equipment	856	843
Less accumulated depreciation and amortization	(1,355)	(1,304)

	3,645	3,673
Equipment purchase deposits	133	123

Total property and equipment	3,778	3,796
Other assets
Other intangibles, net of accumulated amortization of $145 million and $139 million, respectively	471	477
Restricted cash	345	364
Investments in marketable securities	45	57
Other assets	224	216

Total other assets	1,085	1,114

Total assets	$8,217	$7,819

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Current maturities of debt and capital leases	$408	$397
Accounts payable	479	386
Air traffic liability	1,361	861
Accrued compensation and vacation	161	245
Accrued taxes	237	149
Other accrued expenses	812	802

Total current liabilities	3,458	2,840
Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	3,885	4,003
Deferred gains and credits, net	338	336
Postretirement benefits other than pensions	142	141
Employee benefit liabilities and other	424	415

Total noncurrent liabilities and deferred credits	4,789	4,895
Commitments and contingencies
Stockholders’ equity (deficit)
Common stock, $0.01 par value; 400,000,000 shares authorized, 161,896,598 shares issued and outstanding at March 31, 2011; 161,874,756 shares issued and outstanding at December 31, 2010	2	2
Additional paid-in capital	2,116	2,115
Accumulated other comprehensive income	13	14
Accumulated deficit	(2,161)	(2,047)

Total stockholders’ equity (deficit)	(30)	84

Total liabilities and stockholders’ equity (deficit)	$8,217	$7,819

See accompanying notes to the condensed consolidated financial statements.

US AIRWAYS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2011	2010
	(In millions)
	(Unaudited)

Net cash provided by operating activities	$345	$199
Cash flows from investing activities:
Purchases of property and equipment	(40)	(78)
Sales of marketable securities	12	132
Decrease in long-term restricted cash	19	38

Net cash provided by (used in) investing activities	(9)	92
Cash flows from financing activities:
Repayments of debt and capital lease obligations	(128)	(135)
Proceeds from issuance of debt	6	80
Deferred financing costs	—	(3)

Net cash used in financing activities	(122)	(58)

Net increase in cash and cash equivalents	214	233
Cash and cash equivalents at beginning of period	1,859	1,299

Cash and cash equivalents at end of period	$2,073	$1,532

Non-cash investing and financing activities:
Interest payable converted to debt	$9	$11
Note payables issued for aircraft purchases	—	111
Net unrealized loss on available-for-sale securities	—	1
Supplemental information:
Interest paid, net of amounts capitalized	$57	$67
Income taxes paid	—	—

See accompanying notes to the condensed consolidated financial statements.

US AIRWAYS GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of US Airways Group, Inc. (“US Airways Group” or the “Company”) should be read in conjunction with the consolidated financial statements contained in US Airways Group’s Annual Report on Form 10-K for the year ended December 31, 2010. The accompanying unaudited condensed consolidated financial statements include the accounts of US Airways Group and its wholly owned subsidiaries. Wholly owned subsidiaries include US Airways, Inc. (“US Airways”), Piedmont Airlines, Inc. (“Piedmont”), PSA Airlines, Inc. (“PSA”), Material Services Company, Inc. (“MSC”) and Airways Assurance Limited (“AAL”). All significant intercompany accounts and transactions have been eliminated.

Management believes that all adjustments necessary for the fair presentation of results, consisting of normally recurring items, have been included in the unaudited condensed consolidated financial statements for the interim periods presented. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. The principal areas of judgment relate to passenger revenue recognition, impairment of long-lived and intangible assets, valuation of investments in marketable securities, the frequent traveler program and the deferred tax asset valuation allowance.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2009-13, “Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements”. ASU No. 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, this guidance significantly expands required disclosures related to a vendor’s multiple-deliverable revenue arrangements. The Company’s multiple-deliverable revenue arrangements consist principally of sales of frequent flyer program mileage credits to business partners, which are comprised of two components, transportation and marketing. The Company was required to adopt and apply ASU No. 2009-13 to any new or materially modified multiple deliverable revenue arrangements entered into on or after January 1, 2011. The Company adopted ASU No. 2009-13 on January 1, 2011, and its application has had no material impact on the Company’s condensed consolidated financial statements.

2.	Special Items, Net

Special items, net as shown on the condensed consolidated statements of operations included the following charges (in millions):

	Three Months
	Ended March 31,
	2011	2010

Other costs	$3	$—
Aircraft costs(a)	—	5

Special items, net	$3	$5

(a)	In the three months ended March 31, 2010, the Company recorded $5 million in aircraft costs as a result of capacity reductions.

3.	Loss Per Common Share

Basic earnings (loss) per common share (“EPS”) is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed on the basis of the weighted average number of shares of common stock plus the effect of potentially dilutive shares of common stock outstanding during the period using the treasury stock method. Potentially dilutive shares include outstanding employee stock options, employee stock appreciation rights (“SARs”), employee restricted stock units (“RSUs”) and convertible debt. The following table presents the computation of basic and diluted EPS (in millions, except share and per share amounts):

	Three Months Ended
	March 31,	March 31,
	2011	2010

Basic and diluted loss per share:
Net loss	$(114)	$(45)

Weighted average common shares outstanding (in thousands)	161,890	161,115

Basic and diluted loss per share	$(0.71)	$(0.28)

For the three months ended March 31, 2011 and 2010, 1,457,208 and 1,753,540 shares, respectively, underlying stock options, SARs and RSUs were not included in the computation of diluted EPS because inclusion of such shares would be antidilutive and 2,690,529 and 6,580,551 SARs, respectively, were not included in the computation of diluted EPS because their exercise prices were greater than the average market price of common stock for the period. In addition, for the three months ended March 31, 2011 and 2010, 199,379 and 3,048,914 incremental shares, respectively, from the assumed conversion of the 7% Senior Convertible Notes (the “7% notes”) were excluded from the computation of diluted EPS due to their antidilutive effect. For each of the three months ended March 31, 2011 and 2010, 37,746,174 incremental shares, respectively, from the assumed conversion of the 7.25% Convertible Senior Notes (the “7.25% notes”) were excluded from the computation of diluted EPS due to their antidilutive effect.

4.	Debt

The following table details the Company’s debt (in millions). Variable interest rates listed are the rates as of March 31, 2011.

	March 31,	December 31,
	2011	2010

Secured
Citicorp North America loan, variable interest rate of 2.75%, installments due through 2014	$1,136	$1,152
Equipment loans and other notes payable, fixed and variable interest rates ranging from 1.65% to 10.31%, maturing from 2011 to 2029	1,865	1,920
Aircraft enhanced equipment trust certificates (“EETCs”), fixed interest rates ranging from 6.25% to 9.01%, maturing from 2015 to 2023	783	809
Other secured obligations, fixed interest rate of 8%, maturing from 2015 to 2021	79	85

	3,863	3,966
Unsecured
Barclays prepaid miles, variable interest rate of 4.99%, interest only payments	200	200
Airbus advance, repayments through 2018	210	222
7.25% convertible senior notes, interest only payments until due in 2014	172	172
7% senior convertible notes, interest only payments until due in 2020	5	5
Industrial development bonds, fixed interest rate of 6.30%, interest only payments until due in 2023	29	29
Other unsecured obligations, maturing from 2011 to 2012	20	23

	636	651

Total long-term debt and capital lease obligations	4,499	4,617
Less: Total unamortized discount on debt	(206)	(217)
Current maturities	(408)	(397)

Long-term debt and capital lease obligations, net of current maturities	$3,885	$4,003

The Company was in compliance with the covenants in its debt agreements at March 31, 2011.

Fair Value of Debt

The fair value of the Company’s long-term debt and capital lease obligations was approximately $4.14 billion and $4.37 billion at March 31, 2011 and December 31, 2010, respectively. The fair values were estimated using quoted market prices where available. For long-term debt not actively traded, fair values were estimated using a discounted cash flow analysis, based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

5.	Income Taxes

At December 31, 2010, the Company had approximately $1.92 billion of gross net operating losses (“NOLs”) to reduce future federal taxable income. All of the Company’s NOLs are expected to be available to reduce federal taxable income in the calendar year 2011. The NOLs expire during the years 2024 through 2029. The Company’s net deferred tax assets, which include $1.85 billion of the NOLs, are subject to a full valuation allowance. The Company also had approximately $82 million of tax-effected state NOLs at December 31, 2010. At December 31, 2010, the federal and state valuation allowances were $368 million and $62 million, respectively.

The Company reported a loss before income taxes in the first quarter of each of 2011 and 2010, and the Company did not record a tax provision in either period.

6.	Express Expenses

Expenses associated with the Company’s wholly owned regional airlines and affiliate regional airlines operating as US Airways Express are classified as Express expenses on the condensed consolidated statements of operations. Express expenses consist of the following (in millions):

	Three Months Ended
	March 31,
	2011	2010

Aircraft fuel and related taxes	$242	$170
Salaries and related costs	70	63
Capacity purchases	266	264
Aircraft rent	13	13
Aircraft maintenance	47	19
Other rent and landing fees	34	31
Selling expenses	41	36
Special items, net	1	—
Depreciation and amortization	6	6
Other expenses	50	48

Express expenses	$770	$650

7.	Investments in Marketable Securities

As of March 31, 2011, the Company held auction rate securities with a fair value of $45 million ($69 million par value), which are classified as available-for-sale securities and noncurrent assets on the Company’s condensed consolidated balance sheets. Contractual maturities for these auction rate securities range from 22 to 25 years. As a result of the liquidity issues experienced in the global credit and capital markets, all of the Company’s auction rate securities have experienced failed auctions since August 2007. The estimated fair value of these auction rate securities no longer approximates par value. Refer to Note 8 for discussion on how the Company determines the fair value of its investments in auction rate securities.

In the three months ended March 31, 2011, the Company sold certain investments in auction rate securities for proceeds of $12 million. Proceeds from the auction rate security sale transactions approximated the carrying amount of the investments.

In the three months ended March 31, 2010, the Company sold certain investments in auction rate securities for proceeds of $132 million, resulting in $49 million of net realized gains recorded in nonoperating expense, net, of which $48 million represents the reclassification of prior period net unrealized gains from other comprehensive income as determined on a specific-identification basis. Additionally, in the first quarter of 2010, the Company recorded net unrealized losses of $1 million in other comprehensive income related to the decline in fair value of certain investments in auction rate securities, which offset previously recognized unrealized gains.

The Company continues to monitor the market for auction rate securities and consider its impact (if any) on the fair value of its remaining investments in these securities. If the current market conditions deteriorate, the Company may be required to record additional impairment charges in other nonoperating expense, net in future periods.

8.	Fair Value Measurements

Assets measured at fair value on a recurring basis are as follows (in millions):

		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs	Valuation
	Fair Value	(Level 1)	(Level 2)	(Level 3)	Technique

At March 31, 2011
Investments in marketable securities (noncurrent)	$45	$—	$—	$45		(1)
At December 31, 2010
Investments in marketable securities (noncurrent)	$57	$—	$—	$57		(1)

(1)	The Company estimated the fair value of its auction rate securities based on the following: (i) the underlying structure of each security; (ii) the present value of future principal and interest payments discounted at rates considered to reflect current market conditions; (iii) consideration of the probabilities of default, passing a future auction, or repurchase at par for each period; and (iv) estimates of the recovery rates in the event of default for each security. These estimated fair values could change significantly based on future market conditions. Refer to Note 7 for further discussion of the Company’s investments in marketable securities.

Assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) are as follows (in millions):

Investments in
Marketable
Securities
(Noncurrent)

Balance at December 31, 2010	$57
Sales of marketable securities	(12)

Balance at March 31, 2011	$45

9.	Other Comprehensive Income (Loss)

The Company’s other comprehensive loss consisted of the following (in millions):

	Three Months Ended
	March 31,
	2011	2010

Net loss	$(114)	$(45)
Recognition of net realized gains on sale of available-for-sale securities	—	(48)
Net unrealized losses on available-for-sale securities	—	(1)
Pension and other postretirement benefits	(1)	(1)

Total comprehensive loss	$(115)	$(95)

The components of accumulated other comprehensive income were as follows (in millions):

	March 31,	December 31,
	2011	2010

Pension and other postretirement benefits	$31	$32
Available-for-sale securities	(18)	(18)

Accumulated other comprehensive income	$13	$14

10.	Slot Transaction

In August 2009, US Airways Group and US Airways entered into a mutual asset purchase and sale agreement with Delta Airlines, Inc. (“Delta”). Pursuant to the agreement, US Airways would transfer to Delta certain assets related to flight operations at LaGuardia Airport in New York (“LaGuardia”), including 125 pairs of slots currently used to provide US Airways Express service at LaGuardia. Delta would transfer to US Airways certain assets related to flight operations at Washington National, including 42 pairs of slots, and the authority to serve Sao Paulo, Brazil and Tokyo, Japan. The closing of the transactions under the agreement is subject to certain closing conditions, including approvals from a number of government agencies. In a final decision dated May 4, 2010, the Federal Aviation Administration (“FAA”) rejected an alternative transaction proposed by Delta and US Airways. On July 2, 2010, US Airways and Delta jointly filed with the United States Circuit Court of Appeals for the District of Columbia Circuit a notice of appeal of the regulatory action taken by the FAA with respect to this transaction. The Company is presently in discussions with Delta and the relevant government agencies regarding a possible resolution that would allow a slot transaction with Delta to proceed. However, the Company cannot predict the outcome of these discussions or the related judicial proceeding, or whether a slot transaction with Delta will be completed.

11.	Legal Proceedings

On September 12, 2004, US Airways Group and its domestic subsidiaries (collectively, the “Reorganized Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (Case Nos. 04-13819-SSM through 03-13823-SSM) (the “2004 Bankruptcy”). On September 16, 2005, the Bankruptcy Court issued an order confirming the plan of reorganization submitted by the Reorganized Debtors and on September 27, 2005, the Reorganized Debtors emerged from the 2004 Bankruptcy. The Bankruptcy Court’s order confirming the plan included a provision called the plan injunction, which forever bars other parties from pursuing most claims against the Reorganized Debtors that arose prior to September 27, 2005 in any forum other than the Bankruptcy Court. Substantially all of the claims in the 2004 Bankruptcy have been settled and the allowed claims have been paid out in common stock of the post-bankruptcy US Airways Group at a small fraction of the actual claim amount. However, the effects of these common stock distributions were already reflected in the Company’s consolidated financial statements upon emergence from bankruptcy and will not have any further impact on its financial position or results of operations. The Company presently expects the bankruptcy case to be closed during 2011.

The Company is party to an arbitration proceeding relating to a grievance brought by its pilots union to the effect that, effective January 1, 2010, this work group was entitled to a significant increase in wages by operation of the applicable collective bargaining agreement. A hearing was conducted and the parties are awaiting the ruling of the arbitrator. An adverse ruling by the arbitrator could require a material increase in the wages of the Company’s pilots and a material back payment to make the wage increase retroactive to January 1, 2010. The Company believes that the union’s position is without merit and that the possibility of an adverse outcome is remote.

On April 21, 2011, US Airways filed an antitrust lawsuit against Sabre Holdings Corporation and certain of its affiliates (collectively, “Sabre”) in Federal District Court for the Southern District of New York. The lawsuit alleges, among other things, that Sabre has engaged in anticompetitive practices to preserve its monopoly power by restricting US Airways’ ability to distribute its products to its customers. The lawsuit also alleges that these actions have prevented US Airways from employing new competing technologies and has allowed Sabre to continue to charge US Airways supracompetitive fees. The lawsuit seeks both injunctive relief and money damages. US Airways intends to pursue these claims vigorously, but there can be no assurance of the outcome of this litigation.

The Company and/or its subsidiaries are defendants in various other pending lawsuits and proceedings, and from time to time are subject to other claims arising in the normal course of its business, many of which are covered in whole or in part by insurance. The outcome of those matters cannot be predicted with certainty at this time, but the Company, having consulted with outside counsel, believes that the ultimate disposition of these contingencies will not materially affect its consolidated financial position or results of operations.

PROSPECTUS

US AIRWAYS, INC.

PASS THROUGH CERTIFICATES

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•	one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	US Airways to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of US Airways or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, US Airways Group, Inc.

We will describe the specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable Prospectus Supplement and/or certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 1.

We may offer and sell the pass through certificates directly, through agents we select from time to time or to or through underwriters, dealers or other third parties we select. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 3, 2009.

Important Notice About the Information Presented In This Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of the securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe: the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Throughout this prospectus, references to “US Airways, Inc.,” “US Airways,” the “Company,” “we,” “us” and “our” refer to US Airways, Inc., and references to “US Airways Group” refer to US Airways Group, Inc., including its consolidated subsidiaries.

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RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s web site at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You can also find our SEC filings on our website at www.usairways.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

This prospectus incorporates by reference some of the reports, proxy and information statements and other information that US Airways Group and US Airways have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. The information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished under Items 2.02 or 7.01 of Form 8-K and any related exhibits) prior to the termination of the offering of the securities offered by this prospectus:

•	Annual Report of US Airways Group and US Airways on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 18, 2009;

•	Quarterly Report of US Airways Group and US Airways on Form 10-Q for the quarterly period ended March 31, 2009, filed with the SEC on April 23, 2009;

•	Quarterly Report of US Airways Group and US Airways on Form 10-Q for the quarterly period ended June 30, 2009, filed with the SEC on July 23, 2009;

•	Quarterly Report of US Airways Group and US Airways on Form 10-Q for the quarterly period ended September 30, 2009, filed with the SEC on October 22, 2009;

•	Current Reports of US Airways Group and US Airways on Form 8-K filed with the SEC on January 16, 2009, January 20, 2009, January 27, 2009, March 10, 2009, May 7, 2009, May 8, 2009, May 12, 2009, May 14, 2009, June 18, 2009, September 23, 2009, September 28, 2009 and November 24, 2009 (at 16:07:00);

•	Item 1.01 of Current Report of US Airways Group and US Airways on Form 8-K filed with the SEC on August 12, 2009;

•	Current Report of US Airways Group on Form 8-K filed with the SEC on December 3, 2009; and

•	Definitive Proxy Statement of US Airways Group with respect to the 2009 Annual Meeting of Stockholders filed with the SEC on April 30, 2009 and the related Supplement to Proxy Statement filed with the SEC on May 26, 2009.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Corporate Secretary
US Airways, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281
(480) 693-0800

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements included and incorporated by reference in this prospectus and any accompanying prospectus supplement should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, our outlook, expected fuel costs, the revenue environment, and our expected financial performance. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. These risks and uncertainties include, but are not limited to, the following:

•	the impact of future significant operating losses;

•	economic conditions and their impact on passenger demand and related revenues;

•	a reduction in the availability of financing and changes in prevailing interest rates that result in increased costs of financing;

•	our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes and operate pursuant to the terms of our financing facilities (particularly the financial covenants);

•	the impact of fuel price volatility, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices;

•	our ability to maintain adequate liquidity;

•	labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations, including our ability to complete the integration of the labor groups of US Airways Group and America West Holdings Corporation (“America West Holdings”);

•	our reliance on vendors and service providers and our ability to obtain and maintain commercially reasonable terms with those vendors and service providers;

•	our reliance on automated systems and the impact of any failure or disruption of these systems;

•	the impact of the integration of our business units;

•	the impact of changes in our business model;

•	competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines;

•	the impact of industry consolidation;

•	our ability to attract and retain qualified personnel;

•	the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior;

•	changes in government legislation and regulation;

•	our ability to obtain and maintain adequate facilities and infrastructure to operate and grow our route network;

•	the impact of environmental laws and regulations;

•	costs of ongoing data security compliance requirements and the impact of any data security breach;

•	interruptions or disruptions in service at one or more of our hub airports;

•	the impact of any accident involving our aircraft;

•	delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity;

•	the impact of weather conditions and seasonality of airline travel;

•	the cyclical nature of the airline industry;

•	the impact of possible future increases in insurance costs and disruptions to insurance markets;

•	the impact of foreign currency exchange rate fluctuations;

•	our ability to use NOLs and certain other tax attributes;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to attract and retain customers; and

•	other risks and uncertainties listed from time to time in our reports to and other filings with the SEC.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement and/or in our most recent annual report on Form 10-K, Item 1.A under the heading “Risk Factors” and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus, any accompanying prospectus supplement or the applicable incorporated document, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement. We assume no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates, except as required by law.

You should carefully read this prospectus, any prospectus supplement, and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

US Airways is a Delaware corporation whose primary business activity is the operation of a major network air carrier. US Airways is a wholly owned subsidiary of US Airways Group, which owns all of US Airways’ outstanding common stock, par value $1 per share. On May 19, 2005, US Airways Group signed a merger agreement with America West Holdings pursuant to which America West Holdings merged with a wholly owned subsidiary of US Airways Group. The merger became effective upon US Airways Group’s emergence from bankruptcy on September 27, 2005.

On September 26, 2007, as part of the integration efforts following the merger, America West Airlines (“AWA”) surrendered its Federal Aviation Administration (“FAA”) operating certificate. As a result, all mainline airline operations are now being conducted under US Airways’ FAA operating certificate. In connection with the combination of all mainline airline operations under one FAA operating certificate, US Airways Group contributed 100% of its equity interest in America West Holdings, the parent company of AWA, to US Airways. As a result, America West Holdings and AWA are now wholly owned subsidiaries of US Airways.

We are a Delaware corporation, and our principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 693-0800, and our internet address is www.usairways.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. For additional information about US Airways, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES
OF US AIRWAYS

The following table sets forth the ratio of earnings to fixed charges for the nine months ended September 30, 2009 and for each of the periods in the five years ended December 31, 2008. The financial data presented in this table has been derived from and should be read in conjunction with US Airways’ audited financial statements included in its annual reports on Form 10-K for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and US Airways’ unaudited financial statements included in its quarterly report on Form 10-Q for the nine months ended September 30, 2009.

	Successor Company(b)					Predecessor Company(b)
	Nine Months				Three Months	Nine Months
	Ended	Year Ended	Year Ended	Year Ended	Ended	Ended	Year Ended
	September 30,	December 31,	December 31,	December 31,	December 31,	September 30,	December 31,
	2009	2008	2007	2006	2005	2005	2004

Ratio of earnings (loss) to fixed charges	(a )	(a )	1.76	1.65	(a )	1.71	(a )

(a)	Earnings for the nine months ended September 30, 2009, the year ended December 31, 2008, the three months ended December 31, 2005 and the year ended December 31, 2004 were not sufficient to cover fixed charges by $96 million, $2.15 billion, $121 million and $590 million, respectively.

(b)	In connection with emergence from bankruptcy in September 2005, US Airways adopted fresh-start reporting. As a result of the application of fresh-start reporting, the financial statements after September 30, 2005 are not comparable with the financial statements from periods prior to September 30, 2005. References to “Successor Company” refer to US Airways on and after September 30, 2005, after the application of fresh-start reporting for the bankruptcy, and references to “Predecessor Company” refer to US Airways prior to the application of fresh-start reporting upon emergence from bankruptcy.

For purposes of the table, “earnings” consists of income (loss) before income taxes and cumulative effect of change in accounting principle plus fixed charges less capitalized interest. Fixed charges consist of interest expense including amortization of debt discount and issuance costs, and one third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

RATIO OF EARNINGS TO FIXED CHARGES
OF US AIRWAYS GROUP

US Airways Group merged with America West Holdings on September 27, 2005. The merger was accounted for as a “reverse acquisition” with America West Holdings treated as the acquirer for accounting and financial reporting purposes. As a result, the historical financial statements of America West Holdings became the financial statements of US Airways Group effective with the merger. The financial data presented below for US Airways Group reflects the data of America West Holdings prior to the merger and is derived from and should be read in conjunction with America West Holdings’ audited financial statements for the year ending December 31, 2004, US Airways Group’s audited financial statements for the years ending December 31, 2008, 2007, 2006 and 2005 and the unaudited financial statements of US Airways Group included in its quarterly report on Form 10-Q for the nine months ended September 30, 2009.

The following table sets forth the ratio of earnings to fixed charges for the nine months ended September 30, 2009 and for each of the five years in the period ended December 31, 2008.

	Nine Months
	Ended
	September 30,	Years Ended December 31,
	2009	2008		2007	2006	2005		2004

Ratio of earnings (loss) to fixed charges	(a )	(a	)	1.61	1.52	(a	)	(a	)

(a)	Earnings for the nine months ended September 30, 2009 and the years ended December 31, 2008, 2005 and 2004 were not sufficient to cover fixed charges by $127 million, $2.22 billion, $340 million and $91 million, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes and cumulative effect of change in accounting principle plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, one third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in or obligations of US Airways or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

Guarantee of US Airways Group

US Airways Group may provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. If US Airways Group guarantees such obligations, we will describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against US Airways, and will be an unsecured obligation of US Airways Group.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of US Airways.

EXPERTS

The consolidated financial statements of US Airways, Inc. and subsidiaries as of December 31, 2008, and 2007, and for each of the years in the three year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 financial statements refers to, the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, and the measurement date provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and a change in accounting for convertible debt instruments in accordance with Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which became effective January 1, 2009.